As filed with the Securities and Exchange Commission on August 30, 2024.

Registration No. 333-280344

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Oklo Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	4911	86-2292473
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3190 Coronado Dr.

Santa Clara, California 95054

(650) 550-0127

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

R. Craig Bealmear

Chief Financial Officer

Oklo Inc.

3190 Coronado Dr.

Santa Clara, California 95054

(650) 550-0127

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Ryan J. Maierson

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

(713) 546 -5400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated August 30, 2024

PRELIMINARY PROSPECTUS

62,440,080 Shares of Common Stock

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Holders”), or their permitted transferees, of up to 62,440,080 shares of our Class A Common Stock, $0.0001 par value (“Common Stock”) of Oklo Inc. (formerly known as AltC Acquisition Corp.) (the “Company”), consisting of (a) 40,940,778 shares of Common Stock issued to the Selling Holders in exchange for outstanding shares of Legacy Oklo Common Stock (as defined below) in connection with the closing of the Business Combination (as defined herein) (the “Closing”) at an equity consideration value of $10.00 per share by certain of the Selling Holders named in this prospectus; (b) 1,450,000 shares of Common Stock issued to AltC Sponsor LLC (“Sponsor”) that were originally purchased at a price of $10.00 per share in connection with the Company’s Initial Public Offering (the “Company IPO”); (c) 12,500,000 shares of Common Stock issued to Sponsor that were originally purchased at a price of $0.0006 per share in connection with the Company’s IPO; and (d) 7,549,302 shares of Common Stock (the “Earnout Shares”), issuable to certain of the Selling Holders upon the satisfaction of certain price targets, which are based upon (A) the closing sale price of one share of Common Stock as quoted on the New York Stock Exchange (“NYSE”) or the exchange on which the shares of Common Stock are then traded, for any twenty trading days within any sixty consecutive trading day period within the five-year period following the Closing or (B) if the Company undergoes a Change in Control (as defined herein), the price per share received by stockholders of the Company in such Change in Control transaction.

We are registering the securities for resale pursuant to the Selling Holders’ registration rights under certain agreements between us and the Selling Holders, as applicable to each Selling Holder. Our registration of the securities covered by this prospectus does not mean that the Selling Holders will offer or sell any of the securities. The Selling Holders may offer, sell or distribute all or a portion of their shares of Common Stock publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from any resale of the Common Stock being offered for resale in this prospectus (the “Resale Securities”).

We provide more information about how the Selling Holders may sell their securities in the section of this prospectus entitled “Plan of Distribution.” We have agreed to bear all of the expenses incurred in connection with the registration of these securities. The Selling Holders will pay or assume underwriting fees, discounts and commissions or similar charges, if any, incurred in the sale of securities by them.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required.

Our Common Stock is listed on the NYSE under the symbol “OKLO.” On August 29, 2024, the closing price of the Common Stock was $6.44 per share.

The Selling Holders named herein are comprised of Sponsor, certain legacy investors in Legacy Oklo (as defined herein), and certain of our directors and executive officers and their affiliates. The following table provides the number of shares of Common Stock offered hereby by each Selling Holder as well as the historical weighted-average price paid per share of Common Stock by each Selling Holder. The table is based on the Company’s internal records and is for illustrative purposes only and should not be relied upon beyond its illustrative nature.

Selling Securityholder	Number of Shares Offered for Resale	Historical Weighted- Average Price Paid Per Share ($)
Jacob DeWitte	13,253,926	0.0001
Caroline Cochran	12,923,654	0.0001
AltC Sponsor LLC	13,950,000	1.0412
Michael Klein	13,950,000	1.0412
Mithril II, L.P.	7,710,768	4.6600
Data Collective IV, L.P.	8,196,971	4.6500
Saxon Road Capital Management IV, LLC	130,635	1.9200
Hydrazine Capital II, L.P.	3,732,479	1.9200
Paul Cochran	567,203	0.0001
Julie Cochran	567,203	0.0001
Isaac Cochran	358,990	0.0001
Melissa Cochran	358,990	0.0001
Michael DeWitte	538,484	0.0001
Barbara DeWitte	538,484	0.0001
Jason DeWitte	358,990	0.0001
Joshua DeWitte	358,990	0.0001
Mary DeWitte	358,990	0.0001

The Resale Securities represent a substantial percentage of the total outstanding shares of our Common Stock as of the date of this prospectus. The shares of Common Stock that the Selling Holders can sell into the public markets pursuant to this prospectus is up to 62,440,080 shares of Common Stock, constituting approximately 51.1% of our issued and outstanding shares of Common Stock and approximately 77.3% of our issued and outstanding shares of Common Stock held by non-affiliates. The sale of all the Resale Securities or the perception that these sales could occur, could result in a significant decline in the public trading price of our securities. Even if the current trading price of our common stock is at or significantly below $10.00 per share, the price at which the shares were issued in the Company IPO, certain of the Selling Holders, including Sponsor, may have an incentive to sell because they will still profit on sales due to the lower price at which they purchased their shares compared to the public securityholders.

For additional information about the price paid by the Selling Holders, including the potential profit the Selling Holders will earn based on the current trading price of the Common Stock, please see “Selling Holders” and “Risk Factors — Risks related to being a public company — Sales of a substantial number of our securities in the public market by the Selling Holders or by our existing stockholders could cause the price of our shares of Common Stock to fall.”

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be eligible for reduced public company reporting requirements. See “Summary— Emerging Growth Company; Smaller Reporting Company.”

Investing in our Common Stock involves risks. For a discussion of the material risks that you should consider, see “Risk Factors” beginning on page 14 of this prospectus.

None of the Securities and Exchange Commission or any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                      , 2024

i

PROSPECTUS SUMMARY

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under the shelf registration process, the Selling Holders may, from time to time, sell the securities offered by them described in this prospectus through any means described in the section of this prospectus entitled “Plan of Distribution.” We will not receive any proceeds from the sale by such Selling Holders of the securities offered by them as described in this prospectus.

Neither we nor the Selling Holders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Holders take responsibility for and can provide no assurance as to the reliability of any other information that others may give you. Neither we nor the Selling Holders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains, and any post-effective amendment or any prospectus supplement may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. We believe this information is reliable as of the applicable date of its publication, however, we have not independently verified the accuracy or completeness of the information included in or assumptions relied on in these third-party publications. In addition, the market and industry data and forecasts that may be included in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any post-effective amendment and the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will not be deemed to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

In accordance with the terms of, and transactions contemplated by, the Agreement and Plan of Merger and Reorganization, dated as of July 11, 2023 (as may be amended, modified, supplemented or waived from time to time (the “Merger Agreement”), by and among the Company (formerly known as AltC Acquisition Corp.), AltC Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of AltC (“Merger Sub”) and Oklo Inc., a Delaware corporation (“Legacy Oklo”), on May 9, 2024 Merger Sub merged with and into Legacy Oklo, with Legacy Oklo surviving such merger as a wholly owned subsidiary of AltC (the “Merger,” and together with the other transactions contemplated by the Merger Agreement and the related agreements, the “Transactions” or the “Business Combination”). Following the consummation of the Business Combination, AltC changed its name to “Oklo Inc.”

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Oklo,” “we,” “us,” “our” and similar terms refer to Oklo Inc., a Delaware corporation (f/k/a AltC Acquisition Corp., a Delaware corporation), and its consolidated subsidiaries following the Closing (as defined below). Unless the context otherwise requires, references to “AltC” refer to AltC Acquisition Corp., a Delaware corporation, prior to the Closing. All references herein to the “Board” refer to the board of directors of the Company.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “expects,” “predicts,” “projects,” “forecasts,” “may,” “might,” “will,” “could,” “should,” “would,” “seeks,” “plans,” “scheduled,” “possible,” “continue,” “potential,” “anticipates” or “intends” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus (including in information that is into this prospectus) and include statements regarding our intentions, beliefs or current expectations concerning, among other things, the Business Combination and the benefits of the Business Combination, including results of operations, financial condition, liquidity, prospects, growth, strategies and the markets in which we operate. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting the Company. Factors that may impact such forward-looking statements include:

●	our ability to maintain the listing of our Common Stock on the NYSE;
●	changes in domestic and foreign business, market, financial, political and legal conditions;
●	our pursuit of an emerging market, with no commercial project operating;
●	the fact that we have not entered into any definitive agreements with customers for the sale of power or recycling of nuclear fuel;
●	our ability to enter into agreements with potential new customers to provide power may be limited by certain terms of the February 2024 LOI (as defined herein), including right of first refusal and most favored nations provisions;
●	our potential need for financing to grow its business and/or to construct its powerhouses or other facilities;
●	risks relating to the uncertainty of the projected financial information with respect to us, including conversion of reservations, letters of intent, and memoranda of understanding, into binding orders;
●	risks related to the timing of expected business milestones and commercial launch;
●	risks related to future market adoption of our offerings;
●	the effects of competition;
●	changes in regulatory requirements, governmental incentives and fuel and energy prices;
●	changes to applicable government policies, regulations, mandates and funding levels relating to our business with government entities;
●	the impact to us and our potential customers from changes in interest rates or inflation and rising costs, including commodity and labor costs;
●	our ability to rapidly innovate;
●	our ability to maintain, protect and enhance its intellectual property;
●	our ability to attract, retain and expand our future customer base;
●	our ability to effectively manage our growth and recruit and retain key employees, including our chief executive officer and executive team;

●	our ability to establish our brand and capture additional market share, and the risks associated with negative press or reputational harm;
●	our ability to achieve a competitive levelized cost of electricity;
●	our ability to manage expenses including operating and capital expenses;
●	our projected commercialization costs and timeline;
●	our ability to timely and effectively meet construction timelines and scale our production and manufacturing process;
●	changes in the policies, priorities, regulations, mandates and funding levels of the governmental entities to which we are subject;
●	the risk that certain illustrative unit economics are based on assumptions and expectations, including with respect to costs, revenue, and sources of revenue, and gross margins, that prove to be incorrect for any reason;
●	our ability to issue equity or equity-linked securities in the future;
●	the ability to raise sufficient capital to fund our business plan;
●	the ability to recognize the anticipated benefits of the Transactions, which may be affected by, among other things, competition, and our ability to grow and manage growth profitably;
●	the impact and potential extended duration of the current supply/demand imbalance in the market for high-assay low-enriched uranium;
●	whether government funding for high-assay, low-enriched uranium for government or commercial uses will result in adequate supply on anticipated timelines to support our business;
●	our and our commercial partners’ ability to obtain regulatory approvals necessary to deploy small modular reactors in the U.S. and abroad in a timely way, or at all;
●	risks relating to the negative public or political perception of us or the nuclear energy industry in general;
●	the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; and
●	other risks and uncertainties described in this prospectus, including those under the section titled “Risk Factors.”

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on the Company. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements. There can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described or incorporated by reference under the heading “Risk Factors” below. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company will not and does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

FREQUENTLY USED TERMS

Unless the context otherwise requires, as used in this prospectus:

“2016 Plan” are to the 2016 Stock Incentive Plan of Oklo Inc. duly adopted by the Legacy Oklo Board on May 3, 2016;

“AltC” are to AltC Acquisition Corp., a Delaware corporation;

“Board” are to the board of directors of the Company;

“bylaws” are to the Company’s amended and restated bylaws;

“certificate of incorporation” are to the Company’s second amended and restated certificate of incorporation;

“Change in Control” are to (i) a purchase, sale, exchange, business combination or other transaction (including a merger or consolidation of the Company with or into any other corporation or other entity) in which the equity securities of the Company, its successor, or the surviving entity of such business combination or other transaction are not registered under the Exchange Act or listed or quoted for trading on a national securities exchange, (ii) a sale, lease, exchange or other transfer (including a merger) in one transaction or a series of related transactions of assets representing 50% or more of the value of the Company’s assets (including other subsidiaries of the Company) to a third party that is not an affiliate of the Sponsor (or a group of third parties that are not affiliates of the Sponsor) or (iii) the transfer to or acquisition by (whether by tender offer, merger, consolidation, division or other similar transaction), in one transaction or a series of related transactions, a person or entity or group of affiliated persons or entities (other than an underwriter pursuant to an offering), of the Company’s voting securities if, after such transfer or acquisition, such person, entity or group of affiliated persons or entities would beneficially own (as defined in Rule 13d-3 promulgated under the Exchange Act) more than 50% of the outstanding voting securities of the Company (it being understood for the purposes of this clause (iii), a bona fide equity financing shall not be considered a Change in Control);

“Closing” are to the consummation of the Transactions;

“Closing Date” are to the date on which the Transactions are consummated;

“Common Stock” are to shares of Class A common stock, par value $0.0001 per share, of the Company;

“Company” are to Oklo Inc., the public entity following the consummation of the Business Combination;

“Company IPO” are to the initial public offering by AltC, which closed on July 12, 2021;

“Conversion” are to the conversion immediately prior to the Closing of (a) all shares of Legacy Oklo preferred stock into shares of Legacy Oklo common stock in accordance with the terms of Legacy Oklo’s certificate of incorporation and (b) all Legacy Oklo SAFEs into shares of Legacy Oklo common stock in accordance with the terms thereof, in each case pursuant to the terms of the Merger Agreement;

“Court” are to the Delaware Court of Chancery;

“DGCL” are to the Delaware General Corporation Law, as amended;

“Earnout Period” are to the time period commencing on the Closing Date and ending on the earlier of (i) the five-year anniversary of the Closing Date and (ii) a Change in Control;

“Earnout Shares” are to up to an aggregate of 15,000,000 shares of Common Stock that will be issued to Eligible Legacy Oklo Equityholders upon the occurrence of an Earnout Triggering Event during the Earnout Period;

“Earnout Triggering Event I” are to the earliest of the following to occur during the Earnout Period: (i) the date on which the closing stock price of Common Stock is greater than or equal to $12.00 per share for 20 trading days within any 60 consecutive trading day period or (ii) a Change in Control of the Company pursuant to which holders of Common Stock have the right to receive consideration implying a value per share greater than or equal to $12.00 after (i) taking into account the dilutive effect of any Earnout

Shares that have been or would be issued at Earnout Triggering Event I and (ii) excluding any Founder Shares that have been or would be forfeited pursuant to the Sponsor Agreement;

“Earnout Triggering Event II” are to the earliest of the following to occur during the Earnout Period: (i) the date on which the closing stock price of Common Stock is greater than or equal to $14.00 per share for 20 trading days within any 60 consecutive trading day period or (ii) a Change in Control of the Company pursuant to which holders of Common Stock have the right to receive consideration implying a value per share greater than or equal to $14.00 after (i) taking into account the dilutive effect of any Earnout Shares that have been or would be issued at Earnout Triggering Event II, and, if applicable, Earnout Triggering Event I, and (ii) excluding any Founder Shares that have been or would be forfeited pursuant to the Sponsor Agreement;

“Earnout Triggering Event III” are to the earliest of the following to occur during the Earnout Period: (i) the date on which the closing stock price of Common Stock is greater than or equal to $16.00 per share for 20 trading days within any 60 consecutive trading day period or (ii) a Change in Control of the Company pursuant to which holders of Common Stock have the right to receive consideration implying a value per share greater than or equal to $16.00 after (i) taking into account the dilutive effect of any Earnout Shares that have been or would be issued at Earnout Triggering Event III, and, if applicable, Earnout Triggering Event I and Earnout Triggering Event II, and (ii) excluding any Founder Shares that have been or would be forfeited pursuant to the Sponsor Agreement;

“Earnout Triggering Events” are to Earnout Trigger Event I, Earnout Trigger Event II, and Earnout Trigger Event III;

“Effective Time” are to the date and time that the Merger becomes effective pursuant to the terms of the Merger Agreement;

“Eligible Legacy Oklo Equityholder” are to (i) all persons that held one or more shares of Legacy Oklo common stock as of immediately prior to the Effective Time (after giving effect to the Conversion) and (ii) all persons that held one or more vested Legacy Oklo options as of immediately prior to the Effective Time;

“Equinix” are to Equinix, Inc.;

“Equity Value” are to the sum of (i) $850,000,000 plus (ii) the amount of any net proceeds raised by Legacy Oklo following the execution of the Merger Agreement but prior to the consummation of the Transactions through a Permitted Equity Financing;

“ESPP” are to the Oklo Inc. 2024 Employee Stock Purchase Plan;

“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

“Exchange Ratio” are to the quotient, rounded to the nearest thousandth (0.001), obtained by dividing (i) the per share Equity Value by (ii) $10.00;

“February 2024 LOI” are to that certain Confidential Letter of Intent to Purchase Power, dated as of February 16, 2024, by and between Legacy Oklo and Equinix;

“February 2024 LOI Amount” are to the $25.0 million prepayment made by Equinix to Legacy Oklo for the supply of power by Legacy Oklo pursuant to the February 2024 LOI (which, Legacy Oklo and the Company have agreed, will be treated as a Permitted Equity Financing);

“Founder Shares” are to shares of AltC Class B common stock, par value $0.0001, prior to the Closing of the Business Combination and the Common Stock issued upon the automatic conversion thereof at the time of the Business Combination. The Founder Shares are held of record by the Sponsor;

“GAAP” are to accounting principles generally accepted in the United States of America;

“HALEU” are to high-assay low-enriched uranium;

“HSR Act” are to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

“Incentive Plan” are to the Oklo Inc. 2024 Equity Incentive Plan;

“Insiders” are to Sam Altman, Michael Klein, Jay Taragin, Frances Frei, Allison Green, Peter Lattman and John L. Thornton;

“IRS” are to the Internal Revenue Service;

“Legacy Oklo” are to Oklo Inc., a Delaware corporation, prior to the Business Combination;

“Legacy Oklo Board” are to the board of directors of Legacy Oklo;

“Legacy Oklo capital stock” are to Legacy Oklo common stock and Legacy Oklo preferred stock;

“Legacy Oklo common stock” are to Legacy Oklo’s common stock, par value $0.0001 per share;

“Legacy Oklo’s bylaws” are to Legacy Oklo’s bylaws;

“Legacy Oklo’s certificate of incorporation” are to Legacy Oklo’s amended and restated certificate of incorporation;

“Legacy Oklo options” are to all issued and outstanding options to purchase or otherwise acquire shares of Legacy Oklo common stock (whether or not vested) held by any person, including Legacy Oklo stock options granted under the 2016 Plan;

“Legacy Oklo SAFEs” are to the simple agreements for future equity between Oklo and the investors party thereto;

“Legacy Oklo Total Shares” are to the sum of (i) the aggregate number of issued and outstanding shares of Legacy Oklo capital stock as of immediately prior to the Effective Time, after giving effect to the Conversion, and (ii) the aggregate number of shares of Legacy Oklo capital stock issuable upon the exercise of all Legacy Oklo options as of immediately prior to the Effective Time (including after giving effect to any acceleration of any unvested Legacy Oklo options in connection with the consummation of the Merger);

“legacy registration rights agreement” are to the Registration Rights Agreement, dated July 7, 2021, between the Company and certain other security holders named therein, in connection with the Company IPO;

“Merger” are to the merger of Merger Sub with and into Legacy Oklo, with Legacy Oklo surviving such merger as a wholly owned subsidiary of the Company;

“Merger Agreement” are to that certain Agreement and Plan of Merger and Reorganization, dated as of July 11, 2023, by and among the Company, Legacy Oklo and Merger Sub, as the same has been or may be amended, modified, supplemented or waived from time to time;

“Merger Consideration” are to the aggregate consideration to be paid to Legacy Oklo equityholders, including Legacy Oklo stockholders and holders of Legacy Oklo SAFEs and outstanding Legacy Oklo options;

“Merger Sub” are to AltC Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of AltC;

“MKA” are to M. Klein Associates, Inc., a New York corporation;

“MWe” are to megawatts electric, which are each one million watts electric;

“NRC” are to the U.S. Nuclear Regulatory Commission;

“NYSE” are to the New York Stock Exchange;

“options” are to all issued and outstanding options to purchase shares of Common Stock immediately following the Closing of the Merger, including Legacy Oklo options assumed by the Company that became an option to purchase shares of Common Stock in accordance with the terms of the Merger Agreement;

“per share Equity Value” are to the quotient, rounded to the nearest $0.01, obtained by dividing (a) the sum of (1) the Equity Value plus (2) the aggregate exercise price of all Legacy Oklo options as of immediately prior to the Effective Time by (b) the Legacy Oklo Total Shares;

“per share Merger Consideration” are to, with respect to any share of Legacy Oklo capital stock that was issued and outstanding immediately prior to the Effective Time after giving effect to the Conversion, (a) a number of shares of Common Stock equal to the Exchange Ratio and (b) the contingent right to receive Earnout Shares that may be issued during the Earnout Period;

“Permitted Equity Financing” are to the sale (or a series of related sales) of Legacy Oklo’s equity securities in a bona fide equity financing transaction, subject to certain limitations;

“preferred stock” are to, collectively, the Series A-1 preferred stock, Series A-2 preferred stock and Series A-3 preferred stock of the Company;

“Private Placement Shares” are to AltC Class A common stock, par value $0.0001, prior to the Closing of the Business Combination and the Common Stock issued upon the automatic conversion thereof at the time of the Business Combination. issued to the Sponsor in a private placement transaction simultaneously with the closing of the Company IPO;

“Registration Rights Agreement” are to the Amended and Restated Registration Rights Agreement, dated as of the Closing Date, by and among the Company, certain Company stockholders and certain Legacy Oklo stockholders;

“Sale” are to, following the Closing Date, (A) a purchase, sale, exchange, business combination or other transaction (including a merger or consolidation of the Company with or into any other corporation or other entity) in which the equity securities of the Company, its successor or the surviving entity of such business combination or other transaction are not registered under the Exchange Act or listed or quoted for trading on a national securities exchange, (B) a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s assets to a third party that is not an affiliate of Sponsor (or a group of third parties that are not affiliates of Sponsor) or (C) the transfer to or acquisition by (whether by tender offer, merger, consolidation, division or other similar transaction), in one transaction or a series of related transactions, a person or entity or group of affiliated persons or entities (other than an underwriter pursuant to an offering), of the Company’s voting securities if, after such transfer or acquisition, such person, entity or group of affiliated persons or entities would beneficially own (as defined in Rule 13d-3 promulgated under the Exchange Act) more than 50% of the outstanding voting securities of the Company (it being understood for the purposes of this clause (C), a bona fide equity financing shall not be considered a “Sale”);

“Securities Act” are to the Securities Act of 1933, as amended;

“Sponsor” are to AltC Sponsor LLC, a Delaware limited liability company and an affiliate of MKA in which certain of the Company’s directors and officers hold membership interests;

“Sponsor Agreement” are to the Amended and Restated Letter Agreement, dated as of July 11, 2023, by and among the Company, the Sponsor and the Insiders;

“Transaction Agreements” or “related agreements” are to the Merger Agreement; the Registration Rights Agreement; those certain Voting and Support Agreements, dated as of July 11, 2023, by and among the Company, Legacy Oklo and certain Legacy Oklo stockholders; the Company’s certificate of incorporation; and the Company’s bylaws; and all of the agreements, documents, instruments and certificates entered into in connection with such documents and any and all exhibits and schedules thereto;

“Transactions” or “Business Combination” are to the Merger, together with the other transactions contemplated by the Merger Agreement and the related agreements;

“Vesting Period” are to a period within five years of the Closing;

“Vesting Trigger Event I” are to the date on which the closing price per share of Common Stock on the NYSE, or such other securities exchange where Common Stock is primarily listed or quoted, equals or exceeds $10.00 for 20 trading days within any 60 consecutive trading day period;

“Vesting Trigger Event II” are to the date on which the closing price per share of Common Stock on the NYSE, or such other securities exchange where Common Stock is primarily listed or quoted, equals or exceeds $12.00 for 20 trading days within any 60 consecutive trading day period;

“Vesting Trigger Event III” are to the date on which the closing price per share of Common Stock on the NYSE, or such other securities exchange where Common Stock is primarily listed or quoted, equals or exceeds $14.00 for 20 trading days within any 60 consecutive trading day period;

“Vesting Trigger Event IV” are to the date on which the closing price per share of Common Stock on the NYSE, or such other securities exchange where Common Stock is primarily listed or quoted, equals or exceeds $16.00 for 20 trading days within any 60 consecutive trading day period; and

“Vesting Triggering Events” are to Vesting Trigger Event I, Vesting Trigger Event II, Vesting Trigger Event III and Vesting Trigger Event IV, collectively.

PROSPECTUS SUMMARY

This summary highlights selected information included in this prospectus and does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus carefully, especially the “Risk Factors” section and our consolidated financial statements and the related notes appearing at the end of this prospectus, before deciding to invest in our securities.

Overview of the Company

Legacy Oklo was founded in 2013 with the goal of revolutionizing the energy landscape by developing clean, reliable, affordable energy solutions at scale. We believe that global demand for reliable, clean energy is growing rapidly and according to the International Energy Agency’s World Energy Outlook 2022 it is estimated that new policies in major energy markets will propel an expected $2 trillion to be spent on new clean power generation globally by 2030. We are pursuing two complementary tracks to address this demand: providing reliable, commercial-scale energy to customers and selling used nuclear fuel recycling services to the U.S. market.

We are developing next-generation fast fission power plants called “powerhouses.” In our differentiated build, own, and operate business model, we plan to sell power in the forms of electricity and heat directly to customers, which we believe can allow for fast-tracked customer adoption. In addition, we believe we are a pioneer in the nuclear industry in the development of fuel recycling capabilities, which can unlock the energy content of used fuel; we also believe this business unit can complement its market position by vertically integrating and securing our fuel supply chain.

Corporate Information

Our Common Stock is listed on NYSE under the symbol “OKLO.” The mailing address of the Company’s principal executive office is 3190 Coronado Dr., Santa Clara, CA 95054. Our telephone number is (650) 550-0127. Our website address is www.oklo.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies that are not emerging growth companies. These provisions include, but are not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);
●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and
●	exemptions from the requirements of holding a nonbinding advisory vote of stockholders on executive compensation, stockholder approval of any golden parachute payments not previously approved and having to disclose the ratio of the compensation of our chief executive officer to the median compensation of our employees.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of the Company IPO. However, if (i) our annual gross revenue exceeds $1.235 billion, (ii) we issue more than $1.0 billion of non-convertible debt in any three-year period or (iii) we become a “large accelerated filer” (as defined in Rule 12b-2 under the Exchange Act) prior to the end of such five-year period, we will cease to be an emerging growth company. We will be deemed to be a “large accelerated filer” at such time that we (a) have an aggregate worldwide market value of common equity securities held by non-affiliates of $700.0 million or more as of the last business day of our most recently completed second fiscal quarter, (b) have been required to file annual and quarterly reports under the Exchange Act for a period of at least 12 months and (c) have filed at least one annual report pursuant to the Exchange Act.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to use the extended transition period for complying with new or revised accounting standards. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Smaller Reporting Company

We are also a “smaller reporting company” under the Exchange Act. We may continue to be a smaller reporting company so long as, as of June 30 of the preceding year, (i) the market value of our voting and non-voting equity held by non-affiliates, or our public float, is less than $250 million; or (ii) we have annual revenues less than $100 million and either we have no public float or our public float is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

THE OFFERING

Issuer	Oklo Inc.
Shares of Common Stock offered by the Selling Holders	Up to 62,440,080 shares of our Common Stock.
Shares of Common Stock outstanding	122,096,270 shares of Common Stock (as of August 29, 2024).
Use of Proceeds

We are filing the registration statement of which this prospectus forms a part to permit the Selling Holders to resell their shares of Common Stock. All of the Common Stock  offered by the Selling Holders pursuant to this prospectus will be sold by the Selling Holders for their respective accounts. We will not receive any of the proceeds from these sales. See the section of this prospectus entitled “Use of Proceeds.”

Market for Common Stock	Our Common Stock is currently traded on NYSE under the symbol “OKLO.”
Risk Factors	See the section of this prospectus entitled “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our Common Stock.

For additional information concerning the offering, see the section of this prospectus entitled “Plan of Distribution.”

RISK FACTORS SUMMARY

The below is a summary of principal risks to our business and risks associated with ownership of our Common Stock. It is only a summary. You should read the more detailed discussion of risks set forth below and elsewhere in this prospectus for a more complete discussion of the risks listed below and other risks.

●	We have not yet constructed any powerhouses or entered into any binding contract with any customer to operate a plant or deliver electricity or heat, and there is no guarantee that we will be able to do so in the future. This limited commercial operating history makes it difficult to evaluate our prospects, the risks and challenges we may encounter and our total potential addressable market.
●	We have a limited commercial operating history in a rapidly evolving industry. As a result, it is difficult for us to evaluate and prepare for all the risks and challenges we may encounter.
●	We have no experience in operating a company that builds and operates commercial nuclear power plants or that directly provides customers heat or power.
●	We are an early-stage company with a history of financial losses (e.g., negative cash flows), and we expect to incur significant expenses and continuing financial losses at least until our powerhouses become commercially viable, which may never occur.
●	Our construction and delivery timeline estimates for our powerhouses, facilities, and other equipment may increase due to a number of factors, including the degree of pre-fabrication, standardization, on-site construction, long-lead procurement, contractor performance, plant pre-operational and startup testing and other site-specific considerations.
●	Our powerhouses, like many advanced fission reactors, are expected to rely on HALEU, in part or for a period of time until recycled waste fuel is available. HALEU is not currently available at scale. Access to a domestic supply of HALEU may require regulatory approval, and additional third-party development and investment and/or significant government assistance. If we are unable to access HALEU, or recycled waste fuel, our ability to manufacture fuel and to produce power will be adversely affected, which could have a material adverse effect on our business prospects, financial condition, results of operations and cash flows.
●	Building a new fuel fabrication facility is challenging as a result of many factors, including regulatory and construction complexity, and may take longer or cost more than we expect.
●	Building a new fuel recycling facility is challenging as a result of many factors, including regulatory and construction complexity, and may take longer or cost more than we expect.
●	Our supply base may not be able to scale to the production levels necessary to meet sales projections.
●	We rely on a limited number of suppliers for certain materials and supplied components, some of which are highly specialized and are being designed for first-of-a-kind or sole use in our powerhouses, fuel fabrication facilities, and fuel recycling facilities. We and our third-party vendors may not be able to obtain sufficient materials or supplied components to meet our manufacturing and operating needs or obtain such materials on favorable terms including price. Additionally, certain components may only be available from international suppliers.
●	The nature of our business requires us to interact with various governmental entities, making us subject to the policies, priorities, regulations, mandates and funding levels of such governmental entities and we may be negatively or positively impacted by any change thereto.
●	The NYSE may not continue to list our Common Stock, which could limit investors’ ability to make transactions in our Common Stock and subject us to additional trading restrictions.
●	A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.

●	If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our Common Stock adversely, then the price and trading volume of our Common Stock could decline.
●	Resales of our Common Stock may cause the market price of our Common Stock to drop significantly, even if our business is doing well.
●	The market price of our Common Stock could be highly volatile or may decline regardless of our operating performance. You may lose some or all of your investment.
●	We are an “emerging growth company” and the reduced reporting and disclosure requirements applicable to emerging growth companies could make our Common Stock less attractive to investors.

RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in this prospectus before making an investment in our Common Stock. Our business, financial condition, results of operations, or prospects could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our Common Stock could decline and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below.

Risks Related to Our Business and Operations

We have not yet constructed any powerhouses or entered into any binding contract with any customer to operate a plant or deliver electricity or heat, and there is no guarantee that we will be able to do so in the future. This limited commercial operating history makes it difficult to evaluate our prospects, the risks and challenges we may encounter and our total potential addressable market.

Our business plan to construct and operate our powerhouses is subject to reaching binding agreements with potential customers for electricity or heat delivered by our powerhouses. If no potential near-term customer enters into such binding agreements with us, our planned construction and operation of our powerhouses could be significantly delayed. Such delays would result in delays in revenue and could hinder our ability to gain market traction with other potential customers. This could have a material adverse effect on our business and financial condition. To date, we have entered into contingent non-binding letters of intent to purchase power with potential customers which may not result in binding agreements for the purchase electricity or heat from our powerhouses. In addition, we have been tentatively selected to provide electricity and steam to Eielson AFB, and such award has not been finalized and is subject to our completion of various requirements set forth by the U.S. Air Force. As a result of our limited commercial operating history and ongoing changes in our new and evolving industry, including evolving demand for our products and services and the potential development of technologies that may prove more efficient or effective for our intended use cases, our ability to forecast our future results of operations and plan for and model future growth is limited and subject to a number of uncertainties. Therefore, there can be no assurance that our internal estimates relating to the size of our total addressable market will be correct. In addition, our expectations with respect to our total potential addressable market may differ from those of third parties, including investors or securities analysts.

We have a limited commercial operating history in a rapidly evolving industry. As a result, it is difficult for us to evaluate and prepare for all the risks and challenges we may encounter.

We have a limited commercial operating history in a rapidly evolving industry. The markets for electricity and heat generated by nuclear power plants, nuclear reactor design, nuclear reactor production, nuclear fuel design, nuclear fuel supply, nuclear waste recycling, nuclear fuel fabrication, nuclear waste management and services related to any or all of the foregoing may not continue to develop in a manner that we expect or that otherwise would be favorable to our business. We have encountered and expect to continue to encounter risks and uncertainties frequently experienced by growing companies in rapidly evolving industries, such as the risks and uncertainties described in this prospectus. Accordingly, we may be unable to prepare accurate internal financial forecasts or replace anticipated revenue that we do not receive as a result of delays, changed circumstances, or changed market conditions arising from these factors, and our results of operations in future reporting periods may be below the expectations of investors or analysts. If we do not address these risks successfully, our results of operations could differ materially from our estimates and forecasts or the expectations of investors or analysts, causing our business to suffer and our common stock price to decline.

We have no experience in operating a company that builds and operates commercial nuclear power plants or that directly provides customers heat or power.

We have no experience operating a company that builds, operates, or maintains commercial nuclear power plants or that directly provides customers energy as electricity or heat. Our management may not be fully aware of many of the specific requirements of operating such a company. We believe our primary business approach of providing power directly to customers as opposed to licensing designs or selling powerhouses is unique in the nuclear power industry. As a result of our business model and lack of experience of our management, our management’s decisions and choices may not take into account standard managerial approaches which commercial nuclear power companies commonly use or such approaches may not be directly relevant to our business. Our operations, earnings and ultimate financial success could suffer due to our management’s lack of experience. As a result, we would be subject to all of the risks associated with establishing a new commercial nuclear power company and additionally the risks associated with a new business model in our industry which could materially and adversely affect our business.

We are an early-stage company with a history of financial losses (e.g., negative cash flows), and we expect to incur significant expenses and continuing financial losses at least until our powerhouses become commercially viable, which may never occur.

We expect our operating expenses to increase over the next several years and to continue to incur operating losses for the foreseeable future as we continue to expand and develop, and we will likely need additional capital from external sources. If we are unable to raise additional capital, we may need to make significant adjustments to our business plan or significantly delay, scale back or discontinue the deployments of our facilities, including our fuel fabrication facilities and fuel recycling facilities, and/or some or all of our research and development programs. We may be required to cease operations or seek partners for our product candidates at an earlier stage than otherwise would be desirable and on terms that are less favorable than might otherwise be available. In the absence of additional capital, we may also be required to relinquish, license, or otherwise dispose of rights to technologies, powerhouses, or other products that we would otherwise seek to develop or commercialize on terms that are less favorable than might otherwise be available. If we are unable to secure additional capital, we may be required to take additional measures to reduce costs in order to conserve our cash in amounts sufficient to sustain operations and meet our obligations. These measures could have a material adverse effect on our business prospects, financial condition, results of operations and cash flows.

Our construction and delivery timeline estimates for our powerhouses, facilities, and other equipment may increase due to a number of factors, including the degree of pre-fabrication, standardization, on-site construction, long-lead procurement, contractor performance, plant pre-operational and startup testing and other site-specific considerations.

The success of our business will depend in large part on our ability to successfully construct our powerhouses and deliver heat and electricity to potential customers on-time and on-budget at guaranteed performance levels, which would tend to establish greater confidence in our subsequent customers. The success of our business will also depend in part on our ability to construct fuel fabrication and recycling facilities. There is no guarantee that all necessary components will be commercially available and substantial development of new supply chains might be necessary. Additionally, we cannot guarantee the level of quality of these third-party supplies or import and export requirements or limitations that might be stipulated by the NRC or U.S. Department of Energy (“DOE”) for the procurement of these components. There is no guarantee that the planned construction, delivery, and performance of our powerhouses or the equipment we need to fabricate and recycle fuel will be successful, timely, or on budget or that our third-party suppliers and contractors will deliver timely or on budget. There is no guarantee that plant pre-operational and startup testing, including tests mandated as license conditions by the NRC, will be successfully completed on-time. There can be no assurance that we will not experience delays, operational or process failures, and other problems during our first commercial deployment or any planned deployment thereafter. In addition, there can be no assurance that the construction of our fuel fabrication and recycling facilities will be completed at the cost and on the timeline we expect. We will depend on third-party contractors to perform many of the essential activities needed to deploy our powerhouses. We do not control the performance of these contractors and our contracts with them may not provide adequate remedies if they fail to perform. We do not currently employ any risk sharing structures to mitigate the risks associated with the construction, delivery and performance of our powerhouses or our fuel fabrication and recycling facilities. Any delays or setbacks we may experience for our first commercial delivery or in establishing our fuel fabrication or recycling facilities as well as any failure to obtain final investment decisions for future orders could have a material adverse effect on our business prospects, financial condition, results of operations and cash flows and could harm our reputation.

Our powerhouses, like many advanced fission reactors, are expected to rely on HALEU, in part or for a period of time until recycled waste fuel is available. HALEU is not currently available at scale. Access to a domestic supply of HALEU may require regulatory approval, and additional third-party development and investment and/or significant government assistance. If we are unable to access HALEU, or recycled waste fuel, our ability to manufacture fuel and to produce power will be adversely affected, which could have a material adverse effect on our business prospects, financial condition, results of operations and cash flows.

Existing commercial nuclear infrastructure, including enrichment facilities and fuel fabrication facilities, were in most cases designed and are currently licensed to produce uranium in pellet and rod form, with enrichment of the isotope Uranium 235 up to 5%. Our powerhouses are expected to rely, in part, on HALEU which is not currently available at scale. Supplying fresh HALEU to our powerhouses could require certain modifications to, and NRC licensing of, existing commercial uranium enrichment and fuel fabrication facilities, none of which are currently owned or operated by us.

Presently, HALEU for our commercial powerhouses is only available for purchase from a few countries globally, and generally in small quantities. Currently, HALEU can only be sourced in the United States in limited quantities from the DOE, but the U.S. government is undertaking efforts to ensure the availability of initial HALEU quantities to support the establishment of long-term domestic commercial HALEU supply, transportation, and enrichment capabilities in the United States, per certain authorizations in the Energy Act of 2020, and the subsequent appropriation of $700 million in funding in the Inflation Reduction Act of 2022 (the “IR

Act”). However, the HALEU program is in nascent stages and still under development by the DOE. As part of this program, on June 5, 2023, the DOE requested feedback on two draft requests for proposals to acquire HALEU, which DOE intends to finalize later this year. While it is possible that the U.S. government may release feedstock which is initially in the form of highly enriched uranium (“HEU”) that could be down-blended to HALEU levels for commercial uses, HEU can be processed to HALEU by only a limited number of licensed U.S. third parties and these third parties do not currently produce commercial levels of HALEU, and may require regulatory approvals and process changes in order to produce HALEU. There is risk of relevant parties within the nuclear power industry being slow to make any required facility infrastructure modifications or to obtain NRC-required licenses or approvals to enable such enrichment, and/or subsequent fuel fabrication, of HALEU fuel. Therefore, our ability to produce or obtain adequate HALEU supplies for our reactors on a predictable schedule and at predictable cost may be impaired, and activities like fuel-loading, testing, and ultimate operation of our powerhouses may be delayed, and we may be exposed to cost and schedule uncertainty, all of which may negatively affect the competitiveness of our powerhouses and the power and heat they produce.

Building a new fuel fabrication facility is challenging as a result of many factors, including regulatory and construction complexity, and may take longer or cost more than we expect.

We have not sought or received third-party cost estimates related to building our first-of-a-kind new commercial fuel fabrication facility but expect to do so in the future. Such third-party cost estimates may be significantly higher than our current estimates, which may affect the marketability, capital and operational costs of our powerhouses and our expectations with respect to our business plan and future profitability. Where these issues arise at such later stages of deployment, deployment could be subject to greater costs or be significantly delayed, which could materially and adversely affect our business prospects, financial condition, results of operations and cash flow.

Building a new fuel recycling facility is challenging as a result of many factors, including regulatory and construction complexity, and may take longer or cost more than we expect.

Our estimates for a fuel recycling facility are based upon studies performed at the U.S. national labs. However, costs may be significantly higher than our current estimates, both in terms of the capital and operational costs of our recycling facilities and our expectations with respect to our business plan and future profitability. Although fuel recycling technology has been developed globally in the past, there is limited experience with licensing and constructing such facilities at commercial scale in the United States. As a result, the deployment of this facility could be subject to higher costs than expected or be significantly delayed, which could materially and adversely affect our business prospects, financial condition, results of operations and cash flow.

Our supply base may not be able to scale to the production levels necessary to meet sales projections.

We do not have manufacturing assets and will rely on third party manufacturers and construction firms to build powerhouses, fuel fabrication facilities, recycling facilities, and associated equipment. While we are working to develop these capabilities and facilities internally these capabilities and the facilities involve risks including timeline, cost, and financing risk and even if successfully developed, will not be available for our earliest powerhouse deployments. Moreover, we are dependent on future supplier capability to meet production demands attendant to our forecasts. If our supply chain cannot meet the schedule demands of the market, our projected sales revenues could be materially impacted.

We rely on a limited number of suppliers for certain materials and supplied components, some of which are highly specialized and are being designed for first-of-a-kind or sole use in our powerhouses, fuel fabrication facilities, and fuel recycling facilities. We and our third-party vendors may not be able to obtain sufficient materials or supplied components to meet our manufacturing and operating needs or obtain such materials on favorable terms including price. Additionally, certain components may only be available from international suppliers.

We rely on a limited number of suppliers for certain materials and supplied components. We may not be able to obtain sufficient materials or supplied components to meet our manufacturing and operating needs, or obtain such materials on favorable terms, which could impair our ability to fulfill our orders in a timely manner or increase our costs of production.

We do not have significant prior experience in the manufacture of any of the components of fuel fabrication facilities, fuel recycling facilities, or power plants. We have done prototypic fabrication work and are working to establish manufacturing capabilities for components as well as the deployment of a manufacturing facility. Our suppliers’ ability to manufacture components for our fuel fabrication facilities, fuel recycling facilities, and powerhouses is dependent upon sufficient availability of materials and possibly other supplied components, some of which are highly specialized and are being designed for first-of-a-kind or sole use in our fuel fabrication facilities, fuel recycling facilities, and powerhouses. Any supply chain disruption incurred by our third-party suppliers or degradation in the quality and processes of our manufacturer partners, may result in delays, cost overruns or impairments to the development of our fuel fabrication facilities, fuel recycling facilities, and powerhouses.

Additionally, the imposition of sanctions, tariffs, or material changes in import and export requirements on a nation-by-nation basis, on materials or supplied components for our power plants could have a material adverse effect on our operations. Prolonged disruptions in the supply of any of our key materials or components, difficulty qualifying new sources of supply, implementing use of replacement materials or new sources of supply or any volatility in prices could have a material adverse effect on our ability to operate in a cost-efficient, timely manner. Such prolonged disruptions could also cause us to experience cancellations or delays of scheduled launches, customer cancellations or reductions in our prices and margins, any of which could harm our business, financial condition, results of operations and cash flows.

Our business operations rely heavily on securing agreements with suppliers for essential materials and components which will be used to construct our powerhouses, fuel fabrication facilities, and recycling facilities.

The execution, termination, expiration, or failure to renew agreements with our suppliers, whether due to unforeseen circumstances, including, but not limited to, supplier insolvency and regulatory changes, pose significant risks to our supply chain. In the event that such agreements are not successfully maintained or replaced, we may encounter difficulties sourcing required materials and components, leading to deployment delays, increased costs, or an inability to meet customer demand. Any interruption or inability to maintain relationships with current and future suppliers, or failure to secure materials from alternative suppliers could adversely impact our business operations, financial performance, and reputation.

Our ability to enter into agreements with potential new customers to provide power may be limited by certain terms of the February 2024 LOI, including right of first refusal and most favored nations provisions.

On February 16, 2024 (the “LOI Execution Date”), Legacy Oklo entered into the February 2024 LOI which confirms Equinix’s interest in purchasing power from our powerhouses to serve its data centers in the United States. The terms and conditions contained in the February 2024 LOI are expected to be further expanded specific to future deployments within a Power Purchase Agreement (each a “PPA”). The terms of a PPA are expected to include, but not be limited to, the following: (i) defining deployment locations; (ii) cost; (iii) jurisdictional and regulatory requirements; (iv) schedule; (v) engineering; (vi) manufacturing; (vii) operational performance; and (viii) detailed terms required to complete each location specific PPA. Subject to the terms of the February 2024 LOI, for a period of thirty-six (36) months following the LOI Execution Date, Equinix will have a continuing right of first refusal to purchase energy output produced by powerhouses developed by us in the United States, excluding any powerhouses supplying output to any governmental entity and powerhouses sited in Idaho, Arizona and Ohio (any non-excluded powerhouse being referred to herein as a “Covered Facility”) for power capacity of no less than 100 MW of energy output from any Covered Facility and up to 500 MW of energy output (the “ROFR Energy Total”) from any Covered Facility (the “ROFR”). It was further agreed, subject to the terms of the February 2024 LOI, that we will not enter into, effective on or after the date of the February 2024 LOI, any letter of intent, PPA or similar agreements or understanding with any current or prospective third-party customer that would grant to such third-party customer any more favorable agreement terms, material terms or most favored nation pricing than those set in the February 2024 LOI (the “MFN”). The application of the ROFR and MFN provisions may negatively impact our ability to achieve results consistent with our illustrative unit economics and may impair our ability to enter into power purchase agreements with additional customers, including by dampening potential interest from any such potential customers.

Customers may rescind or back out of non-binding agreements due to various reasons which could adversely affect our revenue streams, project timelines, and overall financial performance.

We have entered into and may enter into additional non-binding agreements, such as a memorandum of understanding or a letter of interest with customers for the purchase of power or to collaborate on projects. These memorandums of understanding and letters of interest are non-binding and the underlying contracts may not come to fruition as a result of among other things, changes in business priorities, financial constraints, regulatory changes, force majeure events, failure to obtain necessary approvals, or failure to meet contractual obligations by either party. The termination of these agreements could adversely affect our business. In addition, while we expect to enter into PPAs with Equinix in the future in accordance with the February 2024 LOI, no such PPAs have been entered into and no assurances can be given as to whether or when we may be able to do so. Additionally, loss of planned customers or projects may negatively impact our reputation and future business prospects.

We depend on key executives, and management, and other highly skilled personnel to execute our business plan and conduct our operations. A departure of key personnel could have a material adverse effect on our business.

Our success depends, in significant part, on the continued services of our senior management team and on our ability to attract, motivate, develop, and retain a sufficient number of other highly skilled personnel, including engineering, science, manufacturing and quality assurance, regulatory affairs, finance, marketing and sales personnel. Our senior management team has extensive experience in the energy and manufacturing industries, and we believe that their depth of experience is instrumental to our continued success. The loss of any one or more members of our senior management team, for any reason, including resignation or retirement, could impair our ability to execute our business strategy and have a material adverse effect on our business and financial condition if we are unable to successfully attract and retain qualified and highly skilled replacement personnel.

Our business plan requires us to attract and retain qualified personnel including personnel with highly technical expertise. Our failure to successfully recruit and retain experienced and qualified personnel could have a material adverse effect on our business.

Our future success depends in part on our ability to contract with, hire, integrate, and retain highly competent nuclear reactor and fuels focused engineers and scientists, and other qualified personnel.

Competition for the limited number of these skilled professionals is intense. If we are unable to adequately anticipate our needs for certain key competencies and implement human resource solutions to recruit or improve these competencies, our business, results of operations and financial condition would suffer. If we are unable to recruit and retain highly skilled personnel, especially personnel with sufficient technical expertise to develop our powerhouses, fuel fabrication facilities, recycling facilities, and fuel, we may experience delays, increased costs, and reputational harm.

Some of our management team has limited experience in operating a public company.

Some of our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage its transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to our management and growth. We may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. The development and implementation of the standards and controls necessary for us achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. We will be required to expand our employee base and hire additional employees to support its operations as a public company, which will increase its operating costs in future periods.

If we fail to manage our growth effectively, we may be unable to execute our business plan which could have a material adverse effect on our business prospects, financial condition, results of operations and cash flows.

We intend to expand our operations significantly to address our target market. To properly manage our growth, we will need to hire and retain additional personnel, upgrade our existing operational management and financial and reporting systems, and improve our business processes and controls. Our future expansion will include:

●	hiring and training new personnel;
●	completing the designs, licensing, construction, and commissioning of our powerhouses;
●	optimizing applications of our reactors to serve both electric power customers and a broad base of non-traditional industrial customers interested in utilizing the heat produced by our powerhouses;
●	developing the supply chain necessary to supply components for our powerhouses;
●	developing the processes and technologies to transport radiological materials;
●	developing fuel fabrication capabilities and capacity;

●	developing the operational capabilities and functions necessary to operate our powerhouses;
●	controlling expenses and investments in anticipation of expanded operations;
●	completing the design, licensing, construction, and commissioning of our fuel recycling facilities;
●	upgrading the existing operational management and financial reporting systems and team to comply with requirements as a public company; and
●	implementing and enhancing administrative infrastructure, systems, and processes.

If our operations continue to grow, of which there can be no assurance, we will need to expand our sales and marketing, research and development, customer, and commercial strategy, permitting and licensing, products and services, manufacturing, supply, and operations functions. These efforts will require us to invest significant financial and other resources, including in industries and sales channels in which we have limited experience to date. We will also need to continue to develop our nascent manufacturing and operational systems and processes, and there is no guarantee that we will be able to scale the business as currently planned or within the planned timeframe. The continued expansion of our business may also require additional manufacturing and operational facilities, as well as space for administrative support, and there is no guarantee that we will be able to find suitable locations for such facilities.

Our continued growth could increase the strain on our resources, and we could experience operating difficulties, including difficulties in hiring and training employees, finding capacity internally and with third parties to construct our powerhouses and related equipment, delays in production, challenges in scaling-up fuel recycling capacity, and difficulty sourcing adequate raw materials, such as uranium. These difficulties may divert the attention of management and key employees and impact financial and operational results. If we are unable to drive commensurate growth, these costs, which include lease commitments, headcount, and capital assets, could result in decreased margins, which could have a material adverse effect on our business, financial condition, and results of operations.

There is limited commercial operating experience for metal-fueled fast reactors of this type, configuration, and scale, particularly compared to that of the existing fleet of large light water reactors. This creates risks in cost and timeline estimates and lack of recent domestic commercial experience in terms of labor and supply chain and other factors may result in greater than expected construction cost, deployment timelines, maintenance requirements, differing power output and greater operating expense.

While our powerhouses will be actively managed through design reviews, prototyping, testing, involvement of external partners with subject matter expertise, and application of approaches utilized in the operation of the Experimental Breeder Reactor II and other previously-operating reactors, we could still fail to identify latent design, manufacturing, construction, and operations issues early enough to avoid negative effects on production, fabrication, construction or ultimate performance of powerhouse and related technologies. Moreover, the cost and time associated with the construction and maintenance of our metal-fueled fast reactors may be greater than we expect because of a lack of a domestic labor force with relevant commercial experience and an inexperienced supply chain for this type of reactor. Where these issues arise at later stages of deployment, deployment could be subject to greater costs or be significantly delayed, which could materially and adversely affect our business.

The distributed generation industry is an emerging market and distributed generation may not receive widespread market acceptance or demand may be lower than we expect, which may make evaluating our business and future prospects difficult.

The distributed generation industry is still an emerging market in an otherwise mature and heavily regulated energy utility industry, and we cannot be sure that potential customers will accept distributed generation broadly, or our powerhouses specifically. Enterprises may be unwilling to adopt our powerhouses over traditional or competing power sources like distributed solar or electricity from the grid, for any number of reasons, including the perception that our technology or our company is unproven, lack of confidence in our business model, the unavailability of third-party service providers to operate and maintain the powerhouses, and lack of awareness of our powerhouses or their perception of regulatory or political headwinds.

Successful commercialization of new, or further enhancements to existing, alternative carbon-free energy generation technologies, such as adding carbon capture and sequestration/storage mechanisms to fossil fuel power plants, wind, solar, geothermal or fusion, may prove to be more cost effective or appealing to the global energy markets and therefore may adversely affect the market demand for our powerhouses, potentially adversely affecting our ability to successfully commercialize our powerhouses.

The expected market for our powerhouses may be superseded or rendered obsolete by new technology or the novel application of existing technology. Our estimates for the total addressable market and expectations with regards to certain unit economics are based on a number of internal and third-party estimates, including our potential contracted revenue, the number of potential customers who have expressed interest in heat and electricity from our powerhouses, the conversion rate of those potential customers into paying customers, assumed prices and production costs for our powerhouses and resulting power, our ability to leverage our current logistical and operational processes, assumptions regarding our technology and general market conditions. However, our assumptions and the data underlying our estimates may not be correct and the conditions supporting our assumptions or estimates may change at any time, reducing the predictive accuracy of these underlying factors. As a result, our performance as indicated by the illustrative unit economics provided in this prospectus, our estimates of the addressable market for our product and services, as well as the expected growth rate for such market, may prove to be incorrect. Any material change to our assumptions or expectations with respect to the foregoing, may have a material adverse effect on our business prospects, financial condition, results of operations and cash flows and could harm our reputation.

The market for alternative carbon-free energy generation technologies has not yet been established and may not achieve the potential we expect or may grow more slowly than expected. If demand for our powerhouses fails to develop sufficiently, our business and operations could suffer, and we would be unable to achieve or maintain profitability.

The market for alternative carbon-free energy generation technologies has not yet been established and may not achieve the potential we expect or may grow more slowly than expected. The viability and continued growth in demand for alternative carbon-free energy generation technologies, and in turn, our powerhouses, may be impacted by many factors outside of our control, including:

●	market acceptance of nuclear power;
●	cost competitiveness, reliability and performance of our powerhouses compared to conventional and renewable energy sources and products;
●	availability and amount of government subsidies and incentives to support the development and deployment of our powerhouses;
●	the extent to which the nuclear power industry and broader energy industries are deregulated to permit broader adoption of nuclear electricity generation;
●	the cost and availability of key materials and components used in the production of our powerhouses;
●	prices of traditional utility-provided energy sources; and
●	the emergence, continuance, or success of, or increased government support for, other alternative energy generation technologies and products.

Reduction in energy demand or changes in climate-related policies may change market conditions, reducing our product’s competitiveness and affecting our performance. If demand does not grow, our business and operations could suffer, which would have an adverse impact on our ability to grow our business and we could be unable to achieve or maintain profitability.

Competition from existing or new competitors or technologies domestically and internationally could cause us to experience downward pressure on prices, fewer customer orders, reduced margins, the inability to take advantage of new business opportunities, and the loss of market share.

We operate in a highly competitive energy market and are subject to competition based upon product design, performance, technology, pricing, quality, and services, from competing nuclear suppliers as well as from alternative means of producing electricity and/or heat. There are a number of advanced reactor designs and advanced reactor projects under development in the United States. Many of these designs are involved in pre-application review with the NRC. While we expect to try to maintain competitive pricing on our products and services that are directly comparable to products manufactured and services provided by others, our products and services will conform to more exacting specifications and may carry a higher price than competing non-nuclear products due to the highly regulated nature of the U.S. nuclear industry. Other companies providing competing technologies could capture customers or market share from us, which could have a material adverse effect on our business or financial condition.

For sales and/or deployments outside of jurisdictions with highly developed nuclear regulatory frameworks, some of our foreign competitors currently benefit from, and others may benefit in the future from, permissive regulatory and licensing regimes and/or from protective measures by their home countries where governments are providing financial support, including significant investments in the development of new technologies. Those competitors may have a competitive advantage if they are able to obtain approvals, or if they can demonstrate to potential customers the value and benefits of their products and services, particularly in jurisdictions that have less stringent nuclear regulatory requirements. These competitors may have access to greater sources of funding to develop and commercialize their power than we do, whether as a result of potential competitive advantages or from supportive national governments. This market environment may result in increased pressures on our pricing and other competitive factors.

We believe our ability to compete successfully in designing, engineering, manufacturing, and operating our products and services at significantly reduced cost to customers does and will depend on a number of factors, which may change in the future due to increased competition. If we are unable to compete successfully, our business, financial condition, results of operations and cash flows would be adversely affected.

The cost of electricity and heat generated from our powerhouses may not be cost competitive with electricity and/or heat generated from other sources, which could materially and adversely affect our business prospects, financial condition, results of operations and cash flows.

Many U.S. electricity markets price electric energy, heat, capacity, and/or ancillary services on a competitive basis, with market prices subject to substantial fluctuations. Other markets remain heavily regulated by state or local utility regulatory authorities, with power and heat purchase decisions by electric utilities subject to various competitiveness or prudence tests. As a result of competitive pressures, some electricity markets experience low marginal energy and heat prices at certain times due to a combination of subsidized generating resources, competitors with low-cost or no-cost fuel sources, or market-design features that create incentives for certain attributes or deliver revenue in unpredictable ways over time, and we may not be able to compete in these markets unless the benefits of our advanced fission power technology and business model are sufficiently valued. Even in markets that price reliable capacity on a long-term basis, there is no guarantee that advanced fission power will be sufficiently low-cost so as to clear auction-style capacity markets or to attract customers to sign power purchase agreements with us on commercially acceptable terms, and signing a power purchase agreement or clearing in any one year is no guarantee of similar outcomes in successive years. Moreover, powerhouses will likely serve a specific market segment of smaller distributed generation, remote application, or industrial customers, who may have lower cost power/heat alternatives available to them, especially in the near-term. For instance, in recent months, a number of clean energy projects were cancelled due to, among other things, problems with supply chains, higher interest rates and lack of customer interest.

Given the relatively lower electricity prices and higher availability of power in the United States when compared to many international markets, the risk may be greater with respect to business in the United States. Regardless of jurisdiction, however, failure of the cost of electricity and heat generated from our powerhouses to be cost competitive with electricity and/or heat generated from other sources, will limit our ability to charge a premium relative to other energy sources, which could materially and adversely affect our business prospects, financial condition, results of operations and cash flows.

Changes in the availability and cost of oil, natural gas and other forms of energy are subject to volatile market conditions that could adversely affect our business prospects, financial condition, results of operations and cash flows.

The availability and prices of oil, natural gas and other forms of energy are subject to volatile market conditions. These market conditions are affected by political, economic, and other factors beyond our control. Decreases in energy prices or increases in nuclear energy costs relative to other forms of energy, may adversely affect our business prospects, financial condition, results of operations and cash flows. To the extent that these uncertainties cause suppliers and customers to be more cost sensitive or to adjust their business plans and operations, decreased energy prices may have an adverse effect on our business prospects, financial condition, results of operations and cash flows.

Our investment in recycling may not provide the return we expect. The market for recycled nuclear fuel in the United States may never be established or may be smaller or grow more slowly than expected.

We are actively developing fuel recycling capabilities with the goal of deploying a commercial-scale fuel recycling facility in the United States by the 2030s. We currently expect to be the primary, but not the sole, users of the recycled fuel we plan to generate. Challenges that could impact timeline and cost might arise from necessary activities such as siting, obtaining of federal, state, and local permits and approvals, transportation, threatened litigation, access to used fuel for the purposes of recycling, and securing disposal solutions for waste. Our estimates for the total addressable market and expectations with regards to this potential line of business are based on several internal and third-party estimates, including those for facility deployment, licensing, capital and operational costs, and sales prices for the resulting recycled fuel. The timeline to scale-up and deploy the necessary technological processes are based upon assumptions regarding our technology and general market conditions. However, our assumptions and the data underlying these estimates may not be correct, and the conditions supporting our assumptions or estimates might change at any time, reducing the accuracy of these underlying assumptions. As a result, our investment in fuel recycling technology and this potential line of business may not provide any return, or the return we have projected. In addition, the market for recycling nuclear fuel in the United States has not yet been established and nuclear fuel recycling technologies such as ours have limited operational history and have not been proven at scale. Any material change to our assumptions or expectations with respect to the market for recycled nuclear fuel and the technology we plan to utilize may have a material adverse effect on our business prospects, financial condition, results of operations, and cash flows, and could harm our reputation.

Our business plan involves the concurrent development of two configurations of our powerhouses (15 MWe and 50 MWe), and makes certain assumptions with respect to learnings, efficiencies and regulatory approvals as a result of this concurrent development approach which may not be accurate or correct. Any adverse change to these assumptions may have a material adverse effect on our business prospects, financial condition, results of operations and cash flows.

Our business plan to construct and operate our powerhouses is subject to the continued development of two configurations of our powerhouses (15 MWe and 50 MWe) and makes assumptions with respect to learnings, efficiencies and regulatory approvals as a result of this concurrent development approach. If such assumptions regarding the concurrent development of our powerhouses are not accurate, we may be unable to successfully introduce, market, and sell these configurations of our powerhouses in a timely and cost-effective manner, and properly position and/or price our products, our business, results of operations, or financial position could be materially impacted.

Our business plan may also include the development of other configurations of our powerhouses (100 MWe, or other sizes), and makes certain assumptions with respect to learnings, efficiencies, and regulatory approvals as a result of this new development approach which may not be accurate or correct. Any adverse change to these assumptions may have a material adverse effect on our business prospects, financial condition and results of operation and cash flows.

We compete in a market characterized by rapid technological advances, evolving regulatory standards in software technology and frequent new product introductions and enhancements. To succeed, we may also rely on the development of other configurations of our powerhouses (100 MWe, or other sizes). The development of other configurations of our powerhouses has inherent risks, including, but not limited to:

●	higher than expected research and development costs;
●	delays or unexpected costs in developing new configurations;
●	ability or delays in obtaining regulatory approval;
●	customers delaying purchase decisions in anticipation of new configurations;
●	customer confusion and extended evaluation and negotiation time;
●	educating our sales, marketing, and consulting personnel to work with new configurations;
●	competition from earlier and more established entrants;
●	market acceptance of earlier configurations; and

●	the accuracy of assumptions about the nature of customer demand.

If we are unable to successfully introduce, market, and sell other configurations of our powerhouses in a timely and cost-effective manner, and properly position and/or price our products, our business, results of operations, or financial position could be materially impacted.

We and our customers operate in a politically sensitive environment, and negative public and political perceptions of nuclear energy and radioactive materials could materially and adversely affect us, our customers, and the markets in which we operate.

Successful execution of our business model is dependent upon public support for nuclear power, in general, in the United States and other countries. The risks associated with uses of radioactive materials in our nuclear facilities and the public perception of those risks can affect our business. Opposition by third parties can delay or prevent the licensing and construction of new nuclear facilities and in some cases can limit the operation of nuclear facilities. Adverse public reaction to developments in the use of nuclear power could directly affect our business and indirectly affect our customers’ businesses. In addition, journalists, trade press, and other third parties, potentially including one or more of the agencies with regulatory jurisdiction over us, may publish statements that negatively affect the public or political perception of us. Adverse public opinion or political perceptions could result in increased regulatory requirements and costs or increase the likelihood that our operations are subject to liabilities and adverse claims. In the past, adverse public reaction, increased regulatory scrutiny and related litigation contributed to extended licensing and construction periods for new nuclear power plants, sometimes delaying construction schedules by decades or more, or even shutting down operations at already-constructed nuclear power facilities.

Incidents involving nuclear energy facilities in the United States or globally, including accidents, terrorist acts or other high profile events involving radioactive materials, could materially and adversely affect the public perception of the safety of nuclear energy, our customers and the markets in which we operate, and such adverse effects could potentially decrease demand for nuclear energy, increase regulatory requirements and costs or result in liability or claims that could materially and adversely affect our business.

Successful execution of our business model is dependent upon public support for nuclear power, in general, in the United States and other countries. If there is an incident affecting nuclear energy facilities in the United States or globally, public perception could be materially negatively impacted. Opposition by third parties can delay or prevent the licensing and construction of new nuclear facilities and in some cases can limit the operation of nuclear facilities. In the past, adverse public reaction, increased regulatory scrutiny and related litigation contributed to extended licensing and construction periods for new nuclear power plants, sometimes delaying construction schedules by decades or more, or even shutting down operations at already-constructed nuclear power facilities.

With respect to public perceptions, the effects of the 2011 Tohoku earthquake and tsunami that caused a radiological incident at the Fukushima nuclear power plant in Japan increased public opposition to nuclear power in some countries, resulting in a slowdown in, or, in some cases, a complete halt to new construction of nuclear power plants, an early shut down of existing power plants and a dampening of the favorable regulatory climate needed to introduce new nuclear power technologies. As a result of these events, some countries that were considering launching new domestic nuclear power programs delayed or cancelled the preparatory activities they were planning to undertake as part of such programs. Similarly, the accidents at Three Mile Island and Chernobyl increased fears of nuclear power and hindered the widespread acceptance of nuclear power. If a high-visibility or high-consequence nuclear incident, including the loss or mishandling of nuclear materials, or other event, such as a terrorist attack involving a nuclear facility, occurs, public opposition to nuclear power may increase dramatically, regulatory requirements and costs could become more onerous or prohibitory, and customer demand for heat, electricity, or fuel could suffer, which could materially and adversely affect our business prospects, financial condition, results of operations and cash flows.

Our ability to protect our patents and other intellectual property rights may be challenged and is not guaranteed. If we are unable to protect our intellectual property rights, our business and competitive position may be harmed.

We may not be able to prevent unauthorized use of our intellectual property, which could harm our business and competitive position. We rely upon a combination of the intellectual property protections afforded by patents, trademarks/service marks, copyrights and trade secret laws in the United States and other jurisdictions, as well as commercial agreements such as confidentiality agreements, assignment agreements, and license agreements to establish, maintain and enforce rights associated with our powerhouses and related proprietary technologies. Given that the underlying technology is many decades old, we primarily use patents in order to ensure that others cannot preclude us from using certain technologies or key design aspects. Our success depends in part on our ability to obtain and enforce patent protection for our powerhouses and related technologies, as well as our ability to operate without infringing or violating the proprietary rights of others. We either own or have significant license rights to certain intellectual property applicable to our powerhouses and fuel technology, including patent rights and pending patent applications on the same, and we will continue to file patent applications claiming new technologies directed to our powerhouses in the United States and in other jurisdictions based on several factors including, but not limited to, commercial viability. Monitoring unauthorized use of our intellectual property rights is difficult and costly, and the steps we have taken or will take to prevent misappropriation may not be sufficient.

As noted above, we also rely upon unpatented trade secret protection, unpatented know-how and continuing technological innovation to develop and help maintain our business and competitive position. We seek to protect our proprietary technology, in part, by entering into confidentiality agreements with our suppliers, subcontractors, venture partners, employees and consultants, and other third parties. However, we may not be able to prevent the unauthorized disclosure or use of our trade secrets, know-how, or information which we consider to be confidential, by the parties to these agreements, despite the existence generally of confidentiality provisions and other contractual restrictions. If any of the suppliers, subcontractors, venture partners, employees, and consultants, and other third parties who are parties to these agreements breach or violate the terms of any of these agreements, we may not have adequate remedies for any such breach or violation, and we could lose our trade secrets as a result. It is also possible that our trade secrets, know-how or other proprietary information could be obtained by third parties as a result of breaches of our physical or electronic security systems. Even where remedies are available, enforcing a claim that a party illegally disclosed or misappropriated our trade secrets is expensive and time consuming, and the outcome is unpredictable. Courts outside the United States are sometimes less willing to protect trade secrets. Additionally, despite our efforts to protect our proprietary technology, our trade secrets could otherwise become known or be independently discovered by our competitors. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third party, we would have no right to prevent them, or those to whom they communicate, from using that technology or information to compete with us.

The patent position of our powerhouses and fuel technologies is not a guarantee of protection or rights. During the patent prosecution process, a patent office may require us or our future licensors to narrow the scope of the claims of our or our licensors’ pending and future patent applications. This may limit the scope of patent protection and limit our or our future licensors’ ability to assert patent infringement if the patent is subsequently issued. In some cases, a patent may not be issued if we or our licensors are unable to overcome rejections from a patent office. By pursuing patent rights by filing a patent, we or our licensors may lose trade secrets that would have otherwise been protected had a patent not been sought and third parties may be able to exploit such published information in our patent application. Additionally, even if we obtain a patent in one jurisdiction (e.g., the United States), we cannot guarantee that we will obtain a corresponding patent in another jurisdiction (e.g., China) as patent laws differ from jurisdiction to jurisdiction. Additionally, maintaining and enforcing patent rights can involve complex legal and factual questions and may be subject to litigation in some cases. For example, third parties may challenge the validity of our or our licensors’ patents based on prior art at a tribunal such as the Patent Trial and Appeal Board at the U.S. Patent and Trademark Office and in a federal court. Because we cannot assure that all of the potentially relevant prior art relating to our patents and patent applications has been found, third parties may prevail in invalidating a patent or preventing a patent application from being issued as a patent. Additionally, even if we or our licensors are able to maintain valid patents or prevail in patent challenges instituted by third parties, we or our licensors may still bear the risk of third parties “designing around” our technologies to avoid an intellectual property infringement claim.

Our patent applications may not result in issued patents, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours. Patentability and patent scope involve complex legal and factual questions and the breadth of claims allowed may be uncertain. As a result, we cannot be certain that the patent applications that we file will result in patents being issued, or that our patents and any patents that may be issued to us will afford protection against competitors with similar technology. Numerous patents published pending patent applications and unpublished pending patent applications owned by others exist in the fields in which we have developed and are developing our technology. In addition to the risk of infringing those patents, patents and patent applications owned by others may also be used as a basis to invalidate our patents or prevent our patent applications from issuing as patents. Our patents may also be challenged as invalid under other prior art and/or be challenged as unenforceable. Furthermore, patent applications filed in foreign countries are subject to laws, rules and procedures that differ from those of the United States, and thus we cannot be certain that foreign patent applications related to issued U.S. patents will be issued.

Even if our patent applications succeed and we are issued patents in accordance with those applications, it is still uncertain whether these patents will be contested, circumvented, invalidated, or limited in scope in the future. The rights granted under any issued patents may not provide us with meaningful protection or competitive advantages, and some foreign countries provide significantly less effective patent enforcement as compared to the United States. In addition, the claims of any patents that issue from our patent applications may not be broad enough to prevent others from developing technologies that are similar or that achieve results similar to ours. The intellectual property rights of others could also bar us from licensing and exploiting any patents that issue from our pending patent applications or future patent applications. Additionally, some of our technology has been developed with funding from the United States Department of Energy. Inventions conceived or first actually reduced to practice under agreements with the Department of Energy (“subject inventions”) grant the United States Government (“USG”) certain rights and impose specific obligations on our ability to practice and license these inventions. Specifically, the USG obtains a worldwide, nonexclusive, nontransferable, irrevocable, paid-up license to practice or have the subject invention practiced for or on behalf of the USG and we are generally obligated to ensure that any products embodying or produced through the use of any subject invention will be manufactured substantially in the United States unless the USG determines that it is not commercially feasible to do so. Failure to abide by the United States competitiveness requirements for domestic manufacture of certain subject inventions may also cause us to forfeit and assign all rights to certain inventions to the United States Department of Energy. Another right the USG has in subject inventions — although it has never exercised such a right — is march-in rights whereby the USG may require us to license a patent on reasonable terms under very limited circumstances, such as if we or a licensee are not commercializing the invention or if there is a violation of the domestic manufacturing requirement in 35 U.S.C. § 204. In addition, patents issued to us may be infringed or designed around by others and others may obtain patents that we need to license or design around, either of which would increase costs and may adversely affect our business, prospects, financial condition, and operating results.

We currently enjoy only limited geographical protection with respect to certain issued patents and trademarks and may not be able to protect our intellectual property rights throughout the world. If we are unable to protect our intellectual property rights, our business and competitive position may be harmed.

We do not have worldwide patent rights for our powerhouses and related proprietary technologies because there is no such thing as a worldwide patent or “international patent rights.” We also do not have worldwide trademark protection for our brand for similar reasons. Accordingly, we may not be able to protect our intellectual property rights in certain jurisdictions and their legal systems. Filing, prosecuting, and defending patents on our powerhouses and related technologies worldwide can pose several challenges.

First, procuring patent rights in multiple jurisdictions may be cost prohibitive because individual patent offices in different jurisdictions will have to independently examine each patent application. Therefore, costs such as examination fees, translation fees and attorneys’ fees are considered when deciding whether to pursue patent protections in a given jurisdiction. We or our licensors will also have the continued obligation of paying maintenance fees periodically to avoid patents from becoming abandoned or lapsed. Second, the breadth of claims in patents may vary from jurisdiction to jurisdiction. For instance, certain patent offices may require narrower claims, resulting in patent rights that are less extensive. Further, as noted above, we may not be able to obtain patents in some jurisdictions even if we obtain patents in other jurisdictions.

Accordingly, our competitors may operate in countries where we do not have patent protection and can freely use our technologies and discoveries in such countries to the extent such technologies and discoveries are publicly known or disclosed in countries where we do have patent protection.

Many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. Many countries also limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If we or any of our licensors are forced to grant a license to third parties with respect to any patents relevant to our business, our competitive position may be impaired, and our business and financial condition may be adversely affected.

We may need to defend ourselves against intellectual property infringement claims, which may be time-consuming and could cause us to incur substantial fees and costs.

Companies, organizations or individuals, including our existing and future competitors, may hold or obtain patents, trademarks/service marks or other intellectual property rights that would prevent, limit or interfere with our ability to develop our intellectual property and make, use, develop, import, offer to sell or sell the power and heat generated by our powerhouses, our powerhouses, and related technology, which could make it more difficult for us to operate our company. From time to time, we may receive inquiries from holders of patents or trademarks/service marks inquiring whether we are infringing their proprietary rights. Companies, organization or individuals, including our existing and future competitors, may also seek court declarations that they do not infringe our intellectual property rights. Companies holding patents or other intellectual property rights similar to our technology may bring proceedings alleging infringement of such rights or otherwise asserting their rights and seeking licenses. In addition, if we are determined to have infringed a third party’s intellectual property rights, we may be required to do among other things, one or more of the following: (i) cease making, using, offering to sell, selling or importing our powerhouses or the power and heat generated by our powerhouses that incorporate the challenged intellectual property; (ii) pay substantial damages; (iii) pay for and obtain a license from the holder of the infringed intellectual property right, which may not be available on reasonable terms or at all; or (iv) redesign part or all of our technology. In the event of a successful claim of infringement against us and our failure or inability to obtain a license to the infringed technology, our business, prospects, operating results, and financial condition could be materially adversely affected. In addition, any litigation, or claims, whether or not valid, could result in substantial costs and diversion of resources and management’s focus and attention.

We also anticipate licensing patents and other intellectual property from third parties, and we may face claims that the use of this intellectual property infringes the rights of other third parties. In such cases, we may seek indemnification from the licensors under our license contracts with those licensors or other damages. However, our rights to indemnification or damages may be unavailable or insufficient to cover our costs and losses, depending on our use of the technology, whether we choose to retain control over conduct of the litigation, and other factors.

We may be subject to claims of ownership and other rights to our patents and other intellectual property by third parties.

Our confidentiality and intellectual property assignment agreements with our employees, consultants, and contractors generally provide that inventions conceived by the party in the course of rendering services to us will be our exclusive intellectual property. While we require our employees, consultants, and contractors to assign such intellectual property to us in the event that the intellectual property is not automatically assigned (e.g., as work made for hire), those agreements may not be honored and obligations to assign intellectual property may be challenged or breached. Moreover, there may be some circumstances, where we are unable to negotiate for such ownership rights or that others misappropriate those rights.

We may be subject to claims that former employees, collaborators, or other third parties have an interest in our patents or other intellectual property as an owner, a joint owner, a licensee, an inventor, or a co- inventor. In the latter two cases, the failure to name the proper inventors on a patent application can result in the patents issuing thereon being unenforceable. Inventorship disputes may arise from conflicting views regarding the contributions of different individuals named as inventors, the effects of foreign laws where foreign nationals are involved in the development of the subject matter of the patent, conflicting obligations of third parties involved in developing our patented technology or as a result of questions regarding co- ownership of potential joint inventions. Litigation may be necessary to resolve these and other claims challenging inventorship and ownership. Alternatively, or additionally, we may enter into agreements to clarify the scope of our rights in such intellectual property. If we fail in defending any such claims, in addition to paying monetary damages, we may lose exclusive ownership of, or right to use or license valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

We are subject to considering, quantifying, and protecting against information technology and cyber security threats that could have adverse effects, including regulatory enforcement consequences, on our business and results of operations.

In the ordinary course of business, we collect, store, and transmit confidential information (including but not limited to intellectual property, proprietary business information and personal information). It is critical that we do so in a secure manner to maintain the confidentiality and integrity of such confidential information. We also have outsourced elements of our operations to third parties, and as a result we manage a number of third-party contractors who have access to our confidential information. Regarding actual powerhouse deployments, we are subject to the NRC’s regulations in this area, the violation of which could carry regulatory enforcement action.

Despite the implementation of security measures, our internal information technology systems and those of our contractors and consultants are potentially vulnerable to breakdown or other damage or interruption from service interruptions, system malfunction, natural disasters, terrorism, war and telecommunication and electrical failures, as well as security breaches from inadvertent or intentional actions by our employees, contractors, consultants, business partners, and/or other third parties, or from cyber- attacks by malicious third parties (including the deployment of harmful malware, ransomware, denial-of- service attacks, social engineering and other means to affect service reliability and threaten the confidentiality, integrity and availability of information), which may compromise our system infrastructure or lead to data leakage. As part of our regular review of potential risks, we analyze emerging cyber security threats to us and our contractors, consultants, business partners and other third parties as well as our plans and strategies to address them. The Board, which has oversight responsibility for cyber security risks, is expected to be briefed by management on such analyses. Additionally, the Board is responsible for overseeing the adequacy of management’s conduct of threat environment and vulnerability assessments, management of cyber incidents, pursuit of projects to strengthen internal cyber security and the cyber security of our suppliers and other service providers, work with the company’s privacy and legal teams, coordination with the company’s operations teams to evaluate the cyber security implications of our products and offerings, and coordination of efforts to monitor, detect, and prevent future cyber threats. In addition, the Board, or a duly authorized committee thereof, will annually review our risk profile with respect to cybersecurity matters. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and reputational damage and the further development and commercialization of our products could be delayed.

Furthermore, significant disruptions of our internal information technology systems or security breaches could result in the loss, misappropriation, and/or unauthorized access, use, or disclosure of, or the prevention of access to, confidential information (including, but not limited to, intellectual property, proprietary business information, export-controlled information, and personal information), which could result in financial, legal, business, and reputational harm to us. For example, any such event that leads to unauthorized access, use, or disclosure of personal information, including personal information related to our employees, could harm our reputation directly, compel us to comply with federal and/or state breach notification laws and foreign law equivalents, subject us to mandatory corrective action, and otherwise subject us to liability under laws and regulations that protect the privacy and security of personal information, which could result in significant legal and financial exposure and reputational damages that could potentially have an adverse effect on our business.

Macroeconomic Risks Relating to Our Business

We may experience a disproportionately larger impact from inflation and rising costs.

Recently, inflation has increased to its highest level in decades. Inflation has resulted in, and may continue to result in, higher interest rates and capital costs, higher shipping costs, higher material costs, supply shortages, increased costs of labor and other similar effects. Although the impact of material cost, labor, or other inflationary or economically driven factors will impact the entire nuclear and energy transition industry (including renewable sources of electricity, like solar and wind), the relative impact will not be the same across the industry, and the particular effects within the industry will depend on a number of factors, including material use, technology, design, structure of supply agreements, project management and others, which could result in significant changes to the competitiveness of our technology and our ability to construct and operate our fuel fabrication facilities, fuel recycling facilities, and powerhouses, which could have a material adverse effect on our business, financial condition and results of operations.

Uncertain global macroeconomic and political conditions could materially adversely affect our business prospects, financial condition, results of operations and cash flows.

Our results of operations could be materially affected by economic and political conditions in the United States and internationally, including inflation, deflation, interest rates, availability of capital, energy and commodity prices, trade laws and the effects of governmental initiatives to manage economic conditions.

Potential customers may delay or decrease spending on our powerhouses and related services as their business and budgets are impacted by economic conditions. The inability of potential customers to pay us for our powerhouses and related services may adversely affect our earnings and cash flows.

The ongoing military conflict in Ukraine has escalated tensions between the United States, and its North Atlantic Treaty Organization (“NATO”) allies on one hand, and Russia on the other. The United States and other NATO member states, as well as some non-member states, have imposed sanctions against Russia and certain Russian banks, enterprises, and individuals. Although there are currently no sanctions on Russian companies supplying HALEU, sourcing HALEU from Russia presents a potential reputational risk and supply chain risk if sanctions are imposed at a later time. These circumstances have impacted the commercial availability of HALEU and increasing the cost of uranium enrichment services to produce HALEU, and any future additional sanctions and any resulting conflict between Russia, the United States and NATO countries could potentially increase the adverse impact on the price of enrichment services and on our future operations.

Further, the ongoing military conflict resulting sanctions and related countermeasures by NATO states, the United States and other countries have led to, and are likely to lead to additional, market disruptions, including significant volatility in commodity prices, credit, and capital markets, as well as supply chain interruptions for equipment, which could have an adverse impact on our operations and financial performance. Global supply chain disruptions have increasingly affected both the availability and cost of materials, component manufacturing and deliveries. Disruptions such as military conflicts, sanctions, and other countermeasures between nations, as well as any escalation in tension between nations, may result in delays in equipment deliveries and cost escalations that could adversely affect our business prospects, financial condition, results of operations and cash flows.

Our cost estimates are highly sensitive to broader economic factors, and our ability to control or manage our costs may be limited.

Capital and operating costs for the deployment of any energy infrastructure, and especially a first-of-a-kind powerhouse like the Aurora, are difficult to project, inherently variable and are subject to significant change based on a variety of factors including site specific factors, customer off-take requirements, regulatory oversight, operating agreements, supply chain availability, supply chain availability effects on reactor and power plant performance, inflation and other factors. Opportunities for cost reductions with subsequent deployments are similarly uncertain. While we believe our cost estimates are reasonable, they may increase significantly through design maturity, when accounting for supply chain availability, fabrication costs, as we progress through the regulatory process, or as a result of other factors, including unexpected cost increases that particularly affect our powerhouses. To the extent cost reductions are not achieved within the expected timeframe or magnitude, powerhouses, like the Aurora, may not be cost competitive with alternative technologies, which may have a material adverse effect on our business prospects, financial condition, results of operations and cash flows and could harm our reputation.

The direct and indirect impact on us and our customers from severe weather and other effects of climate change could adversely affect our financial condition, operating results, and cash flows.

Our operations and properties, and those of our customers, may in the future be adversely impacted by flooding, wildfires, high winds, drought, and other effects of severe weather conditions that may be caused or exacerbated by climate change. These events can force our customers to suspend operations at impacted properties and may result in significant damage to such properties. Even if these events do not directly impact us or our customers, they may indirectly impact us and our customers through increased insurance, energy, or other costs. In addition, although the ongoing transition to non-carbon-based energy is creating significant opportunities for us and our customers, the transition also presents certain risks, including macroeconomic risks related to higher energy costs and energy shortages, among other things. These direct and indirect impacts from climate change could adversely affect our financial condition, operating results, supply chain and cash flows.

The occurrence of adverse events, cancellations of significant projects, delays in project timelines, adjustments in cost structures, and other negative developments announced by competitors could have an impact on our operations, financial performance, and future prospects.

The occurrence of newsworthy events in the nuclear industry as a whole, including, but not limited to, the delay of major projects, inflated cost adjustments, fluctuations in product pricing strategies, cancellations of public offerings, customer withdrawals, or disruptions in supply chain may adversely affect our business in several ways, including:

●	Negative news or events associated with industry peers may lead to decreased investor confidence in the sector, which could impact the broader stock market performance of companies operating within the industry, including us. This could result in fluctuations or declines in our stock price irrespective of our internal performance.
●	Adverse events in competitor firms may alter the competitive landscape, affecting market share dynamics, pricing strategies, and overall positioning within in the industry. This could impact our ability to retain or expand our market presence.
●	Changes in market dynamics influenced by competitors’ actions, such as inflated cost adjustments or potential cancellations, could have ripple effects on our financial stability and profitability, influencing our financial metrics and potentially impacting investor perceptions.

While we implement risk mitigation strategies and highlight our unique business approach and how it differentiates us from our peers, there is no guarantee that we will be insulated from the adverse effects of such events and the occurrence of any of these events could negatively impact our business operations and financial condition.

Risks Relating to Compliance with Law, Government Regulation and Litigation

The nature of our business requires us to interact with various governmental entities, making us subject to the policies, priorities, regulations, mandates and funding levels of such governmental entities and we may be negatively or positively impacted by any change thereto.

We are subject to a wide variety of laws and regulations relating to various aspects of our business, including with respect to use and possession of radioactive materials; design, manufacture, operations, marketing, and export of nuclear technologies; employment and labor; tax; data security of the operational and information technology we use; health and safety; zoning and environmental issues. Laws and regulations at the foreign, federal, state, and local levels may change and may be interpreted in different ways, especially in relation to new and emerging industries, and we cannot always reasonably predict the impact from, or the ultimate cost of compliance with, current or future regulatory or administrative changes. While we monitor these developments and devote a significant amount of management’s time and external resources towards compliance with these laws, regulations, and guidelines, we cannot guarantee that these measures will be satisfactory to regulators or other third parties, such as our customers, who may also be subject to extensive governmental regulation.

We may need to expend substantial efforts to comply with any new and changing relevant and applicable laws and regulations, which may result in increased general and administrative expenses and a diversion of management time and attention. Moreover, changes in law, the imposition of new or additional regulations or the enactment of any new or more stringent legislation that impacts our business could require us to change the way we operate and could have a material adverse effect on our sales, profitability, cash flows, financial condition, and lead to regulatory delays that could impact our ability to obtain licenses, certificates, authorizations, permits, certifications from regulatory agencies and/or any other type of regulatory approval.

Failure to comply with these laws may result in civil and criminal penalties or private lawsuits, or the suspension or revocation of those regulatory approvals, which would prevent us from operating our business. With respect to our powerhouses, fuel fabrication and fuel recycling, we require regulatory approval from the NRC to construct and operate the facilities, and any additional local and state permitting requirements, as needed. Failure to comply with these laws, obtain the required regulatory approvals, or receive exemptions from such regulations, as needed, could result in regulatory enforcement, violations, fines, penalties, or the inability to operate our commercial deployments. Any delays in regulatory approvals could also adversely affect our ability to meet construction and operation timelines and thereby affect our financial performance.

Our powerhouses, fuel fabrication, and fuel recycling activities are subject to regulations in all jurisdictions related to nuclear safety, environmental, and financial qualification, among other requirements. Regulatory approvals, such as construction permits and operating licenses issued by the NRC, are necessary for us to construct and operate our powerhouses, fuel fabrication and fuel recycling facilities. Our plans to construct and operate these facilities relies on timely receipt of such regulatory approvals. Such regulatory approval processes may be subject to change, can be technically challenging to address, may result in the imposition of conditions that impact the financial viability of our facilities, and may also provide opportunities for third parties to lodge objections or file petitions against the licensing of our facilities.

The U.S. government’s budget deficit and the national debt, as well as any inability of the U.S. government to complete its budget or appropriations process for any government fiscal year could have an adverse impact on our business, prospects, financial condition, results of operations and cash flows.

The U.S. government’s budget deficit and the national debt, as well as any inability of the U.S. government to complete its budget process for any government fiscal year and consequently having to shut down or operate on funding levels equivalent to its prior fiscal year pursuant to a “continuing resolution,” could have an adverse direct or indirect impact on our business, financial condition, results of operations and cash flows.

Considerable uncertainty exists regarding how future budget and program decisions will unfold, including the energy spending priorities of the U.S. government, what challenges budget reductions will present for the energy industry and whether annual appropriations bills for all agencies will be enacted by the U.S. government in a given fiscal year and thereafter due to many factors, including but not limited to, changes in the political environment, including before or after a change to the leadership within the government administration, and any resulting uncertainty or changes in policy or priorities and resultant funding. The U.S.

government’s budget deficit and the national debt could have an adverse impact on our business, prospects, financial condition, results of operations and cash flows in a number of ways, including the following:

●	The U.S. government could reduce or delay its spending on, reprioritize its spending away from, or decline to provide funding for the government programs in which we participate;
●	U.S. government spending could be impacted by alternate arrangements to sequestration, which increases the uncertainty as to U.S. government spending priorities and levels; and
●	We may experience declines in revenue, profitability, and cash flows as a result of reduced or delayed orders or payments or other factors caused by economic difficulties of our customers and prospective customers, including U.S. federal, state and local governments.

These factors may become exacerbated by rising interest rates as more U.S. government spending must be appropriated to servicing the national debt. Furthermore, we believe continued budget pressures could have serious negative consequences for the nuclear energy industry and the customers, employees, suppliers, investors, and communities that rely on companies in the nuclear energy industry. Budget and program decisions made in this environment would have long-term implications for us and the entire nuclear energy industry.

Our powerhouses, recycling facilities and fuel fabrication facilities will be highly regulated by the U.S. government, including the NRC and potentially the DOE, as well as foreign, state, and local governments. We have not received any approval or licensing to date or submitted our updated custom combined license application (“COLA”) to the NRC, and approval or licensing of these designs or facilities, and the time of such approval or licensing, if any, is not guaranteed. Our planned international expansion will subject us to additional U.S. and foreign regulations.

Our commercial powerhouses, including our planned plants in Idaho and Ohio, commercial recycling facilities, commercial fuel fabrication facilities will be subject to NRC licensing and approvals, from initial approval or licensing through construction and operations and into decommissioning. They may also be highly regulated by other U.S. federal and state-level governmental authorities and regulatory bodies in other jurisdictions in which we may establish operations. Under the Atomic Energy Act and the implementing NRC regulations, members of the public, state, or tribal governments may request a public hearing opposing the issuance of any NRC permit or license, or challenging portions of the license or permit application or of the NRC’s review. Certain NRC actions also include provision for a mandatory administrative hearing regardless of whether any contentions are submitted in conjunction with the action. These hearing processes may delay or prevent the issuance of required regulatory approvals (e.g., permits or licenses) for our powerhouses, recycling facilities, and fuel fabrication facilities. Additionally, any facilities, commercial or otherwise, that may be located on DOE land may incur additional oversight from the DOE. Our planned fuel facility in Idaho will require oversight from the DOE and will require approvals prior to construction and operation. Any deployments that require both NRC and DOE oversight might introduce additional uncertainties and complexities. Additionally, state, or other local jurisdictions may have or could elect to develop regulations specific to the siting, construction, operation, and decommissioning of commercial nuclear facilities or the transportation of radiological materials that could impact our deployment timelines and business model. Our planned international expansion will increase our exposure to U.S. export control laws as well as laws and regulations of foreign jurisdictions the impact of which cannot be predicted at this time. Exports to other countries may require cooperation from the United States or other governments and may result in shortages and delays if not accomplished within assumed timelines or costs. Additionally, we may require U.S. approvals in order to import certain materials and components which may be predominantly produced outside of the United States.

We must obtain governmental licenses to transport, possess, and use radioactive materials, including isotopes of uranium, in our powerhouses, fuel facility, and recycling facility operations. These are generally granted as part of operations licensing, but failure to obtain or maintain, or delays in obtaining, such licenses could impact our ability to generate electricity and/or heat for our customers and have a material adverse effect on our business prospects, financial condition, results of operations and cash flows.

Notwithstanding our custom COLA to the NRC or other actions to date, no powerhouse in the Aurora product family has been licensed or approved by the NRC or any other regulatory body. Additionally, no commercial nuclear reactor that is not water cooled is currently operating in the U.S. under an NRC-issued license, and no advanced fission technology has been approved for commercial operation by the NRC. The NRC has also not yet established an oversight program for advanced reactors and therefore it is unclear what level and scope oversight the NRC may choose to implement during power operations. The implementation of an NRC oversight program could substantially affect our operation of our commercial facilities.

Related to operations, the NRC has the authority to issue notices of violation for violations of Title 10 of the Code of Federal Regulations, executing the Atomic Energy Act of 1954, as amended (the “Atomic Energy Act”), NRC’s regulations and conditions of licenses, certificates of compliance, and orders. The NRC has authority to impose civil penalties (the maximum amount of which is adjusted annually to account for inflation) or additional requirements and to order cessation of operations for violations of these requirements. Penalties under the NRC regulations and applicable agency guidelines could include substantial fines, imposition of additional requirements, or withdrawal or suspension of licenses or certificates and criminal penalties. Any penalties imposed on us could adversely affect our results of operations and liquidity.

Legacy Oklo started working with the NRC to pilot a COLA application with a new structure in 2018 and formally submitted a COLA in 2020. The COLA was partially reviewed by the NRC and denied without prejudice in 2022, with the NRC identifying additional information it required. While we have been actively working to address technical, policy, and programmatic matters ahead of the submission of our updated COLA, we cannot assure you that we will be able to meet our expected timeline or any timeline for which the NRC will accept our COLA for review or subsequently approve our COLA.

Our planned rapid deployment includes the planned use of a reference and subsequent COLA approach, or R-COLA and S-COLA, where NRC safety decisions from the R-COLA are incorporated by reference or copied into the staff evaluation for the S-COLA. This is designed to enable review efficiencies for subsequent COLAs. However, this approach has not yet been used to review COLAs for nuclear reactors that are not water-cooled or for custom COLAs; accordingly, whether this approach will result in the anticipated review efficiencies is still unclear.

If the NRC disagrees with our licensing approach, the technical bases supporting the nuclear safety and environmental impact evaluations, or finds policy issues associated with the COLA, the initial and subsequent COLA processes could take longer than currently expected, or a license may not be granted at all, which could materially and adversely affect our business. Further, the NRC could impose conditions in a license that are not acceptable to us or our customers, which could materially and adversely affect our business. Any delays, conditions or unexpected requirements may increase costs for us or our customers and may result in uncertainty regarding the ability to deploy our technology in a predictable way, which may adversely impact our competitiveness.

The existing NRC framework has not been applied to license a nuclear fuel recycling facility for commercial use, and there is no guarantee that the NRC will support the development of our proposed nuclear fuel recycling facility on the timeline we anticipate or at all.

The NRC has never licensed a commercial nuclear fuel recycling facility. As such, the existing NRC regulatory framework has not been applied to license a nuclear fuel recycling facility for commercial use. There is no guarantee that the NRC will support the development of our proposed nuclear fuel recycling facility on the timeline we anticipate or at all.

Unresolved spent nuclear fuel storage and disposal policy issues and associated costs could have a significant negative impact on our plans to recycle spent fuel as a potential fuel source for our powerhouses. Additionally, U.S. policy related to storage and disposal of used fuel from our power plant and/or negative customer perception of risks relating to these policies could have a significant negative impact on our business prospects, financial condition, results of operations and cash flows.

During the licensing process, a nuclear power plant operator must indicate how it will decommission its power plant and must have a “standard agreement” with the DOE related to the storage of the fuel waste created during the operating life. Therefore, although we expect to use existing used nuclear fuel waste as well as recycling our own used fuel for decades into the future, the requirement for the first of the kind facility to establish the disposal of fuel may create challenges related to timeline and optimal use of the fuel asset.

Specifically, the Nuclear Waste Policy Act of 1982 requires the DOE to provide for the permanent disposal of spent nuclear fuel (“SNF”) and associated high-level nuclear waste (“HLW”). In 1987, Congress amended the Nuclear Waste Policy Act to identify Yucca Mountain, in Nevada, as the only site that the DOE could consider for a permanent repository. The DOE has since failed to pursue the licensing of Yucca Mountain. While operators are currently able to successfully sue the DOE for costs incurred as a result of its continued failure to provide for permanent disposal, there is a potential in the future that operators will have to bear the costs of developing and maintaining these spent fuel storage facilities.

As such, the establishment of a national repository for the storage and/or permanent disposal of SNF, such as the one previously considered at Yucca Mountain, Nevada, the timing of such a facility’s opening and the ability of such a facility to accept waste from our powerhouses, and any related regulatory action, could impact the costs associated with our powerhouses’ storage and/or disposal of SNF/HLW. Moreover, an inability to utilize SNF for the purpose of developing fuel for the powerhouse, either due to policy issues or technical limitations, could also impact the costs associated with the powerhouse. These issues could be material to our operations if potential customers view waste disposal as problematic, detrimental or a negative factor when considering purchasing power produced by our reactors.

Our operations and business plans could be significantly impacted by changes in federal, state, and local government policies and priorities.

The current environment of bipartisan political support of advanced nuclear power technologies at the U.S. federal level could change. Changes in support, in policies, or in priorities by the legislative or executive branch could have impacts on the leadership at the NRC, the DOE, the U.S. Department of Homeland Security, the U.S. Environmental Protection Agency, or any other federal agency which affects policy related to nuclear power. Each of these agencies themselves may experience changes in policies and priorities which impact our operations and business plans. Federal, state, and local policies and priorities could affect regulatory oversight, supply chain availability, tax and other financial incentives or costs, availability of financing, labor force initiatives or restrictions, and many other possible areas.

The NRC also has the authority to issue new regulatory requirements or to change existing requirements. Changes to the regulatory requirements, could require us to incur additional expenses to retrofit any of our nuclear facilities under the NRC’s jurisdiction to bring them into compliance or otherwise adversely affect our results of operations and financial condition.

DOE regulations and additional applicable Idaho state laws and regulations might also apply to the Aurora powerhouse we plan to site at the Idaho National Laboratory. This could introduce substantial complications and time delays for deployment. Currently, the Company has been granted a site use permit and provisional acceptance for a specific location to site the Aurora powerhouse at Idaho National Laboratory; the provisional acceptance clearly states that there is still significant uncertainty for the final site location for the Aurora at Idaho National Laboratory, which could impact our deployment timelines. Changes in leadership and vision for Idaho National Laboratory could result in the DOE deprioritizing siting the Aurora powerhouse, resulting in significant time delays for deployment. Our first-of-a-kind Aurora powerhouse at Idaho National Laboratory is subject to certain regulations, contracts, permits, and approvals by the DOE and the state of Idaho. Site characterization and non-safety related site preparation and construction requires National Environmental Policy Act (“NEPA”) review by the DOE for the Aurora at Idaho National Laboratory. The Bureau of Land Management, U.S. Fish and Wildlife Service, and the Environmental Protection Agency have existing regulations, relationships, and agreements with the DOE — Idaho with which we must comply, thus these or other Federal agencies may be consulted during the NEPA review process.

Additionally, local, and tribal authorities could elect to interfere with the Aurora powerhouse deployment in Idaho. The Aurora powerhouse may be the first commercially owned and operated nuclear power plant in the state of Idaho. The state of Idaho or other local jurisdictions could elect to develop regulations specific to the siting, construction, operation, and decommissioning of commercial nuclear power plants or the transportation of radiological materials that could impact the deployment timeline of our first-of-a-kind Aurora powerhouse. The DOE in Idaho has standing agreements and relationships with the Idaho Department of Environmental Quality and the Idaho Department of Emergency Management. Changes in these agreements could also impact the deployment timeline.

Portions of the Ohio sites that Oklo is investigating for deployment are currently owned by the DOE and are under decommissioning and decontamination for transfer to the Southern Ohio Diversification Initiative. Similar to the Idaho National Laboratory site, the deployment timeline is impacted by the DOE regulations, processes, approvals, and requirements. The state of Ohio or local authorities could elect to change their processes for regulations of nuclear materials or commercial nuclear power. Additionally, certain aspects of our current fuels research and development activity take place within DOE’s Idaho National Laboratory. These activities are subject to DOE regulation, i.e., authorization, and contractual requirements. DOE may place additional requirements or restrictions on us which could adversely affect our business.

Additionally, changes in federal, state, or local government policies and priorities can impact our nuclear fuel operations. These could include changes in interpretations of regulatory requirements, increased inspection or enforcement activities, changes in budgetary priorities, changes in tax laws and regulations and other government actions or inaction. Any of these local, state, and federal agencies may have the authority to impose civil penalties and additional requirements, which could adversely affect our results of operations.

Changes in governmental agency budgets as well as staffing shortages at national laboratories and other governmental agencies may lengthen our estimated timelines for regulatory approval and construction.

Certain of our powerhouses, fuel fabrication, and recycling facilities are dependent upon collaborations with national laboratories and/or various regulatory approvals. Government agency budgets and staffing are driven by the priorities of leadership at federal agencies as well as policy makers. Changes in governmental agency budgets, personnel, and any resulting staffing shortages may delay our powerhouses, fuel fabrication, and recycling facilities and delay or prevent the issuance of required regulatory approvals (e.g., permits or licenses) for our nuclear facilities.

Operating a nuclear power plant in an unusual environment whether due to unusual siting or in an industrial application has additional risks and costs compared to conventional electric power and heat applications.

We focused on a technology with inherent safety characteristics and have designed powerhouses such that we anticipate being able to serve customers in unusual environments, which we believe is a key gap in current United States energy infrastructure. These unusual environments may include areas that are far away from typical urban infrastructure or resources, permafrost, with higher seismic activity, in closer proximity to population centers, etc. Additionally, remote environments are often in harsh climates and can be difficult to transport to and travel to, when required during operations. As such, deployments in unusual environments could bear additional risks and costs that may exceed our business projections or have surprising or unpredicted impacts on costs and schedules for deployment and/or operation and/or maintenance of our powerhouses, including costs associated with the licensing process, configuration control of the plant, minimum operating staff, training, security infrastructure, radiation protection, government reporting, and nuclear insurance, all of which may be cost prohibitive or reduce the competitiveness of technology.

We also currently have several government awards involving cost-share related to recycling R&D work, which could be affected by our failure to comply with certain laws and regulations.

As a recipient of federal funds under grants and cooperative agreements, in addition to our ordinary contractual obligations, we must comply with various statutes and regulations applicable to entities that perform awards in support of government entities. Many of these additional obligations are contained in the regulations in 2 CFR Part 200 as amended by 2 CFR Part 910, which regulate the formation, administration, and performance of non-procurement federal financial assistance awards (e.g., grants and cooperative agreements). We must also comply with various national policy requirements that are prescribed by statute, Executive Order, policy guidance issued by the Executive Office of the President, or other regulations.

Our performance under our U.S. government awards and our compliance with the terms of those awards and applicable laws and regulations are subject to periodic audit, review, and investigation by various agencies of the U.S. government, and the current environment has led to increased regulatory scrutiny and sanctions for non-compliance by such agencies generally.

Compliance with these laws and regulations affects how we do business and may impose added costs on our business. Failure to comply, however, may lead to civil or criminal penalties, including whole or partial suspension or termination of our U.S. government awards, and/or suspension or debarment from contracting with federal agencies.

Our business is subject to stringent U.S. export control laws and regulations. Unfavorable changes in these laws and regulations or U.S. government licensing policies, our failure to secure timely U.S. government authorizations under these laws and regulations, or our failure to comply with these laws and regulations could have a material adverse effect on the company and our ability to expand and thereby affect our business prospects, financial condition, results of operations and cash flows.

The inability to secure and maintain required export licenses or authorizations could negatively impact our ability to compete successfully or market our powerhouses outside the United States. For example, if we were unable to obtain or maintain licenses to export nuclear technology or certain hardware to a particular country, we would be effectively prohibited from exporting our powerhouses to or operating our powerhouses in that country, which would limit the number of customers to those in the United States and in countries where we are able to secure licenses (or where licenses are not required).

Failure to comply with export control laws and regulations could expose us to civil or criminal penalties, fines, investigations, more onerous compliance requirements, loss of export privileges, debarment from government contracts or limitations on our ability to enter into contracts with the U.S. government. Any changes in export control regulations or U.S. government licensing policy, such as that necessary to implement U.S. government commitments to multilateral control regimes, may restrict our market size.

We may become involved in litigation that may materially adversely affect us.

From time to time, we may become involved in various legal proceedings relating to matters incidental to the ordinary course of our business, including intellectual property, commercial, product liability, employment, class action, whistleblower and other litigation and claims, and governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources from the operation of our business and cause us to incur significant expenses or liability or require us to change our business practices. Because of the potential risks, expenses, and uncertainties of litigation, from time to time, we may settle disputes, even where we believe that we have meritorious claims or defenses. Because litigation is inherently unpredictable, we cannot assure you that the results of any of these actions will not have a material adverse effect on our business.

We are subject to laws and regulations governing the use, transportation, and disposal of toxic, hazardous and/or radioactive materials. Failure to comply with these laws and regulations could result in substantial fines and/or enforcement actions.

Both in the United States and abroad, our operations will be subject to a variety of federal, state, local environmental, health and safety laws and regulations governing, among other things, air emissions, wastewater discharges, management and disposal of hazardous, non-hazardous, and radioactive materials and waste and remediation of releases of hazardous materials. Additionally, we are responsible for decommissioning of facilities where we conduct, or previously conducted, commercial, NRC-licensed, operations.

We may be liable if we fail to comply with federal, state, and local environmental, health and safety laws and regulations. Failing to comply with such laws and regulations, including failing to obtain any necessary permits, could result in substantial fines or enforcement actions. This might require us to stop or curtail operations or conduct or fund remedial or corrective measures, make additional investments into safety- related improvements or perform other actions. The enactment of more stringent laws, regulations or permit requirements or other unanticipated events may arise in the future and adversely impact the market for our products, which could materially and adversely affect our business, financial condition, and results of operations. We could incur substantial costs as a result of a violation of, or liabilities under, environmental laws.

We will seek to cover gaps in nuclear liability coverage in our contracts, but such coverage may not always be possible as an operator of nuclear reactors, and such liability could materially and adversely affect our business, results of operations and financial condition.

We will seek to cover gaps in nuclear liability coverage in our contracts, but such coverage may not always be possible as an operator of nuclear reactors. The costs of defending a claim arising out of a nuclear incident or precautionary evacuation not otherwise covered by insurance or an indemnity, and any damages awarded as a result of such claim, could adversely affect our business prospects, financial conditions, results of operations and cash-flows. Prospective future customers may also require that we comply with their own unique requirements relating to their compliance with policies, priorities, regulations, controls, and mandates, including provision of data and related assurance for environmental, social, and governance related standards or goals, and such compliance may add cost and timeline uncertainty or risk.

In the United States, the nuclear liability law codified at 42 U.S.C. 2210 (along with subsequent amendments, the “Price-Anderson Act”). The Price-Anderson Act and implementing NRC regulations at 10 CFR Part 140 economically channel liability to certain licensees (such as operators of nuclear reactors) for third-party offsite damages caused by a nuclear incident or a precautionary evacuation due to a possible or actual nuclear incident by requiring these licensees to maintain financial protection that provides robust coverage for such damage. Outside of the United States, international nuclear liability conventions and national nuclear liability laws legally channel liability for offsite nuclear damage to the nuclear reactor operator and require operators to maintain insurance up to the established liability limits. In all jurisdictions which subscribe to international nuclear liability principles (essentially, all countries with operating nuclear reactors and many with research reactors), operator liability for offsite nuclear damage is covered by mandatory insurance. However, if we were to operate in a country that does not have a nuclear liability regime or one where the regime does not meet international nuclear liability standards, we could be financially liable for damages arising from nuclear incidents or evacuation, which could have an adverse effect on our business prospects, financial conditions, results of operations and cash-flows. Further, there is no international nuclear liability regime that covers every jurisdiction and thus gaps exist where we could be liable for transboundary nuclear damage in countries that are not party to a nuclear liability treaty.

Neither the Price-Anderson Act nor international nuclear liability conventions and national domestic nuclear liability laws cover on-site loss or damage to property due to a nuclear incident. Rather, most nuclear regulators (including the NRC) require nuclear operators to maintain on-site property damage insurance. If an incident resulting in onsite property damage is not otherwise covered by the mandatory insurance policy maintained at the facility, then we could be potentially liable for damages arising from such incident, which could have an adverse effect on our results of operations and financial condition.

Our powerhouses are designed to meet the compliance requirements for the applicable use and in the geographies in which we have received regulatory approvals. There is possibility that our future customers may require us to comply with their unique requirements relating to their compliance with policies, priorities, regulations, controls, and mandates, including provision of data and related assurance for environmental, social, and governance related standards or goals. Any requirements for customization or modification would likely increase our time-to-market for our powerhouses which could materially adversely impact our business prospects, financial condition, results of operations and cash flow.

Risks Relating to Our Capital Resources

The amount of time and funding needed to bring our powerhouses to market and to develop our recycling and fuel fabrication facilities may significantly exceed our expectations, and we may need to make significant adjustments to our business plan or significantly delay, scale back or discontinue the deployments of our facilities and/or some or all of our research and development programs and will need to seek additional capital.

Bringing our powerhouses to market as well as developing our recycling and fuel fabrication facilities will take a significant amount of time and funding. Any shortfall in research, development and other funding, any delay in achieving fuel development milestones, uncertainty in regulatory licensing timelines or adverse public reaction to developments in the use of nuclear power by special interest groups, community groups and state and local government agencies leading to environmental litigation or other legal proceedings could result in significant delays and cost overruns and could adversely affect our ability to construct and operate our powerhouses, recycling facilities or fuel fabrication facilities. At this stage, we cannot accurately predict the amount of funding or the time required to successfully construct and operate our powerhouses, recycling facilities or fuel fabrication facilities. The actual cost and time required to construct and operate our powerhouses, recycling facilities or fuel fabrication facilities or to bring our nuclear fuel to market at scale may vary significantly from our current forecasts depending on, among other things:

●	the results of our research and product development efforts;
●	changes in the focus and direction of our research and product development programs;
●	competitive and technological advances;
●	the cost of filing, prosecuting, defending, and enforcing claims with respect to patents;
●	the regulatory approval process;
●	the fuel recycling process;
●	the fuel fabrication process;
●	limitations and impediments to supply chains;
●	adverse public reaction to the developments in the use of nuclear power;
●	availability and cost of HALEU; and
●	other costs associated with commercialization of these technologies.

Any material change to our assumptions or expectations with respect to our timeline and funding needs, or any material overruns or other unexpected increase in costs or delays, may have a material adverse effect on our business prospects, financial condition, results of operations and cash flows and could harm our reputation.

In addition, we may need to make significant adjustments to our business plan or significantly delay, scale back or discontinue the deployments of our facilities, including our fuel fabrication facilities and fuel recycling facilities, and/or some or all of our research and development programs and will need to seek additional capital. Depending on our available capital resources, we may need to delay or discontinue expected near-term expenditures, which could materially impact our business prospects, financial condition, results of operations and cash flows by limiting our ability to pursue some of our other strategic objectives and/or reducing the resources available to further develop our design, sales, and manufacturing efforts.

In order to fulfill our business plan, we will require additional funding in addition to any funding resulting from the Business Combination. Such funding may be dilutive to our investors, may result in a decline in the market price of your shares, and no assurances can be provided as to the availability or terms of any such funding. Any such funding and the associated terms will be highly dependent upon market conditions and the progress of our business at the time we seek such funding.

Legacy Oklo funded its operations since inception primarily through the issuance and sale of equity and equity-linked instruments, such as the Legacy Oklo SAFEs, and preferred stock. We cannot be certain when or if our operations will generate sufficient cash to fully fund our ongoing operations or the growth of our business. We intend to continue to make investments to support our business, and we will likely need additional capital, which may require us to engage in equity or debt financings to secure additional funds in a number of circumstances. Such equity and debt financings may not require stockholder approval.

Additional financing may not be available on terms favorable to us, if at all. If adequate funds are not available on acceptable terms, we may be unable to invest in future growth opportunities, which could harm our business, operating results, and financial condition. If we incur additional debt, the debt holders would have rights senior to holders of our Common Stock to make claims on our assets, and the terms of any debt could restrict our operations, including our ability to pay dividends on our Common Stock. Furthermore, to the extent we issue additional equity securities, including under employee benefit plans, stockholders will experience dilution, the relative voting strength of each previously outstanding share of common stock may be diminished, the market price of the shares of our Common Stock may decline, and the new equity securities could have rights senior to those of our Common Stock. Because our decision to issue securities in the future will depend on numerous considerations, including factors beyond our control, we cannot predict or estimate the amount, timing, or nature of any future issuances of debt or equity securities. As a result, our stockholders bear the risk of future issuances of debt or equity securities reducing the value of our Common Stock and diluting their interests.

Our business plan includes the use of investment tax credits, production tax credits or other forms of government funding to finance the commercial development of our powerhouses, and there is no guarantee that our projects will qualify for these credits or that government funding will be available in the future.

Our business plan depends in part on federal, state, and local government policies and incentives that support the development, financing, ownership, and operation of renewable energy generation projects.

These policies and incentives include investment tax credits, production tax credits, accelerated depreciation, renewable portfolio standards, feed-in-tariffs and similar programs, renewable energy credit mechanisms, and tax exemptions. If these policies and incentives are changed or eliminated, or we are unable to use them, it could result in a material adverse impact on our business prospects, financial condition, results of operations and cash flows.

Changes in tax laws could adversely affect our business prospects and financial results.

We will be subject to taxes in the United States and certain foreign jurisdictions. Due to economic and political conditions, tax rates in various jurisdictions, including the United States, may be subject to change. Our future effective tax rates could be affected by changes in the mix of earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities and changes in tax laws or their interpretation. We may be subject to income tax audits by various tax jurisdictions. An adverse resolution by one or more taxing authorities could have a material impact on our finances. Further, we may be unable to utilize any net operating losses in the event a change in control is determined to have occurred.

There is substantial doubt about our ability to continue as a going concern, and we may require additional future funding.

Based on Legacy Oklo’s recurring losses and our expectations to incur significant expenses and negative cash flows until at least 2026 or 2027, management has identified substantial doubt about our ability to continue as a going concern and we may require significant additional funding to continue our operations through commercialization. If we are unable to continue as a going concern, we may be forced to liquidate our assets and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements.

We do not expect to generate meaningful revenue unless and until we are able to finalize development of and commercialize the Aurora product line, and we may not be able to do so on our anticipated timetable, if at all. We expect our expenses and capital expenditures to increase in connection with our ongoing activities, including developing and advancement of the Aurora product line, obtaining a COLA and completing our manufacturing preparation and trials. In addition, we expect to incur additional costs associated with operating as a public company. Certain costs are not reasonably estimable at this time, and we may require additional funding and our forecasts anticipate certain customer-sourced income that is not guaranteed.

We will likely need additional capital from external sources and may seek to raise capital through private or public equity or debt financings or through other sources of financing. Adequate additional funding may not be available to us on acceptable terms or at all. Our failure to raise capital as and when needed could have a negative impact on our financial condition and our ability to pursue our business strategies. If we raise additional funds by issuing equity securities, our stockholders will experience dilution. If we raise additional capital through debt financing, we may be subject to covenants that restrict our operations including limitations on our ability to incur liens or additional debt, pay dividends, repurchase our securities, make certain investments, and engage in certain merger, consolidation, or asset sale transactions. Any debt financing or additional equity that we raise may contain terms that are not favorable to us or our stockholders and members. If the needed financing is not available, or if the terms of financing are less desirable than we expect, we may be required to delay, scale back or terminate some or all of our research and development programs.

Historically, Legacy Oklo’s primary source of funding to support its operations has been from capital raises. We have concluded substantial doubt exists about our ability to continue as a going concern within one year after the date the financial statements are issued.

Our actual operating results may differ significantly from our guidance. Any failure to successfully implement our operating strategy or the occurrence of any of the events or circumstances set forth in this “Risk Factors” section could result in our actual operating results being different from our guidance, and the differences may be adverse and material.

From time to time, we may release guidance in our quarterly earnings releases, quarterly earnings conference calls, or otherwise once we are a public company, regarding our future performance that represents our management’s estimates as of the date of release. This guidance, which includes forward-looking statements, will be based on projections prepared by our management. These projections are not prepared with a view toward compliance with published guidelines of the American Institute of Certified Public Accountants, and neither our registered public accountants nor any other independent expert or outside party compiles or examines the projections. Accordingly, no such person expresses any opinion or any other form of assurance with respect to the projections.

Projections are based upon a number of assumptions and estimates that, while presented with numerical specificity, are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control, such as public health emergencies and the Russia-Ukraine conflict, and are based upon specific assumptions with respect to future business decisions, some of which will change. The rapidly evolving market in which we operate may make it difficult to evaluate our current business and our future prospects, including our ability to plan for and model future growth. We intend to state possible outcomes as high and low ranges which are intended to provide a sensitivity analysis as variables are changed. However, actual results will vary from our guidance, and the variations may be material. The principal reason that we release guidance is to provide a basis for our management to discuss our business outlook as of the date of release with analysts and investors. We do not accept any responsibility for any projections or reports published by any such persons. Investors are urged not to rely upon our guidance in making an investment decision regarding our Common Stock.

Any failure to successfully implement our operating strategy or the occurrence of any of the events or circumstances set forth in this “Risk Factors” section could result in our actual operating results being different from our guidance, and the differences may be adverse and material.

Our financial results may vary significantly from quarter to quarter.

We expect our revenue and operating results to vary from quarter to quarter. We may incur significant operating expenses during the start-up and early stages of large contracts and may not be able to recognize corresponding revenue in that same quarter. We may also incur additional expenses when contracts are terminated or expire and are not renewed. We may also incur additional expenses when customers are newly acquired. Additionally, payments due to us from our customers may be delayed for a variety of reasons, and these delays could cause significant fluctuations from quarter to quarter.

Additional factors that may cause our financial results to fluctuate from quarter to quarter include those addressed elsewhere in this “Risk Factors” section and the following factors, among others:

●	the terms of customer contracts that affect the timing of revenue recognition;
●	variability in demand for our services and solutions;
●	commencement, completion, or termination of contracts during any particular quarter;
●	timing of shipments and product deliveries;
●	timing of award or performance incentive fee notices;
●	timing of significant bid and proposal costs;
●	the costs of remediating unknown defects, errors, or performance problems of our product offerings;
●	variable purchasing patterns under blanket purchase agreements and other indefinite delivery/indefinite quantity contracts;
●	restrictions on and delays related to the export of nuclear articles and services;
●	costs related to government inquiries;
●	strategic decisions by us or our competitors, such as acquisitions, divestitures, spin-offs and joint ventures;
●	strategic investments or changes in business strategy;
●	changes in the extent to which we use subcontractors;
●	seasonal fluctuations in our staff utilization rates;
●	changes in our effective tax rate, including changes in our judgment as to the necessity of the valuation allowance recorded against our deferred tax assets; and
●	the length of sales cycles.

Significant fluctuations in our operating results for a particular quarter could cause us to fall out of compliance with the financial covenants related to our debt, which if not waived, could restrict our access to capital and cause us to take extreme measures to pay down the debt, if any.

Changes in our accounting estimates and assumptions could negatively affect our financial position and results of operations.

We prepare our consolidated financial statements in accordance with U.S. GAAP. These accounting principles require us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of our financial statements. We are also required to make certain judgments that affect the reported amounts of revenues and expenses during each reporting period. We periodically evaluate our estimates and assumptions including, but not limited to, those relating to business acquisitions, revenue recognition, recoverability of assets including customer receivables, contingencies, valuation of financial instruments, stock-based compensation, and income taxes. We base our estimates on historical experience and various assumptions that we believe to be reasonable based on specific circumstances. These assumptions and estimates involve the exercise of judgment and discretion, which may evolve over time in light of operational experience, regulatory direction, developments in accounting principles and other factors. Actual results could differ from these estimates as a result of changes in circumstances, assumptions, policies or developments in the business, which could materially affect our consolidated financial statements.

Reports published by analysts, including projections in those reports that differ from our actual results, could adversely affect the price and trading volume of our Common Stock.

Securities research analysts may establish and publish their own periodic projections for us. These projections may vary widely and may not accurately predict the results we actually achieve. Our share price may decline if our actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on us downgrades our stock or publishes inaccurate or unfavorable research about our business, our share price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our share price or trading volume could decline. Moreover, if no analysts commence coverage of us, the market price and volume for our Common Stock could be adversely affected.

Power purchase agreements are a key component to our anticipated business model for sales of power, and customers may be able to void all or part of these contracts under certain circumstances, which could significantly impact our financial performance and operational stability. We may need to find substitute customer power and/or heat offtake or may need to cancel licensing work related to particular customers and sites as a result of changes in customer demand or contracts with customers.

In our power purchase agreements with customers, we will seek to protect ourselves from risks, but there is no guarantee that we can prevent all customers from voiding our contracts in full or in part.

Customers might have the right to terminate or renegotiate these contracts based on a number of factors that will be specified on an agreement-by-agreement basis. Given the risk that a customer might void, or attempt re-negotiation, of a power purchase agreement, we might ultimately expend resources on a deployment that does not realize the expected revenue. Depending on the stage of development of the deployment we may cancel licensing and procurement efforts, losing our investment to that point, or we may be forced to find substitute customers, which may not ultimately purchase energy on as favorable of terms, reducing the expected revenue of the deployment. Attracting new customers could be time-consuming, and there is no guarantee that we will be able to secure new power purchase agreements on terms that are as favorable as the original agreements.

Fluctuations in energy prices could impact the viability of our power purchase agreements, especially if the contract prices are fixed or based on long term projections. Rapid changes in the energy markets might render our pricing less competitive or less profitable.

Power purchase agreements may include penalties for not delivering sufficient electric and/or heat energy on schedule, which may result in liabilities and reductions in cash flow.

A term occasionally used in power purchase agreements involves penalties that may come into effect if either party fails to meet the stipulations of the relevant agreement, including penalties for the power producer, in this case the Company, if adequate power is not provided on time. Such penalties may adversely impact our profitability and financial stability. Additionally, such penalties might lead to cash flow reductions as our financial resources are diverted to remediate. Reduced cash flow may inhibit our ability to invest in growth opportunities, fund operational expenses, service debt, among other financial impacts. Incurring penalties might put us at a competitive disadvantage to our competitors.

There is limited precedent for independent developer construction and operation, use of power purchase agreements, and other behind-the-meter or off-grid business models relating to deployment of fission power plants.

The deployment of fission power plants by independent developers, as well as the utilization of power purchase agreements and other behind-the-meter or off-grid business models, is relatively novel in the energy industry. As a result, our business faces certain risks and challenges due to the novelty of the business model. The absence of prior experiences may introduce uncertainties that could impact our business projections and subsequent performance. For example, it might be challenging to secure financing from traditional lenders and investors who prefer more traditional nuclear business models. Additionally, the novelty of this business approach, or the perception thereof, might lead to higher perceived risks and, consequently, less favorable financing terms, or higher uncertainty risk assessments that might increase the potential for cost overruns and delays of deployment.

The unfamiliarity of independent developer fission power plants and alternative business models might affect market acceptance. Potential customers and stakeholders might exhibit hesitation or reluctance to adopt our approach, which could slow down market penetration and revenue growth.

This approach is novel to the nuclear industry and if proven successful, may be adopted by competitors. Increased competition could erode profit margins and hinder our market expansion.

Some of our powerhouses may rely on interconnections to distribution and transmission facilities owned and operated by third parties, meaning that those specific deployments are exposed to interconnection and transmission facility development and curtailment risks. These curtailment risks could impede delivery of our electricity, could have a material adverse effect on our revenue and operational performance, could occur without compensation and could reduce our ability to fully capitalize on the potential of those specific deployments.

Insurers may perceive higher risks associated with limited precedent projects, potentially leading to increased insurance premiums or difficulties in obtaining adequate coverage.

We incurred significant transaction costs, and these transaction costs add risk to our ability to be a going concern and/or act on our business plan.

We have incurred significant, non-recurring costs in connection with consummating the Transactions. All expenses incurred in connection with the Transactions, including all legal, and other fees, expenses, and costs, will be for the account of the party incurring such fees, expenses, and costs. Our aggregate transaction expenses as a result of the Transactions were approximately $43.314 million.

Risks Related to being a Public Company

The market price of our Common Stock could be highly volatile or may decline regardless of our operating performance. You may lose some or all of your investment.

The trading price of our Common Stock is likely to be volatile and subject to significant fluctuations. The trading price of our Common Stock will depend on many factors, including those described in this “Risk Factors” section, many of which are beyond our control and may not be related our operating performance. You may not be able to resell your shares at an attractive price due to a number of factors.

Factors affecting the trading price of our Common Stock may include:

●	market conditions in the broader stock market in general, or in our industry in particular;
●	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;
●	changes in the market’s expectations about our operating results;
●	the public’s reaction to our press releases, other public announcements and filings with the SEC;
●	speculation in the press or investment community;
●	actual or anticipated developments in our business, competitors’ businesses or the competitive landscape generally;
●	our operating results failing to meet the expectation of securities analysts or investors in a particular period;
●	the timing of the achievement of objectives under our business plan and the timing and amount of costs it incurs in connection therewith;
●	the failure to achieve regulatory approvals to support our business on the timeline it expects, or at all;
●	the failure of non-binding letters of intent to be converted into definitive purchase agreements at the rate that we expect or at all;
●	the failure to retain our future customers;

●	changes in financial estimates and recommendations by securities analysts concerning us or the market in general;
●	operating and stock price performance of other companies that investors deem comparable to us;
●	changes in laws and regulations affecting our business;
●	commencement of, or involvement in, litigation or investigations involving us;
●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;
●	the volume of our Common Stock available for public sale;
●	any major change in our Board or management;
●	sales of substantial amounts of our common stock by our directors, officers or significant stockholders or the perception that such sales could occur;
●	general economic and political conditions such as recessions, interest rates, “trade wars” and acts of war or terrorism; and
●	other risk factors listed under “Risk Factors.”

Furthermore, the stock markets in general have experienced extreme volatility, which has sometimes been unrelated to the operating performance of the issuer. The trading price of our Common Stock may be adversely affected by third parties trying to drive down or drive up the market price. Short sellers and others, some of whom post anonymously on social media, may be positioned to profit if our stock declines or otherwise exhibits volatility, and their activities can negatively affect our stock price and increase the volatility of our stock price. These broad market and industry factors may seriously harm the market price of our Common Stock, regardless of our operating performance.

In addition, in the past, following periods of volatility in the overall market and the market prices of particular companies’ securities, securities class action litigations have often been instituted against these companies. Litigation of this type, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources. Any adverse determination in any such litigation or any amounts paid to settle any such actual or threatened litigation could require that we make significant payments.

Our stock price may be exposed to additional risks because we became a public company through a “de-SPAC” transaction. There has been increased focus by government agencies on such transactions, and we expect that increased focus to continue, and we may be subject to increased scrutiny by the SEC and other government agencies on holders of our securities as a result, which could adversely affect the price of our Common Stock.

The NYSE may not continue to list our Common Stock, which could limit investors’ ability to make transactions in our Common Stock and subject us to additional trading restrictions.

We cannot assure you that our Common Stock will continue to be listed on the NYSE in the future. In order for our Common Stock to remain listed on the NYSE, we must maintain certain financial, distribution and stock price levels.

If the NYSE delists our Common Stock from trading on its exchange and we are not able to list our Common Stock on another national securities exchange, we expect our Common Stock could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Comm Stock;
●	reduced liquidity for our Common Stock;

●	a determination that our Common Stock is a “penny stock,” which would require brokers trading in such securities to adhere to more stringent rules, could adversely impact the value of our Common Stock and/or possibly result in a reduced level of trading activity in the secondary trading market for our Common Stock;
●	a limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

Sales of a substantial number of our shares of Common Stock in the public market by the Selling Holders or by our existing stockholders could cause the price of our shares of Common Stock to fall.

The Selling Holders named herein are comprised of Sponsor, certain legacy investors in Legacy Oklo, and certain of our directors and executive officers and their affiliates. The following table provides the number of shares of Common Stock offered hereby by each Selling Holder, as well as the historical weighted-average price paid per share of Common Stock by each Selling Holder and the potential profit earned by each Selling Holder. The table is based on the Company’s internal records and is for illustrative purposes only and should not be relied upon beyond its illustrative nature. The table uses the closing price of the Company’s Common Stock on August 29, 2024 of $6.44. The table illustrates that some Selling Holders may realize a positive rate of return on the sale of the Resale Securities covered by this Prospectus even if the market price per share of Common Stock is below $10.00 per share, in which case the public stockholders may experience a negative rate of return on their investment.

Selling Securityholder	Number of Shares Offered for Resale	Historical Weighted- Average Price Paid Per Share ($)	Potential Profit Based on Current Trading Price ($in millions)
Jacob DeWitte	13,253,926	0.0001	85.35
Caroline Cochran	12,923,654	0.0001	83.23
AltC Sponsor LLC	13,950,000	1.0412	75.31
Michael Klein	13,950,000	1.0412	75.31
Mithril II, L.P.	7,710,768	4.6600	13.73
Data Collective IV, L.P.	8,196,971	4.6500	14.67
Saxon Road Capital Management IV, LLC	130,635	1.9200	0.59
Hydrazine Capital II, L.P.	3,732,479	1.9200	16.87
Paul Cochran	567,203	0.0001	3.65
Julie Cochran	567,203	0.0001	3.65
Isaac Cochran	358,990	0.0001	2.31
Melissa Cochran	358,990	0.0001	2.31
Michael DeWitte	538,484	0.0001	3.47
Barbara DeWitte	538,484	0.0001	3.47
Jason DeWitte	358,990	0.0001	2.31
Joshua DeWitte	358,990	0.0001	2.31
Mary DeWitte	358,990	0.0001	2.31

Sales of a substantial number of our shares of Common Stock in the public market by the Selling Holders and/or by our other existing stockholders, or the perception that those sales might occur, could depress the market price of our shares of Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our shares of Common Stock.

The sale of all of the securities being offered in this prospectus could result in a significant decline in the public trading price of our Common Stock. Despite such a decline in the public trading price, some of the Selling Holders may still experience a positive rate of return on the securities they purchased due to the differences in the purchase prices described above and elsewhere in this prospectus. Public stockholders may not be able to experience the same positive rates of return on Common Stock they purchase due to the low price at which the Selling Holders purchased their shares.

Resales of our Common Stock may cause the market price of our Common Stock to drop significantly, even if our business is doing well.

The market price of shares of our Common Stock could decline as a result of substantial sales of our Common Stock, particularly by our significant stockholders, a large number of shares of our Common Stock becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares.

Pursuant to the Registration Rights Agreement and the Sponsor Agreement, (i) certain holders of shares of our Common Stock issued as consideration pursuant to the Business Combination are restricted from selling or transferring such shares for a period that begins at the Closing and that ends on the date that is 180 days after the Closing Date and (ii) each of the Insiders and certain key pre-Closing holders of Legacy Oklo capital stock, including our Chief Executive Officer, Chief Operating Officer and Hydrazine Capital, have agreed not to transfer (a) 40% of such holder’s shares for a period of 12 months after the Closing, unless the closing share price of our Common Stock equals or exceeds $12.00 per share for 20 trading days within any 60 consecutive trading day period commencing after the Closing Date, (b) 30% of such holder’s shares for a period of 24 months after the Closing, unless the closing share price of our Common Stock equals or exceeds $14.00 per share for 20 trading days within any 60 consecutive trading day period commencing after the Closing Date and (c) 30% of such holder’s shares for a period of 36 months after the Closing, unless the closing share price of our Common Stock equals or exceeds $16.00 per share for 20 trading days within any 60 consecutive trading day period commencing after the Closing Date. However, following the expiration of such lock-up periods, the Sponsor and the other lock-up parties will not be restricted from selling the Company securities held by them, other than by applicable securities laws. As such, sales of a substantial number of shares of our Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Common Stock.

Sales of a significant number of shares of our Common Stock in the public market could harm our market price and make it more difficult for us to raise funds through future offerings of our Common Stock. As additional shares of our Common Stock become available for resale in the public market, the supply of our Common Stock will increase, which could decrease its price. In addition, if our stockholders sell substantial amounts of our Common Stock in the public market, it could create a circumstance commonly referred to as an “overhang,” in anticipation of which the market price of our Common Stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, could also make it more difficult for us to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our Common Stock adversely, then the price and trading volume of our Common Stock could decline.

The trading market for our Common Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business and operations, our market, or our competitors.

Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, our stock price and trading volume would likely be negatively affected. If any of the analysts who may cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Common Stock would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

There is no guarantee that an active and liquid public market for shares of our Common Stock will develop.

A liquid trading market for our Common Stock may never develop. In the absence of a liquid public trading market:

●	you may not be able to liquidate your investment in shares of our Common Stock;
●	you may not be able to resell your shares of common stock at or above the price attributed to them in the Business Combination;
●	the market price of shares of our common stock may experience significant price volatility; and
●	there may be less efficiency in carrying out your purchase and sale orders.

Our certificate of incorporation designates a state court within the State of Delaware, to the fullest extent permitted by law, as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit the ability of our stockholders to choose the judicial forum for disputes with us or with our directors, officers or employees.

Under our certificate of incorporation, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum is a state court within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) for:

●	any derivative action or proceeding brought on our behalf;
●	any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers or employees to us or our stockholders;
●	any action arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws (as either may be amended, restated, modified, supplemented or waived from time to time); or
●	any action asserting a claim against us or any of our directors or officers or other employees governed by the internal affairs doctrine.

For the avoidance of doubt, the foregoing provisions of our certificate of incorporation do not apply to any action or proceeding asserting a claim under the Securities Act or the Exchange Act. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.

Although investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder, any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and consented to, the provisions of our certificate of incorporation described in the preceding sentences. These provisions of our certificate of incorporation could limit the ability of our stockholders to obtain a favorable judicial forum for certain disputes with us or with our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, if a court were to find these provisions of our certificate of incorporation inapplicable to, or unenforceable in respect of, one or more of the types of actions or proceedings listed above, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect its business, financial condition and results of operations. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions, and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions.

Some provisions of Delaware law and our certificate of incorporation and bylaws may deter third parties from acquiring us and diminish the value of our common stock.

Our certificate of incorporation and bylaws provide for, among other things:

●	the ability of our Board to issue one or more series of preferred stock with voting or other rights or preferences that could have the effect of impeding the success of an attempt to acquire us or otherwise effect a change in control;
●	advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at stockholder meetings; and
●	certain limitations on convening special stockholder meetings.

In addition, in our certificate of incorporation, we have not opted out of Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

●	prior to such time, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of voting stock outstanding at the time the transaction commenced, excluding certain shares; or
●	at or subsequent to that time, the business combination is approved by our Board and by the affirmative vote of holders of at least two-thirds of the votes of our outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of the votes of our outstanding voting stock. For purposes of this provision, “voting stock” means any class or series of stock entitled to vote generally in the election of directors.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our Board and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

These provisions in our certificate of incorporation and our bylaws, as well as Delaware law, may discourage, delay or prevent a transaction involving a change in control of us that is in the best interest of its minority stockholders. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect the prevailing market price of our common stock if they are viewed as discouraging future takeover attempts. These provisions could also make it more difficult for stockholders to nominate directors for election to our board of directors and take other corporate actions.

Provisions in our certificate of incorporation and bylaws could make a takeover proposal more difficult.

Certain provisions of our certificate of incorporation and bylaws could discourage, delay, defer or prevent a merger, tender offer, proxy contest or other change of control transaction that a stockholder may consider favorable, including those attempts that might result in a premium over the market price for our common stock. Among other things, our certificate of incorporation and bylaws include provisions that:

●	provide for a classified board of directors with staggered, three-year terms, which could delay the ability of stockholders to change the membership of a majority of our Board;
●	prohibit cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;
●	prohibit, subject to the rights of holders of shares of our preferred stock, stockholders from acting by consent in lieu of stockholder meetings;
●	provide for the right of our Board to elect directors to fill vacancies and newly created directorships resulting from any increase in the authorized number of directors, which prevents stockholders from being able to fill vacancies on our Board;
●	permit our Board to issue shares of preferred stock, including “blank check” preferred stock, and to determine the price and other terms of those shares, including preferences and voting rights of the preferred stock, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

●	provide advance notice requirements for nominations for election to our Board or for proposing matters that can be acted upon by stockholders at annual meetings of stockholders, which could preclude stockholders from bringing matters before annual meetings of stockholders and delay changes in our Board and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the company; and
●	provide that directors may only be removed for cause and upon the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of stock entitled to vote generally for the election of directors.

These provisions, alone or together, could delay hostile takeovers and changes in control of us or changes in our Board and our management.

We are an emerging growth company within the meaning of the Securities Act and a smaller reporting company within the meaning of the Exchange Act, and if we take advantage of certain exemptions from disclosure requirements available to “emerging growth companies” or “smaller reporting companies,” this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an emerging growth company within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from say-on-pay, say- on-frequency and say-on-golden parachute voting requirements. As a result, our stockholders may not have access to certain information they may deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year: (a) following July 12, 2026, the fifth anniversary of the Company IPO; (b) in which we have total annual gross revenue of at least $1,235,000,000; or (c) in which we are deemed to be a large accelerated filer, which means the market value of the shares of our Common Stock that are held by non-affiliates exceeds $700,000,000 as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1,000,000,000 in non- convertible debt securities during the prior three-year period.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non- emerging growth companies but any such election to opt out is irrevocable. We intend to take advantage of the benefits of this extended transition period.

Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company,” which would allow us to continue to take advantage of many of the same exemptions from disclosure requirements, including reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. Moreover, smaller reporting companies may choose to present only the two most recent fiscal years of audited financial statements in their Annual Reports on Form 10-K. For so long as we are a smaller reporting company and not classified as an “accelerated filer” or “large accelerated filer” pursuant to SEC rules, we will be exempt from the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act.

We cannot predict whether investors will find our securities less attractive because we rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Compliance with the reporting obligations under the United States securities laws and Section 404 of Sarbanes-Oxley requires expenditures of capital and other resources and may divert management’s attention. If we fail to comply with these reporting obligations or to maintain adequate internal controls our operations, and investors’ confidence in us, could be materially and adversely affected.

As a public company, we are required to comply with the periodic reporting obligations of the Exchange Act, Sarbanes-Oxley and other applicable securities rules and regulations, including the preparation of annual reports, quarterly reports, and current reports. Complying with these rules and regulations could cause us to incur additional legal and financial compliance costs and make some activities more difficult, time-consuming and costly. Further, by complying with public disclosure requirements, our business and financial condition are more visible, which may result in increased threatened or actual litigation.

In preparing its financial statements for the years ended December 31, 2022 and 2021, Legacy Oklo identified material weaknesses in its internal control over financial reporting for the years ended December 31, 2022 and 2021, which were remediated in 2023 with the implementation of additional controls and procedures and hiring of staff and third party accounting personnel with appropriate finance and US GAAP experience. However, we may in the future discover material weaknesses in other areas of our internal control over financial reporting that require remediation.

Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition or results of operations, cause us to lose investor confidence, prevent us from obtaining capital on favorable terms or at all, and subject us to sanctions or investigations by the SEC, the NYSE or other regulatory authorities.

If we fail to timely meet our reporting obligations under the Exchange Act, Sarbanes-Oxley and other applicable securities rules and regulations in their entirety, we could be subject to penalties under federal securities laws and regulations of the NYSE and face lawsuits, and we will not be able to obtain independent accountant certifications required for public companies under Sarbanes-Oxley.

Our failure to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act could negatively impact our business.

As a public company, we are subject to Section 404 of the Sarbanes-Oxley Act and are required to provide management’s attestation on internal controls. The standards required for a public company under Section 404(a) of the Sarbanes-Oxley Act are significantly more stringent than those required of us as a privately held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements. In connection with the preparation of our consolidated financial statements for the years ended December 31, 2022 and 2021 Legacy Oklo identified material weaknesses in its internal controls over financial reporting which were remediated in 2023. Please see “—Compliance with the reporting obligations under the United States securities laws and Section 404 of Sarbanes-Oxley requires expenditures of capital and other resources and may divert management’s attention. If we fail to comply with these reporting obligations or to maintain adequate internal controls our operations, and investors’ confidence in us, could be materially and adversely affected.” If our management is unable to conclude that we have effective internal control over financial reporting, or to certify the effectiveness of such controls, and our independent registered public accounting firm cannot render an unqualified opinion on management’s assessment and the effectiveness of our internal control over financial reporting at such time as it is required to do so, and material weaknesses in our internal control over financial reporting are identified, we could be subject to regulatory scrutiny, a loss of public and investor confidence, and to litigation from investors and stockholders, which could have a material adverse effect on our business and our stock price. In addition, if we do not maintain adequate financial and management personnel, processes, and controls, we may not be able to manage our business effectively or accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our business, financial condition, and results of operations. Failure to comply with the Sarbanes-Oxley Act could potentially subject us to sanctions or investigations by the SEC, the exchange upon which our securities are listed or other regulatory authorities, which would require additional financial and management resources.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of Common Stock by the Selling Holders pursuant to this prospectus.

The Selling Holders will pay all incremental selling expenses relating to the sale of their shares of Common Stock, including underwriters’ or agents’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Selling Holders, except that we will pay the reasonable fees and expenses of one legal counsel for the Selling Holders, in the event of an underwritten offering of their securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, NYSE listing fees and fees and expenses of our counsel and our accountants.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which shares of Common Stock may be sold by the Selling Holders under this prospectus.

MARKET INFORMATION FOR COMMON STOCK AND DIVIDEND POLICY

Market Information

Our Common Stock is currently listed on NYSE under the symbol “OKLO.”

As of August 29, 2024, we have 122,096,270 shares of Common Stock outstanding held of record by 71 holders. Such amounts do not include DTC participants or beneficial owners holding shares through nominee names.

Dividend Policy

We have not paid any cash dividends on our Common Stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition, as well as the applicable provisions of our certificate of incorporation, our bylaws and applicable law. The payment of any cash dividends will be within the discretion of our Board at such time. Our ability to declare dividends will also be limited by restrictive covenants pursuant to any debt financing agreements. In addition, our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future.

BUSINESS

References in this section to “we,” “our” and “us” generally refer to Legacy Oklo prior to the Business Combination and the Company after the Business Combination.

Our Mission

Our mission is to provide clean, reliable, and affordable energy through the design and deployment of next-generation fast fission power plants on a global scale. To deliver on this mission, we are leveraging proven technologies, developing a licensing framework to support our modern deployment model, and vertically integrating our nuclear fuel supply chain. We also believe we have an embedded opportunity to enhance our business with advanced fuel recycling technology to convert used fuel waste into clean energy. Our vision is to deploy fast fission power plants to provide solutions for reaching carbon neutrality, to improve environmental and societal justice through electrification, to provide reliable and affordable power for industry and an overall growing energy demand, and to bolster energy resiliency.

Overview and Competitive Strengths

We were founded in 2013 with the goal of revolutionizing the energy landscape by developing clean, reliable, affordable energy solutions at scale. We believe that global demand for reliable, clean energy is growing rapidly and according to the International Energy Agency’s World Energy Outlook 2022 it is estimated that new policies in major energy markets will propel an expected $2 trillion to be spent on new clean power generation globally by 2030. We are pursuing two complementary tracks to address this demand: providing reliable, commercial-scale energy to customers and selling used nuclear fuel recycling services to the U.S. market.

We are developing next-generation fast fission power plants called “powerhouses.” In our differentiated build, own, and operate business model, we plan to sell power in the forms of electricity and heat directly to customers, which we believe can allow for fast-tracked customer adoption. In addition, we believe we are a pioneer in the nuclear industry in the development of fuel recycling capabilities, which can unlock the energy content of used fuel; we also believe this business unit can complement our market position by vertically integrating and securing our fuel supply chain.

The fast fission technology we are working to commercialize was demonstrated by the Experimental Breeder Reactor-II (“EBR-II”), a fast fission plant that was operated by the U.S. government for 30 years. Our powerhouse product line, called the “Aurora,” builds on this legacy of proven and demonstrated technology. Our Aurora powerhouse product line is designed to be inherently safe, to be able to run on fresh or recycled fuel, and to produce 15-50 MWe. Because the Aurora powerhouses are designed to operate by harnessing the power of high-energy, or “fast,” neutrons, they will be able to tap into the vast energy reserves remaining in existing used nuclear fuel from conventional nuclear power plants, which is currently considered nuclear waste. We estimate there is enough energy in the form of nuclear waste globally to meet the projected U.S. demand for electricity for 100 years with fast fission power plants.

We have achieved several significant deployment and regulatory milestones, including securing a site use permit from the DOE for the Idaho National Laboratory (“INL”) site and a fuel award from INL for a commercial-scale Aurora powerhouse in Idaho. We have announced plans for two Aurora powerhouses in southern Ohio and have been tentatively selected to provide power and heat to Eielson AFB. Furthermore, we have a robust pipeline of potential customer engagements across a number of industries, having signed non-binding letters of intent that we believe could result in the deployment of Aurora powerhouses totaling over 700 MWe in capacity. The early market interest in our solutions exemplifies the potential demand for our size range of powerhouses and differentiated business model. Our first powerhouse is targeted for deployment in 2026 or 2027.

We believe that our approach to commercializing fast fission has several key competitive advantages that will support our mission:

●	Modern application of proven, inherently safe technology — The fast fission technology we are leveraging has been proven by the U.S. government and has over 400 reactor-years of experience globally, providing compelling data regarding the inherent safety, operating, and maintenance characteristics of the technology. The Aurora builds on this proven technology to reduce risks typically associated with the deployment of new or novel technologies. Our strategic focus on small powerhouses for initial deployments can also help to reduce complexity and cost, facilitating streamlined deployment.

●	Differentiated business model — We are developing a build, own, and operate model by which we plan to build the powerhouse and then sell energy in the form of electricity or heat via PPAs to end customers. This model sets us apart from both the traditional nuclear industry and current competitors in the advanced fission industry who license their technology to utility companies. We believe our business model will allow us to obtain customers quickly, reduce and manage regulatory and operating costs, and leverage financing strategies similar to those used in renewable energy projects.
●	Advantaged fuel supply — Fuel costs are a major cost driver for advanced fission reactors using HALEU fuel. We believe we are the only advanced reactor developer to have secured a source of fuel for a first commercial deployment, as we were awarded fuel material by INL in 2019 for our first powerhouse in Idaho. We also have a partnership in place with Centrus Energy Corp. (“Centrus”), announced in 2021, to cooperate in the development of a production facility for HALEU to support future deployments. In August 2023, we took a step toward this goal by entering into a memorandum of understanding with Centrus, which in part contemplates a definitive agreement under which we would purchase HALEU from Centrus’s planned Piketon, Ohio facility. Further, the Aurora is designed to run on both fresh HALEU and recycled used nuclear fuel waste which does not require further enrichment in order to be used as fuel in the Aurora. We are also developing fuel recycling capabilities to vertically integrate our fuel supply and further realize the potential of fast fission technology.
●	Superior characteristics of fast fission — Clean, firm power is essential to meeting growth in global electricity demand, which is expected to triple by 2050. Nuclear energy has among the lowest lifecycle emissions per the Intergovernmental Panel on Climate Change (“IPCC”) and the highest capacity utilization of any current major energy source in the United States per the DOE. As a result, we expect that the price of power to our potential customers could be competitive with some of the lowest prices offered by current firm or dispatchable power sources.
●	Strong founder-led team with deep technical expertise — Our founders are nuclear engineers with significant experience in nuclear technology. Our diverse team is highly qualified, with a significant number of advanced degrees in engineering and science, and cumulative decades of experience with the U.S. regulator, who licenses commercial nuclear power for operation. Together, we bring expertise and experience from several industries, such as nuclear power, aerospace, automotive, tech to deliver on our mission.

Industry and Market Opportunity

Energy consumption is growing rapidly while the world simultaneously tries to mitigate the effects of pollution and climate change, which is one of the most significant health threats facing humanity. Pollution and climate change are expected to account for 250,000 additional deaths per year between 2030 and 2050. As a result, clean, reliable, affordable, energy solutions are in increasingly high demand and will be critical to combat the effects of pollution and climate change. Global electricity demand is expected to triple by 2050 as electrification and living standards increase. Electricity demand is expected to further increase due to advances in artificial intelligence and increased data storage needs. The need to deploy clean power sources is made even greater by the ongoing replacement of existing carbon-intensive power sources.

The world needs clean, reliable, and affordable energy sources that are deployable at scale to support the growth in global demand for electricity while meeting the commitments made by many energy buyers and countries for decarbonization. Wind and solar power solutions are clean but currently only provide intermittent energy, not firm, baseload energy. Expensive electric transmission infrastructure is required to scale most renewable energy sources. Most renewable energy sources also require significant storage infrastructure to provide firm, baseload energy. This storage infrastructure is not scaling to meet the global need. Natural gas provides firm, baseload energy but is expensive and not clean. It also relies on expensive gas distribution infrastructure and, in order to provide clean power, requires carbon capture technology, which is also not scaling to meet the global need.

Nuclear energy offers important advantages over other major electricity generating sources. According to the IPCC, nuclear energy provides among the lowest lifecycle emissions, and according to the DOE, the highest capacity utilization - at a 93% average capacity utilization in the United States - of any major electricity generating source. Nuclear power plants have operated reliably for over 60 years with more than 400 gigawatts electric (“GWe”) of installed capacity in 32 countries. Nuclear power plants can serve as a baseload electricity source, while providing efficient land use and utilizing existing transmission infrastructure. Beyond providing firm electricity baseload, they can also be used to provide grid flexibility and decarbonization beyond the grid. According to the DOE’s “Pathways to Commercial Liftoff: Advanced Nuclear” report, achieving a net-zero energy grid in the U.S. by 2050 requires a threefold increase in nuclear power capacity, an increase of roughly 200 GWe. Nuclear power can provide clean baseload power that replaces fossil fuels and solves the intermittency issue of renewables, allowing the grid to accommodate a significant increase in capacity from renewables as well.

The U.S. government has recently indicated through bipartisan action that it recognizes the importance of nuclear power in meeting the United States’ growing energy needs. The IR Act, which was signed into law in August 2022, includes $700 million in funding for advanced nuclear fuel, $250 billion of loan authority for the DOE Loan Programs Office (“LPO”), and up to 50% for either an investment or production tax credit. Additionally, U.S. governmental appropriations for U.S. fiscal year 2023 provide over $1.4 billion to support a wide range of nuclear energy initiatives with more funding expected in the upcoming fiscal year 2024. We believe that we are well-positioned among other advanced fission companies to take advantage of these government incentives. Specifically, the LPO funding eligibility is limited to finance work which does not have other federal support. Most advanced reactor developers received government funding for reactor development, but Oklo has not received federal funding for advanced reactor development work. As such, there is less susceptibility to prohibitions of our use of the LPO program funding. Additionally, the IR Act also created two tax credits available to new energy projects placed in service after December 31, 2024, the Clean Electricity Production and Investment Tax Credits, that are eligible for facilities generating electricity, which we believe we can directly leverage as an owner and operator of our technologies; LPO financing can be combined with either the Clean Electricity Production or Investment Tax Credit potentially allowing us to take advantage of both offerings from the IR Act.

Products

Our primary product will be the energy produced from our Aurora powerhouses, once operational. Our planned business model is to sell the energy to customers via PPAs, as opposed to selling our powerhouse designs. This business model allows for recurring revenue, the opportunity to capture profitability upon improved operational efficiency, and enables novel project financing structures. This business model sets us apart from the traditional nuclear power industry, other companies in the advanced fission industry, and other larger scale energy types such as natural gas. Selling power via PPAs is a common practice within the renewable energy sector and indicates that this business model could be feasible for power plants within the size range targeted by our Aurora product line (i.e., starting with 15 MWe and ranging upward to anticipated sizes of 50 MWe).

The traditional nuclear power industry comprises developers of large (ranging from approximately 600 MWe to over 1,000 MWe) light water reactors who sell or license their reactor designs to large utilities who then construct and operate the nuclear power plant. The developer’s focus on regulatory approval of the design may lock in certain lifecycle regulatory costs that are realized by the owner-operator during construction and operations. As a result, lifecycle cost implications are generally not addressed cohesively between the developer and the owner-operator, and the regulatory strategy does not holistically implement the lifecycle benefits of the technology’s inherent safety characteristics. To date, the advanced fission industry is largely following the historical blueprint of developers seeking design certifications or approvals, and utilities bearing the future burden of licensing. While there are a number of advanced reactor designers developing smaller sized reactors than those traditionally used in the nuclear power industry, most of these developers are generally pursuing regulatory approval of groupings of these smaller reactors as part of singular larger plants, sizes of 200 MWe and up to 1,000 MWe.

In contrast, we plan to be the designer, builder, owner, and operator of our powerhouses and plan to focus on small-scale powerhouses (15 MWe to 50 MWe). As a result, we have an incentive to relentlessly focus on the full lifecycle of a safe, well-maintained, cost-effective powerhouse and holistically implement the benefits of an inherently safe, simple design. We expect this approach to enable us to reduce and manage lifecycle regulatory and operating costs in an integrated fashion, as opposed to the historical model used in the nuclear power industry that divides the incentives and responsibilities between the developer and the utility.

Selling electricity under PPAs follows an established revenue model in global power markets. While this model is more typically used for renewable energy solutions, we believe it is a compelling model for us because of the relatively small size and the lower expected capital costs of our powerhouses, when compared with other nuclear power plants. In addition, our model is designed to generate recurring revenue in a way that the traditional licensing model does not. For example, in the traditional technology licensing model, after the sale of the design, recurring revenue is dependent upon the sale of service contracts, including fuel services, which may result in prices being undercut by intermediaries. We expect our powerhouses to be profitable from the first year of operation due to our anticipated favorable unit economics. We also believe this approach will drive unit growth and allow us to ultimately launch higher output versions of our powerhouses.

We believe that our potential customers want to buy power, rather than own or operate power plants, and will prefer affordable solutions that meet their environmental and operational goals. We plan to further accelerate customer adoption by offering minimal to potentially zero upfront costs and quick delivery times. With non-binding letters of intent from potential customers for over 700 MWe, we believe our powerhouses are an ideal fit for target markets in decentralized use cases such as data centers, national defense, factories, industrial customers, off-grid and rural customers, and utilities.

In addition to selling power under PPAs, we believe we have an embedded opportunity to enhance our mission with our advanced nuclear fuel recycling technology. We are actively developing nuclear fuel recycling capabilities with the goal of deploying a commercial-scale fuel recycling facility in the United States by the 2030s. Used nuclear fuel waste still contains more than 90% of its energy content, and we believe there is enough energy in the form of used nuclear fuel waste globally to power the expected electrical needs in the United States for 100 years with fast fission power plants. More than 90,000 metric tons of used nuclear fuel waste have been generated since 1950, and an additional 2,000 metric tons are generated every year. Currently, other countries recycle used nuclear fuel waste, but the United States does not, and there is an enormous opportunity to do so. Our reactors are specifically designed to run on either fresh or recycled nuclear fuel, which could provide significant potential commercial upside, as fuel recycling could allow us to transform the traditional fuel supply chain with additional security and optionality and reduce fuel capital costs for our powerhouses. Additionally, fuel recycling has the potential to further benefit us economically, as we plan to sell radioisotopes, and recycling services.

Regulatory Experience and Outlook

Commercial deployment of any advanced fission power plant requires obtaining regulatory approvals from the NRC for design, construction, and operation. Since 2013, we have been gaining regulatory experience and developing a relationship with the NRC. This experience has informed two key tenets of our licensing approach that we believe will enable us to achieve our mission. First, we believe the inherent safety of the technology and the expected size of our powerhouses will enable us to efficiently meet existing regulations. Second, we are taking advantage of an all-in-one license application process, in which we believe subsequent licenses of a powerhouse will benefit from the initial license of the reference powerhouse, accelerating our deployments.

Our licensing methods and repeatable approach to licensing are possible because of the proven safety fundamentals of the technology. As a result, the expected safety profile of our designs relies less significantly upon the specific site, on construction, or on operational characteristics than that of prior nuclear power plants. We believe that using a technology with proven inherent safety fundamentals is key to changing the historical trend of high and growing costs in nuclear power relating to plant safety, mostly resulting from regulatory induced costs. We also believe that repeatable licensing can be enabled with reactor technology with inherent safety, so that the plant’s safety is as separated from site-specific constraints as possible, making the plant more readily deployable at a variety of sites.

We believe that a benefit to efficiently meeting the regulations will be a reduction in the time required for regulatory approvals. Based on our prior experience with the NRC and our internal estimates, we believe that the NRC will require between 24 and 36 months for the review of the license application for our first-of-a-kind powerhouse, and that timeline is expected to be significantly shortened for each subsequent license application. Historically, reviews initiated by the NRC have taken more than eight years, with 75% of the reviews taking over a decade to complete, considering that the reviews have been done in multiple steps, separating out design reviews from construction and operations reviews or separating out construction approval from subsequent operations licensing. In 2019, Congress passed the bipartisan Nuclear Energy Innovation and Modernization Act (“NEIMA”) directing the NRC to develop performance requirements for its review of licensing activities following acceptance of a license application; for combined license application reviews such as ours, the NRC chose three years as a generic milestone.

Regulatory approval can be pursued for a design, for construction at an individual site, and for operating at an individual site - or all in one. These authorizations serve different purposes and allow for a specified set of activities. Of note, to operate a commercial power reactor, an entity must obtain an operating license under Title 10 of the Code of Federal Regulations (10 CFR) Part 50, “Domestic licensing of production and utilization facilities” (after having obtained a construction permit) or must obtain a combined license under 10 CFR Part 52, “Licenses, certifications, and approvals for nuclear power plants.” In other words, neither a construction permit, nor a standard design approval or a design certification are NRC authorizations that allow the production of power by a commercial nuclear power plant. In short, there are no advanced fission designs with a license for commercial operations, and there are no such applications under review by the NRC.

Our business model as an owner-operator and our focus on repeatable licensing is why, starting early in our engagement with the NRC, we focused on an all-in-one, “custom combined license application.” This is a regulatory pathway that already exists but has not been exercised. Because a combined license for advanced fission was entirely new, we worked with the NRC to pilot a new application structure in 2018. This experience then informed our work to develop our first custom combined license application.

In March 2020, we became the first advanced fission company to submit a custom combined license application, and we remain the only such company to do so. Through this license application, we requested authorization to build and operate our Aurora powerhouse in Idaho, and in June 2020, we became the first advanced fission company to have a combined license accepted for review by the NRC. The application and its acceptance for review demonstrated a wide range of historic firsts and novelties in engagement with the NRC: the first application submitted online, the first submitted all in one step, the first for an advanced fission company, and the first with a completely novel structure built to better suit the technology it was meant to license.

Based on our experience leading up to the submission of the combined license application, we expected that our application would be subject to an in-person audit review process, and the application itself was structured to lend itself to in-person audit engagements between technical staff and our engineers for confirmation of supporting data. The application was submitted on March 11, 2020, the day that the World Health Organization declared COVID-19 a pandemic. The implications of the pandemic made the application review very challenging, and the application was denied without prejudice in 2022, with the NRC requiring further information to complete the review. With the information we have learned from our initial application process, and the expansion of our regulatory team, we have been actively addressing outstanding questions by the NRC and have been engaging with the NRC to progress toward our next application.

As of August 2024, our regulatory interactions with the NRC for our powerhouses have consisted of numerous pre-application meetings, which we anticipate will be followed by the formal submission and review of the requisite authorizations and applications, leading to the construction and operation of the licensed facility. We strive to have intentional and focused pre-application engagements with the NRC to ensure that both we and the NRC have the necessary resources and that such resources are utilized deliberately in carrying out an efficient review. We anticipate that we will obtain a license for our first powerhouse for full operation at a fraction of the cost of any other advanced fission company, a credit to the regulatory traction we have gained over the years.

We are anticipating subsequent Aurora powerhouse license applications and have developed our regulatory strategy to enable efficient licensing of future powerhouses. A key benefit of the combined license application that we use is that it enables replication for follow-on powerhouses, with review anticipated to focus only on the portions in the subsequent application, or “S-COLA,” that have changed from the first, reference application, or “R-COLA.” Currently, we expect that the difference in information will be limited to siting information and other site-specific information, and we anticipate that each S-COLA will be reviewed efficiently and far more quickly than the first R-COLA.

Our experience over the past decade has resulted in several historic accomplishments for non-water-cooled advanced fission: we were first to formally engage with the NRC, first to fully pilot a new application structure, first to submit a combined license, and first to have the NRC accept their combined license application for review. We are also the first to have an NRC-approved quality assurance program and the first to have an NRC-approved safeguards information handling program.

We believe these efforts have placed us in a strong position for achieving one of the most important deployment milestones: receiving an issued license to operate and produce power, with a path for obtaining subsequent licenses. We also believe our unique approach will enable us to reach these milestones at a fraction of the time and cost of any other advanced fission company.

We are also engaged with the NRC for our work on recycling technologies, which was announced in late 2020.

Fuel Supply and Recycling

Fuel supply is a critical factor for the deployment of all advanced fission power plants, and fuel cost is a key determining factor related to the price of power provided to customers. Typically, utilities are responsible for sourcing fuel for their plants, and as a result, we believe many advanced fission developers are not directly incentivized to establish long-term fuel supply. Because we will own and operate our facilities, we will be purchasing and using the fuel for our powerhouses, and therefore we have a significant incentive to develop our fuel supply chain. Furthermore, with fast fission technology, fuel may be recycled and reused, such that it holds long-term value for us as owners of the fuel. As a result of our efforts to ensure our fuel supply, we have allocated fuel for our first plant, we are building and have already announced commercial relationships to support the supply of fuel for future deployments, and we believe we are leading the U.S. market in terms of investment into fuel recycling technologies.

In 2017, we signed a non-binding Memorandum of Understanding with the DOE related to fuel and siting for an advanced reactor deployment at INL. In 2020, INL announced that we were selected for the opportunity to access recycled fuel material to fuel that reactor. We believe this award uniquely positions us among advanced fission developers that use HALEU as the only company with access to fuel for our first commercial deployment. Additionally, in 2021, we signed a non-binding Letter of Intent with Centrus to cooperate in the development of a production facility for HALEU, which we believe will support the commercialization of our advanced fission plants. In August 2023, we took a step toward this goal by entering into a memorandum of understanding with Centrus, which in part contemplates a definitive agreement under which we would purchase HALEU from Centrus’s planned Piketon, Ohio facility. We are currently working with potential customers for a number of plants in the near-term, and the expected financing arrangements for these multiple deployments is expected to include financing for the fuel for each plant. As such, in contrast with developers focused on one or two large plants over the next decade, we believe that by having many nearer-term financed deployments we have the capability for large-scale fuel procurement which may accelerate our capability to establish a fuel supply chain.

In addition to our approach to establishing fuel supply chain through the financing of multiple plants, we believe we can reduce our long-term fuel costs by approximately 80% by fueling reactors with recycled used nuclear fuel waste. We have designed the Aurora powerhouse product line to run on both fresh HALEU and recycled fuel. The ability to utilize recycled nuclear fuel is important because it unlocks a supply of currently available fuel material, potentially reducing our reliance on new fuel enrichment facilities beginning operation. Additionally, recycled nuclear fuel waste material does not require enrichment, which eliminates a challenge with the supply chain of HALEU. There are about 90,000 metric tons of used fuel that have been generated by the U.S.’s operating reactors, which is currently considered waste but which, according to our estimates, could power the U.S. for over 100 years using fast fission technology. This used fuel is currently stored at great cost to utilities and other service providers.

The ability to use recycled fuel is unique to fast fission technologies. Recycling fuel was already demonstrated decades ago at the EBR-II by the U.S. government for the same fuel that we employ. Furthermore, used EBR-II fuel is actively being recycled now for use in the planned Aurora powerhouse at INL as part of the fuel material award from INL.

We are actively working to commercialize the recycling technology used to recover the EBR-II fuel. Our leadership in the development of recycling technology and progress toward commercialization is exemplified by our selection by DOE and DOE Advanced Research Projects Agency-Energy (“ARPA-E”) for four different cost-share projects related to recycling. These projects are funded by the DOE Technology Commercialization Fund (“TCF”), the ARPA-E CURIE program, the ARPA-E OPEN program, and the ARPA-E ONWARDS program. The DOE has approved the Safety Design Strategy for our Aurora Fabrication Facility at Idaho National Laboratory. The Aurora Fuel Fabrication Facility is being designed to demonstrate the reuse of recovered nuclear material. We intend to further pursue the deployment of a commercial used nuclear fuel recycling facility. As of August 2024, we are in the stage of conducting technology development, pre-application regulatory engagement, and consent-supported siting.

Technology

Our powerhouses are designed to generate energy through fast fission technology, which has operated for hundreds of reactor-years globally. Our powerhouses are designed to be small, and use largely prefabricated components, are powered by compact, non-pressurized reactors with minimal moving parts, generally use common materials and commercially available power-generating equipment, and use less than two acres of land. Despite their small size and footprint, a single powerhouse can provide sufficient electricity to power thousands of homes.

Inspiration and Proven Technology

We believe that we are one of the only companies in the advanced fission industry that is leveraging technology that has been used for decades at the size range of our intended heat or power output. This approach is an important part of our business strategy to reduce technological risk in the service of rapid commercialization. By leveraging extensive U.S. government investments to demonstrate this technology via multiple operating reactors over decades, we believe we can avoid the long delays associated with building and operating scaled prototypes to demonstrate a technology and obtain the necessary data to support deployment and licensing. Qualified experimental data is essential to the successful licensing of a new reactor technology, and a significant experimental dataset exists for fast fission technology because of the substantial investments by the U.S. government. Starting in 2016, we began working with national labs through DOE-funded efforts to qualify portions of this data for use in licensing. In this way, instead of spending considerable resources in fundamental research and development, we have been able to focus our efforts on key, targeted research and development, and on reducing deployment risk associated with tasks such as licensing, developing a supply chain, construction, and operation.

The Integral Fast Reactor (“IFR”) program and the Fast Flux Test Facility (“FFTF”) are two examples of prior research and development we are building on. The IFR program was a program supported by DOE to demonstrate closing the nuclear fuel cycle, which refers to recycling and reusing nuclear fuel, and to prepare for commercialization of metal-fueled fast fission power plants. For example, the IFR program recycled around 35,000 fuel elements, produced 366 subassemblies, assembled 66 control and safety rods, performed over 30,000 irradiation tests, operated for over 30 years, generated over 2 billion kilowatt-hours of electricity, and sold power to the grid. The FFTF was the most heavily instrumented fast fission test reactor in the world, and its primary mission was to test full-size nuclear fuels and components typical of those to be found in a commercial fast fission reactor, which uses a liquid metal coolant. FFTF was considered highly successful by industry experts and demonstrated outstanding performance during the 10 years of reactor operation and nearly 20 years of plant system (including the sodium systems) operation.

The IFR program demonstrated the inherent safety characteristics of metal-fueled fast fission reactors, the reactor type that our Aurora product line is designed to use, in particular through a series of landmark tests at EBR-II in the 1980s. These tests were based on hypothesized extreme nuclear accidents and showed that the EBR-II fast fission reactor technology can preclude significant damage and that system safety is bolstered by the inherent characteristics of the system. For example, most operating water-cooled reactors generally need pumps to activate in order to circulate cooling water after shutdown to prevent melting of the fuel. This means that the pumps, the generator supplying power to these pumps, the power supply system, and the activation systems, among other systems, all must be safety-grade, and all must actively function to assure safety. The EBR-II tests showed that metal-fueled, liquid-metal-cooled fast fission reactors, similar to our design, only need inherent characteristics such as thermal expansion of metal and other fundamental physical characteristics to mitigate potential damage in the case of loss of cooling and loss of function of shutdown systems.

Strategically Small Size

We designed our powerhouses to be smaller than prior commercial nuclear deployments, both in terms of footprint and power output, to attempt to avoid infrastructure challenges. Historically, the largest contributor to levelized cost of electricity from nuclear power plants has been the costs of financing the multi-billion-dollar infrastructure projects, which can be compounded by costs of any delays in construction or production. As a project grows in cost and complexity, or large or specialty parts become required, the logistics of the project and the variables affecting success increase exponentially. We believe that for the nuclear industry to achieve economies of scale, smaller, more simplified plants are essential.

Our initial focus is on developing reactors that produce 15 MWe or less, but we expect that the Aurora product line will eventually include powerhouses that can produce up to 50 MWe. The strategic focus on these small reactors is expected to help reduce complexity and cost. The cost of the early deployments of our 15 MWe plants is expected to be approximately $70 million, however, the long term expected cost of future deployments of our 15 MWe plants is expected to be less than $60 million, and the target construction time is less than 1 year; in comparison, the most recent U.S. commercial nuclear power plant deployment of two large 1,100 MWe light water reactors was projected to cost more than $30 billion and to take more than 10 years of construction time. We believe that our initial focus on small powerhouses makes us uniquely advantaged because we do not require massive amounts of government funding to deploy them.

The following illustration of an Aurora powerhouse shows our anticipated modern design and its relatively small size when compared to currently operating nuclear power plants.

Modern Design Approach

We have focused on utilizing modern design methods, including modern software tools for design version control, digital twins, machine learning, and artificial intelligence to rapidly iterate on design parameters. We also utilize digital quality controls and documentation, which enable advanced tracking of safety functions through all phases of component design, procurement, testing, and maintenance. We believe these investments in modern software can improve safety and quality assurance, make our design process more efficient, provide for improved documentation, and ultimately facilitate more efficient operations, maintenance, and scalability of our powerhouses. Our team includes exceptional software engineers with experience from leading software development companies in Silicon Valley. This talent has enabled exceptional capabilities in terms of our modern design approach as well as our documentation and quality assurance practices.

Our modern design methods differ from the legacy methods in the existing nuclear industry, which generally do not utilize modern computing or design methods. For example, many older operating nuclear power plants do not utilize electronic records for quality assurance. This means that essential quality assurance records which are used to monitor the safety of the legacy plants are kept on paper, requiring revisions to be physically transported and stored in physical locations. This creates complications in managing change control related to safety systems in these large historical plants. The capability to track the safety-related function of those components in real time is often essentially nonexistent, and if a safety-related component needs to be revised, the analysis must be redone by the designer to approve a revision. This is then documented on paper, sometimes physically mailed to the regulator, any related engineering services provider, the utility, among others. This approach is costly and can make it very difficult for incumbents in the nuclear industry to ensure quality. By contrast, our approach is designed to tie key functions to key components and to the testing and maintenance of those components throughout the life of the plant, which is expected to be 40 or more years. Design decision points are documented as version-controlled instances with documented approval processes so that every component’s design has a clear pedigree and modifications are integrated only after undergoing a rigorous process.

Targeting Streamlined Deployment

The Aurora product line is designed to be constructed and operated at a wide range of sites. Because of the compact nature of the powerhouses and the minimal land and resources they require, we have increased site selection flexibility compared to traditional nuclear power plants. For example, our powerhouses do not need to be sited next to bodies of water like most existing nuclear power plants and many of the larger small modular reactor designs, opening a large site selection area and serving potential customers that seek a high degree of localization. The following are illustrations of an Aurora powerhouse site showing building internals (left) and the finished exterior (right):

Minimal site preparation is expected to be required before we install a powerhouse. The logistics for the site are designed to be simpler, since all components can be transported by truck and can be lifted by typical cranes. Additionally, we believe a relatively small labor force will be required for construction to help prevent overruns and overages.

We are designing our reactors to be largely automated to minimize the need to individually license human reactor operators by the NRC, thereby significantly reducing the cost of operation. The control mechanisms and instrumentation for reactor automation in our powerhouses are similar to those previously used for reactor technologies and are commercially available. We believe that we will benefit from the existing supply chain and the experience of previously operating reactors while also leveraging modernized sensors and software to improve on past designs and enable this level of automation.

We plan to leverage established, agile supply chains from various industries, deviating from the conventional, sluggish, and cost-intensive nuclear supply chains. Our approach capitalizes on the deliberate design choices and compact size of our technology, rendering the necessity of pressurized vessels or exotic materials unnecessary. This approach enables us to collaborate with partners like Siemens, who we have named our preferred supplier for steam turbine generators. We believe that if we can leverage the expertise and established infrastructure of partners like Siemens, it can increase the reliability, scalability, and cost- effectiveness, of our powerhouses, once constructed.

We selected metal-fueled fast reactors as the technology for the Aurora product line for many reasons, but in particular for their extensive operating history. Metal fuel has operated for more than 30 years in the U.S. and has been extensively characterized and qualified for over 50 years, demonstrating its readiness for commercial deployment. We believe that this readiness will help us obtain an NRC license faster than we would with a less-proven technology. We also believe that metal-fueled fast reactors will have lower production costs, in part because of the improved cost economics of metal fuel fabrication. Metal fuel is easy to fabricate compared to alternatives such as tri-structural isotropic particle fuel and we believe it will be significantly cheaper.

To pilot our fabrication process, we partnered with INL for initial casting investigation of the Aurora fuel and prototyping. INL created molds for our specific fuel geometry and used a billet casting furnace to cast several Aurora fuel elements. Additionally, using metal fuel in our powerhouses means that we anticipate that we can operate for longer periods of time without refueling than the currently operating light water reactors in the U.S. This will lead to better fuel utilization and a reduction in fuel movements and transportation, increasing security and decreasing capital and operating costs. The following is an illustration of the Aurora reactor module (left) and section view of the module showing internal components (right):

Growth Strategies

Our key strategies to grow our business include the following:

●	Scalable regulatory approach — We believe our licensing strategy will enable us to accelerate deployment by reducing the regulatory burden for follow-on units. When approved, we believe our reference custom combined license, which will cover all aspects needed to build and operate a plant, including an environmental report, can become a reference point for subsequent custom combined licenses, with changes relating to siting parameters unique to each new powerhouse location. We believe this reference and subsequent combined license approach is a licensing strategy currently unique to us, and we believe it will be key to enabling efficient regulator reviews.
●	50 MWe Aurora powerhouse and other expansions to and variants of the Aurora product line — We are continuing to develop the reactor technology powering the Aurora and intend to scale it to 50 MWe for future deployments. We intentionally start small because we believe that we can more easily reduce artificial costs and demonstrate our approach with our initial powerhouse design. However, the larger power output can potentially unlock additional markets, while providing the opportunity for higher return on investment due to increased economy of scale. We have long-term plans to develop even larger powerhouses as well as high-resiliency variants of the Aurora product line to serve customers with unique resiliency needs.

●	Development of new products — It is key to our design approach and product development strategy to start with our initial Aurora powerhouse product and build off of that to design more economically compelling products that address larger markets, while also working to integrate the supply chain and thereby enable mass production.
●	New revenue streams from recycling — We believe our recycling approach has the potential to create additional revenue streams. These could potentially include the sale of used fuel management services, byproducts and specialty isotopes, and recycled fuel.
●	Geographic expansion — Our initial target market is the United States, as we believe there is stronger potential customer demand and government support, and because we believe U.S. regulatory approval provides a strong springboard to international deployment. We have significant customer interest internationally, and we expect that interest to grow following our initial commercial operations.

Potential Customers

We are targeting a number of specific markets that are potentially a strong fit for our Aurora product line. These markets include national defense, factories, industrial customers, off-grid and rural customers, utilities, and data centers. For example, the data center market in Northern Virginia alone, is currently approximated to be 3400MWe. The growth of electricity demand for data centers, which is largely driven by artificial intelligence, is expected to triple by 2030. We believe our solution is a good fit for potential customers in these markets because it will be clean, reliable, and affordable, and is designed to simplify buying power through power purchase agreements and streamlined licensing process. We believe this fit is supported by our non-binding letters of intent with potential customers to provide over 700 MWe. A portion of expressed customer interest to date is not site dependent, and we expect a strong fit with unaddressed off-grid use cases. We believe the siting flexibility of the Aurora is beneficial because our powerhouses could be located near customers and where state and local laws are favorable for deployment.

Of our work with customers, we have so far announced the following potential powerhouse deployments:

●	Idaho National Laboratory — We have a site permit granted by DOE, and fuel awarded by INL for the Aurora INL project, for one 15 MWe plant targeting deployment in 2026 or 2027.
●	Southern Ohio Diversification Initiative — We announced a partnership with the Southern Ohio Diversification Initiative (“SODI”) in May of 2023, which includes plans to deploy two 15 MWe powerhouses in Southern Ohio. In addition, we have entered into an Option and Right of First Refusal to Purchase Real Estate (the “Land Rights Agreement”) with SODI for the option to purchase certain parcels of land from SODI in Southern Ohio, for the siting of two 15 MWe powerhouses (the “Land Option”). Subject to the terms and conditions of the Land Rights Agreement, SODI granted us the Land Option in exchange for an upfront fee, which will be credited toward any purchase under the Land Rights Agreement.
●	Centrus — We announced a memorandum of understanding with Centrus. This memorandum of understanding contemplates several potential collaborative programs, including Oklo’s purchase of HALEU from the production facility that Centrus is planning to build in Piketon, Ohio and Centrus’ purchase of electricity from Aurora powerhouses that Oklo would build in Piketon, Ohio.
●	Eielson Air Force Base — We announced that the Defense Logistics Agency Energy on behalf of the United States Air Force issued a Notice of Intent to Award (“NOITA”) a contract to Oklo to provide power and heat at the Eielson AFB as part of the Air Force’s micro-reactor pilot program in August 2023. In November 2023, a “pre-filing notice of protest” to the NOITA was submitted to the U.S. Court of Federal Claims by one of the unsuccessful bidders for the contract to provide power and heat to Eielson AFB, which resulted in a rescission of the notice by the Defense Logistics Agency (“DLA”) Energy Office. The DLA has stated in an email that “the rescission of the NOITA was not a revocation of the planned contract.” The DLA further specified that, “it is a procedural requirement while DLA Energy ensures proper documentation of due diligence that was performed during source selection.” The management of the due diligence process falls under the purview of the DLA. As of August 2024, the DLA continues to complete necessary due diligence required to reissue the NOITA.

●	Equinix — On the LOI Execution Date, we entered into the February 2024 LOI which confirms Equinix’s interest in purchasing electric energy output from us for a 20-year timeline at a rate to be formally specified in one or more future PPAs (subject to the requirement that the price meets the market rate, discount and most favored nation terms contained in the February 2024 LOI).
●	Diamondback Energy — We announced a non-binding letter of intent with Diamondback Energy which confirms Diamondback Energy’s interest in purchasing energy output from us for a 20-year timeline at a rate to be formally specified in a PPA.
●	Atomic Alchemy — We announced a non-binding memorandum of understanding with Atomic Alchemy Inc. (“Atomic Alchemy”) which confirms our intent form a strategic partnership with Atomic Alchemy to produce isotopes.
●	Wyoming Hyperscale — We announced a non-binding letter of intent with Wyoming Hyperscale which confirms our intent to enter into a 20-year Power Purchase Agreement to supply 100 megawatts of clean power to a data center campus.
●	Potential Data Center Customer — We have initiated non-binding discussions for letters of intent to sell a significant amount of power to large-scale data center customers.

Competition

Our competitors include other power generation technologies, including traditional baseload power producers, other advanced nuclear technologies, renewables with or without storage, advanced energy storage, fossil fuels with carbon capture, and combinations of these technologies.

●	Traditional baseload — Traditional baseload power includes natural gas, coal, oil and large-scale nuclear.
●	Fossil fuels with carbon capture — Fossil fuel sources provide firm, baseload power, but require carbon capture technology to provide clean power. Carbon capture has not been demonstrated to be scalable to meet the need.
●	Renewables with or without energy storage — Wind and solar provide clean energy but cannot provide firm, baseload energy due to their intermittency. When paired with energy storage, they can provide a more dispatchable energy supply, but battery storage technology has not been demonstrated to be scalable or cost-effective to meet the need today.
●	Other advanced nuclear reactors — There are several advanced reactor technologies in various stages of development, including high-temperature gas reactors, molten salt reactors, fusion technologies, and advanced light water reactor designs.

Research, Development, and Testing

While we are focused on deploying proven technology, leveraging the significant investments in research and development by the U.S. government, we have worked with external partners on valuable development and testing projects that help to advance our commercial interests.

We have worked with DOE on various projects throughout our history. Since 2016, we have cost-shared with DOE to invest funds into national laboratories to support various activities, including fabricating fuel prototypes, software development, data qualification, and performing heat transport tests as part of the Gateway for Accelerated Innovation in Nuclear (“GAIN”) program. These projects beneficially allow for companies to provide cost-share and propose direction of DOE funding of R&D at national laboratories, which allows for simple contracting structures, efficient project launches and timelines, and minimal accounting burden for the proposing company since the funding is not received by the company but rather the national laboratory. In total, we have participated in six GAIN projects involving three different national laboratories.

One example of a key GAIN project that is currently underway is a project with Argonne National Laboratory (“ANL”). We were the first company to utilize the Thermal Hydraulic Experimental Test Article (“THETA”), which is a scaled model of the primary coolant loop of a technology similar to ours, installed at ANL’s Mechanism Engineering Test Loop (“METL”) sodium test facility. We have worked with ANL since 2021 to develop and execute a test program to provide high-resolution and high-quality thermal-

hydraulic experimental data in a wide range of conditions of interest to us, with test conditions selected based on relevant scenarios for the Aurora product line. This data provides validation datasets for systems-level and high-fidelity analysis tools related to better quantification of the operating margins of our designs. This improved quantification may enable a future reduction in necessary thermal-hydraulic design margin, allowing our reactors to operate at higher temperatures and higher powers, thereby improving economics and expanding the addressable market.

Intellectual Property

The fundamental underlying technology we use was developed in the 1960s and through the 1990s, including as part of the IFR program. As such, the general technological approach is public knowledge and all original, fundamental patents from that era have since expired. Nevertheless, intellectual property (“IP”) is an essential differentiator for our business, and we seek protection for our IP whenever possible. We rely upon a combination of patents, copyrights, trade secrets, and trademark laws, along with employee and third-party nondisclosure agreements and other contractual restrictions to establish and protect our proprietary rights. We continually review our development efforts to assess the existence and patentability of new IP. As of August 2024, we have one issued patent and five patent applications pending in the United States. The technology is also export controlled by the U.S. government.

Additionally, we protect our intellectual property in the form of trade secrets. We believe this IP strategy has allowed us to move more quickly by not spending excessive time and resources in the patenting process and has ultimately allowed us to protect information more effectively. Additionally, because we are unique compared to many other nuclear reactor developers in that we have not taken government funding to develop our reactor technology, we are not subject to the governmental requirements and considerations for patenting and share in IP rights with the government. No infringement or trade secret misappropriation has occurred to our knowledge.

We also pursue the registration of our domain names and trademarks and service marks in the United States and in some locations abroad. To protect our brand, as of August 29, 2024, we have four pending trademark applications in the United States.

Employees and Human Capital

We have a highly technical and founder-led team. Co-founders Jacob DeWitte, our Chief Executive Officer, and Caroline Cochran, our Chief Operating Officer, have approximately 20 years and 15 years of experience in nuclear technology, respectively. Their experience includes graduate degrees in nuclear engineering from the Massachusetts Institute of Technology and prior roles in industry and the DOE.

As of August 29, 2024, Oklo had 94 full-time employees, across 25 different states in the United States. Our team members have 12 Ph.D.s and 37 master’s degrees in engineering or science. We also have 6 employees who were formerly NRC staff members, cumulatively representing decades of NRC experience.

Our employees are at the heart of our success and are the driving force behind our company. We actively seek out individuals with exceptional technical and specialized expertise to ensure our technical rigor and excellence. Our team is generally made up of people who are personally passionate to work on our mission, often motivated by the desire to work on solutions to climate change or to support human prosperity, which leads to exceptional teamwork and dedication beyond that inspired by a typical workplace.

As much as we invest in attracting top talent, we are dedicated to their well-being and retention. We place a strong emphasis on promoting wellness initiatives within our organization. These efforts include comprehensive company-sponsored health benefits, insurances, and wellness stipends to a range of wellness programs.

Treating our employees with dignity and respect is nonnegotiable. We believe in fostering a workplace culture that values each individual’s contribution, celebrates diversity, and encourages open dialogue. We are proud to offer fair, competitive, and equitable compensation packages and even extend the option for ownership in the company for those who desire it.

Fostering a culture of recognition and appreciation of our employees’ dedication and hard work cultivates a sense of pride and camaraderie among our workforce, leading to a motivated and engaged team. We believe that investing in our employees and their well-being creates a positive and dynamic work environment, ultimately fueling our success.

At our core, we embrace diversity in thought, experience, perspectives, backgrounds, and capabilities as a catalyst for innovation. We believe this diversity enhances the quality of solutions delivered by our team, knowing that varied viewpoints lead to superior outcomes. Our unwavering commitment to an inclusive culture empowers us to create a work environment that cherishes diverse opinions, values individual skills, and celebrates the unique experiences of our employees. Our team includes significant diversity: 19% of our full-time employees are women, including one of our founders, and approximately 24% belong to historically underrepresented groups. Although the nature of our business is specialized, we have been able to recruit and grow talent with diverse backgrounds. Our team members come from startups, Fortune 500, and global companies and have experience in many industries, including nuclear power, aerospace, automotive, and technology.

Facilities

We have offices in Santa Clara, CA, and Washington, D.C. Our office in Santa Clara is our corporate headquarters and consists of approximately 7,350 square feet of office space that houses our executives and engineering and operations team members. Our Washington, D.C. office consists of approximately 200 square feet of dedicated office space as well as shared conference room and other amenities and houses our government affairs team.

We believe our existing facilities are adequate for our current needs. We are actively evaluating U.S. sites to add new facilities or expand existing facilities as we add employees and expand our operations in the future. We believe suitable additional space will be available on commercially reasonable terms to accommodate our future growth.

Government Regulation

Power plants of any type are often subject to an array of occasionally lengthy approval processes - for instance, local or state approvals, regulated utility approvals, independent system operators, and the Federal Energy Regulatory Commission (“FERC”) approvals. In the case of nuclear power plants, the federal NRC licensing process is the governing process, and the rigor of this federal process largely supersedes state or local requirements. Many customers are interested to know how many hurdles exist within the broader regulatory space.

As described in the regulatory section, the NRC serves as the lead agency for the review and licensing of commercial nuclear power plants. The review is made up of two primary subject areas: a safety review and an environmental review. During the environmental review, the NRC consults with collaborating federal agencies, state, local, and tribal authorities to ensure the relevant parties are aware of and acknowledge the licensing actions being considered. In certain cases, individual states may have additional regulations related to the construction and operation of the nuclear power plant. The environmental review requires the NRC to consider any state, local, and tribal stakeholders. State-level authorities, such as those controlling water access permits and state public utility commissions require compliance by a nuclear power plant if the plant requires water or connects to the electric grid. Notably, as we do not anticipate requiring significant local water resources for every powerhouse deployment, we do not necessarily require permitting by state-level environmental agencies for water accessibility. Additionally, many of the Aurora powerhouse customers do not involve connection to a broader grid and/or an interstate grid, and in such cases, it is expected that the plant would not fall within FERC jurisdiction.

The NRC licensing process also includes a hearing opportunity where members of the public with standing have an opportunity to present arguments for why the licensing action should not be allowed. We expect that the number of people or organizations with standing will be minimal because of the minimal emergency planning zones, especially when compared to traditional nuclear power plants, and that reduces the scope of those whose interest might be affected by the licensing action. In addition, state, local, and tribal challenges are expected to be significantly lower in comparison with most traditional nuclear power plants. A small case study was provided in our previous application submittal. The NRC’s acceptance of the application for review initiated a time period for public intervention. No petitions to intervene were submitted during the time period, and only an anomalous petition to deny the application was received, outside of the time period, not by any local community member - and this was unanimously thrown out by the NRC. State or local regulators may also require permits or licenses for an Aurora powerhouse or other Oklo commercial facilities.

Export Controls

Our business is or will be subject to, and complies with or will comply with, to certain stringent U.S. import and export control laws, including the Export Administration Regulations from the Bureau of Industry and Security which is part of the U.S. Department of Commerce (“Commerce”), regulations issued by DOE and regulations issued by the NRC. The regulations exist to advance the national security and foreign policy interests of the United States and to further its nonproliferation policies. Export of nuclear technology, also known as technical data, as well as the assistance of U.S. persons to foreign nuclear programs is controlled by DOE under 10 CFR Part 810, whereas the import and export of commodities associated with nuclear technologies is controlled by the NRC under 10 CFR Part 110. Commerce regulates certain “dual use” items, as well as associated foreign assistance. Governmental authorizations may be required before we can export technology, equipment or materials, our services, or to collaborate with foreign entities.

The U.S. government agencies responsible for administering the nuclear export control regulations have a degree of discretion interpreting and enforcing these regulations. These agencies also have significant discretion in approving, denying, or instituting specific conditions regarding authorizations to engage in controlled activities.

Legal Proceedings

From time to time, we may be subject to various claims, lawsuits and other legal and administrative proceedings that may arise in the ordinary course of business. Some of these claims, lawsuits and other proceedings may range in complexity and result in substantial uncertainty; it is possible that they may result in damages, fines, penalties, non-monetary sanctions, or relief. We currently do not have any claims, lawsuits, or proceedings against us that, individually or in the aggregate, would be considered material to our business or likely to result in a material adverse effect on our future operating results, financial condition, or cash flows.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read together with the audited financial statements, unaudited condensed consolidated financial statements and related notes included elsewhere in this prospectus. In addition to historical information, the following discussion contains forward-looking statements. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause future results to differ materially from those projected in the forward-looking statements include, but are not limited to, those discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus.

Overview

We were founded in 2013 with the goal of revolutionizing the energy landscape by developing clean, reliable, affordable energy solutions at scale. Global demand for reliable, clean energy is growing rapidly, with 63% of Fortune Global companies publicly committing to emissions reductions by 2050 and an expected $2 trillion annual spend on new clean power generation globally by 2030. We are pursuing two complementary tracks to address this demand: providing reliable, commercial-scale energy to customers and selling used nuclear fuel recycling services to the U.S. market.

We are developing next-generation fast fission power plants called “powerhouses.” In our differentiated build, own, and operate business model, we plan to sell power in the forms of electricity and heat directly to customers, which we believe can allow for fast-tracked customer adoption. In addition, we are a leader in the nuclear industry in the development of fuel recycling, which can unlock the energy content of used fuel; we also believe this business unit can complement our market position by vertically integrating and securing our fuel supply chain.

The fast fission technology we are working to commercialize was demonstrated by the Experimental Breeder Reactor-II (“EBR-II”), a fast fission plant that was operated by the U.S. government for 30 years. Our powerhouse product line, called the “Aurora,” builds on this legacy of proven and demonstrated technology. Our Aurora powerhouse product line is designed to be inherently safe, to be able to run on fresh or recycled fuel, and to produce 15-50 megawatts electric (“MWe”) and with the potential to expand powerhouse size to produce 100 MWe of electricity. Because the Aurora powerhouses are designed to operate by harnessing the power of high-energy, or “fast,” neutrons, they are expected to be able to tap into the vast energy reserves remaining in existing used nuclear fuel from conventional nuclear power plants, which is currently considered nuclear waste. We estimate there is enough energy in the form of nuclear waste globally to meet the projected U.S. demand for electricity for 100 years with fast fission power plants.

We have achieved several significant deployment and regulatory milestones for deploying our Aurora powerhouses. Notably, we secured a site use permit from the U.S. Department of Energy (“DOE”) for the Idaho National Laboratory (“INL”) site and received a fuel award from INL for a commercial Aurora powerhouse in Idaho. Additionally, we have successfully completed the second phase of the thermal hydraulic testing campaign in collaboration with Argonne National Laboratory (“Argonne”).

We announced plans and entered into a land rights agreement for two additional Aurora powerhouses in southern Ohio. Furthermore, we have been tentatively selected to provide power and heat to Eielson Air Force Base. Our robust pipeline of potential customer engagements span a number of industries. We have signed additional non-binding letters of intent with Equinix, Diamondback Energy, and Wyoming Hyperscale which could bring our current total deployment of Aurora powerhouses to over 1,350 MWe in capacity. The early market interest in our solutions exemplifies the potential demand for the size range of the Aurora powerhouse product line and our differentiated business model. Our first Aurora powerhouse is targeted for deployment in 2027.

In addition to deployment milestones, we have made significant progress in our recycling efforts and in securing fuel. The DOE has reviewed and approved the Safety Design Strategy (SDS) for the Aurora Fuel Fabrication Facility at INL. We successfully completed the first end-to-end demonstration of the key stages of our advanced fuel recycling process, in collaboration with Argonne and INL. This marks a significant step forward in scaling up fuel recycling capabilities and deploying a commercial-scale recycling facility.

Moreover, we have formed a non-binding strategic partnership with Atomic Alchemy Inc. (“Atomic Alchemy”). This partnership aims to combine Oklo’s expertise in building and operating fast reactors and fuel recycling with Atomic Alchemy’s expertise in isotope production. Together, we aim to meet the increasing demands for isotopes in medical, energy, industry, and science applications.

Our Business Model

Our primary product will be the energy produced from our Aurora powerhouses once operational. Our planned business model is to sell the energy to customers via power purchase agreements (“PPAs”), as opposed to selling our powerhouse designs. This business model allows for recurring revenue, the opportunity to capture profitability upon improved operational efficiency, and enables novel project financing structures. This business model sets us apart from the traditional nuclear power industry, other companies in the advanced fission industry, and other larger scale energy types such as natural gas. Selling power via PPAs is a common practice within the renewable energy and utilities sectors and indicates that this business model could be feasible for power plants within the size range targeted by our Aurora product line (i.e., starting with 15 MWe and 50 MWe and ranging upward to anticipated sizes of 100 MWe).

The traditional nuclear power industry comprises developers of large (ranging from approximately 600 MWe to over 1,000 MWe) light water reactors that sell or license their reactor designs to large utilities that then construct and operate the nuclear power plant. The developer’s focus on regulatory approval of the design may lock in certain lifecycle regulatory costs that are realized by the owner-operator during construction and operations. As a result, lifecycle cost implications are generally not addressed cohesively between the developer and the owner-operator, and the regulatory strategy does not holistically implement the lifecycle benefits of the technology’s inherent safety characteristics. To date, the advanced fission industry is largely following the historical blueprint of developers seeking design certifications or approvals, and utilities bearing the future burden of licensing. While there are a number of advanced reactor designers developing smaller sized reactors than those traditionally used in the nuclear power industry, most of these developers are generally pursuing regulatory approval of groupings of these smaller reactors as part of singular larger plants, sizes of 200 MWe and up to 1,000 MWe.

In contrast, we plan to be the designer, builder, owner, and operator of our powerhouses and plan to focus on small-scale powerhouses (15 MWe, 50 MWe and up to 100 MWe). As a result, we have an incentive to relentlessly focus on the full lifecycle of a safe, well-maintained, cost-effective powerhouse and holistically implement the benefits of an inherently safe, simple design. We expect this approach to enable us to reduce and manage lifecycle regulatory and operating costs in an integrated fashion, as opposed to the historical model used in the nuclear power industry that divides the incentives and responsibilities between the developer and the utility.

Selling electricity under PPAs follows an established revenue model in global power markets. While this model is more typically used for renewable energy solutions, we believe it is a compelling model for us because of the relatively small size and the lower expected capital costs of our powerhouses when compared with other nuclear power plants. In addition, our model is designed to generate recurring revenue in a way that the traditional licensing model does not. For example, in the traditional technology licensing model, after the sale of the design, recurring revenue is dependent upon the sale of service contracts, including fuel services, which may result in prices being undercut by intermediaries. We expect our powerhouses to be profitable from the first year of operation due to our anticipated favorable unit economics. We also believe this approach will drive unit growth and allow us to ultimately launch higher output versions of our powerhouses.

We believe that our potential customers want to buy power, rather than own or operate power plants, and will prefer affordable solutions that meet their environmental and operational goals. We plan to further accelerate customer adoption by offering minimal to potentially zero upfront costs and quick delivery times. With non-binding letters of intent from potential customers for over 1,350 MWe, we believe our powerhouses are an ideal fit for target markets in decentralized use cases, such as data centers, national defense, factories, industrial customers, off-grid and rural customers and utilities.

In addition to selling power under PPAs, we believe we have an embedded opportunity to enhance our mission with our advanced nuclear fuel recycling technology. We are actively developing nuclear fuel recycling capabilities with the goal of deploying a commercial-scale fuel recycling facility in the United States by the 2030s. Used nuclear fuel waste still contains more than 90% of its energy content, and we believe there is enough energy in the form of used nuclear fuel globally to power the expected electrical needs in the United States for 100 years with fast fission power plants. More than 90,000 metric tons of used nuclear fuel waste have been generated since 1950, and an additional 2,000 metric tons are generated every year. Currently, other countries recycle used nuclear fuel waste, but the United States does not, and there is an enormous opportunity to do so. Our reactors are specifically designed to run on either fresh or recycled nuclear fuel, and nuclear fuel recycling could provide future margin uplift for our power sales business, as well as the potential for new revenue streams.

The Business Combination

On May 9, 2024, we consummated a business combination pursuant to an Agreement and Plan of Merger and Reorganization dated July 11, 2023 (as amended, modified, supplemented or waived, the “Merger Agreement”), by and among us, AltC Acquisition Corp., a Delaware corporation (“AltC”) and AltC Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of AltC (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Oklo Inc., with Oklo Inc. surviving the merger as a wholly owned subsidiary of AltC (following the merger Oklo Inc. changed its name to Oklo Technologies, Inc. and herein after referred to as “Legacy Oklo”) (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”). Upon consummation of the Business Combination (the “Closing”), AltC changed its name to Oklo Inc.

As a result of the Business Combination, and after giving effect to the conversion of all outstanding Legacy Oklo common stock and shares of Legacy Oklo common stock issued upon conversion of Legacy Oklo preferred stock and Legacy Oklo SAFE Notes, which occurred immediately prior to the effective time of the Merger (i) each issued and outstanding Legacy Oklo common stock converted into the right to receive 6.062 shares of newly issued shares of Class A common stock, par value $0.0001 per share (“Common Stock”), and (ii) each stock option to purchase Legacy Oklo common stock (each, a “Legacy Oklo stock option”) converted into the right to receive an option to purchase Common Stock (an “Option”) having substantially similar terms to the corresponding Legacy Oklo stock option, including with respect to vesting and termination-related provisions, except that each such Option represented the right to receive the number of shares of Common Stock equal to the product of (a) the number shares of Legacy Oklo common stock subject to the corresponding Legacy Oklo stock option immediately prior to the effective time of the Merger and (b) 6.062.

In addition, in connection with the Business Combination, eligible holders of Legacy Oklo common stock immediately prior to the Closing have the contingent right to receive up to an aggregate of 15,000,000 shares of Common Stock, which will be issued during the five-year period following the Closing, in three separate tranches (i) upon the satisfaction of certain price targets or (ii) if the Company undergoes a Change in Control, the price per share received by stockholders of the Company in such Change in Control transaction, among other certain conditions and other provisions. In addition, the Sponsor holds 12,500,000 shares of Common Stock subject to vesting during the five-year period following the Closing in four separate tranches upon the satisfaction of certain price targets or in the event of a sale of the Company, among other conditions.

After giving effect to the Business Combination and the redemption of AltC Class A common stock in connection with the special meeting of stockholders on May 7, 2024, there were 122,096,270 shares of Common Stock issued and outstanding. Of those shares, 78,996,459 were issued to holders of Legacy Oklo equity securities in respect of such Legacy Oklo equity securities, representing approximately 64.7% of the Common Stock voting power.

The Company’s Common Stock commenced trading on the New York Stock Exchange (“NYSE”) under the symbol “OKLO”, on May 10, 2024.

Key Factors Affecting Our Performance

We believe that our future success and financial performance depend on a number of factors that present significant opportunities for our business, but also pose risks and challenges, including those discussed in the section titled “Risk Factors.”

Product Development Plan

We plan to leverage the next-generation fast fission powerhouses that we are developing in order to sell power to a variety of potential customers, including data centers, national defense, factories, industrial customers, off-grid and rural customers and utilities.

Commercial deployment of any advanced fission power plant requires obtaining regulatory approvals for design, construction, and operation. Our regulatory strategy has been focused on a custom combined license application. We submitted an initial custom combined license application with the NRC in March 2020, which was denied without prejudice in 2022, and we are working toward submitting an updated custom combined license application for review. In March 2020, we became the first advanced fission company to submit a custom combined license application, and we remain the only such company to do so. It is uncertain when, if at all, we will obtain regulatory approvals for the design, construction and operation of any of our powerhouses. Our financial condition and results of operation are likely to be materially and adversely affected if we do not obtain such approvals and to the extent this process takes longer or costs more than we expect.

Additionally, we plan to be the designer, builder, owner, and operator of our powerhouses and plan to focus on small-scale powerhouses (15 MWe, 50 MWe and up to 100 MWe). As a result, we have an incentive to relentlessly focus on the full lifecycle of a safe, well-maintained, cost-effective powerhouse and holistically implement the benefits of an inherently safe, simple design. We expect this approach to enable us to reduce and manage lifecycle regulatory and operating costs in an integrated fashion, as opposed to the historical model used in the nuclear power industry that divides the incentives and responsibilities between the developer and the utility. However, this model exposes us directly to the costs of building, owning and operating our powerhouses. Our cost projections are heavily dependent upon fuel and raw materials (such as steel), equipment and technical and construction service providers (such as engineering, procurement, construction firms). The global supply chain, on which we will rely, has been significantly impacted in recent years by inflation, increasing and continued elevated interest rates, instability in the banking sector, war and other hostilities, the COVID-19 pandemic, and other economic uncertainties, resulting in potential significant delays and cost fluctuations. Similar developments in the future may impact our performance from both a deployment and cost perspective.

Plan of Operations

To further our target of deploying our first powerhouse in 2027, during 2024 we plan to be engaged in the following key initiatives:

●	Progress regulatory approval with the Nuclear Regulatory Commission (“NRC”) including a Pre-Application Readiness Assessment for our next Combined Operating Licensing Agreement (“COLA”), expected to begin in the second half of 2024.
●	Initiate regulatory pre-application related activities with the NRC for licensing of commercial fuel fabrication.
●	Continue work related to fuel recycling such as pre-application regulatory alignment efforts with the NRC, research and development both independently and in conjunction with the DOE focused on facility and process design.
●	Work with INL on fuel manufacturing, including preparation of documentation for regulatory review and finalization of the facility design.
●	Advance partnerships related to fuel enrichment, fuel fabrication, and other key supply chain elements, as well as other procurement activities to expand our fuel sourcing supply chain.
●	Execute on key non-fuel elements of our supply chain including, steam turbine generator sourcing, steel, and other construction inputs.
●	Progress engineering procurement and construction negotiations for construction of Aurora powerhouses.
●	Initiating site preparation for announced facility at the INL.
●	Negotiate and execute additional letters of intent to purchase power through power purchase agreements with multiple potential customers.
●	Continue to hire additional personnel and implement processes, and systems necessary to deliver our business strategy.

For the year ended December 31, 2023 and the six months ended June 30, 2024, our total operating expenses were $18,636,017 and $25,141,366, respectively. We expect our total operating expenses for 2024 to be in the range of $40,000,0000 to $50,000,000.

Nuclear Energy Industry

The nuclear energy industry operates in a politically sensitive environment, and the successful execution of our business model is dependent upon public support for nuclear power, in general, in the U.S. and other countries. Recently, the U.S. government has indicated through bipartisan action that it recognizes the importance of nuclear power in meeting the United States’ growing energy needs. We believe the ADVANCE Act of 2023, recently signed into law, brings several key benefits to the nuclear industry and to us, including licensing fee reductions, reduced NRC licensing timelines, advanced nuclear reactor awards, new Department of Defense opportunities, brownfield site opportunities, enhanced licensing strategies, and enhanced nuclear fuel cycle and supply chain support.

However, the current political environment in the U.S. could change at any time, including in response to events and circumstances over which we exercise no control and the perception of such events and circumstances. Additionally, opposition by third parties could delay the licensing that our business model requires. As a result, our performance will depend in part on factors generally affecting the views and policies regulating nuclear energy industry, which we cannot predict over the long term.

Key Components of Results of Operations

Operating Expenses

Our operating expenses consist of research and development and general and administrative expenses.

Research and Development

Research and development (“R&D”) expenses represent costs incurred to develop our technology. These costs consist of personnel costs, including salaries, employee benefit costs, bonuses and stock-based compensation expenses, software costs, computing costs, hardware and experimental supplies, and expenses for outside engineering contractors for analytical work and consulting costs. We expense all R&D costs in the periods in which they are incurred, however, occasionally the reimbursement would be received in the following period.

We have several recycling technology projects awarded as R&D cost-share projects through the Department of Energy’s Advanced Research Projects Agency — Energy (“ARPA-E”) and the DOE Technology Commercialization Fund (“TCF”). The ARPA-E and TCF projects do not involve any funds being reimbursed to us. A budget was initially approved for each of these cost-share projects, and as certain expenses and capital expenditures for equipment, are incurred, such expenses or capital expenditures are reported to ARPA-E and then a pre-determined percentage of such expenses or capital expenditures are reimbursed by ARPA-E back to Oklo. The expenses are categorized as R&D expenses which are then partially reimbursed.

General and Administrative

Our general and administrative (“G&A”) expenses primarily comprise various components not related to R&D, such as personnel costs, regulatory fees, promotion expenses, costs associated with maintaining and filing intellectual property, meals and entertainment expenses, travel expenses, and other expenditures related to external professional services including legal, engineering, marketing, human resources, audit, and accounting services. Personnel costs include salaries, benefits, and stock-based compensation expenses. As we continue to grow and expand our workforce and operations, and in light of the increased costs associated with operating as a public company, we anticipate that our G&A expenses will rise for the foreseeable future.

Other Income (Loss)

Other income (loss) consists of interest and dividend income and the remeasurement gains and losses related to simple agreements for future equity (“SAFEs”).

Income Taxes

Income taxes primarily consists of income taxes in certain jurisdictions in which we conduct business. We have a full valuation allowance for deferred tax assets, including net operating loss carryforwards and tax credits related primarily to research and development. Prior to the Business Combination, because we are pre-revenue, income taxes were minimal. After the Business Combination, as a result of our interest and dividend income from our investments, federal and state income taxes may be incurred, after available tax deductions, including available carryovers.

Results of Operations

The following tables set forth our results of operations for the periods presented. The period-to-period comparison of financial results is not necessarily indicative of future results.

Comparison of the Three Months Ended June 30, 2024 and 2023

The following tables set forth our historical results for the periods indicated, and the changes between periods:

	Three Months Ended
	June 30,		2024 versus 2023
	2024	2023	$ Change	% Change
Operating expenses
Research and development	$10,719,142	$1,833,269	$8,885,873	484.7%
General and administrative	7,051,836	1,519,697	5,532,139	364.0%
Total operating expenses	17,770,978	3,352,966	14,418,012	430.0%
Loss from operations	(17,770,978)	(3,352,966)	(14,418,012)	430.0%
Other income (loss)
Change in fair value of simple agreement for future equity	(13,126,959)	(1,122,000)	(12,004,959)	1,070.0%
Interest and dividend income	1,715,574	137	1,715,437	NM
Total other (loss)	(11,411,385)	(1,121,863)	(10,289,522)	917.2%
Loss before income taxes	(29,182,363)	(4,474,829)	(24,707,534)	552.1%
Income taxes	(163,621)	—	(163,621)	NM
Net loss	$(29,345,984)	$(4,474,829)	$(24,871,155)	555.8%

Percentage changes that are considered not meaningful are denoted with NM.

Research and Development

The following table sets forth R&D expenses by category:

	Three Months Ended
	June 30,		2024 versus 2023
	2024	2023	$ Change	% Change
Payroll and employee benefits of research and development personnel	$2,839,961	$1,373,396	$1,466,565	106.8%
Stock-based compensation	6,500,640	33,684	6,466,956	NM
Subscription and professional fees	463,445	81,483	381,962	468.8%
Travel, entertainment and other related expenses	380,275	105,286	274,989	261.2%
Other expenses	534,821	239,420	295,401	123.4%
Total research and development expenses	$10,719,142	$1,833,269	$8,885,873	484.7%

R&D expenses increased by $8,885,873 or 484.7% for the three months ended June 30, 2024, compared to the three months ended June 30, 2023. The increase was primarily due to an increase of $1,466,565 in total payroll and employee benefits of research and development personnel attributable to an increase in the weighted-average headcount of approximately 68% and an increase in salary over the prior period, an increase of $6,466,956 in stock-based compensation expenses (primarily from $6,129,200 incremental costs of the modification of Legacy Oklo’s awards for the vested options holders’ contingent right to receive a pro rata share of the Earnout Shares recorded at the Closing), an increase of $381,962 in subscription and professional fees, and an increase of $295,401 in other expenses.

General and Administrative

The following table sets forth G&A expenses by category:

	Three Months Ended
	June 30,		2024 versus 2023
	2024	2023	$ Change	% Change
Payroll and employee benefits of general corporate functions and finance personnel	$1,720,378	$797,515	$922,863	115.7%
Stock-based compensation	1,956,302	14,868	1,941,434	NM
Regulatory fees	145,375	62,315	83,060	133.3%
Professional services	2,335,620	393,866	1,941,754	493.0%
Travel, entertainment and other expenses	894,161	251,133	643,028	256.1%
Total general and administrative expenses	$7,051,836	$1,519,697	$5,532,139	364.0%

G&A expenses increased by $5,532,139, or 364.0% for the three months ended June 30, 2024, compared to the three months ended June 30, 2023. The increase was primarily due to an increase of $922,863 in payroll and employee benefits of general corporate functions and finance personnel attributable to an increase in the weighted-average headcount of approximately 73% and average salary over the prior period, an increase of $1,941,434 in stock-based compensation expenses (primarily from $1,655,000 incremental costs of the modification of Legacy Oklo’s awards for the vested options holders’ contingent right to receive a pro rata share of the Earnout Shares recorded at the Closing), an increase of $1,941,754 in professional services primarily due to an increase in accounting and tax service fees, and an increase of $643,028 related to travel, entertainment, and other expenses.

Other Income (Loss)

The following table sets forth other income (loss):

	Three Months Ended
	June 30,		2024 versus 2023
	2024	2023	$ Change	% Change
Change in fair value of SAFEs	$(13,126,959)	(1,122,000)	$(12,004,959)	1,070.0%
Interest and dividend income	1,715,574	137	1,715,437	NM
Total other (loss)	(11,411,385)	(1,121,863)	$(10,289,522)	917.2%

The loss for change in fair value of SAFEs of $13,126,959 for the three months ended June 30, 2024 represents the remeasurement loss in the fair value related to the SAFEs as compared to the fair value as of March 31, 2024.

Interest and dividend income increased by $1,715,437, for the three months ended June 30, 2024 compared to the three months ended June 30, 2023. The increase was primarily due to an increase in interest and dividend income related to an increase in our cash, cash equivalents and marketable securities balances from the prior year period.

Comparison of the Six Months Ended June 30, 2024 and 2023

The following tables set forth our historical results for the periods indicated, and the changes between periods:

	Six Months Ended June 30,		2024 versus 2023
	2024	2023	$ Change	% Change
Operating expenses
Research and development	$14,379,784	$3,749,719	$10,630,065	283.5%
General and administrative	10,761,582	2,939,545	7,822,037	266.1%
Total operating expenses	25,141,366	6,689,264	18,452,102	275.8%
Loss from operations	(25,141,366)	(6,689,264)	(18,452,102)	275.8%
Other income (loss)
Change in fair value of simple agreement for future equity	(29,919,959)	(2,495,000)	(27,424,959)	1,099.2%
Interest expense	1,856,877	462	1,856,415	NM
Total other (loss)	(28,063,082)	(2,494,538)	(25,568,544)	1,025.0%
Loss before income taxes	(53,204,448)	(9,183,802)	(44,020,646)	479.3%
Income taxes	(163,621)	—	(163,621)	NM
Net loss	$(53,368,069)	$(9,183,802)	$(44,184,267)	481.1%

Research and Development

The following table sets forth R&D expenses by category:

	Six Months Ended June 30,		2024 versus 2023
	2024	2023	$ Change	% Change
Payroll and employee benefits of research and development personnel	$5,217,374	$2,716,433	$2,500,941	92.1%
Stock-based compensation	6,895,388	66,999	6,828,389	NM %
Subscription and professional fees	997,795	162,539	835,256	513.9%
Travel, entertainment and other related expenses	507,931	257,278	250,653	97.4%
Other expenses	761,296	546,470	214,826	39.3%
Total research and development expenses	$14,379,784	$3,749,719	$10,630,065	283.5%

R&D expenses increased by $10,630,065 or 283.5% for the six months ended June 30, 2024, compared to the six months ended June 30, 2023. The increase was primarily due to an increase of $2,500,941 in total payroll and employee benefits of research and development personnel attributable to an increase in the weighted-average headcount of approximately 64% and an increase in salary over the prior period, an increase of $6,828,389 in stock-based compensation expenses (primarily from $6,129,200 incremental costs of the modification of Legacy Oklo’s awards for the vested options holders’ contingent right to receive a pro rata share of the Earnout Shares recorded at the Closing), and an increase of $835,256 in subscription and professional fees.

General and Administrative

The following table sets forth G&A expenses by category:

	Six Months Ended June 30,		2024 versus 2023
	2024	2023	$ Change	% Change
Payroll and employee benefits of general corporate functions and finance personnel	$2,913,155	$1,445,507	$1,467,648	101.5%
Stock-based compensation	2,229,028	29,794	2,199,234	NM %
Regulatory fees	240,682	280,469	(39,787)	(14.2)%
Professional services	4,017,523	738,524	3,278,999	444.0%
Travel, entertainment and other expenses	1,361,194	445,251	915,943	205.7%
Total general and administrative expenses	$10,761,582	$2,939,545	$7,822,037	266.1%

G&A expenses increased by $7,822,037, or 266.1% for the six months ended June 30, 2024, compared to the six months ended June 30, 2023. The increase was primarily due to an increase of $1,467,648 in payroll and employee benefits of general corporate functions and finance personnel attributable to an increase in the weighted-average headcount of approximately 52% and average salary over the prior period, an increase of $2,199,234 in stock-based compensation expenses (primarily from $1,655,000 incremental costs of the modification of Legacy Oklo’s awards for the vested options holders’ contingent right to receive a pro rata share of the Earnout Shares recorded at the Closing), an increase of $3,278,999 in professional services primarily due to an increase in accounting and tax service fees, and an increase of $915,943 related to travel, entertainment, and other expenses.

Other Income (Loss)

The following table sets forth other income (loss):

	Six Months Ended June 30,		2024 versus 2023
	2024	2023	$ Change	% Change
Change in fair value of SAFEs	$(29,919,959)	$(2,495,000)	$(27,424,959)	1,099.2%
Interest and dividend income	1,856,877	462	1,856,415	NM
Total other (loss)	$(28,063,082)	$(2,494,538)	$(25,568,544)	1,025.0%

The loss for change in fair value of SAFEs of $29,919,959 for the six months ended June 30, 2024, represents the remeasurement loss in the fair value related to the SAFEs as compared to the fair value as of December 31, 2023.

Interest and dividend income increased by $1,856,415, for the six months ended June 30, 2024 compared to the six months ended June 30, 2023. The increase was primarily due to an increase in interest and dividend income related to an increase in our cash, cash equivalents and marketable securities balances from the prior year period.

Comparison of the Years Ended December 31, 2023 and 2022

The following tables set forth our historical results for the periods indicated, and the changes between periods:

	Years Ended December 31,		2023 versus 2022
	2023	2022	$ Change	% Change
Operating expenses
Research and development	$9,763,333	$6,024,267	$3,739,066	62.1%
General and administrative	8,872,684	4,000,544	4,872,140	121.8%
Total operating expenses	18,636,017	10,024,811	8,611,206	85.9%
Loss from operations	(18,636,017)	(10,024,811)	(8,611,206)	85.9%
Other income (loss)
Change in fair value of simple agreement for future equity	(13,717,000)	—	(13,717,000)	NA
Interest expense, net	180,360	920	179,440	NM
Total other income	(13,536,640)	920	(13,537,560)	NM
Loss before income taxes	(32,172,657)	(10,023,891)	(22,148,766)	221.0%
Income taxes	—	—	—	NM
Net loss	$(32,172,657)	$(10,023,891)	$(22,148,766)	221.0%

Research and Development

The following table sets forth R&D expenses by category:

	Years Ended December 31,		2023 versus 2022
	2023	2022	$ Change	% Change
Payroll and employee benefits of research and development personnel	$6,370,703	$4,632,430	$1,738,273	37.5%
Stock-based compensation	397,909	123,376	274,533	222.5%
Subscription and professional fees	1,342,924	380,387	962,537	253.0%
Travel, entertainment and other related expenses	557,431	314,920	242,511	77.0%
Other expenses	1,094,366	573,154	521,212	90.9%
Total research and development expenses	$9,763,333	$6,024,267	$3,739,066	62.1%

R&D expenses increased by $3,739,066, or 62.1%, for the year ended December 31, 2023 as compared to the year ended December 31, 2022. The increase was primarily due to an increase of $1,738,273 in total payroll and employee benefits of research and development personnel attributable to an increase in the weighted average headcount of approximately 42% and an increase in salary over the prior year, an increase of $521,212 in other expenses, an increase of $274,533 in stock-based compensation expenses, and an increase of $962,537 in subscription and professional fees.

General and Administrative

The following table sets forth G&A expenses by category:

	Years Ended December 31,		2023 versus 2022
	2023	2022	$ Change	% Change
Payroll and employee benefits of general corporate functions and finance personnel	$3,643,749	$2,304,523	$1,339,226	58.1%
Stock-based compensation	379,494	164,872	214,622	130.2%
Regulatory fees	496,184	80,136	416,048	519.2%
Professional services	3,167,646	743,998	2,423,648	325.8%
Travel, entertainment and other expenses	1,185,611	707,015	478,596	67.7
Total general and administrative expenses	$8,872,684	$4,000,544	$4,872,140	121.8%

G&A expenses increased by $4,872,140, or 121.8% for the year ended December 31, 2023 compared to the year ended December 31, 2022. The increase was primarily due to an increase of $2,423,648 in professional services primarily due to an increase in accounting and tax service fees, an increase of $1,339,226 in payroll and employee benefits of general corporate functions and finance personnel attributable to an increase in the weighted-average headcount of approximately 27% and average salary over the prior year, an increase of $416,048 in regulatory fees, and an increase of $478,596 related to travel, entertainment, and other expenses.

Liquidity and Capital Resources

As of June 30, 2024, our cash, cash equivalents and marketable securities were $294,571,209, which includes the proceeds received from the Business Combination. We continue to incur significant operating losses. For the six months ended June 30, 2024, we had a net loss of $53,368,069, loss from operations of $25,141,366 and cash used in operating activities of $17,040,149. As of June 30, 2024, we had an accumulated deficits of $114,861,513. Management expects that significant on-going operating expenditures will be necessary to successfully implement our business plan and develop our powerhouses. These circumstances raise substantial doubt about our ability to continue as a going concern beyond a one-year period following the issuance date of the accompanying condensed consolidated financial statements.

We will utilize our existing cash, cash equivalents and marketable securities to fund our powerhouses, operations and growth plans. We believe that, as a result of the Business Combination, our existing cash, cash equivalents and marketable securities, will be sufficient to fund our operations for the one-year period following the issuance date of the accompanying condensed consolidated financial statements as of and for the six months ended June 30, 2024.

Our future capital requirements will depend on many factors, including the timing and extent of our spending to support the completion of our powerhouses and research and development efforts, and the cost associated with our operations and its growth. While we believe that the cash received from the Business Combination will be sufficient to meet our current contemplated business plan, there can be no assurance this will be the case. In order to finance our plan for our powerhouses and associated costs, it is possible that we will need to raise additional financing. If additional financing is required by us from outside sources, we may not be able to raise such financing on terms acceptable to us or at all. If we are unable to raise additional capital on acceptable terms when needed, we could be required to delay and scale back some of our business plan and development of our powerhouses and other operations, which could materially harm our business, prospects, financial condition, and operating results. Our accompanying consolidated financial statements contained elsewhere in this prospectus have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

In addition, sales of a substantial number of our shares of Common Stock in the public market by the Selling Holders and/or by our other existing stockholders, or the perception that those sales might occur, could depress the market price of our shares of Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our shares of Common Stock. The Resale Securities represent approximately 51.1% of our current total outstanding Common Stock. Further, certain Selling Holders beneficially own a significant percentage of our outstanding Common Stock, including Sponsor and Jacob DeWitte, our Chief Executive Officer, who beneficially own approximately 11% and 20%, respectively, of our current total outstanding Common Stock. The sale of all securities being offered in this prospectus could result in a significant decline in the public trading price of our Common Stock.

Cash Flows Comparison

The following tables set forth our cash flows for the periods indicated.

Cash Flows Comparison for the Six Months Ended June 30, 2024 and 2023

	Six Months Ended June 30,
	2024	2023
Net cash used in operating activities	$(17,040,149)	$(6,820,207)
Net cash used in investing activities	(188,362,897)	(25,401)
Net cash provided by financing activities	301,212,230	2,286,870
Net increase (decrease) in cash and cash equivalents	$95,809,184	$(4,558,738)
Cash and cash equivalents, end of period	$105,676,772	$5,094,790

Operating Activities

Cash used in operating activities of $17,040,149 during the six months ended June 30, 2024, was primarily attributable to our net loss of $53,368,069, offset by $38,870,794 in noncash adjustments and a $2,542,874 increase in our working capital. Noncash adjustments consisted of $111,673 in depreciation and amortization, $29,919,959 in loss upon change in fair value of SAFEs, $9,124,416 in share-based compensation, and $285,254 interest income reflected upon accretion of discount on marketable securities. The $2,542,874 increase in working capital was primarily due to a $1,441,188 use of cash for prepaid and other current assets, a $1,592,955 use of cash for accounts payable and a $11,258 use of cash for the operating lease liability, offset by a $25,361 decrease in other assets and a $477,166 increase for accrued expenses and other.

Cash used in operating activities of $6,820,207 during the six months ended June 30, 2023 was primarily attributable to our net loss of $9,183,802, offset by $2,615,195 in noncash adjustments and a $251,600 increase in our working capital. Noncash adjustments consisted of $23,402 in depreciation and amortization, $2,495,000 in loss upon change in fair value of SAFEs, and $96,793 in share-based compensation. The $251,600 increase in working capital was primarily due to a $269,939 use of cash for prepaid and other assets, a $10,378 use of cash for accounts payable and a $9,983 use of cash for the operating lease liability, offset by a $25,909 decrease in other assets and a $12,791 increase for accrued expenses and other.

Investing Activities

Cash used in investing activities during the six months ended June 30, 2024 was due primarily to the $202,191,164 use of cash on the purchase of marketable securities, $171,733 use of cash on the purchase of property and equipment, offset by $14,000,000 of proceeds from redemptions of marketable securities.

Cash used in investing activities for the six months ended June 30, 2023 was due to the purchase of property and equipment of $25,401.

Financing Activities

Cash provided by financing activities for the six months ended June 30, 2024 was from the proceeds from recapitalization of $276,209,768, proceeds from right of first refusal liability of $25,000,000, proceeds from the issuance of SAFEs of $10,232,000 and proceeds from the exercise of stock options of $439,922, offset by payment of deferred issuance costs of $10,669,460.

Cash provided by financing activities for the six months ended June 30, 2023 was from the proceeds from the issuance of SAFEs of $2,315,000, offset by payment of deferred issuance costs of $28,130.

Cash Flows Comparison for the Years Ended December 31, 2023 and 2022

	Years Ended December 31,
	2023	2022
Net cash used in operating activities	$(15,997,695)	$(9,992,525)
Net cash used in investing activities	(83,155)	(149,560)
Net cash provided by financing activities	16,294,910	9,351,712
Net increase (decrease) in cash and cash equivalents	$214,060	$(790,373)
Cash and cash equivalents, end of period	$9,867,588	$9,653,528

Operating Activities

Cash used in operating activities of $15,997,695 during the year ended December 31, 2023 was primarily attributable to our net loss of $32,172,657, offset by $14,569,650 in noncash adjustments and $1,605,312 decrease in our working capital. Noncash adjustments consisted of $75,247 in depreciation and amortization, $13,717,000 in loss upon change in fair value of SAFEs, and $777,403 in share-based compensation. The $1,605,312 decrease in working capital is primarily due to a $126,199 decrease in prepaid and other current assets, a $25,909 decrease in other assets, a $1,344,013 increase in accounts payable and a $383,907 increase in other accrued expenses; offset by a $22,318 use of cash for the operating lease liability.

Cash used in operating activities of $9,992,525 during the year ended December 31, 2022 was primarily attributable to our net loss of $10,023,891, offset by $317,780 in noncash adjustments and a $286,414 increase in our working capital. Noncash adjustments consisted of $29,532 in depreciation and amortization and $288,248 in share-based compensation. The $286,414 increase in working capital is primarily due to a $320,639 use of cash for prepaid and other assets, a $75,834 use of cash for accounts payable and a $15,849 use of cash for the operating lease liability; offset by a $34,189 decrease in other assets and a $59,949 increase for other accrued expenses.

Investing Activities

Cash used in investing activities for the years ended December 31, 2023 and 2022 was due to the purchase of property and equipment of $83,155 and $149,560, respectively.

Financing Activities

Cash provided by financing activities for year ended December 31, 2023 was from the proceeds from the issuance of SAFEs of $19,325,000 and proceeds from the exercise of stock options of $114,263; offset by payment of deferred issuance costs of $3,144,353. Cash provided by financing activities for year ended December 31, 2022 was from the proceeds from the issuance of SAFEs of $9,000,000 and proceeds from exercise of stock options of $355,189.

Commitments and Contractual Obligations

We do not have any material commitments or contractual obligations other than with respect to the leases under which we lease real estate for office space. These leases are classified as operating leases with various expiration dates through 2026. See Note 5 and Note 15 in our consolidated financial statements for the six months ended June 30, 2024 contained elsewhere in this prospectus for more information regarding our commitments and contractual obligations.

Off-Balance Sheet Arrangements

As of June 30, 2024, we do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Estimates

Our financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). In the preparation of these condensed consolidated financial statements, we are required to use judgment in making estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, as well as the reported expenses incurred during the reporting periods. On an ongoing basis, we evaluate our estimates and assumptions. Our actual results may differ from these estimates under different assumptions or conditions.

We consider an accounting judgment, estimate or assumption to be critical when (1) the estimate or assumption is complex in nature or requires a high degree of judgment and (2) the use of different judgments, estimates and assumptions could have a material impact on the consolidated financial statements. See Note 2 in our accompanying condensed consolidated financial statements for a description of our significant accounting policies.

Accordingly, these are the policies and estimates we believe are the most critical to aid in fully understanding and evaluating our consolidated financial condition and results of operations:

Deemed Dividend

We recorded a deemed dividend attributable to the Class A common stockholders for the Earnout Shares and Founder Shares, based on the fair value at Closing of the Business Combination as determined by an independent third-party valuation of fair value using a Monte Carlo simulation with key inputs and assumptions, such as the per share stock price at Closing, term, dividend yield, risk-free rate, and volatility. The determination of the fair value involves certain judgments and estimates. For additional information regarding the deemed dividend on the Earnout Shares and Founder Shares, see Note 3, Business Combination, in the accompanying condensed consolidated financial statements.

Stock-based Compensation

We account for stock-based compensation by measuring and recognizing expense for all stock-based payments made to employees and non-employees based on the estimated grant-date fair values over each recipient’s requisite service period, which is generally the vesting period. We estimate the fair value of stock options granted to employees and non-employees using the Black-Scholes option pricing model. The determination of fair value requires significant judgment and the use of estimates, particularly with regard to Black-Scholes assumptions, such as our Legacy Oklo common stock fair value, stock price volatility, and expected option lives to value equity-based compensation.

In connection with our Business Combination, we recorded an incremental cost related to the modification of Legacy Oklo’s awards that were outstanding at Closing, for the vested option holders’ contingent right to receive a pro rata share of the Earnout Shares in the future. The incremental costs were based on the fair value of the Earnout Shares, as determined by an independent third-party valuation of fair value using a Monte Carlo simulation with key inputs and assumptions, such as the per share stock price at Closing, term, dividend yield, risk-free rate, and volatility. The determination of the fair value involves certain judgments and estimates. For additional information regarding the deemed dividend on the Earnout Shares and Founder Shares, see Note 3, Business Combination, in the accompanying condensed consolidated financial statements.

Simple Agreements for Future Equity

We record our Legacy Oklo SAFEs at fair value that require significant inputs not observable in the market, which cause the instrument to be classified as a Level 3 measurement with the fair value hierarchy. The valuation uses probabilities considering pay-offs under various scenarios as follows: (i) an equity financing where the SAFEs will convert into certain preferred stock; (ii) a liquidity event where the SAFE noteholders will have an option to receive either a cash payment equal to the invested amount under such SAFE Note, or a number of shares of common stock equal to the invested amount divided by the liquidity price; and (iii) a dissolution event where the SAFE noteholders will be entitled to receive a portion of the related proceeds equal to the purchase amount. We utilized an independent third-party to determine the fair value of the SAFEs under the Monte Carlo simulation method which was used to estimate the future market value of our invested capital (“MVIC”) at a liquidity event and the expected payment to the SAFE holders at each simulated MVIC value. We believe these assumptions would be made by a market participant in estimating the valuation of the SAFEs. We assess these assumptions and estimates on an on-going basis as additional data impacting the assumptions and estimates are obtained.

There is substantial judgment in selecting the assumptions which we use to determine the fair value of the SAFEs and other companies could use similar market inputs and experience and arrive at different conclusions with respect to those used to calculate fair value. Using alternative assumptions could cause there to be differences in the resulting fair value. If the fair value were to increase, the amount of loss that would result would also increase. Conversely, if the fair value were to decrease, the amount of expense would decrease.

Emerging Growth Company Status

The Company is classified as an emerging growth company (“EGC”), as defined under the Jumpstart Our Business Startups Act (the “ JOBS Act”). Therefore, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not EGCs. We could retain EGC status until December 31, 2026, although circumstances could cause us to lose that status earlier, including if the market value of common stock held by non-affiliates exceeds $700,000,000 as of any June 30 before that time, in which case we would no longer qualify for EGC status as of the following December 31.

Further, Section 102(b)(1) of the JOBS Act exempts EGCs from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-EGCs, but any such election to opt out is irrevocable. We intend to take advantage of the benefits of this extended transition period.

Recent Accounting Pronouncements

There has been no adoption of any new or recently issued accounting pronouncements.

Quantitative and Qualitative Disclosures About Market Risk

We have operations within the United States and are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily the result of inflation and fluctuations in interest rates.

Recently, inflation in the United States has increased to its highest level in decades. Inflation has resulted in, and may continue to result in, higher interest rates and capital costs, higher shipping costs, higher material costs, supply shortages, increased costs of labor and other similar effects. Although the impact of material cost, labor, or other inflationary or economically driven factors will impact the entire nuclear and energy transition industry (including renewable sources of electricity, like solar and wind), the relative impact may not be the same across the industry, and the particular effects within the industry will depend on a number of factors, including material use, technology, design, structure of supply agreements, project management and others, which could result in significant changes to the competitiveness of our technology and our ability to construct and operate our fuel fabrication facilities, fuel recycling facilities, and powerhouses, which could have a material adverse effect on our business, financial condition and results of operations.

Our results of operations could be materially affected by market conditions in the United States and internationally, including inflation, deflation, interest rates, availability of capital, energy and commodity prices, trade laws and the effects of governmental initiatives to manage market conditions. Potential customers may delay or decrease spending on our products and services as their business and budgets are impacted by market conditions. The inability of potential customers to pay us may adversely affect our earnings and cash flows.

Further, the ongoing military conflict in Ukraine, resulting sanctions and related countermeasures by North Atlantic Treaty Organization (“NATO”) states, the United States and other countries and the conflict between Israel and Hamas have led to, and are likely to lead to additional, market disruptions, including significant volatility in commodity prices, credit, and capital markets, as well as supply chain interruptions for equipment, which could have an adverse impact on our operations and financial performance. Global supply chain disruptions have increasingly affected both the availability and cost of materials, component manufacturing and deliveries. Disruptions such as military conflicts, sanctions, and other countermeasures between nations, as well as any escalation in tension between nations, may result in delays in equipment deliveries and cost escalations that could adversely affect our business prospects, financial condition, results of operations and cash flows. These circumstances have impacted the commercial availability of nuclear fuel and increasing the cost of uranium enrichment services, and any future additional sanctions and any resulting conflict between Russia, the United States and NATO countries or an escalation of the conflict between Israel and Hamas could potentially increase the adverse impact on the price of enrichment services and on our future operations.

Capital and operating costs for the deployment of any energy infrastructure, and especially a first-of-a-kind powerhouse like the Aurora, are difficult to project and are subject to significant change based on a variety of factors including market risk factors, which may have a material adverse effect on our business prospects, financial condition, results of operations, and cash flows.

MANAGEMENT

Directors and Executive Officers

Set forth below are the names, ages and positions of each of the individuals who serve as our directors and officers:

Name	Age	Position(s)
Executive Officers:
Jacob DeWitte	38	Chief Executive Officer and Director
R. Craig Bealmear	58	Chief Financial Officer
Caroline Cochran	41	Chief Operating Officer and Director
Non-Employee Directors:
Sam Altman(1)	39	Director and Chairman
Lieutenant General (Ret.) John Jansen(2)(3)	62	Director
Richard W. Kinzley(2)(3)	58	Director
Michael Klein(1)	60	Director
Chris Wright(2)(3)	59	Director
(1)	Member of the Nominating and Corporate Governance Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Audit Committee.

Executive Officers

Jacob DeWitte has served as our Chief Executive Officer and a member of our Board since May 2024. Mr. DeWitte co-founded Legacy Oklo and served as its Chief Executive Officer and a member of the Legacy Oklo Board from its inception in July 2013 until May 2024. Prior to founding Oklo, Mr. DeWitte was a Ph.D. candidate at the Massachusetts Institute of Technology from January 2011 to June 2014. In total, Mr. DeWitte studied nuclear engineering between the years of 2004 and 2014, and worked in several companies, national laboratories, and nuclear laboratories starting in 2002 in the capacity of an intern or fellow. Mr. DeWitte also served as a director on the board of the American Nuclear Society from June 2009 to June 2011. From June 2009 to August 2009 and from May 2011 to August 2011, Mr. DeWitte served as Visiting Fellow in the United States Naval Nuclear Laboratory. From May 2008 to September 2008, Mr. DeWitte served as a research intern at General Electric. Mr. DeWitte served as an Intern at Sandia National Laboratories during the summers of 2002, 2003, 2006, and 2007. From May 2005 to August 2005, Mr. DeWitte served as an intern at Urenco Limited, a supplier of nuclear enrichment services and fuel cycle products. Mr. DeWitte holds a Ph.D. and S.M. in Nuclear Engineering from the Massachusetts Institute of Technology and a B.S. in Nuclear and Radiological Engineering from the University of Florida. We believe that Mr. DeWitte is well-qualified to serve on the Board because of the perspective and experience he provides as Legacy Oklo’s former Chief Executive Officer, his industry experience and his educational background in nuclear engineering.

R. Craig Bealmear has served as the Company’s Chief Financial Officer since May 2024. He previously served as Legacy Oklo’s Chief Financial Officer from August 2023 until May 2024. Since April 2023, Mr. Bealmear has served as an executive advisor to Trindent Consulting, a management consulting firm. From April 2021 to December 2022, Mr. Bealmear served as the Chief Financial Officer of Renewable Energy Group, Inc., a producer of advanced biofuels that was acquired by Chevron Corporation in June 2022. Prior to joining Renewable Energy Group, Inc., Mr. Bealmear held several positions at BP plc (“BP”), including serving as the Chief Financial Officer - North America Downstream at BP from March 2015 to December 2020 and as the Deputy Chief Financial Officer; Refining and Marketing Segment at BP from January 2013 to February 2015. Prior to that, Mr. Bealmear held numerous Finance, Strategy and Commercial roles with BP and Atlantic Richfield Corporation over a 30-year career in both the United States and United Kingdom. Mr. Bealmear holds an M.B.A. from the Wharton School at the University of Pennsylvania and a B.A. in Business Administration from Bellarmine University.

Caroline Cochran has served as our Chief Operating Officer and a member of our Board since May 2024. Ms. Cochran co-founded Legacy Oklo and served as its Chief Operating Officer and a member of the Legacy Oklo Board from its inception in July 2013 until May 2024. From 2018 to 2019, Ms. Cochran was a member of the U.S. Department of Energy Nuclear Energy Advisory Committee and was a panel member of the ninth Clean Energy Ministerial in May 2018. Prior to founding Oklo, Ms. Cochran served as a marketing and engineering consultant from March 2011 to July 2013, and studied nuclear engineering at the Massachusetts Institute of Technology from 2007 and 2010. From 2006 to 2007, Ms. Cochran served in a leadership role in the inaugural year of the Center for the Creation of Economic Wealth at the University of Oklahoma, a role which involved identifying technologies for commercialization and managing teams engaged in commercialization of technologies. From May 2005 to August 2005, Ms. Cochran served as a Programs Analysis and Evaluation Intern in the Office of the Secretary of Defense of the United States. Ms. Cochran is a recipient of the University of Oklahoma Regent’s Outstanding Alumni Award. Ms. Cochran holds a S.M. in Nuclear Engineering from the Massachusetts Institute of Technology and a B.A. in Economics and a B.S. in Mechanical Engineering from the University of Oklahoma. We believe that Ms. Cochran is well-qualified to serve on the Board because of the perspective and experience she provides as Legacy Oklo’s former Chief Operating Officer, her industry experience and her educational background in nuclear engineering.

Non-Executive Director Nominees

Sam Altman has served as Chairman of the Board since May 2024. He previously served as the Company’s Chief Executive Officer and a member of the Board from July 2021 to May 2024, and as Chairman of the Legacy Oklo Board from October 2015 to May 2024. Mr. Altman is also the co-founder of OpenAI and has served as its Chief Executive Officer since March 2019. Prior to joining OpenAI, Mr. Altman served as President of Y Combinator from February 2014 until March 2019. Mr. Altman currently serves as the Chairman of the board of directors of Helion Energy, Inc. and Oklo. Mr. Altman previously served on the board of directors of Expedia Group, Inc., Reddit, Inc., Bridgetown Holdings Ltd. and Bridgetown 2 Holdings Ltd. We believe that Mr. Altman is well-qualified to serve as a member of our Board because of his deep understanding of the Company’s business and extensive experience in the high-technology sector.

Lieutenant General (Ret.) John Jansen has served as a member of our Board since May 2024. Lieutenant General Jansen served in the United States Marine Corps from1986 through his retirement in October 2021. He culminated his career as a Lieutenant General (three-star general), serving as the Deputy Commandant for Programs and Resources of the Marine Corps, and as the Chairman of the Board of Directors of Marine Corps Community Services. His distinctive career as a combat Marine, fighter pilot, carrier pilot, TOPGUN graduate, and commanding officer, included positions as Commandant of the Eisenhower School of National Security and Resource Strategy, National Defense University (Major General); Commanding General, 3d Marine Expeditionary Brigade (Brigadier General); and Assistant Deputy Commandant for Programs and Resources (Brigadier General). From August 2022 to January 2024, he served as the Chief Transformation Officer, then as the Managing Director of the EMEA business unit for Luminator Technology Group. He graduated from Indiana University with a Bachelor of Science degree in Business Administration/Finance from the Kelley School of Business. He is also a graduate of NATO Defense College in Rome and of the Navy Fighter Weapons School (TOPGUN). We believe that Lt. Gen (Ret.) Jansen is well-qualified to serve as a member of our Board because of his leadership, strategic decision-making and financial experience demonstrated over nearly forty years of military and commercial service.

Richard W. Kinzley has served as a member of our Board since May 2024. Prior to joining our Board, Mr. Kinzley served in various leadership roles at Black Hills Corporation, a multi-state electric and gas utility, most recently as Senior Vice President and Chief Financial Officer from January 2015 until his retirement in July 2023. Mr. Kinzley previously served as Black Hills Corporation’s Vice President and Corporate Controller from January 2013 until December 2014 and as its Vice President, Strategic Planning and Corporate Development from October 2008 until December 2012. Mr. Kinzley began his career at Peat Marwick International (now KPMG). Mr. Kinzley holds a Bachelor of Science in Business Administration, emphasis in Accounting, from the University of South Dakota. We believe that Mr. Kinzley is well-qualified to serve as a member of our Board because of his many years of public accounting experience and his experience in the energy industry.

Michael Klein has served as a member of the Board since February 2021 and previously served as Chairman from February 2021 to May 2024. Mr. Klein also served as our Chief Executive Officer and President from February 2021 until the pricing of the Company IPO. Mr. Klein is the Chief Executive Officer, President and Chairman of the Board of Directors of Churchill Capital Corp VII and the Chief Executive Officer of Churchill Capital Corp IX, both of which are blank check companies whose respective sponsors are affiliates of MKA. Mr. Klein was the co-founder and Chairman of Churchill Capital Corp, a blank check company formed in 2018. Churchill Capital Corp merged with Clarivate Analytics in May 2019. Mr. Klein served as a member of the board of directors of Clarivate Plc from May 2019 until October 2020. Mr. Klein was the founder, Chief Executive Officer, President and Chairman of the Board of Directors of Churchill Capital Corp II, a blank check company formed in 2019. Churchill Capital Corp II merged with Skillsoft Corp. in June 2021, and Mr. Klein currently serves on the board of directors of Skillsoft Corp. Mr. Klein was also the founder, Chief Executive Officer, President and Chairman of the Board of Directors of Churchill Capital Corp III, a blank check company formed in 2019. Churchill Capital Corp III merged with MultiPlan, Inc. in October 2020, and Mr. Klein currently serves on the board of directors of MultiPlan, Inc. Mr. Klein was also the founder, Chief Executive Officer, President and Chairman of the Board of Directors of Churchill Capital Corp IV, a blank check company formed in 2020. Churchill Capital Corp IV merged with Lucid Group, Inc. in July 2021.

Mr. Klein was also previously the Chief Executive Officer, President and Chairman of the Board of Directors of Churchill Capital Corp V, a blank check company whose sponsor is an affiliate of MKA, from its initial public offering until November 2023, and Chief Executive Officer, President and Chairman of the Board of Directors of Churchill Capital Corp VI, a blank check company whose sponsor is an affiliate of MKA, from its initial public offering until December 2023. Mr. Klein is the founder and managing partner of M. Klein and Company, LLC, which he founded in 2012. M. Klein and Company, LLC is a global strategic advisory firm that provides its clients a variety of advice tailored to their objectives. Mr. Klein is a strategic advisor to global companies, boards of directors, senior executives, governments and institutional investors. Mr. Klein’s background in strategic advisory work was built during his 30 year career, including more than two decades at Citigroup and its predecessors, during which he initiated and executed strategic advisory transactions. He began his career as an investment banker in the M&A Advisory Group at Salomon Smith Barney and subsequently became Chairman and Co-Chief Executive Officer of Citi Markets and Banking, with responsibilities for global corporate and investment banking and Global Transaction Services across Citi. Mr. Klein is a graduate of The Wharton School of the University of Pennsylvania, where he earned his Bachelors of Science in Economics with concentrations in finance and accounting. Mr. Klein was selected to serve on the Board due to his significant investment banking and advisory experience.

Chris Wright has served as a member of our Board since May 2024. Mr. Wright has also served as the Chairman of the Board and Chief Executive Officer of Liberty Energy Inc. and its predecessor entities since its founding in 2011. Mr. Wright is the Executive Chairman of Liberty Resources LLC, an oil and natural gas exploration and production company focused in the Williston Basin, and was the Chief Executive Officer from its formation in September 2010 until March 2017. Mr. Wright founded Pinnacle Technologies, a company that developed and commercialized tiltmeter and microseismic fracture mapping and served as Chief Executive Officer of Pinnacle Technologies from 1992 to 2006. From 2000 to 2006, Mr. Wright served as Chairman of Stroud Energy, Inc., a shale natural gas producer. Mr. Wright currently serves on the Board of Directors for Urban Solution Group and the Federal Reserve Bank of Kansas City, Denver Branch. He also served as a member of the Board of Directors for Accretion Acquisition Corporation from October 2021 until December 2023. Mr. Wright has a Bachelor of Science in Mechanical Engineering from the Massachusetts Institute of Technology and conducted graduate work in electrical engineering at both the University of California-Berkeley and MIT. We believe that Mr. Wright is well-qualified to serve as a member of our Board because of his extensive experience in the energy industry and in senior management positions.

Composition of the Board of Directors

Our business affairs are managed under the direction of the Board. Subject to the terms of our certificate of incorporation and bylaws, the number of directors is fixed by the Board. The initial size of the Board is seven directors.

In accordance with the terms of our certificate of incorporation, the Board is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are divided among the three classes as follows:

●	the Class I directors are Lieutenant General (Ret.) John Jansen and Michael Klein, and their terms will expire at the annual meeting of stockholders in 2025;
●	the Class II directors are Caroline Cochran, Sam Altman and Richard W. Kinzley, and their terms will expire at the annual meeting of stockholders in 2026; and
●	the Class III directors are Jacob DeWitte and Chris Wright, and their terms will expire at the annual meeting of stockholders in 2027.

Directors in a particular class will be elected for three-year terms at the annual meeting of stockholders in the year in which their terms expire. As a result, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of their successor, or the earlier of his or her death, disqualification, resignation or removal.

Our certificate of incorporation and bylaws provide that, subject to the rights of holders of then-outstanding shares of preferred stock, only the Board can fill vacant directorships, including newly created seats. Any additional directorships resulting from an increase in the authorized number of directors would be distributed pro rata among the three classes so that, as nearly as possible, each class would consist of one-third of the authorized number of directors.

Director Independence

Our Common Stock is listed on the NYSE. Under the rules of the NYSE, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of the NYSE, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 of the Exchange Act and the rules of the NYSE.

In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act and under the rules of the NYSE, a member of an audit committee of a listed company may not, other than in their capacity as a member of the committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

The Board undertook a review of the composition of the Board and its committees and the independence of our directors and considered whether any director has a material relationship with the Company that could compromise their ability to exercise independent judgment in carrying out their responsibilities. Messrs. Altman, Kinzley, Klein and Wright and Lt. Gen (Ret.) Jansen are considered “independent directors” as defined under the listing requirements and rules of the NYSE and the applicable rules of the Exchange Act.

Family Relationships

Except for the fact that Mr. DeWitte and Ms. Cochran are married, there are no family relationships among any of our directors or executive officers.

Role of the Board in Risk Oversight

One of the key functions of the Board is informed oversight of our risk management process. The Board administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. For example, our audit committee is responsible for overseeing the management of risks associated with our financial reporting, accounting and auditing matters and those associated with cybersecurity and other information technology risks; our compensation and human capital committee oversees the management of risks associated with our compensation policies and programs; and our nominating and corporate governance committee oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our board of directors and director succession planning.

Committees of the Company Board

We have an audit committee, compensation and human capital committee and nominating and corporate governance committee. The Board delegates various responsibilities and authority to its committees as generally described below. The committees regularly report on their activities and actions to the full board of directors. Members serve on these committees until their resignation or until otherwise determined by the Board.

Each committee of our Board has a written charter approved by the Board that satisfies the applicable rules of the SEC and the listing standards of the NYSE. Copies of each charter are posted on our website at https://oklo.com/investor/default.aspx under the Investor Relations section. The inclusion of our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus or the registration statement of which it forms a part. We have included this website address in this prospectus solely as an inactive textual reference.

Audit Committee

The members of our audit committee are Lieutenant General (Ret.) John Jansen, Richard W. Kinzley, and Chris Wright, with Mr. Kinzley serving as chair. Each member of the audit committee qualifies as independent under the rules and regulations of the SEC, including Rule 10A-3 under the Exchange Act, and the listing standards of the NYSE applicable to audit committee members.

All such members meet the requirements for financial literacy under the applicable NYSE rules. In addition, Mr. Kinzley qualifies as an “audit committee financial expert,” as that term is defined in SEC regulations.

Our audit committee is responsible for, among other things:

●	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
●	evaluating and discussing with our independent registered public accounting firm their independence from management;
●	reviewing, with our independent registered public accounting firm, the scope and results of their audit;
●	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
●	reviewing and discussing with our independent registered public accounting firm the responsibilities, budget, and staffing of the Company’s internal audit function and any recommended changes to its scope;
●	reviewing and discussing the results, performance and effectiveness of the internal audit function;
●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;
●	overseeing our financial and accounting controls and compliance with legal and regulatory requirements;
●	reviewing and overseeing the Company’s policies on risk assessment and risk management, including reviewing the Company’s cybersecurity and other information technology risks, controls and procedures, including the Company’s plans to mitigate cybersecurity risks and to respond to data breaches;
●	reviewing related person transactions; and
●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Compensation and Human Capital Committee

The members of our compensation and human capital committee are Richard W. Kinzley, Chris Wright and Lieutenant General (Ret.) John Jansen, with Lt. Gen (Ret.) Jansen serving as chair. Each member of the compensation and human capital committee qualifies as independent under the rules and regulations of the SEC and the listing standards of the NYSE applicable to compensation committee members and to be a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.

Our compensation and human capital committee is responsible for, among other things:

●	reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving the compensation of our chief executive officer;
●	in consultation with the chief executive officer, overseeing an evaluation of the performance of and reviewing and setting or making recommendations to our Board regarding the compensation of our other executive officers;
●	reviewing our overall compensation philosophy and strategy and administering material benefit plans;
●	reviewing and approving or making recommendations to our Board regarding our incentive compensation and equity-based plans, policies and programs;

●	reviewing and approving all employment agreement and severance arrangements for our executive officers;
●	making recommendations to our Board regarding the compensation of our directors non-employee directors; and
●	retaining and overseeing any compensation consultants.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Sam Altman and Michael Klein, with Mr. Klein serving as chair. Each member of the nominating and corporate governance committee qualifies as independent under the rules and regulations of the SEC and the listing standards of the NYSE applicable to nominating and corporate governance committee members.

Our nominating and corporate governance committee is responsible for, among other things:

●	identifying individuals qualified to become members of our Board (and its committees), consistent with criteria approved by the Board;
●	reviewing succession planning for our Chief Executive Officer and other executive officers;
●	periodically reviewing the Board’s leadership structure and recommending any proposed changes to our Board;
●	overseeing the process for evaluating the effectiveness of our Board, its committees and each individual director;
●	developing, evaluating and recommending to the Board a set of corporate governance guidelines applicable to us;
●	and periodically reviewing and assessing policies, practices, risk assessments and risk management regarding corporate social responsibility and sustainability performance, including environmental, social and governance matters.

Compensation Committee Interlocks

None of our executive officers serves as a member of the board of directors or compensation and human capital committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or our compensation and human capital committee.

Code of Ethics

We have a code of ethics that applies to all of our officers, directors and employees, as well as all of our contractors, consultants, suppliers and agents in connection with their work for the us. The code of ethics is posted on our website at https://oklo.com/investor/default.aspx under the Investor Relations section. Future amendments to, or waivers of, the conduct of ethics, as and to the extent required by SEC regulations, will be disclosed at the same location on our website identified above or in public filings. The inclusion of our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus or the registration statement of which it forms a part. We have included this website address in this prospectus solely as an inactive textual reference.

EXECUTIVE AND DIRECTOR COMPENSATION

References in this section to “Oklo,” “we,” “our,” “us” and the “Company” generally refer to Legacy Oklo and its consolidated subsidiary prior to the Business Combination.

To achieve our goals, we have designed its compensation and benefits programs to attract, retain, incentivize and reward talented and qualified executives who share its philosophy and desire to work towards achieving its mission. We believe our compensation and benefits programs should promote our success and align our executive incentives and compensation programs with the long-term interests of its stockholders. Our current compensation and benefits programs reflect its startup origins in that they consist primarily of salary and bonuses, as well as awards of stock options.

The Oklo Board, with input from Oklo’s Chief Executive Officer, has historically determined the compensation for Oklo’s executive officers. For the year ended December 31, 2023, Oklo’s named executive officers were Jacob DeWitte, Co-Founder, Chief Executive Officer and Director; Caroline Cochran, Co-Founder, Chief Operating Officer and Director; and R. Craig Bealmear, Chief Financial Officer.

This section provides an overview of Oklo’s executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. Unless otherwise stated, all Oklo equity numbers in this section reflect Oklo equity prior to the business combination.

Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the fiscal years ended December 31, 2023 and 2022.

					Option	All Other
		Salary	Bonus		Awards	Compensation		Total
Name	Year	($)	($)		($)(1)	($)		($)
Jacob DeWitte	2023	211,077	112,000	(2)	—	8,615	(3)	331,692
Co-Founder, Chief Executive Officer and Director	2022	190,727	28,160		—	9,126		228,013
Caroline Cochran	2023	211,077	112,000	(2)	—	8,969	(3)	332,046
Co-Founder, Chief Operating Officer and Director	2022	195,329	28,160		—	9,329		232,818
R. Craig Bealmear(4)	2023	115,385	62,500	(2)	3,015,873	1,846	(3)	3,195,604
Chief Financial Officer
(1)	Reflects the aggregate grant date fair value of option awards granted to our named executive officers during the applicable year calculated in accordance with FASB ASC Topic 718, rather than the amounts paid to or realized by the applicable named executive officer. See Note 2 to our audited consolidated financial statements included elsewhere in this prospectus for a discussion of the relevant assumptions used in calculating this amount.
(2)	Amounts include discretionary bonuses paid to our named executive officers for their performance with respect to the applicable year.
(3)	Represents employer contributions made to each named executive officer’s 401(k) plan account for 2023.
(4)	Mr. Bealmear commenced employment as Oklo’s Chief Financial Officer in August 2023.

Narrative Disclosure to Summary Compensation Table

For fiscal year 2023, the compensation program for Oklo’s named executive officers consisted of base salary and incentive compensation delivered in the form of cash bonuses. In addition, Mr. Bealmear received a stock option grant.

Base Salary

Base salary is set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance. In fiscal year 2023, annual base salaries for Mr. DeWitte, Ms. Cochran and Mr. Bealmear were $224,000,

$224,000 and $300,000, respectively. In May 2024, the annual base salaries for Mr. DeWitte, Ms. Cochran and Mr. Bealmear were increased to $500,000, $400,000 and $400,000, respectively.

Cash Bonus Compensation

Cash bonuses are determined by our Board and set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance. The cash bonuses earned by our named executive officers for fiscal year 2023 are reflected above in the “Bonus” column of the 2023 Summary Compensation Table.

2016 Stock Incentive Plan

Prior to the Closing, we maintained the 2016 Stock Incentive Plan (the “2016 Plan”) which the Oklo Board adopted, and Oklo’s stockholders approved in 2016. In connection with the completion of the Business Combination and the adoption of the Incentive Plan, no further awards will be granted under the 2016 Plan. In December 2023, we granted to our Mr. Bealmear an option to purchase 218,700 shares of Oklo common stock under the 2016 Plan. Mr. Bealmear’s stock options vest and become exercisable with respect to 1/5th of the underlying shares on the first anniversary of the vesting commencement date and with respect to 1/60th of the underlying shares on each monthly anniversary of such date thereafter, subject to Mr. Bealmear’s continued employment with us through the applicable vesting date.

Employee Benefits and Perquisites

Oklo provides benefits to its named executive officers on the same basis as provided to all of its employees, including health, dental and vision insurance; critical illness insurance; life insurance; accident insurance; hospital indemnity insurance; short-and long-term disability insurance; and a tax-qualified Section 401(k) plan for which Oklo makes safe harbor contributions on behalf of its employees.

Oklo does not maintain any executive-specific benefit or perquisite programs.

Employment Arrangements with Our Named Executive Officers and Our Other Executive Officer

The Board entered into new employment agreements (each, an “Employment Agreement”) with Mr. DeWitte, Ms. Cochran and Mr. Bealmear in May 2024. The Employment Agreements superseded the Company’s prior employment offer letters with Mr. DeWitte, dated June 1, 2015 (the “Original DeWitte Agreement”), Ms. Cochran, dated June 1, 2015 (the “Original Cochran Agreement”) and Mr. Bealmear (the “Original Bealmear Agreement” and together, with the Original DeWitte Agreement and the Original Cochran Agreement, the “Original Employment Agreements”).

Employment Agreements

Each Employment Agreement provides for at-will employment which will continue for an indefinite term until the applicable named executive officer’s employment is terminated.

Pursuant to the Employment Agreements, each named executive officer is entitled to receive an annual base salary as set forth in the table below. In addition, each named executive officer will be eligible to receive an annual discretionary cash bonus of up to fifty percent (50%) of the named executive officer’s annual base salary, with the actual amount determined at the sole discretion of the Board, and an initial grant of restricted stock units (each, an “initial grant”) with a value as set forth in the table below. Each named executive officer’s initial grant will vest in quarterly installments over the three year-period commencing on May 9, 2024, subject to the named executive officer’s continued employment through each applicable vesting date. Each named executive officer is further eligible to receive an additional grant of restricted stock units within 90 days following May 9, 2024, at the sole discretion of the Board, that will contain performance-vesting conditions.

The following table sets forth each named executive officer’s title, annual base salary, and initial grant’s target grant date value:

		Annual	Initial Grant Target
		Base Salary	Grant Date Value
Named Executive Officer	Title	($)	($)
Jacob DeWitte	Chief Executive Officer	$500,000	$3,000,000
Caroline Cochran	Chief Operating Officer	$400,000	$2,100,000
R. Craig Bealmear	Chief Financial Officer	$400,000	$2,100,000

Pursuant to the terms of the Employment Agreements, each named executive officer is eligible for paid time off pursuant to Company policy and to participate in the Company’s executive benefit plans.

The Employment Agreements further provide that, if the named executive officer’s employment is terminated by the Company without “cause” or by the named executive officer for “good reason” (each, as defined in the applicable Employment Agreement) (in either case, an “involuntary termination”), the named executive officer will receive the following severance payments and benefits: (i) base salary continuation payments during the 12-month period following the termination date; (ii) a lump-sum payment equal to any accrued but unpaid annual bonus for the prior fiscal year; (iii) a lump-sum payment equal to the named executive officer’s full annual bonus for the year during which the termination date occurs; (iv) 12 months of Company-paid continued healthcare coverage; and (v) accelerated vesting of any portion of each outstanding time-vesting equity award then-held by the named executive officer that would have vested had the named executive officer’s employment continued for 36 months following such termination.

Each named executive officer instead will receive the following severance payments and benefits if the named executive officer experiences an involuntary termination during the period commencing three months before a “change in control” (as defined in the applicable Employment Agreement) and ending twelve months following a change in control: (i) a lump-sum payment equal to the named executive officer’s base salary (reduced by any base salary continuation already paid); (ii) a lump-sum payment equal to any accrued but unpaid annual bonus for the prior fiscal year; (iii) a lump-sum payment equal to the named executive officer’s annual bonus for the year during which the termination date occurs, pro-rated based on the number of days that have elapsed during the current fiscal year; (iv) 12 months of Company-paid continued healthcare coverage; and (v) full accelerated vesting of each outstanding time-vesting equity award then-held by the named executive officer (or, a cash payment in respect of any equity awards that were terminated without payment prior or upon the closing of the change in control).

The severance payments and benefits described above are subject to the named executive officer’s timely execution of a release of claims in the Company’s favor and are in addition to any accrued amounts.

Further, each Employment Agreement includes a “best pay” provision under Section 280G of the Internal Revenue Code, pursuant to which any “parachute payments” that become payable to the named executive officer will either be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Internal Revenue Code, whichever results in the better after-tax treatment to the named executive officer.

Other Agreements with Jacob DeWitte

Prior to entering into his Employment Agreement, the Company and Mr. DeWitte were party to the Original DeWitte Agreement, pursuant to which Mr. DeWitte received a base salary at an annual rate of $74,000 for 2015, which base salary was adjustable from time to time in accordance with normal business practice and in the sole discretion of Oklo. Mr. DeWitte’s annual base salary immediately prior to entering the Employment Agreement was $295,000.

In addition, pursuant to the terms of the Original DeWitte Agreement, Mr. DeWitte acknowledged that he was previously granted a restricted stock award for 3,000,000 shares of Oklo common stock.

In addition, Mr. DeWitte is party to a Founder Invention, Non-Disclosure, Non-Competition and Non-Solicitation Agreement, which contains (i) customary invention assignment and confidentiality provisions and (ii) non-compete and non-solicit covenants for one year post-termination of employment.

Other Agreements with Caroline Cochran

Prior to entering into her Employment Agreement, the Company and Ms. Cochran were party to the Original Cochran Agreement, pursuant to which Ms. Cochran received a base salary at an annual rate of $74,000 for 2015, which base salary was adjustable from time to time in accordance with normal business practice and in the sole discretion of Oklo. Ms. Cochran’s annual base salary immediately prior to entering the Employment Agreement was $285,000.

In addition, pursuant to the terms of the Original Cochran Agreement, Ms. Cochran acknowledged that she was previously granted a restricted stock award for 1,000,000 shares of Oklo common stock.

In addition, Ms. Cochran is party to a Founder Invention, Non-Disclosure, Non-Competition and Non-Solicitation Agreement, which contains (i) customary invention assignment and confidentiality provisions and (ii) non-compete and non-solicit covenants for one year post-termination of employment.

Other Agreements with R. Craig Bealmear

Prior to entering into his Employment Agreement, the Company and Mr. Bealmear were party to the Original Bealmear Agreement, pursuant to which Mr. Bealmear receives a base salary at an annual rate of $300,000 for 2023, which base salary was adjustable from time to time in accordance with normal business practice and in the sole discretion of Oklo. Pursuant to the terms of the Original Bealmear Agreement, Mr. Bealmear was eligible to earn an annual bonus at a target rate of 50%.

In addition, the Original Bealmear Agreement provides that Mr. Bealmear would be granted an option to purchase 191,700 shares of Oklo common stock in connection with the commencement of his employment. In December 2023, Mr. Bealmear was granted an option to purchase 218,700 shares of Oklo common stock at an exercise price of $19.28 per share. The option will vest over a five-year period based on Mr. Bealmear’s continuous service through each vesting date, with respect to 1/5th of the underlying shares on the first anniversary of the vesting commencement date and with respect to 1/60th of the underlying shares on each monthly anniversary of such date thereafter.

In addition, Mr. Bealmear is party to an Invention and Non-Disclosure Agreement and a Non-Solicitation Agreement, which contains (i) customary invention assignment and confidentiality provisions and (ii) a non-solicit covenant for one year post-termination of employment.

Outstanding Equity Awards at 2023 Year-End

The following table sets forth information concerning unexercised options for Oklo’s named executive officers as of the end of fiscal year 2023. Each equity award listed in the following table was granted under the 2016 Plan. Neither Mr. DeWitte nor Ms. Cochran held any outstanding equity awards as of fiscal year 2023.

		Number of	Number of
		Securities	Securities
		Underlying	Underlying
		Unexercised	Unexercised		Option	Option
		Options (#)	Options (#)		Exercise	Expiration
Name	Grant Date	Exercisable	Unexercisable		Price ($)	Date
R. Craig Bealmear	12/22/2023	—	218,700	(1)	$19.28	12/22/2033
Chief Financial Officer
(1)	This option vests and become exercisable with respect to 1/5th of the underlying shares on the first anniversary of August 1, 2023 and with respect to 1/60th of the underlying shares on each monthly anniversary of such date thereafter, subject to Mr. Bealmear’s continued employment with us through the applicable vesting date.

Our Executive Officer and Director Compensation

Executive Compensation

Our policies with respect to the compensation of our executive officers are administered by our Board in consultation with our compensation and human capital committee. We may also rely on data and analyses from third parties, such as compensation consultants, in connection with its compensation programs. We intend to design and implement programs to provide for compensation that is sufficient to attract, motivate and retain our executives and potential other individuals and to establish an appropriate relationship between executive compensation and the creation of stockholder value.

Equity Compensation

In connection with the Business Combination, our Board adopted, and our shareholders approved, the Incentive Plan and the ESPP, in order to facilitate the grant of equity awards and stock purchases, respectively, to eligible individuals, including the named executive officers, following the consummation of the Business Combination, which is essential to our long-term success.

Director Compensation

None of the non-employee members of our Board received any cash, equity or other compensation for their service on the Board during the year ended December 31, 2023.

In connection with the Business Combination, we approved and adopted a non-employee director compensation program (the “Non-Employee Director Compensation Program”), under which each non-employee member of our Board (each, an “Eligible Director”) would be eligible to receive cash-based annual retainer fees and long-term stock-based awards.

Under the Non-Employee Director Compensation Program, upon the effectiveness of the applicable Form S-8, we expect to grant to each Eligible Director a restricted stock unit award covering shares of our Class A Common Stock under the Incentive Plan (each, a “2024 Award”) with an aggregate value of $150,000. These 2024 Awards will vest with in full on the one-year anniversary of May 9, 2024, subject to continued service. In addition, each 2024 Award will vest in full upon a change in control of the Company (as defined in the Incentive Plan) if the Eligible Director will not become a member of the Board or the ultimate parent of the Company as of immediately following such change in control.

The Director Compensation Program consists of the following components:

Cash compensation

●	Annual Retainer: $70,000
●	Annual Audit Committee Chair Retainer: $20,000
●	Annual Compensation Committee Chair Retainer: $15,000
●	Annual Nominating and Corporate Governance Chair Retainer: $15,000

Annual cash retainers will be paid in quarterly installments in arrears and will be pro-rated for any partial calendar quarter of service.

Equity compensation

An Eligible Director who is serving on our Board as of the date of the annual meeting of the Company’s stockholders each calendar year (beginning with calendar year 2025) will be granted, on such annual meeting date, a restricted stock unit award with a value of approximately $125,000. Each annual grant will vest in full on the one-year anniversary of the applicable grant date, subject to continued service. In addition, each annual grant will vest in full upon a change in control of the Company (as defined in the Incentive Plan) if the Eligible Director will not become a member of the Board or the ultimate parent of the Company as of immediately following such change in control.

Compensation under our Director Compensation Program will be subject to the annual limits on non-employee director compensation set forth in the Incentive Plan.

Our Board expects to review director compensation periodically to ensure that director compensation remains competitive such that we are able to recruit and retain qualified directors.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following includes a summary of transactions since January 1, 2023 to which we and Legacy Oklo have been a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than transactions that are described under the section “Executive and Director Compensation.” We also describe below certain other transactions with our directors, executive officers and stockholders.

Sponsor Agreement

In March 2021, the Sponsor purchased 43,125,000 Founder Shares for an aggregate price of $25,000 in connection with the Company IPO. On March 9, 2021, the Sponsor forfeited 14,375,000 of such Founder Shares for no consideration, resulting in an aggregate of 28,750,000 Founder Shares outstanding. On July 7, 2021, the Sponsor surrendered an additional 16,250,000 Founder Shares for no consideration, resulting in an aggregate of 12,500,000 Founder Shares outstanding. The remaining 12,500,000 Founder Shares held by the Sponsor automatically converted into shares of Common Stock, on a one-for-one basis, upon the consummation of the Business Combination.

Concurrently with the execution of the Merger Agreement, the Company entered into the Sponsor Agreement with the Sponsor, the Insiders and Legacy Oklo for the purposes set forth in paragraph 7 therein, which amended and restated each of those certain letter agreements, dated July 7, 2021, from each of the persons undersigned thereto (the “Initial Insiders”) and that certain letter agreement, dated November 10, 2021, from Peter Lattman. Pursuant to the terms of the Sponsor Agreement, the Sponsor and each of the Insiders (each, a “Sponsor Signatory”) agreed not to transfer (a) 40% of such Sponsor Signatory’s shares for a period of 12 months after the Closing, unless the closing share price of our Common Stock equals or exceeds $12.00 per share for 20 trading days within any 60 consecutive trading day period commencing after the Closing Date, (b) 30% of such Sponsor Signatory’s shares for a period of 24 months after the Closing, unless the closing share price of our Common Stock equals or exceeds $14.00 per share for 20 trading days within any 60 consecutive trading day period commencing after the Closing, and (c) 30% of such Sponsor Signatory’s shares for a period of 36 months after the Closing, unless the closing share price of our Common Stock equals or exceeds $16.00 per share for 20 trading days within any 60 consecutive trading day period commencing after the Closing Date (the “Sponsor Lockup”). The holders of Founder Shares are entitled to registration rights. See the section entitled “Description of Securities—Registration Rights.”

The vesting of shares of our Common Stock issued or issuable upon the conversion of the unvested Founder Shares shall be accelerated as follows: (1) 50% of Founder Shares vest if the price of our Common Stock paid or implied in such Sale equals or exceeds $10.00 per share for 20 trading days within any 60 consecutive trading day period; (2) 25% of Founder Shares vest if the price of our Common Stock paid or implied in such Sale equals or exceeds $12.00 per share for 20 trading days within any 60 consecutive trading day period; (3) 12.5% of Founder Shares shall vest if the price of our Common Stock paid or implied in such Sale equals or exceeds $14.00 per share for 20 trading days within any 60 consecutive trading day period; and (4) 12.5% of Founder Shares shall vest if the price of our Common Stock paid or implied in such Sale equals or exceeds $16.00 per share for 20 trading days within any 60 consecutive trading day period, and in each case, the price paid or implied in such Sale shall be determined after (i) taking into account the dilutive effect of any Earnout Shares that have been or would be issued at Earnout Triggering Event I, Earnout Triggering Event II and Earnout Triggering Event III, as applicable, and (ii) excluding any Founder Shares that have been or would be forfeited pursuant to the Sponsor Agreement as described in the following sentence. Unvested Founder Shares (or shares of our Common Stock issuable or issued upon conversion thereof) that do not vest upon the occurrence of a Sale will be forfeited immediately prior to the closing of such Sale. If the applicable vesting level as described in the foregoing is not achieved within the Vesting Period, such Founder Shares will be forfeited in accordance with the terms of the Sponsor Agreement.

Private Placement Shares

The Sponsor also purchased an aggregate of 1,450,000 Private Placement Shares at a purchase price of $10.00 per share in a private placement that occurred simultaneously with the closing of the Company IPO. As such, the Sponsor’s interest in the Company IPO was valued at $14,500,000, based on the number of Private Placement Shares purchased. The Private Placement Shares were converted on a one-for-one basis into our Common Stock immediately prior to the effective time of the Business Combination. Pursuant to the terms of the Sponsor Agreement, each Sponsor Signatory has agreed to the Sponsor Lockup. The holders of the Private Placement Shares are entitled to registration rights.

Registration Rights Agreement

In connection with the Closing, the Legacy Registration Rights Agreement, dated July 7, 2021 was amended and restated, and the Company, the Sponsor and certain persons and entities receiving shares of Common Stock in connection with the Business Combination (the “New Holders” and, together with the Sponsor, the “Reg Rights Holders”) entered into the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, we have agreed to use commercially reasonable efforts to (i) file with the SEC (at our sole cost and expense) a registration statement registering the resale of certain securities held by or issuable to the Reg Rights Holders within 30 business days after the Closing (the “Resale Registration Statement”) and (ii) cause the Resale Registration Statement to become effective as soon as reasonably practicable after the filing thereof. In certain circumstances, the Reg Rights Holders may demand in the aggregate up to five underwritten offerings and are entitled to customary piggyback registration rights.

Also pursuant to the Registration Rights Agreement, (i) the New Holders agree not to transfer their respective shares of our Common Stock for a period of 180 days following the Closing Date and (ii) key members of the Company’s management team and key stockholders (collectively, the “Company Insiders”) agree not to transfer (a) 40% of such Company Insider’s shares of our Common Stock for a period of 12 months after the Closing, unless the closing share price of our Common Stock equals or exceeds $12.00 per share for 20 trading days within any 60 consecutive trading day period commencing after the Closing, (b) 30% of such Company Insider’s shares for a period of 24 months after the Closing, unless the closing share price of our Common Stock equals or exceeds $14.00 per share for 20 trading days within any 60 consecutive trading day period commencing after the Closing Date and (c) 30% of such Company Insider’s shares for a period of 36 months after the Closing, unless the closing share price of our Common Stock equals or exceeds $16.00 per share for 20 trading days within any 60 consecutive trading day period commencing after the Closing.

Legacy Oklo Sales of Simple Agreements for Future Equity

In December 2022, Legacy Oklo issued and sold $2,000,000 of Legacy Oklo SAFEs in a private financing round to Data Collective IV, L.P. (“DCVC IV”). Pursuant to the terms of the Legacy Oklo SAFEs, DCVC IV had the right to receive 67,718 shares of Legacy Oklo common stock in connection with the Transactions, which, at the Closing, were automatically surrendered and exchanged for the right to receive the per share Merger Consideration, in accordance with the terms of the Merger Agreement. The Legacy Oklo SAFEs terminated in connection with the Closing in accordance with their terms. DCVC IV and its affiliates held more than 5% of Legacy Oklo’s capital stock, and one of Legacy Oklo’s directors is a managing member of DCVC IV.

In July 2023, Legacy Oklo issued and sold $10,000,000 of Legacy Oklo SAFEs in a private financing round to Liberty Oilfield Services LLC (“Liberty OS”) a subsidiary of Liberty Energy Inc. (“Liberty Energy”). Pursuant to the terms of the Legacy Oklo SAFEs, Liberty OS had the right to receive 338,591 shares of Legacy Oklo common stock in connection with the Transactions, which, at the Closing, were automatically surrendered and exchanged for the right to receive the per share Merger Consideration, in accordance with the terms of the Merger Agreement. The Legacy Oklo SAFEs terminated in connection with the Closing in accordance with their terms. Chris Wright, one of the director nominees for our Board, is the chairman of the board and chief executive officer of Liberty Energy.

Legacy Oklo Loan to Officer

On January 30, 2017, Legacy Oklo entered into a demand note agreement with our Chief Operating Officer, Caroline Cochran to fund the purchase of a studio cooperative apartment in Washington, D.C. (the “Demand Note Agreement”). The Demand Note Agreement has a principal amount of $189,290 and a stated interest rate of 0.66%, compounded annually. Pursuant to the terms of the Demand Note Agreement, the principal amount was reduced monthly by $2,300, subject to a 3% increase every 12 months, as rent for the use of the apartment by Legacy Oklo’s executives and employees when in the area of Washington, D.C. for regulatory and government affairs work as well as interactions with various non-governmental organizations. On April 18, 2023, the Demand Note Agreement was repaid in full.

Indemnification Agreements

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the DGCL. We intend to enter into indemnification agreements with each member of our Board and our executive officers.

Policies and Procedures for Related Person Transactions

Our Board reviews and considers the interests of our directors, executive officers and principal stockholders in its review and consideration of transactions and forms committees of non-interested directors when it determines that the formation of such committees is appropriate under the circumstances.

We have adopted a written related party transaction policy. The policy provides that officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related-party transaction with us without the prior consent of the audit committee, or other independent members of our Board in the event it is inappropriate for the audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to the audit committee for review, consideration and approval. In approving or rejecting the proposed transactions, the audit committee will take into account all of the relevant facts and circumstances available.

PRINCIPAL SECURITYHOLDERS

The following table and accompanying footnotes sets forth information known to us regarding the beneficial ownership of our Common Stock as of August 29, 2024:

●	each person who is the beneficial owner of more than 5% of the outstanding shares of our Common Stock;
●	each of our named executive officers and directors; and
●	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed below has sole voting and investment power with respect to such shares. Unless otherwise noted, the address of each beneficial owner is c/o Oklo Inc. 3190 Coronado Dr., Santa Clara, California 95054.

The beneficial ownership of our Common Stock is based on 122,096,270 shares of Common Stock issued and outstanding as of August 29, 2024.

Beneficial Ownership Table

	Number of	% of
Name and Address of Beneficial Owner(1)	Shares	Ownership
5% Holders
AltC Sponsor LLC(2)(3)	13,950,000	11.43%
Data Collective IV, L.P.(4)	6,920,804	5.67%
Mithril II, L.P.(5)	6,510,297	5.33%
Directors and Named Executive Officers
Sam Altman(6)	3,151,379	2.58%
Jacob DeWitte(7)	24,295,753	19.90%
Caroline Cochran(8)	24,295,753	19.90%
Michael Klein(2)(3)	13,950,000	11.43%
Richard W. Kinzley	—	—
R. Craig Bealmear(9)	329,007	*
Lieutenant General (Ret.) John Jansen	—	—
Chris Wright	—	—
All directors and executive officers as a group (8 individuals)	41,726,139	34.17%
*	Less than one percent.
(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Oklo Inc. 3190 Coronado Dr., Santa Clara, California 95054.
(2)	Michael Klein is the controlling stockholder of M. Klein Associates, Inc., which is the managing member of the Sponsor. The shares beneficially owned by the Sponsor may also be deemed to be beneficially owned by Mr. Klein.
(3)	At the Closing, all 12,500,000 Founder Shares held by the Sponsor were converted into shares of Common Stock on a 1-for-1 basis and unvested. The 12,500,000 shares of Common Stock that were unvested at the Closing will vest upon the occurrence of the Vesting Triggering Events or a Sale during the Vesting Period. Any unvested shares that do not vest during the Vesting Period will be forfeited to the Company for no consideration.

(4)	Data Collective IV GP, LLC (“DCGP”) is the general partner of Data Collective IV, L.P. (“DCIV”). Zachary Bogue and Matthew Ocko are the managing members of DCGP and exercise voting and dispositive power over the shares held by DCIV and therefore may be deemed to share beneficial ownership of such shares. The business address of this stockholder is 270 University Ave., Palo Alto, CA 94301.
(5)	Mithril II UGP LLC is the general partner of Mithril II GP LP, which is the general partner of Mithril II, L.P. and each of Mithril II UGP LLC and Mithril II GP LP may be deemed to have shared voting, investment and dispositive power with respect to the securities held by Mithril II, L.P. Ajay Royan is the sole managing member of Mithril II UGP LLC. Ajay Royan and Peter Thiel are the members of the investment committee of Mithril II GP LP, which makes all investment decisions with respect to the shares held by Mithril II, L.P., and may be deemed to have shared voting, investment and dispositive power with respect to the securities held by Mithril II, L.P. The address of the principal offices of each of these entities is c/o Mithril Capital Management LLC, 600 Congress Avenue, Suite 3100, Austin, TX 78701.
(6)	Includes 3,151,379 shares of Common Stock held by Hydrazine Capital II, L.P. Mr. Altman has sole voting and investment power over the shares held by Hydrazine Capital II, L.P. and therefore may be deemed to have beneficial ownership over such shares.
(7)	Includes 10,911,600 shares of Common Stock held by Caroline Cochran, the spouse of Mr. DeWitte, 28,090 RSUs held of record by Mr. DeWitte, which are scheduled to vest within 60 days of the date hereof, 19,663 RSUs held of record by Ms. Cochran, which are scheduled to vest within 60 days of the date hereof, and 2,145,948 shares of Common Stock held of record by Mr. DeWitte’s and Ms. Cochran’s immediate family members, over which Mr. DeWitte and Ms. Cochran may be deemed to share beneficial ownership of such shares.
(8)	Includes 11,190,452 shares of Common Stock held by Jacob DeWitte, the spouse of Ms. Cochran, 28,090 RSUs held of record by Mr. DeWitte, which are scheduled to vest within 60 days of the date hereof, 19,663 RSUs held of record by Ms. Cochran, which are scheduled to vest within 60 days of the date hereof, and 2,145,948 shares of Common Stock held of record by Mr. DeWitte’s and Ms. Cochran’s immediate family members, over which Mr. DeWitte and Ms. Cochran may be deemed to share beneficial ownership of such shares.
(9)	Includes 309,344 options exercisable within 60 days and 19,663 RSUs held of record by Mr. Bealmear, which are scheduled to vest within 60 days of the date hereof.

SELLING HOLDERS

This prospectus relates to the offer and sale from time to time by the Selling Holders, or their permitted transferees, of up to 62,440,080 shares of Common Stock, consisting of (a) 40,940,778 shares of Common Stock issued to the Selling Holders in exchange for outstanding shares of Legacy Oklo Common Stock in connection with the Closing at an equity consideration value of $10.00 per share by certain of the Selling Holders named in this prospectus; (b) 1,450,000 shares of Common Stock issued to Sponsor that were originally purchased at a price of $10.00 per share in connection with the Company IPO; (c) 12,500,000 shares of Common Stock issued to Sponsor that were originally purchased at a price of $0.0006 per share in connection with the Company’s IPO; and (d) 7,549,302 Earnout Shares, issuable to certain of the Selling Holders upon the satisfaction of certain price targets, which are based upon (A) the closing sale price of one share of Common Stock as quoted on the NYSE) or the exchange on which the shares of Common Stock are then traded, for any twenty trading days within any sixty consecutive trading day period within the five-year period following the Closing or (B) if the Company undergoes a Change in Control, the price per share received by stockholders of the Company in such Change in Control transaction.

The Selling Holders may from time to time offer and sell any or all of the shares of Common Stock.

The table below is prepared based on information provided to us by the Selling Holders. It sets forth the name and address of the Selling Holders and other information regarding the beneficial ownership of the shares of Common Stock by each of the Selling Holders. In the table below, the second column lists the number of shares of Common Stock beneficially owned by each Selling Holder prior to the offering; the third column lists the maximum number of shares of Common Stock to be sold pursuant to this prospectus by the Selling Holders; the fourth column lists the number of shares of Common Stock beneficially owned after the sale of all of the shares offered by each Selling Holder pursuant to this prospectus; and the fifth column lists the percentage of outstanding Common Stock beneficially owned after the offered shares of Common Stock are sold pursuant to this prospectus.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

As of August 29, 2024, there were 122,096,270 outstanding shares of our Common Stock.

We cannot advise you as to whether the Selling Holders will in fact sell any or all of the securities set forth in the table below. See the section of this prospectus entitled “Plan of Distribution.” In addition, the Selling Holders may sell, transfer or otherwise dispose of, at any time and from time to time, such securities in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of the below table, unless otherwise indicated below, we have assumed that the Selling Holders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Unless otherwise indicated, the address of each Selling Holder named in the table below is c/o Oklo Inc. 3190 Coronado Dr., Santa Clara, California 95054.

Shares of Common Stock

				Percentage of
				Outstanding
				Common
		Maximum		Stock
		Number of		Beneficially
		Shares of	Number of	Owned After
	Number of	Common	Shares of	the Offered
	Shares of	Stock	Common	Shares of
	Common Stock	to be Sold	Stock	Common
	Owned Prior to	Pursuant to	Owned After	Stock
Name of Selling Holder	Offering	this Prospectus	Offering	are Sold
Jacob DeWitte(1)	11,190,452	13,253,926	—	—
Caroline Cochran(2)	10,911,600	12,923,654	—	—
AltC Sponsor LLC(3)	13,950,000	13,950,000	—	—
Michael Klein(3)	13,950,000	13,950,000	—	—
Mithril II, L.P.(4)	6,510,297	7,710,768	—	—
Data Collective IV, L.P.(5)	6,920,804	8,196,971	—	—
Saxon Road Capital Management IV, LLC(6)	110,298	130,635	—	—
Hydrazine Capital II, L.P.(7)	3,151,379	3,732,479	—	—
Paul Cochran(8)	478,898	567,203	—	—
Julie Cochran(9)	478,898	567,203	—	—
Isaac Cochran(10)	303,100	358,990	—	—
Melissa Cochran(11)	303,100	358,990	—	—
Michael DeWitte(12)	454,650	538,484	—	—
Barbara DeWitte(13)	454,650	538,484	—	—
Jason DeWitte(14)	303,100	358,990	—	—
Joshua DeWitte(15)	303,100	358,990	—	—
Mary DeWitte(16)	303,100	358,990	—	—
(1)	Consists of (i) 11,190,452 shares of Common Stock and (ii) a maximum of 2,063,474 Earnout Shares. The shares beneficially owned by Mr. DeWitte may also be deemed to be beneficially owned by Mr. DeWitte’s spouse, Caroline Cochran. This excludes 2,145,948 shares held of record by Mr. DeWitte’s and Ms. Cochran’s immediate family members, which are discussed in footnotes (8)-(16) below. Such shares are not reflected in the amount beneficially owned by Mr. DeWitte and Ms. Cochran to avoid confusion.
(2)	Consists of (i) 10,911,600 shares of Common Stock and (ii) a maximum of 2,012,054 Earnout Shares. The shares beneficially owned by Ms. Cochran may also be deemed to be beneficially owned by Ms. Cochran’s spouse, Jacob DeWitte. This excludes 2,145,948 shares held of record by Mr. DeWitte’s and Ms. Cochran’s immediate family members, which are discussed in footnotes (8)-(16) below. Such shares are not reflected in the amount beneficially owned by Mr. DeWitte and Ms. Cochran to avoid confusion.
(3)	Consists of 13,950,000 shares of Common Stock held by AltC Sponsor LLC. The shares beneficially owned by the Sponsor are expected to be distributed to Mr. Klein and the Sponsor’s other members on a pro rata basis. Michael Klein is the controlling stockholder of M. Klein Associates, Inc., which is the managing member of the Sponsor. The shares beneficially owned by the Sponsor may also be deemed to be beneficially owned by Mr. Klein. At the Closing, all 12,500,000 Founder Shares held by the Sponsor were converted into shares of Common Stock on a 1-for-1 basis and unvested. The 12,500,000 shares of Common Stock that were unvested at the Closing will vest upon the occurrence of the Vesting Triggering Events or a Sale during the Vesting Period. Any unvested shares that do not vest during the Vesting Period will be forfeited to the Company for no consideration.
(4)	Consists of (i) 6,510,297 shares of Common Stock held by Mithril II, L.P. and (ii) a maximum of 1,200,471 Earnout Shares. Mithril II UGP LLC is the general partner of Mithril II GP LP, which is the general partner of Mithril II, L.P. and each of Mithril II UGP LLC and Mithril II GP LP may be deemed to have shared voting, investment and dispositive power with respect to the securities held by Mithril II, L.P. Ajay Royan is the sole managing member of Mithril II UGP LLC. Ajay Royan and Peter Thiel are the members of the investment committee of Mithril II GP LP, which makes all investment decisions with respect to the shares held by Mithril II, L.P., and may be deemed to have shared voting, investment and dispositive power with respect to the securities held by Mithril II, L.P. The address of the principal offices of each of these entities is c/o Mithril Capital Management LLC, 600 Congress Avenue, Suite 3100, Austin, TX 78701.
(5)	Consists of (i) 6,920,804 shares of Common Stock held by Data Collective IV, L.P. and (ii) a maximum of 1,276,167 Earnout Shares. Data Collective IV GP, LLC is the general partner of Data Collective IV, L.P. Zachary Bogue and Matthew Ocko are the managing members of Data Collective IV GP, LLC and exercise voting and dispositive power over the shares held by Data Collective IV, L.P. and therefore may be deemed to share beneficial ownership of such shares. The business address of this stockholder is 270 University Ave., Palo Alto, CA 94301.
(6)	Consists of (i) 110,298 shares of Common Stock held by Saxon Road Capital Management IV, LLC and (ii) a maximum of 20,337 Earnout Shares.
(7)	Consists of (i) 3,151,379 shares of Common Stock held by Hydrazine Capital II, L.P. and (ii) a maximum of 581,100 Earnout Shares. Mr. Altman has sole voting and investment power over the shares held by Hydrazine Capital II, L.P. and therefore may be deemed to have beneficial ownership over such shares.
(8)	Consists of (i) 478,898 shares of Common Stock and (ii) a maximum of 88,305 Earnout Shares. Ownership of these securities is shared jointly with Mr. Cochran’s spouse, Julie Cochran. These shares may also be deemed to be beneficially owned by Jacob DeWitte and Caroline Cochran.
(9)	Consists of (i) 478,898 shares of Common Stock and (ii) a maximum of 88,305 Earnout Shares. Ownership of these securities is shared jointly with Ms. Cochran’s spouse, Paul Cochran. These shares may also be deemed to be beneficially owned by Jacob DeWitte and Caroline Cochran.
(10)	Consists of (i) 303,100 shares of Common Stock and (ii) a maximum of 55,890 Earnout Shares. These shares may also be deemed to be beneficially owned by Jacob DeWitte and Caroline Cochran.
(11)	Consists of (i) 303,100 shares of Common Stock and (ii) a maximum of 55,890 Earnout Shares. These shares may also be deemed to be beneficially owned by Jacob DeWitte and Caroline Cochran.
(12)	Consists of (i) 454,650 shares of Common Stock and (ii) a maximum of 83,834 Earnout Shares. Ownership of these securities is shared jointly with Mr. DeWitte’s spouse, Barbara DeWitte. These shares may also be deemed to be beneficially owned by Jacob DeWitte and Caroline Cochran.
(13)	Consists of (i) 454,650 shares of Common Stock and (ii) a maximum of 83,834 Earnout Shares. Ownership of these securities is shared jointly with Ms. DeWitte’s spouse, Michael DeWitte. These shares may also be deemed to be beneficially owned by Jacob DeWitte and Caroline Cochran.
(14)	Consists of (i) 303,100 shares of Common Stock and (ii) a maximum of 55,890 Earnout Shares. These shares may also be deemed to be beneficially owned by Jacob DeWitte and Caroline Cochran.
(15)	Consists of (i) 303,100 shares of Common Stock and (ii) a maximum of 55,890 Earnout Shares. Ownership of these securities is shared jointly with Mr. DeWitte’s spouse, Mary DeWitte. These shares may also be deemed to be beneficially owned by Jacob DeWitte and Caroline Cochran.
(16)	Consists of (i) 303,100 shares of Common Stock and (ii) a maximum of 55,890 Earnout Shares. Ownership of these securities is shared jointly with Ms. DeWitte’s spouse, Joshua DeWitte. These shares may also be deemed to be beneficially owned by Jacob DeWitte and Caroline Cochran.

Material Relationships with the Selling Holders

For a description of our material relationships with the Selling Holders and their affiliates see the sections of this prospectus entitled “Management” and “Executive and Director Compensation.”

PLAN OF DISTRIBUTION

We are registering the offer and sale from time to time by the Selling Holders or their permitted transferees of (a) 40,940,778 shares of Common Stock issued to the Selling Holders in exchange for outstanding shares of Legacy Oklo Common Stock in connection with the Closing at an equity consideration value of $10.00 per share by certain of the Selling Holders named in this prospectus; (b) 1,450,000 shares of Common Stock issued to Sponsor that were originally purchased at a price of $10.00 per share in connection with the Company IPO; (c) 12,500,000 shares of Common Stock issued to Sponsor that were originally purchased at a price of $0.0006 per share in connection with the Company’s IPO; and (d) 7,549,302 Earnout Shares, issuable to certain of the Selling Holders upon the satisfaction of certain price targets, which are based upon (A) the closing sale price of one share of Common Stock as quoted on the NYSE) or the exchange on which the shares of Common Stock are then traded, for any twenty trading days within any sixty consecutive trading day period within the five-year period following the Closing or (B) if the Company undergoes a Change in Control, the price per share received by stockholders of the Company in such Change in Control transaction.

We are required to pay all fees and expenses incident to the registration of the Common Stock to be offered and sold pursuant to this prospectus. The Selling Holders will bear all commissions and discounts, if any, attributable to their sale of Common Stock. We will not receive any of the proceeds from the sale of the Common Stock by the Selling Holders.

The shares of Common Stock beneficially owned by the Selling Holders covered by this prospectus may be offered and sold from time to time by the Selling Holders. The Selling Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Holders may sell their shares of Common Stock by one or more of, or a combination of, the following methods:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
●	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	an over-the-counter distribution in accordance with the rules of NYSE;
●	through trading plans entered into by a Selling Holder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
●	short sales;
●	distribution to employees, members, limited partners or stockholders of a Selling Holder;
●	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;
●	by pledge to secured debts and other obligations;
●	delayed delivery arrangements;
●	to or through underwriters or broker-dealers;
●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
●	in privately negotiated transactions;

●	in options transactions;
●	through a combination of any of the above methods of sale; or
●	any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

A Selling Holder that is an entity may elect to make an in-kind distribution of shares of Common Stock to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable shares of Common Stock pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.

In connection with distributions of the securities or otherwise, the Selling Holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of common stock in the course of hedging transactions, and broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with Selling Holders. The Selling Holders may also sell shares of common stock short and redeliver the securities to close out such short positions. The Selling Holders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Holders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the Selling Holders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Holders in amounts to be negotiated immediately prior to the sale.

A Selling Holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Holder or borrowed from any Selling Holder or others to settle those sales or to close out any related open borrowings of stock and may use securities received from any Selling Holder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Holder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In offering the securities covered by this prospectus, the Selling Holders and any broker-dealers who execute sales for the Selling Holders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Holders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Holders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

The Selling Holders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates and/or the Selling Holders or one or more of its respective affiliates in the ordinary course of business for which they receive compensation.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

The Selling Holders have agreed to indemnify the underwriters, their officers, directors and each person who controls such underwriters (within the meaning of the Securities Act), against certain liabilities related to the sale of the securities, including liabilities under the Securities Act, as further described in the Amended and Restated Registration Rights Agreement.

Restrictions to Sell

Refer to below under the section of this prospectus entitled “Securities Act Restrictions on Resale of Securities – Lock-up Provisions.”

DESCRIPTION OF SECURITIES

General

Authorized and Outstanding Stock

Our certificate of incorporation authorizes the issuance of shares of capital stock, each with a par value of $0.0001, consisting of (a) 500,000,000 shares of common stock and (b) 1,000,000 shares of preferred stock.

Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under our certificate of incorporation, the holders of our Common Stock possess all voting power for the election of directors and all other matters requiring stockholder action and are entitled to one vote per share on matters to be voted on by stockholders. The holders of our Common Stock at all times vote together as one class on all matters submitted to a vote of the common stock under our certificate of incorporation.

Dividends

Subject to limitations contained in the DGCL and our certificate of incorporation, under our bylaws, our Board may, but is not required to, declare and pay dividends upon the shares of our Common Stock, which dividends may be paid either in cash, in property or in shares of common stock.

Liquidation, Dissolution and Winding Up

In the event of the voluntary or involuntary liquidation, dissolution, or winding-up of the Company, the holders of our Common Stock will be entitled to receive all the remaining assets of the Company available for distribution to stockholders, ratably in proportion to the number of shares of our Common Stock held by them, after the rights of creditors of the Company and the holders of any outstanding shares of our preferred stock have been satisfied.

Preemptive or Other Rights

The holders of our Common Stock do not have preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock.

Preferred Stock

Our certificate of incorporation authorizes 1,000,000 shares of preferred stock. Under our certificate of incorporation, our Board is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any associated qualifications, limitations or restrictions. The Board is also able to increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. The Board has the power to authorize the issuance of shares of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of shares of common stock. The issuance of shares of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the market price of our common stock and the voting and other rights of the holders of shares of common stock. Although there is currently no intention to issue any shares of preferred stock, there cannot be any assurance that preferred stock will not be issued in the future. There is no preferred stock outstanding as of the date of this prospectus.

Stock Options

Following the Business Combination and the assumption of the Legacy Oklo options pursuant to the terms of the Merger Agreement, there are outstanding options covering approximately 10,432,749 shares of our Common Stock, with a weighted-average exercise price of $1.84 per share.

Dividends

The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements, the terms of any outstanding indebtedness and general financial condition. The payment of any cash dividends is within the discretion of the Board. In addition, it is not currently contemplated or anticipated that any stock dividends will be declared in the foreseeable future. Further, if the Company incurs any indebtedness, its ability to declare dividends may be limited by restrictive covenants it may agree to in connection therewith.

Anti-takeover effects of Delaware law and the Certificate of Incorporation and Bylaws

Some provisions of Delaware law, our certificate of incorporation and bylaws contain provisions that could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. It is possible that these provisions may delay, deter or prevent transactions that stockholders might consider to be in their best interest or in our best interests, including transactions that might result in a premium over the prevailing market price for shares of our common stock.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with the Board. We believe that the benefits of these provisions outweigh the disadvantages of discouraging certain takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and enhance the ability of the Board to maximize stockholder value.

Authorized Preferred Stock

The ability of the Board, without action by the stockholders, to issue up to 1,000,000 shares of authorized but unissued preferred stock with voting or other rights or preferences as designated by the Board could impede the success of any attempt to change control of the Company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company.

Stockholder Meetings

Our certificate of incorporation provides that a special meeting of the stockholders may be called only by the majority of the total number of authorized directors whether or not there exists any vacancies in previously authorized directorships (the “Whole Board”), the chair of the Board, or our chief executive officer.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board.

Elimination of Stockholder Action by Written Consent

Our certificate of incorporation does not permit our stockholders to act by written consent. Stockholder action must take place at the annual or a special meeting of stockholders.

Staggered Board of Directors

Our certificate of incorporation provides that the Board is divided into three classes. The directors in each class serve for a three-year term with one class being elected each year by our stockholders. This system of electing directors may tend to discourage a third party from attempting to obtain control of the Company because it generally makes it more difficult for stockholders to replace a majority of the directors.

Removal of Directors

Our certificate of incorporation provides that no member of the Board may be removed from office except for cause, and requires the approval by the affirmative vote of holders of at least a majority in voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, to remove directors from the Company. Additionally, the amendment would remove stockholders’ ability to remove a director without cause.

Stockholders not Entitled to Cumulative Voting

Our certificate of incorporation does not permit our stockholders to cumulate their votes in the election of directors.

Director Vacancies

Our certificate of incorporation and bylaws authorize the Board to fill vacant directorships, including newly created seats. In addition, the number of directors constituting the Board will be set only by resolution adopted by a majority vote of the Board. These provisions will prevent a stockholder from increasing the Board and gaining control of the Board by filling the resulting vacancies with its own nominees.

Supermajority Voting Requirements for the Amendment of our Certificate of Incorporation and Bylaws

Our certificate of incorporation provides that our bylaws may be amended or repealed by the Board or by the affirmative vote of at least 66 2∕3% in voting power of the then outstanding shares of capital stock of the Company entitled to vote. In addition, our certificate of incorporation provides that the affirmative vote of holders of at least 66 2∕3% of the voting power of the then outstanding shares of capital stock of the Company generally entitled to vote will be required to amend certain provisions of our certificate of incorporation, including provisions relating to classified board structure, the size of its board, removal of its directors, special meetings of its stockholders, stockholder action by written consent, and exculpation of directors and officers.

Delaware Anti-Takeover Statute

The Company is subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date such persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board. Under Section 203 of the DGCL, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
●	upon the consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding those shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

●	at or after the time the stockholder became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2∕3% of the outstanding voting stock which is not owned by the interested stockholder.

Under certain circumstances, Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring the Company to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction, which results in the stockholder becoming an interested stockholder. Section 203 of the DGCL also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Limitation on Liability and Indemnification of Directors and Officers

Our certificate of incorporation provides that our directors, officers, employees and agents will be indemnified and advanced expenses by the Company to the fullest extent permitted by law. Our bylaws also permit the Company to purchase and maintain insurance on behalf of any director, executive officer, employee or agent of the Company for any liability arising out of his or her status as such.

These provisions may discourage stockholders from bringing a lawsuit against our directors, officers, employees or agents for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification and advancement provisions.

Choice of Forum

Our certificate of incorporation provides that unless the we consent in writing to the selection of an alternative forum the Court of Chancery of the State of Delaware (or, in the event the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on the Company’s behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, stockholder or other employee of the Company to the Company or the Company’s stockholders, (iii) any action arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws, (iv) any action asserting a claim against the Company or any current or former director or officer or other employee of the Company governed by the internal affairs doctrine, or (v) any action as to which the DGCL confers jurisdiction on the Court of Chancery, except for any action asserted to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or, in each case, rules and regulations promulgated thereunder, for which there is exclusive federal jurisdiction. Our certificate of incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

For the avoidance of doubt, this provision is intended to benefit and may be enforced by the Company, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. However, we note that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Our certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in any security of the Company will be deemed to have notice of and to have consented to these choice of forum provisions.

The choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or its directors, officers or other employees, which may discourage such lawsuits against the Company and its directors, officers and other employees. Alternatively, if a court were to find the choice of law forum provisions contained in our certificate of incorporation to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, results of operations, and financial conditions.

Registration Rights

In connection with the Closing, the Legacy Registration Rights Agreement was amended and restated, and the Company and the Reg Rights Holders entered into the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, we agree to use commercially reasonable efforts to (i) file with the SEC (at our sole cost and expense) the Resale Registration Statement within 30 business days after the Closing and (ii) cause the Resale Registration Statement to become effective as soon as reasonably practicable after the filing thereof. In certain circumstances, the Reg Rights Holders may demand in the aggregate up to five underwritten offerings and are entitled to customary piggyback registration rights.

Also pursuant to the Registration Rights Agreement, (i) the New Holders agree not to transfer their respective shares of our Common Stock for a period of 180 days following the Closing Date and (ii) the Company Insiders agree not to transfer (a) 40% of such Company Insider’s shares of our Common Stock for a period of 12 months after the Closing, unless the closing share price of our Common Stock equals or exceeds $12.00 per share for 20 trading days within any 60 consecutive trading day period commencing after the Closing Date, (b) 30% of such Company Insider’s shares for a period of 24 months after the Closing, unless the closing share price of our Common Stock equals or exceeds $14.00 per share for 20 trading days within any 60 consecutive trading day period commencing after the Closing Date and (c) 30% of such Company Insider’s shares for a period of 36 months after the Closing, unless the closing share price of our Common Stock equals or exceeds $16.00 per share for 20 trading days within any 60 consecutive trading day period commencing after the Closing Date.

Transfer Agent and Registrar

The transfer agent for our Common Stock is Continental Stock Transfer & Trust Company.

Exchange Listing

Our Common Stock trades on the NYSE under the symbol “OKLO.”

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of Common Stock for at least six (6) months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of us at the time of, or at any time during the three (3) months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three (3) months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve (12) months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of Common Stock for at least six (6) months but who are affiliates of us at the time of, or at any time during the three (3) months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three (3) month period only a number of securities that does not exceed the greater of:

●	one percent (1%) of the total number of Common Stock then outstanding; or
●	the average weekly reported trading volume of Common Stock during the four (4) calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of the Company under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the Company.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
●	the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding twelve (12) months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
●	at least one (1) year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

While we were formed as a shell company, since the completion of the Business Combination we are no longer a shell company, and so, once and for as long as the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Lock-Up Provisions

In connection with the execution of the Merger Agreement and at the Closing, we have entered into the Registration Rights Agreement with certain of our stockholders. The Registration Rights Agreement provides these holders (and their permitted transferees) with the right to require us, at our expense, to register the shares of our Common Stock that they hold on customary terms for a transaction of this type, including customary demand and piggyback registration rights. The Registration Rights Agreement also provides that we pay certain expenses of the electing holders relating to such registrations and indemnify them against certain liabilities that may arise under the Securities Act. In addition, pursuant to the Registration Rights Agreement, certain of our shareholders identified in the Registration Rights Agreement are subject to a restriction on transfer of shares of Common Stock for a period of three years from the Closing.

LEGAL MATTERS

The legality of our Common Stock will be passed upon for us by Latham & Watkins LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of Oklo Inc. as of December 31, 2023 and 2022 and the years ended December 31, 2023 and 2022 appearing in this Registration Statement on Form S-1 have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report thereon and included in this prospectus, in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 with respect to the shares of our Common Stock offered in this document. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement. Such information can be examined without charge at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the SEC at prescribed rates. The public may obtain more information on the operations of the Public Reference Room by calling the SEC at 1-800-732-0330. The registration statement also is available through the SEC’s web site on the internet at http://www.sec.gov. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions thereof and are not necessarily complete.

In connection with this offering, we will register our Common Stock with the SEC under Section 12(b) of the Securities Exchange Act of 1934, and, upon such registration, we and the holders of our stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and stockholders with 10% or more of the voting power, the annual and periodic reporting requirements and certain other requirements of the Securities Exchange Act of 1934.

Oklo Inc.

Condensed Consolidated Balance Sheets

	As of
	June 30, 2024	December 31,
	(Unaudited)	2023
Assets
Current assets:
Cash and cash equivalents	$105,676,772	$9,867,588
Marketable securities	129,607,093	—
Prepaid and other current assets	3,938,888	4,330,465
Total current assets	239,222,753	14,198,053
Marketable securities	59,287,344	—
Property and equipment, net	637,731	577,671
Operating lease right-of-use assets	37,785	82,677
Other assets	—	25,361
Total assets	$299,185,613	$14,883,762
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$1,068,205	$2,273,823
Accrued expenses and other	3,773,290	835,541
Operating lease liability	37,785	93,935
Total current liabilities	4,879,280	3,203,299
Simple agreements for future equity	—	46,042,000
Right of first refusal liability	25,000,000	—
Total liabilities	29,879,280	49,245,299
Commitments and contingencies (Note 14)
Stockholders’ equity (deficit):
Class A common stock, $0.0001 par value – 500,000,000 shares authorized; 122,096,270 and 69,242,940 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	12,210	6,924
Additional paid-in capital	383,737,617	27,124,983
Accumulated deficit	(114,861,513)	(61,493,444)
Accumulated other comprehensive income	418,019	—
Total stockholders’ equity (deficit)	269,306,333	(34,361,537)
Total liabilities and stockholders’ equity	$299,185,613	$14,883,762

See accompanying notes to condensed consolidated financial statements.

Oklo Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Operating expenses
Research and development	$10,719,142	$1,833,269	$14,379,784	$3,749,719
General and administrative	7,051,836	1,519,697	10,761,582	2,939,545
Total operating expenses	17,770,978	3,352,966	25,141,366	6,689,264
Loss from operations	(17,770,978)	(3,352,966)	(25,141,366)	(6,689,264)
Other income (loss)
Change in fair value of simple agreements for future equity	(13,126,959)	(1,122,000)	(29,919,959)	(2,495,000)
Interest and dividend income	1,715,574	137	1,856,877	462
Total other loss	(11,411,385)	(1,121,863)	(28,063,082)	(2,494,538)
Loss before income taxes	(29,182,363)	(4,474,829)	(53,204,448)	(9,183,802)
Income taxes	(163,621)	—	(163,621)	—
Net loss	(29,345,984)	(4,474,829)	(53,368,069)	(9,183,802)
Deemed dividend - earnout and founder shares	(487,934,600)	—	(487,934,600)	—
Net loss attributable to common stockholders	$(517,280,584)	$(4,474,829)	$(541,302,669)	$(9,183,802)
Net loss per share:
Basic and diluted – Class A common stock	$(0.29)	$(0.06)	$(0.63)	$(0.13)
Net loss per share attributable to common stockholders:
Basic and diluted – Class A common stock	$(5.17)	$(0.06)	$(6.36)	$(0.13)
Weighted average number of common shares outstanding – basic and diluted – Class A common stock	100,021,539	68,845,564	85,170,891	68,845,564

See accompanying notes to condensed consolidated financial statements.

Oklo Inc.

Condensed Consolidated Statements of Comprehensive Loss

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss	$(29,345,984)	$(4,474,829)	$(53,368,069)	$(9,183,802)
Other comprehensive income:
Change in unrealized gains/losses on marketable debt securities	418,019	—	418,019	—
Total comprehensive loss	$(28,927,965)	$(4,474,829)	$(52,950,050)	$(9,183,802)

See accompanying notes to condensed consolidated financial statements.

Oklo Inc.

Condensed Consolidated Statements of Stockholders’ Equity (Deficit)

(Unaudited)

Six Months Ended June 30, 2024

									Accumulated	Total
	Redeemable Convertible						Additional		Other	Stockholders’
	Preferred Stock		Common Stock		Class A Common Stock		Paid-in	Accumulated	Comprehensive	Equity
	Shares	Amount	Shares(1)	Amount(1)	Shares	Amount	Capital	Deficit	Income	(Deficit)
Balance as of January 1, 2024, as recast	—	$—	—	$—	69,242,940	$6,924	$27,124,983	$(61,493,444)	$—	$(34,361,537)
Exercise of stock options	—	—	—	—	1,345,625	135	439,787	—	—	439,922
Stock-based compensation	—	—	—	—	—	—	667,474	—	—	667,474
Net loss	—	—	—	—	—	—	—	(24,022,085)	—	(24,022,085)
Balance as of March 31, 2024	—	—	—	—	70,588,565	7,059	28,232,244	(85,515,529)	—	(57,276,226)
Issuance of Class A common stock in connection with the Business Combination, net of transaction costs (Note 3)	—	—	—	—	43,099,811	4,310	260,855,313	—	—	260,859,623
Issuance of Class A common stock upon conversion of simple agreements for future equity immediately before the Business Combination (Note 3)	—	—	—	—	8,407,894	841	86,193,118	—	—	86,193,959
Other comprehensive income	—	—	—	—	—	—	—	—	418,019	418,019
Stock-based compensation	—	—	—	—	—	—	8,456,942	—	—	8,456,942
Net loss	—	—	—	—	—	—	—	(29,345,984)	—	(29,345,984)
Balance as of June 30, 2024	—	$—	—	$—	122,096,270	$12,210	$383,737,617	$(114,861,513)	$418,019	$269,306,333
(1)	The shares of the Company’s common stock prior to the Business Combination have been retrospectively recast to reflect the change in the capital structure as a result of the Business Combination as described in Note 3.

Six Months Ended June 30, 2023

									Accumulated	Total
	Redeemable Convertible						Additional		Other	Stockholders’
	Preferred Stock		Common Stock		Class A Common Stock		Paid-in	Accumulated	Comprehensive	Equity
	Shares	Amount	Shares(1)	Amount(1)	Shares	Amount	Capital	Deficit	Income	(Deficit)
Balance as of January 1, 2023, as previously reported	6,585,881	$25,030,520	4,771,025	$477	—	$—	$1,209,244	$(29,320,787)	$—	$(28,111,066)
Retroactive application of recapitalization (Note 3)	(6,585,881)	(25,030,520)	(4,771,025)	(477)	68,845,564	6,885	25,024,112	—	—	25,030,520
Balance as of January 1, 2023, effect of reverse recapitalization	—	—	—	—	68,845,564	6,885	26,233,356	(29,320,787)	—	(3,080,546)
Stock-based compensation	—	—	—	—	—	—	48,241	—	—	48,241
Net loss	—	—	—	—	—	—	—	(4,708,973)	—	(4,708,973)
Balance as of March 31, 2023	—	—	—	—	68,845,564	6,885	26,281,597	(34,029,760)	—	(7,741,278)
Stock-based compensation	—	—	—	—	—	—	48,552	—	—	48,552
Net loss	—	—	—	—	—	—	—	(4,474,829)	—	(4,474,829)
Balance as of June 30, 2023	—	$—	—	$—	68,845,564	$6,885	$26,330,149	$(38,504,589)	$—	$(12,167,555)
(1)	The shares of the Company’s common stock prior to the Business Combination have been retrospectively recast to reflect the change in the capital structure as a result of the Business Combination as described in Note 3.

See accompanying notes to condensed consolidated financial statements.

Oklo Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities
Net loss	$(53,368,069)	$(9,183,802)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	111,673	23,402
Change in fair value of simple agreements for future equity	29,919,959	2,495,000
Accretion of discount on marketable securities	(285,254)	—
Stock-based compensation	9,124,416	96,793
Change in operating assets and liabilities:
Prepaid and other current assets	(1,441,188)	(269,939)
Other assets	25,361	25,909
Accounts payable	(1,592,955)	(10,378)
Accrued expenses and other	477,166	12,791
Operating lease liability	(11,258)	(9,983)
Net cash used in operating activities	(17,040,149)	(6,820,207)
Cash flows from investing activities
Purchases of property and equipment	(171,733)	(25,401)
Purchase of marketable securities	(202,191,164)	—
Proceeds from redemptions of marketable securities	14,000,000	—
Net cash used in investing activities	(188,362,897)	(25,401)
Cash flows from financing activities
Proceeds from recapitalization	276,209,768	—
Proceeds from exercise of stock options	439,922	—
Proceeds from right of first refusal liability	25,000,000	—
Proceeds from simple agreements for future equity	10,232,000	2,315,000
Payment of deferred issuance costs	(10,669,460)	(28,130)
Net cash provided by financing activities	301,212,230	2,286,870
Net increase (decrease) in cash and cash equivalents	95,809,184	(4,558,738)
Cash and cash equivalents – beginning of year	9,867,588	9,653,528
Cash and cash equivalents – end of period	$105,676,772	$5,094,790
Supplemental disclosure of cash flow information
Cash paid for interest	$—	$—
Cash paid for income taxes	—	—
Supplemental noncash investing and financing activities
Reclassification of deferred issuance costs in connection with business combination	$3,992,424	$—
Reclassification of simple agreements for future equity in connection with business combination	86,193,959	—
Deferred issuance costs included in accounts payable	375,594	1,310,403
Deferred issuance costs included in accrued expense and other	92,710	—

See accompanying notes to condensed consolidated financial statements.

Oklo Inc.

Notes to Condensed Consolidated Financial Statements

1.Nature of Operations and Organization

Oklo Inc. (following the Business Combination where AltC changed its name to Oklo Inc., the “Company”), conducts its operations through its subsidiary Oklo Technologies, Inc., a Delaware corporation incorporated on July 3, 2013 (formerly known as Oklo Inc. before the Business Combination and referred to herein as “Legacy Oklo”) (as further described below). The Company is developing advanced fission power plants to provide clean, reliable, and affordable energy at scale.

The Company plans to commercialize its liquid metal fast reactor technology with the Aurora powerhouse product line. The first commercial Aurora powerhouses are designed to produce up to 15 and 50 megawatts of electricity (“MWe”) on both recycled nuclear fuel and fresh fuel. The Company’s advanced fission technology has a history of successful operation, first demonstrated by the Experimental Breeder Reactor-II, which sold and supplied power to the grid and showed effective waste recycling capabilities for over 30 years of operation. Furthermore, the Company has achieved several significant deployment and regulatory milestones, including securing a site use permit from the U.S. Department of Energy (“DOE”) for the Idaho National Laboratory (“INL”) Site and a fuel award from INL for a commercial-scale advanced fission power plant in Idaho.

On May 9, 2024, the Company consummated a business combination pursuant to an Agreement and Plan of Merger and Reorganization dated July 11, 2023 (as amended, modified, supplemented or waived, the “Merger Agreement”), by and among the Company, AltC Acquisition Corp., a Delaware corporation (“AltC”) and AltC Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of AltC (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Oklo Inc., with Oklo Inc. surviving the merger as a wholly owned subsidiary of AltC (following the merger Oklo Inc. changed its name to Oklo Technologies, Inc.) (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”) (as further described in Note 3). Upon consummation of the Business Combination (the “Closing”), AltC changed its name to Oklo Inc.

The Company’s Class A common stock commenced trading on the New York Stock Exchange (“NYSE”) under the symbol “OKLO” on May 10, 2024.

Liquidity and Capital Resources

As of June 30, 2024, the Company’s cash, cash equivalents and marketable securities were $294,571,209, which includes the proceeds received from the Business Combination. The Company continues to incur significant operating losses. For the six months ended June 30, 2024, the Company had a net loss of $53,368,069, loss from operations of $25,141,366, and cash used in operating activities of $17,040,149. As of June 30, 2024, the Company had an accumulated deficit of $114,861,513. Management expects that significant on-going operating expenditures will be necessary to successfully implement the Company’s business plan and develop its powerhouses. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern beyond a one-year period following the issuance date of the accompanying condensed consolidated financial statements.

The Company will utilize its existing cash, cash equivalents and marketable securities to fund its powerhouses, operations, and growth plans. The Company believes that as a result of the Business Combination, its existing cash, cash equivalents and marketable securities will be sufficient to fund its operations for the one-year period following the issuance date of the accompanying condensed consolidated financial statements as of and for the six months ended June 30, 2024.

2.Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial reporting.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X of the U.S. Securities and Exchange Commission (“SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, it does not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. The information herein should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Registration Statement on Form S-4, as amended (File No. 333-274722), which was declared effective on April 26, 2024. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair statement of the financial position, operating results, and cash flows for the periods presented.

Segments

To date, the Company has viewed its financial information on an aggregate basis for the purposes of evaluating financial performance and allocating the Company’s resources. Accordingly, the Company has determined that it operates in one segment.

Principles of Consolidation

The condensed consolidated financial statements include the Company’s accounts and those of its wholly owned subsidiaries Oklo Technologies, Inc. and Oklo Power LLC. All intercompany transactions and balances have been eliminated.

Use of Estimates

Preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments, and assumptions that affect the amounts reported and disclosed in the condensed consolidated financial statements and accompanying notes. Actual results could differ materially from these estimates. On an ongoing basis, the Company evaluates its estimates, including those related to the valuation of the operating lease liabilities and operating right-of-use assets, useful lives of property and equipment, stock-based compensation expense, valuation allowance on deferred tax assets, fair value of simple agreements for future equity and valuations related to the Business Combination for the Earnout Shares and Founder Shares (both as further described below). These estimates, judgments, and assumptions are based on current and expected economic conditions, historical data, and experience available at the date of the accompanying condensed consolidated financial statements, and various other factors that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities.

Risk and Uncertainties

The Company is subject to continuing risks and uncertainties in connection with the current macroeconomic environment, including as a result of inflation, increasing and continued elevated interest rates, instability in the global banking system, geopolitical factors, results of a global pandemic such as the COVID-19 pandemic or otherwise, including the ongoing conflicts in Ukraine and Israel. At this point, the extent to which these effects may impact the Company’s future financial condition or results of operations is uncertain, and as of the date of issuance of these financial statements, the Company is not aware of any specific event or circumstance that would require the update of any estimates or judgments or an adjustment of the carrying value of any assets or liabilities. Given the nature of the business, the ongoing conflicts in Ukraine and Israel have not had a specific impact on the Company’s financial performance. These estimates may change as new events occur and additional information is obtained and will be recognized in the financial statements as soon as they become known.

Net Loss Per Common Share

The Business Combination was accounted for as a reverse recapitalization as Legacy Oklo was determined to be the accounting acquirer under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business

Combinations. Accordingly, for accounting purposes, the transaction is treated as the equivalent of Legacy Oklo issuing stock for the net assets of AltC, accompanied by a recapitalization, therefore, the basic net loss has been determined utilizing the outstanding shares of the Class A common stock as described below.

The Company’s basic net loss per share of Class A common stock is computed based on the average number of outstanding shares of Class A common stock for the period, by dividing the net loss by the weighted-average number of shares of Class A common stock outstanding for the period, without consideration for potential dilutive securities. Diluted net loss per share of Class A common stock is computed by dividing net loss by the weighted-average number of shares of Class A common stock and common share equivalents of potentially dilutive securities outstanding for the period. Potentially dilutive securities include stock options. Since the Company was in a loss position for the periods presented, basic net loss per share of Class A common stock is the same as diluted net loss per shares of Class A common stock since the effects of potentially dilutive securities are antidilutive.

Emerging Growth Company Status

The Company is an emerging growth company as defined in the Jumpstart Our Business Startups Act (“JOBS Act”). The JOBS Act provides emerging growth companies with certain exemptions from public company reporting requirements for up to five fiscal years while a company remains an emerging growth company. As part of these exemptions, the Company need only provide two fiscal years of audited financial statements instead of three, it has reduced disclosure obligations such as for executive compensation, and it is not required to comply with auditor attestation requirements from Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended, regarding its internal control over financial reporting. Additionally, the JOBS Act has allowed the Company the option to delay adoption of new or revised financial accounting standards until private companies are required to comply with new or revised financial accounting standards.

Cash, Cash Equivalents and Marketable Securities

Cash and cash equivalents include cash and highly liquid investments in money market funds with an original contractual maturity at the date of purchase of three months or less.

The Company’s investments in marketable debt securities have been classified and accounted for as available-for-sale. The Company classifies its marketable debt securities as either short-term or long-term based on each instrument’s underlying contractual maturity date. The cost of marketable debt securities is adjusted for accretion of premiums and amortization of discounts to maturity. Such amortization and accretion, as well as interest and dividends, are included in interest and dividend income. The cost of securities sold is determined using the specific identification method. Unrealized gains and losses on marketable debt securities classified as available-for-sale are recognized in other comprehensive income on the condensed consolidated statements of comprehensive loss.

The Company’s investments in marketable equity securities are classified based on the nature of the securities and their availability for use in current operations. The Company’s marketable equity securities, if any, are measured at fair value with gains and losses recognized in other income (loss) on the condensed consolidated statements of operations.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of cash, cash equivalents and marketable securities. The Company’s policy is to invest cash in institutional money market funds and marketable securities of the U.S. government to limit the amount of credit exposure. The Company currently maintains a portfolio of cash equivalents and marketable securities in money market funds and U.S. treasury securities. A portion of the Company’s operating cash is held in accounts in excess of the Federal Deposit Insurance Corporation (FDIC) insurance limits; however, the Company has established guidelines regarding diversification of its investments and their maturities, which are designed to maintain principal and maximize liquidity. The Company has not experienced any losses on cash equivalents and marketable securities.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Expenditures for repairs and maintenance that do not improve or extend the life of the assets are expensed as incurred. When property and equipment are sold or otherwise disposed of, the related cost and accumulated depreciation and amortization are removed from the respective accounts, and any resulting gains or losses are included on the condensed consolidated statements of operations.

Depreciation expense is computed using the straight-line method generally based on the following estimated useful lives of the related assets:

Furniture and fixtures	7 years
Computers	3 to 7 years
Software	3 years
Leasehold improvements	Shorter of lease term or estimated useful life of the asset

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When such events or changes in circumstances occur, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through their undiscounted expected future cash flow. If the future undiscounted cash flow is less than the carrying amount of these assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. No impairment losses were recognized on any long-lived assets during the three and six months ended June 30, 2024 and 2023.

Leases

The Company has lease arrangements for its offices. The Company determines if an arrangement is a lease at inception by evaluating whether the arrangement conveys the right-of-use (“ROU”) to an identified asset and whether the Company obtains substantially all of the economic benefits from and has the ability to direct the use of the asset. Leases are recorded as an operating lease right-of-use assets and operating lease liability on the condensed consolidated balance sheets. Leases with an initial term of 12 months or less are not recorded on the condensed consolidated balance sheets.

Lease ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over the expected lease term, including options to extend the lease when it is reasonably certain that the Company will exercise that option. The Company uses the discount rate implicit in the lease unless that rate cannot be readily determined. In that case, the Company uses its incremental borrowing rate, which is the rate of interest that the Company would have to pay to borrow on a collateralized basis an amount equal to the lease payments over the expected lease term. Lease ROU assets consist of the initial measurement of lease liabilities, any lease payments made to lessor on or before the lease commencement date, adjusted for any lease incentives received, and any initial direct costs incurred by the Company.

Operating lease expense for lease payments is recognized on a straight-line basis over the expected lease term. There were no finance lease obligations as of June 30, 2024.

Fair Value Measurements

The authoritative guidance with respect to fair value established a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels and requires that assets and liabilities carried at fair value be classified and disclosed in one of three categories, as presented below. There are no transfers in and out of Levels 1 and 2, and activity in Level 3 fair value measurements.

Financial instruments measured at fair value on a recurring basis were based upon a three-tier hierarchy as follows:

Level 1: Observable inputs, such as quoted prices (unadjusted) in active markets for identical assets or liabilities and investments in U.S. treasury securities and money market funds.

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, as corroborated by market data.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date.

The Company determines the level in the fair value hierarchy within which each fair value measurement falls in its entirety, based on the lowest level input that is significant to the fair value measurement in its entirety. In determining the appropriate levels, the Company performs an analysis of the assets and liabilities at each reporting period end.

The Company’s cash and cash equivalents, prepaid expenses and other current assets, accounts payable, accrued expenses and other current liabilities approximate their fair value due to the short-term nature of these assets and liabilities. The Company’s marketable securities are classified as Level 1 or Level 2 assets (as further described in Note 6). The Company’s SAFE Notes (as further described in Note 7) were carried at fair value and classified as Level 3 liabilities.

Fair Value on a Non-Recurring Basis

The fair value of the Earnout Shares and Founder Shares (both as further described in Note 3) have been estimated using the Company’s Class A common stock price at Closing, discounted based on the probability of the Earnout or Founder terms (both as further described in Note 3) being met as determined at Closing, and thus represents a Level 2 fair value measurement as defined in ASC 820, Fair Value Measurement. The Earnout Shares, if achieved, would be issued to Legacy Oklo stockholders. The Earnout Shares are a fixed number of shares to be issued to such stockholders on a pro rata basis. The fair value of the Earnout Shares and Founder Shares was recognized as a deemed dividend (as further described in Note 3).

Redeemable Convertible Preferred Stock

The Company had issued redeemable convertible preferred stock (the “Legacy Oklo Preferred Stock”) that converted into the Company’s Class A common stock on a one-to-one basis based on the Exchange Ratio (as described below) upon consummation of the Business Combination (further details are provided in Note 10). Given the Business Combination was treated as a reverse recapitalization, the Legacy Oklo Preferred Stock as of January 1, 2023 has been recast as Class A common stock on the condensed consolidated statements of stockholders’ equity (deficit) in accordance with the accounting for the reverse recapitalization (as further described in Note 3).

Research and Development

Research and development represent costs incurred to develop the Company’s technology. These costs consist of personnel costs, including salaries, employee benefit costs, bonuses and stock-based compensation expenses, software costs, computing costs, hardware and experimental supplies, and expenses for outside engineering contractors for analytical work and consulting costs. The Company expenses all research and development costs in the periods in which they are incurred.

General and Administrative

General and administrative expenses consist primarily of payroll and other personnel-related costs, including stock-based compensation expense, for the Company’s employees involved in general corporate functions including finance and human resources, rent and other occupancy expenses, professional fees for legal and accounting, travel costs, promotional expenses, as well as depreciation and amortization expense for capitalized assets associated with these functions.

Cost-Share Projects

The Company has certain cost-share reimbursable projects for several research and development (“R&D”) projects related to nuclear recycling technologies awarded by the DOE’s Advanced Research Projects Agency (ARPA) (the “cost-share projects”) where the Company elected to record the reimbursements on a net presentation basis in the condensed consolidated financial statements. During the six months ended June 30, 2024 and 2023, the Company offset certain R&D expenses related to the cost-share projects totaling $320,887 and $20,024, respectively, based on the period in which the expense was incurred and reimbursable under the guidelines of the cost-share project on the condensed consolidated statements of operations. In addition, the Company purchased $36,238 of property and equipment under the guidelines of the cost-share projects during the six months ended June 30, 2024, and reflected $36,238 of the cost-share reimbursement as an offset to the cost basis of the property and equipment, resulting in no carrying value for the property and equipment on the condensed consolidated balance sheets and no reported cash flows. In the event the property and equipment is sold upon completion of the cost-share projects, the Company may be obligated to reimburse the DOE in the event the proceeds are in excess of $5,000 per asset, which at such time, if applicable, will be reported on a net presentation basis with no gain recognized and no cash flows.

Stock-Based Compensation

The Company accounts for stock-based compensation by measuring and recognizing expense for all stock-based payments made to employees and non-employees based on the estimated grant-date fair values for all stock-based compensation arrangements. The Company recognizes compensation over each recipient’s requisite service period, which is generally the vesting period. The Company has elected to recognize actual forfeitures by reducing the stock-based compensation in the same period as the forfeitures occur. The Company estimates the fair value of stock options granted to employees and non-employees using the Black-Scholes option pricing model. The Black-Scholes option pricing model requires the input of subjective assumptions, including the Legacy Oklo’s common stock fair value and the Company’s Class A common stock fair value (as further described below), expected volatility, expected dividend yield, risk-free rate of return, and the expected term. The Company classifies stock-based compensation expense in the same manner in which the award recipient’s cash compensation cost is classified on the condensed consolidated statements of operations.

Common Stock Fair Value – Prior to the Closing, there was no public market for Legacy Oklo’s common stock. Therefore, Legacy Oklo’s board of directors (the “Legacy Oklo Board”) determined the fair value of Legacy Oklo’s common stock at the time of the grant of stock options by considering a number of objective and subjective factors. The fair value of the Legacy Oklo common stock was determined in accordance with applicable elements of the practice aid issued by the American Institute of Certified Public Accountants titled, “Valuation of Privately Held Company Equity Securities Issued as Compensation”. The Legacy Oklo Board granted stock options with exercise prices equal to the fair value of Legacy Oklo’s common stock on the date of grant. After the Closing, the closing price of the Class A common stock on the NYSE is used as the fair value of the Company’s Class A common stock.

3.Business Combination

The Business Combination was accounted for as a reverse recapitalization as Legacy Oklo was determined to be the accounting acquirer. Under this method of accounting, AltC is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Legacy Oklo issuing stock for the net assets of AltC, accompanied by a recapitalization (the “recapitalization”). The net assets of AltC are stated at historical cost, with no goodwill or other intangible assets recorded. Results of operations prior to the Business Combination are presented as belonging to Legacy Oklo. The recapitalization had no effect on reported net loss, cash flows, or total assets as previously reported.

The following table reconciles the elements of the Business Combination to the condensed consolidated statements of cash flows and the condensed consolidated statements of stockholders’ equity (deficit) for the six months ended June 30, 2024:

Cash proceeds from recapitalization	$276,209,768
Add: accrued interest receivable	43,616
Add: advance to Legacy Oklo	1,829,659
Add: prepaid expenses	3,500
Less: transaction costs and advisory fees	(14,661,884)
Cash and other assets acquired from the Business Combination	263,424,659
Less: accounts payable	(11,743)
Less: accrued expenses	(45,455)
Less: excise tax payable	(2,159,147)
Less: income taxes payable	(348,691)
Net cash from the Business Combination recorded on the condensed consolidated stockholders’ equity (deficit)	$260,859,623

Earnout Awards

In connection with the Business Combination, the Company issued the following earnout awards:

Pursuant to a sponsor letter agreement (the “Sponsor Agreement”), AltC Sponsor LLC (the “Sponsor”) agreed to subject 10% of its AltC Class A common stock (received as a result of the conversion of its AltC Class B common stock (as described in Note 11) immediately prior to the Closing, such shares, the “AltC founder shares”) to vesting and forfeiture conditions relating to, among other things, volume weighted-average price targets for the Company’s Class A common stock for a time period commencing on the Closing and ending on the earlier of (i) the five-year anniversary of the Closing Date and (ii) a Change in Control (a “Change in Control” as defined in the Merger Agreement) (such period, the “Earnout Period”). All persons that held one or more shares of Legacy Oklo common stock immediately prior to the Closing, (after giving effect to the conversion of the Legacy Oklo Preferred Stock and Legacy Oklo SAFEs (as described in Note 7)) and all persons that held one or more vested Legacy Oklo options immediately prior to the Closing are eligible (the “Eligible Legacy Oklo equityholders”) to receive an aggregate of 15,000,000 additional shares of Class A common stock (the “Earnout Shares”) in three separate tranches upon the occurrence of each Earnout Trigging Event during the Earnout Period as follows:

●	Earnout Triggering Event I requires the issuance of 7,500,000 Class A common stock to Eligible Legacy Oklo equityholders at the earlier of the following: (i) the stock trading price is equal to or greater than $12.00 per share for 20 trading days within a 60 consecutive trading day period or (ii) a Change in Control of Oklo pursuant to which holders of Class A common stock have the right to receive consideration implying a value per share greater than or equal to $12.00 after (a) taking into account the dilutive effect of any Earnout Shares that have been or would be issued at Earnout Triggering Event I and (b) excluding any AltC founder shares that have been or would be forfeited pursuant to the Sponsor Agreement;
●	Earnout Triggering Event II requires the issuance of 5,000,000 Class A common stock to Eligible Legacy Oklo equityholders at the earlier of the following: (i) the stock trading price is equal to or greater than $14.00 per share for 20 trading days within a 60 consecutive trading day period or (ii) a Change in Control of Oklo pursuant to which holders of Class A common stock have the right to receive consideration implying a value per share greater than or equal to $14.00 after (a) taking into account the dilutive effect of any Earnout Shares that have been or would be issued at Earnout Triggering Event II, and, if applicable, Earnout Triggering Event I, and (b) excluding any AltC founder shares that have been or would be forfeited pursuant to the Sponsor Agreement; and;
●	Earnout Triggering Event III requires the issuance of 2,500,000 Class A common stock to Eligible Legacy Oklo equityholders at the earlier of the following: (i) the stock trading price is equal to or greater than $16.00 per share for 20 trading days within a 60 consecutive trading day period or (ii) a Change in Control of Oklo pursuant to which holders of Class A common stock have the right to receive consideration implying a value per share greater than or equal to $16.00 after (a) taking into account the dilutive effect of any Earnout Shares that have been or would be issued at Earnout Triggering Event III, and, if applicable, Earnout Triggering Event I and Earnout Triggering Event II, and (b) excluding any AltC founder shares that have ben or would be forfeited pursuant to the Sponsor Agreement.

Each Earnout Triggering Event is subject to certain conditions and other provisions. The stock trading price, as described above is based upon the closing price per share of Class A common stock, as quoted on the NYSE for any twenty trading days within any sixty consecutive trading day period within the Earnout Period (the “stock trading price”). If any of the Earnout Triggering Events, as described in the foregoing, are not achieved within the Earnout Period, the Earnout Shares that could have been issued upon the occurrence of the applicable Earnout Triggering Event will be forfeited.

At the Closing, the AltC founder shares unvested and will revest over a five-year period following the Closing (the “Vesting Period”), of up to 12,500,000 shares of Class A common stock (the “Founder Shares”), in the aggregate in four tranches upon the occurrence of the Vesting Triggering Events as follows:

●	Vesting Trigger Event I requires the vesting of 6,250,000 of the Founder Shares when the stock trading price equals or exceeds $10.00 per share for 20 trading days within a 60 consecutive trading day period or in the event of a Sale (as defined in the Sponsor Agreement) of Oklo pursuant to which holders of Class A common stock paid or implied in such Sale equals or exceeds $10.00 per share;
●	Vesting Trigger Event II requires the vesting of 3,125,000 of the Founder Shares when the stock trading price equals or exceeds $12.00 per share for 20 trading days within a 60 consecutive trading day period or in the event of a Sale of Oklo pursuant to which holders of Class A common stock paid or implied in such Sale equals or exceeds $12.00 per share;
●	Vesting Trigger Event III requires the vesting of 1,562,500 of the Founder Shares when the stock trading price equals or exceeds $14.00 per share for 20 trading days within a 60 consecutive trading day period or in the event of a Sale of Oklo pursuant to which holders of Class A common stock paid or implied in such Sale equals or exceeds $14.00 per share; and
●	Vesting Trigger Event IV requires the vesting of 1,562,500 of the Founder Shares when the stock trading price equals or exceeds $16.00 per share for 20 trading days within a 60 consecutive trading day period or in the event of a Sale of Oklo pursuant to which holders of Class A common stock paid or implied in such Sale equals or exceeds $16.00 per share.

Each Vesting Triggering Event is subject to certain conditions. In each case, the price paid or implied in such Sale, will be determined after (i) taking into account the dilutive effect of any Earnout Shares that have been or would be issued at Earnout Triggering Event I, Earnout Triggering Event II and Earnout Triggering Event III, as applicable, and (ii) excluding any Founder Shares that have been or would be forfeited pursuant to the Sponsor Agreement (i.e., the unvested Founder Shares that do not vest upon the occurrence of a Sale will be forfeited immediately prior to the closing of such Sale). If any of the Vesting Triggering Events, as described in the foregoing, are not achieved within the Vesting Period, the Founder Shares will be forfeited.

The Earnout Shares, exclusive of Earnout Shares attributable to the Legacy Oklo vested options at Closing as further described below, and Founder Shares were recorded at fair value at Closing of the Business Combination and equity classified. Upon closing of the Business Combination, the estimated fair value of the Earnout Shares and Founder Shares was $261,715,800 and $226,218,800, respectively, based on a valuation using a Monte Carlo simulation with key inputs and assumptions such as stock price at Closing of $18.23 per share, term, dividend yield, risk-free rate, and volatility. Because the Business Combination is accounted for as a reverse recapitalization, the issuance of the Earnout Shares and vesting of the Founder Shares will be treated as a deemed dividend. As the Company is in an accumulated deficit position as of the measurement date, the Company recorded the issuance of the Earnout Shares and Founder Shares in additional paid-in capital (“APIC”), with a corresponding offset recorded to APIC, resulting in a net-nil impact on the APIC balance. As of June 30, 2024, there are 15,000,000 and 12,500,000 Earnout Shares and Founder Shares, respectively, unvested and remaining subject to the vesting terms.

For the Earnout Shares attributable to the Legacy Oklo vested options, where each Legacy Oklo vested option holder will receive a pro rata share of the Earnout Shares as if their Legacy Oklo vested options were outstanding at the Closing of the Business Combination pursuant to the applicable Earnout Triggering Event, the condensed consolidated statement of operations reflects a noncash stock-based compensation expense of $7,784,200 representing the incremental costs of the modification of Legacy Oklo’s awards for the vested options holders’ contingent right to receive a pro rata share of the Earnout Shares recorded at the Closing.

As part of the Business Combination, in the case of holders of Legacy Oklo options, each outstanding Legacy Oklo option was converted into an option to purchase, based on the Exchange Ratio (as described below), upon the same terms and conditions as were in effect with respect to the corresponding Legacy Oklo option immediately prior to the Closing, including with respect to vesting and termination-related provisions, a number of shares of Class A common stock (rounded down to the nearest whole share) equal to the product of (x) the number of Legacy Oklo common stock underlying such option immediately prior to the Closing and (y) the number of shares of Class A common stock issued in respect of each Legacy Oklo common stock in the Business Combination pursuant to the Merger Agreement, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per Legacy Oklo common stock underlying such option immediately prior to the Closing divided by (B) the number of shares of Class A common stock issued in respect of each Legacy Oklo common stock in the Business Combination pursuant to the Merger Agreement.

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Closing, the adjustments giving effect to the Business Combination and related transactions are summarized below:

●	the Merger of Merger Sub, the wholly owned subsidiary of AltC, with and into Legacy Oklo, with Legacy Oklo as the surviving company;
●	each share of Legacy Oklo common stock, including shares of Legacy Oklo common stock issued upon the pre-Closing conversion of Legacy Oklo Preferred Stock and Legacy Oklo SAFEs, was automatically surrendered and no longer exists, and was exchanged, in the aggregate, for an amount equal to $10.00 per share of Class A common stock; and
●	the exchange of all outstanding vested and unvested Legacy Oklo stock options into stock options exercisable for shares of Class A common stock with the same terms except for the number of shares exercisable and the exercise price, each of which was adjusted using the Exchange Ratio.

At the Closing, each share of Legacy Oklo common stock issued and outstanding immediately prior to the Closing was automatically surrendered and exchanged for 78,996,459 shares of Class A common stock pursuant to the Restated Certificate of Incorporation (as further described in Note 11) and issued to the Company’s stockholders in exchange for all outstanding shares of Legacy Oklo common stock (including shares of Legacy Oklo common stock resulting from the conversion of Legacy Oklo Preferred Stock and Legacy Oklo SAFEs immediately prior to the Closing) at the exchange ratio of 6.062 (the “Exchange Ratio”) pursuant to the terms of the Merger Agreement. Further, 1,450,000 shares of Class A common stock were issued in exchange for AltC private placement shares held by the Sponsor pursuant to the Sponsor Agreement (the “AltC private placement shares”). A reserve was established for issuance up to: (i) 10,432,749 shares of Class A common stock in respect of the Legacy Oklo options assumed pursuant to the terms of the Merger Agreement; and (ii) 15,000,000 shares of Class A common stock for the potential future issuance of the Earnout Shares, as outlined above.

The total number of shares of the Company’s Class A common stock outstanding immediately following the Closing of the Business Combination consisted of the following:

Class A
Common
Stock (1)
Legacy Oklo stockholders (2)	78,996,459
Sponsor stockholders (as defined in Note 11) (3)	13,950,000
AltC public stockholders (as defined in Note 11) (4)	29,149,811
Total AltC stockholders	43,099,811
Total Class A common stock	122,096,270
(1)	The table does not include the 15,000,000 shares underlying the Earnout Shares and 10,432,749 shares underlying the Legacy Oklo options.

(2)

The table includes 70,588,565 shares issued to Legacy Oklo stockholders (consisting of (i) 39,923,611 shares issued to Legacy Oklo Preferred Stock holders (for further details see Note 10) and 28,921,953 shares issued to Legacy Oklo common stockholders as of January 1, 2023 (determined by taking the 4,771,025 shares of Legacy Oklo outstanding common stock multiplied by the Exchange Ratio of 6.062), together totaling 68,845,564 shares that represent the retroactive application of the recapitalization), (ii) 1,345,625 shares issued to holders of Legacy Oklo options upon the exercise of options during the six month ended June 30, 2024, (iii) 397,376 shares issued to holders of Legacy Oklo options upon the exercise of options during the year ended December 31, 2023), and 8,407,894 shares issued upon conversion of the Legacy Oklo SAFEs (for further details see Note 7) outstanding immediately before the Business Combination, together the 70,588,565 and 8,407,894 totaling 78,996,459.

(3)

The table includes 12,500,000 shares issued to the Sponsor representing the Founder Shares that will vest and no longer be subject to forfeiture pursuant to the applicable Vesting Triggering Event and 1,450,000 shares issued in exchange for AltC private placement shares held by the Sponsor pursuant to the Sponsor Agreement.

(4)	The AltC public stockholders represent the Class A common stock subject to redemption held by the AltC stockholders immediately before the Closing (for further details see Note 11).

Transaction Costs

Transaction costs consist of direct legal, consulting, audit and other fees related to the consummation of the Business Combination. These costs were initially capitalized as incurred and recorded in prepaid and other current assets as deferred issuance costs on the condensed consolidated balance sheets. Upon the Closing, transaction costs directly related to the issuance of shares of Class A common stock totaling $14,661,884, consisting of legal and professional fees, were recognized as an offset to APIC on the condensed consolidated statements of stockholders’ equity (deficit).

4.Balance Sheet Components

Prepaid and Other Current Assets

Prepaid and other current assets are summarized as follows:

	As of
	June 30, 2024
	(Unaudited)	December 31, 2023
Prepaid expenses	$2,474,295	$369,881
Deferred issuance costs	—	3,709,542
Cost-share receivables	193,960	126,042
Interest and dividend income receivables	1,120,272	—
Refundable deposit	125,000	125,000
Other	25,361	—
Total prepaid and other current assets	$3,938,888	$4,330,465

Prepaid expenses include prepaid consulting fees, insurance premiums, rent and other charges. The deferred issuance costs are specific incremental costs of the Business Combination. Cost-share receivables refer to the monetary assets obtained by the Company through several R&D cost-share projects related to nuclear recycling technologies awarded by the DOE’s ARPA. Refundable deposit represents an advance payment for the grant of a right to purchase certain land, subject to certain conditions, located at the DOE facility in Pike County, Ohio.

Prepaid expenses are amortized over the straight-line method over the contract term. The deferred issuance costs have been charged against the proceeds of the recapitalization. Cost-share receivables are recorded as eligible costs are incurred. The refundable deposit will either be applied to the final purchase price of the land or refunded no later than December 31, 2024.

Property and Equipment, Net

Property and equipment, net are summarized as follows:

	As of
	June 30, 2024
	(Unaudited)	December 31, 2023
Computers	$281,126	$196,882
Furniture and fixtures	64,912	64,912
Software	479,954	392,465
Leasehold improvements	30,762	30,762
Total property and equipment, gross	856,754	685,021
Less accumulated depreciation and amortization	(219,023)	(107,350)
Total property and equipment, net	$637,731	$577,671

Depreciation and amortization expenses for the three months ended June 30, 2024 and 2023 totaled $62,832 and $12,406, respectively. Depreciation and amortization expenses for the six months ended June 30, 2024 and 2023 totaled $111,673 and $23,402, respectively.

Accrued Expenses and Other

Accrued expenses and other are summarized as follows:

	As of
	June 30, 2024
	(Unaudited)	December 31, 2023
Accrued expenses	$849,252	$482,984
Accrued payroll and bonus	100,256	196,900
Excise tax payable	2,159,147	—
Credit card liabilities	152,073	155,407
Income taxes payable	512,562	250
Total accrued expenses and other	$3,773,290	$835,541

5.Leases

On September 10, 2021, the Company entered into a commercial real estate sublease agreement for 7,350 square feet of office space in Santa Clara, California, with an initial term of 2.75 years. Effective June 1, 2024, the lease was extended for three months.

The table below presents supplemental information related to operating leases:

	Six Months Ended June 30,
	2024	2023
Operating lease costs during the period	$189,631	$160,999
Cash payments included in the measurement of operating lease liabilities during the period	$114,660	$111,132
Operating lease liabilities arising from obtaining lease right-of-use assets during the period	$56,462	$—
Weighted-average remaining lease term (in years) as of period-end	0.17	0.92
Weighted-average discount rate during the period	9.20%	6.85%

The Company generally utilizes its incremental borrowing rates on a collateralized basis, reflecting the Company’s credit quality and the term of the lease at the commencement of the lease in determining the present value of future payments since the implicit rate for the Company’s leases is not readily determinable.

Variable lease expense includes rental increases that are not fixed, such as those based on amounts paid to the lessor based on cost or consumption, such as maintenance and utilities.

The components of operating lease costs were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Research and development	$74,761	$38,163	$141,618	$90,579
General and administrative	24,523	42,470	48,013	70,420
Total operating lease costs (1)	$99,284	$80,633	$189,631	$160,999
(1)	Month-to-month lease arrangements for the three months ended June 30, 2024 and 2023 of $46,458 and $21,786, respectively, and for the six months ended June 30, 2024 and 2023 of $86,230 and $59,850, respectively, are included in operating lease costs.

The minimum lease payments above do not include common area maintenance charges, which are contractual obligations under the Company’s lease, but are not fixed and can fluctuate from year to year and are expensed as incurred. Common area maintenance charges for the three months ended June 30, 2024 and 2023 of $20,490 and $40,074, respectively, and for the six months ended June 30, 2024 and 2023 of $40,980 and $59,528, respectively, are included in operating expenses on the condensed consolidated statements of operations.

Maturities of the operating lease liability are summarized as follows as of June 30, 2024:

Year Ending December 31,
2024 (remaining six months)	38,220
Minimum lease payments	38,220
Less imputed interest	(435)
Present value of operating lease liability, representing current portion of operating lease liability	$37,785

Further details are provided under the heading Operating Lease Agreement in Note 15.

6.Financial Instruments

The following table shows the Company’s cash, cash equivalents and marketable securities by significant investment category as of June 30, 2024:

		Net
		Unrealized		Cash and	Current	Noncurrent
	Adjusted	Gains /		Cash	Marketable	Marketable
	Cost(1)	(Losses)(2)	Fair Value	Equivalents	Securities	Securities
Cash	$17,519,756	$—	$17,519,756	$17,519,756	$—	$—
Level 1:
Money market funds	88,157,016	—	88,157,016	88,157,016	—	—
U.S. Treasury securities	146,991,356	427,914	147,419,270	—	88,131,926	59,287,344
Subtotal	235,148,372	427,914	235,576,286	88,157,016	88,131,926	59,287,344
Level 2 (3):
Commercial paper	22,261,307	(1,338)	22,259,969	—	22,259,969	—
Corporate debt securities	19,223,755	(8,557)	19,215,198	—	19,215,198	—
Subtotal	41,485,062	(9,895)	41,475,167	—	41,475,167	—
Total	$294,153,190	$418,019	$294,571,209	$105,676,772	$129,607,093	$59,287,344
(1)	There was no allowance for expected credit losses recorded on available-for-sale debt securities as of June 30, 2024.
(2)	Unrealized losses of $71,673 for the U.S. Treasury securities, $3,683 for the commercial paper and $9,352 for the corporate debt securities are included in the net unrealized gains / (losses).
(3)

The valuation techniques used to measure the fair values of the Company’s Level 2 financial instruments, which generally have counterparties with high credit ratings, are based on quoted market prices or model-driven valuations using significant inputs derived from or corroborated by observable market data.

No allowance for credit losses was deemed necessary for the unrealized losses as the losses are deemed to be temporary in nature.

The following table shows the fair value of the Company’s noncurrent marketable debt securities, by contractual maturity, as of June 30, 2024:

Due within one year	$129,607,093
Due after 1 year through 5 years	59,287,344
Total fair value	$188,894,437

As of December 31, 2023, the Company’s cash and cash equivalents was $9,867,588.

7.Simple Agreements for Future Equity

The Company had issued simple agreements for future equity (the “Legacy Oklo SAFEs”) to investors (the “SAFE Notes”). The SAFE Notes allowed investors to purchase equity at a negotiated price at the time of each investor’s entry into such agreement with each investor receiving equity in the future with no set time for conversion. The SAFE Notes provided for conversion on an equity financing, as further described below, if such equity financing is consummated. The SAFE Notes generally focused on equity rounds, however, there were terms included for a liquidity event (as further described below) or dissolution event, which allowed for conversion into equity or cash at the option of the holder under certain circumstances. The Company determined that the SAFE Notes were not legal form of an outstanding share or legal form debt (i.e., no creditors’ rights), therefore, the Company evaluated the SAFE Notes to determine whether they must be classified as a liability under ASC 480, Distinguishing Liabilities from Equity.

During the six months ended June 30, 2024 and 2023, the Company issued SAFE Notes in exchange for aggregate proceeds of $10,232,000 and $1,975,000, respectively. For the six months ended June 30, 2024, the Company received total cash proceeds of $10,232,000. For the six months ended June 30, 2023, the Company received total cash proceeds of $1,975,000, with $340,000 of cash received from the subscription of a SAFE, for total proceeds of $2,315,000.

Pursuant the terms of the SAFE Notes, upon a future equity financing involving preferred shares, SAFE Notes will be settled into a number of preferred shares equal to the greater of (i) the number of shares of standard preferred stock equal to the amount invested under the SAFE Note divided by the lowest price per share of the standard preferred stock, or (ii) the invested amount of the SAFE Note divided by a discounted price to the price investors pay to purchase the standard preferred shares in the financing (with such discounted price calculated by reference to a valuation cap). Alternatively, upon the occurrence of a change of control, a direct listing or an initial public offering (described as a “liquidity event”) (other than a qualified financing), the investors had the option to receive either (i) cash payment equal to the invested amount under such SAFE Note, or (ii) a number of shares of common stock equal to the invested amount divided by the liquidity price set forth in the applicable SAFE Note. Given the SAFE Notes included a provision allowing for the investors to receive a portion of the proceeds upon a change of control equal to the greater of their investment amount or the amount payable based upon a number of shares of common stock equal to the investment amount divided by the liquidity price, the occurrence of which is outside the control of the Company, this provision required the SAFE Notes to be classified as a liability pursuant to ASC 480 because a change in control is an event that was considered not under the sole control of the Company (see Note 8).

Further, if a dissolution event occurred prior to the termination of the SAFE Notes, the investors would have been entitled to receive a portion of the related proceeds equal to the purchase amount (or the amount received for the SAFE Note).

In connection with and prior to the Business Combination, the Company and the SAFE investors amended the SAFE Notes to convert in connection with the consummation of the Business Combination with AltC, all of which converted at the Closing as follows:

	Outstanding
	Principal	Legacy Oklo
	Balance of	Price Per	Legacy Oklo		Class A Common
	SAFE Notes	Share Upon	Common		Stock Issued at
Legacy Oklo SAFEs	Before Closing	Conversion	Stock Issuable	Exchange Ratio	Closing(1)
Valuation cap $300,000,000	$13,994,800	$22.445945	623,487	6.062	3,779,578
Valuation cap $500,000,000	28,562,200	37.409909	763,496	6.062	4,628,316
	$42,557,000		1,386,983		8,407,894

(1)For further details refer to Note 3.

As of June 30, 2024 and December 31, 2023, the outstanding principal balances for the SAFE Notes were $0 and $32,325,000, respectively.

8.Fair Value Measurements

The Company’s SAFE Notes were recorded at fair value on the condensed consolidated balance sheets. The fair value of the Company’s SAFE Notes were based on significant inputs not observable in the market, which cause the instrument to be classified as a Level 3 measurement with the fair value hierarchy. The valuation used probabilities considering pay-offs under various scenarios as follows: (i) an equity financing where the SAFE Notes will convert into certain preferred stock; (ii) a liquidity event (change of control, and initial public offering) where the SAFE noteholders will have an option to receive either a cash payment equal to the invested amount under such SAFE Note or a number of shares of common stock equal to the invested amount divided by the liquidity price; and (iii) dissolution event where the Legacy Oklo SAFE noteholders would be entitled to receive a portion of the related proceeds equal to the purchase amount. The Company determined the fair value of the SAFE Notes under the Monte Carlo simulation method which was used to estimate the future market value of invested capital (“MVIC”) of the Company at a liquidity event and the expected payment to the Legacy Oklo SAFE holders at each simulated MVIC value. The Company believes these assumptions would be made by a market participant in estimating the valuation of the SAFE Notes. The Company assesses these assumptions and estimates on an on-going basis as additional data impacting the assumptions and estimates are obtained. Changes in the fair value of the SAFE Notes were recognized on the condensed consolidated statements of operations.

The key assumptions used in the Monte Carlo simulation are presented in the table below:

	Immediately
	Prior to the		As of December 31,
	Closing		2023
Asset volatility (1)	83.0%		85.8%
Risk-free rate (2)	4.5%		3.8%
Expected term (3)	60	months	60	months
(1)	Asset volatility measures the uncertainty about the realization of expected future returns that was estimated based on the methodologies assuming default risk based on the implied and historical volatility of the share price of peer companies.
(2)	Risk-free rate based on the U.S. Treasury yield in effect at the time of SAFE Notes consistent with the expected term.
(3)	The simulation considers a total five-year term. If there are no events occurring within five years then the SAFE noteholders are expected to receive their principal amounts.

The following table presents a reconciliation of the liability measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for three and six months ended June 30, 2024:

	Three Months	Six Months
	Ended	Ended
Beginning balance	$73,067,000	$46,042,000
SAFE Notes issued during the period	—	10,232,000
Change in fair value during the period	13,126,959	29,919,959
SAFE Notes principal balance converted during the period	(42,557,000)	(42,557,000)
Change in fair value upon conversion on SAFE Notes at Closing	(43,636,959)	(43,636,959)
Ending balance	$—	$—

As of June 30, 2024 and December 31, 2023, the estimated fair value of the SAFE Notes were $0 and $46,042,000, respectively. The change in fair value during the periods ended, as reflected in the above table, is included in other income (loss) on the condensed consolidated statements of operations.

9.Right of First Refusal Liability

On February 16, 2024, the Company entered into a letter of intent (the “LOI”) with an unrelated third party (the “third party”) for the purchase of power from the Company’s planned powerhouses to serve certain data centers in the U.S. on a 20-year timeline, and at a rate to be formally specified in one or more future Power Purchase Agreement(s) (each a “PPA”) (subject to the requirement that the price meets the market rate, discount and most favored nation terms contained in the agreement). In addition, the third party will have the right to renew and extend PPAs for additional 20-year terms.

The LOI, provides for the third party to have a continuing right of first refusal for a period of thirty-six (36) months following its execution to purchase energy output produced by certain powerhouses developed by the Company in the U.S., subject to certain provisions and excluded powerhouses, for power capacity of no less than 100 MWe of energy output and up to cumulative maximum of 500 MWe of total energy output (the “ROFR”). In exchange for the ROFR and other rights contained in the LOI, in March 2024, the third party paid the Company $25,000,000 (the “Payment”). In connection with the Payment, the Company agreed to supply power at a discount to the most favored nation pricing that the Company is required to provide the third party in a future PPA (location to be determined); provided, that pricing set out in a PPA shall include an additional discount if needed such that the total savings against most favored nation pricing over the course of the PPA is equivalent to the Payment. The third party can assign its rights under the LOI, in whole or in part, at any time. As of June 30, 2024, the outstanding balance under the right of first refusal liability was $25,000,000, as reflected on the condensed consolidated balance sheets.

10.Redeemable Convertible Preferred Stock

The following table presents the issuance of the Company’s Class A common stock after giving effect to the Exchange Ratio upon consummation of the Business Combination on a one-to-one basis immediately before the Closing for the issued and outstanding shares of the Legacy Oklo Preferred Stock:

	Number of
	Shares Issued
	and		Class A Common
	Outstanding		Stock Issued at
Legacy Oklo Preferred Stock	Before Closing	Exchange Ratio	Closing
Preferred Stock Series A-1	4,526,703	6.062	27,440,874
Preferred Stock Series A-2	55,135	6.062	334,228
Preferred Stock Series A-3	2,004,043	6.062	12,148,509
Totals	6,585,881		39,923,611

11.Stockholders’ Equity (Deficit)

The Second Amended and Restated Certificate of Incorporation dated May 9, 2024, pursuant to the Restated Certificate filed with the Secretary of the State of Delaware (the “Restated Certificate of Incorporation”), authorized the Company to issue 501,000,000 shares of all classes of capital stock consisting of (i) 500,000,000 shares of Class A common stock (further details are provided below), par value of $0.0001 per share and (ii) 1,000,000 shares of preferred stock, par value of $0.0001 per share (further details are provided below). Subject to the special rights of the holders of any outstanding series of preferred stock, the number shares of preferred stock may be increased or decreased (but not below the number of shares then outstanding) by affirmative vote of the holders of a majority of the stock of the Company entitled to vote.

Class A Common Stock

Pursuant to the terms of the Restated Certificate of Incorporation, immediately upon the effectiveness of the filing of the Restated Certificate of Incorporation, (i) each share of Class A common stock subject to redemption held by AltC stockholders (the “AltC public stockholders”) was reclassified on a one-for-one basis as one share of the Company’s Class A common stock, (ii) each share of AltC Class A common stock (i.e., the AltC private placement shares) held by the Sponsor was reclassified on a one-for-one basis as one share of the Company’s Class A common stock, and (iii) each share of AltC Class B common stock (i.e., the Founder Shares) held by the Sponsor was converted on a one-for-one basis into a share of Company’s Class A common stock (the “Sponsor stockholders”).

The holders of Class A common stock have one vote for each share of common stock held of record by such holder as of the applicable record date. Subject to the special rights of holders of any outstanding preferred stock to elect directors, there were seven (7) directors at the time of filing the Restated Certificate of Incorporation. Thereafter, the number of directors will be exclusively fixed from time to time by resolution of a majority of the Company’s board of directors (the “Board”). Subject to the special rights of holders of any outstanding series of preferred stock to elect directors, the Board is divided into three classes with the term of each director expiring on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected, as follows: Class I, with a term expiring at the first annual meeting, Class II, with a term expiring at the second annual meeting, and Class III, with a term expiring at the third annual meeting.

Reserve of Class A Common Stock – Effective May 9, 2024, the Company reserved the following shares of its Class A common stock: (i) 10,432,749 shares of Class A common stock issuable upon the exercise of outstanding options under the Oklo Inc. 2016 Stock Incentive Plan (the “Legacy Oklo 2016 Plan”); (ii) 15,872,516 shares of Class A common stock issuable for potential future awards, subject to certain annual increases commencing on January 1, 2025 and ending on January 1, 2034, under the Oklo Inc. 2024 Equity Incentive Plan (the “2024 Plan”), and (iii) 2,441,926 shares of Class A common stock authorized for future issuance, subject to certain annual increases commencing on January 1, 2025 and ending on January 1, 2034, under the Oklo Inc. 2024 Employee Stock Purchase Plan (the “2024 ESPP”). Further details of the Legacy Oklo 2016 Plan, the 2024 Plan and 2024 ESPP are described in Note 12.

Issuances of Class A Common Stock – During the three and six months ended June 30, 2024, the Company issued no and 1,345,625, respectively, shares of its Class A common stock upon the exercise of stock options with an exercise price of $0 and $439,922, respectively. During the three and six months ended June 30, 2023, the Company did not issue shares of its Class A common stock.

Preferred Stock

There are no shares of preferred stock issued and outstanding. The voting, dividend and liquidation rights of the holders of the Class A common stock are subject to and qualified by the rights of the holders of the preferred stock of any series as may be designated by the Board upon any issuance of the preferred stock of any series.

12.Stock-Based Compensation

The Company has the following equity award plans:

Legacy Oklo 2016 Plan – The Legacy Oklo 2016 Plan provided for the issuance of stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to eligible employees, officers, consultants, advisors and directors. Since the Legacy Oklo 2016 Plan’s inception, only stock options have been awarded under it. Stock options under the Legacy Oklo 2016 Plan are subject to a maximum term of ten (10) years. Effective as of May 9, 2024, the Company is no longer issuing new awards under the Legacy Oklo 2016 Plan. As of June 30, 2024, options to purchase 10,432,749 shares of Class A common stock were outstanding under the Legacy Oklo 2016 Plan.

2024 Plan – The 2024 Plan provides for the issuance of stock options (which may be incentive stock options or nonqualified stock options) stock appreciation rights (“SARs”), restricted stock awards, restricted stock units and other stock-based awards to eligible employees, consultants, advisors and non-employee directors. Awards under the 2024 Plan cover shares of Class A common stock. Stock option and SARs granted pursuant to the 2024 Plan are subject to a maximum term of ten (10) years. The 2024 Plan will terminate automatically ten (10) years after its adoption by the Board. As of June 30, 2024, the Company has not issued any awards under the 2024 Plan (further details are provided under the heading Restricted Stock Units see Note 15).

2024 ESPP – The 2024 ESPP provides eligible employees with an opportunity to purchase Class A common stock from the Company at a pre-determined discounted price and to pay for such purchases through payroll deductions or other approved contributions during “offering periods” under the 2024 ESPP. The 2024 ESPP will terminate automatically twenty (20) years after its adoption by the Board. As of June 30, 2024, the Company has not granted any rights to purchase Class A common stock under the 2024 ESPP.

Stock-based compensation expenses charged to operations are summarized as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Research and development	$6,500,640	$33,684	$6,895,388	$66,999
General and administrative	1,956,302	14,868	2,229,028	29,794
Total costs charged to operations (1)	$8,456,942	$48,552	$9,124,416	$96,793
(1)

Three months ended June 30, 2024 includes $7,784,200 of incremental costs of the modification of Legacy Oklo’s awards for the vested options holders’ contingent right to receive a pro rata share of the Earnout Shares recorded at the Closing.

As of June 30, 2024, there was approximately $11,078,383 of total unrecognized compensation expense related to outstanding unvested stock-based compensation arrangements granted under the Legacy Oklo 2016 Plan. The cost is expected to be recognized over a weighted-average period of 4.21 years.

13.Income Taxes

The provision for income taxes in interim periods is determined using an estimate of the Company’s annual effective tax rate, adjusted for discrete items, that arise during the period. Each quarter, the Company updates its estimate of its annual effective tax rate, and if the estimated annual effective tax rate changes, the Company makes a cumulative adjustment in such period. The quarterly provision for income taxes, and estimate of the Company’s annual effective tax rate, are subject to variation due to several factors, including variability in pre-tax income (or loss), the mix of jurisdictions to which such income relates, changes in how the Company conducts business, and tax law developments.

The income tax provision effective tax rate for the six months ended June 30, 2024 and 2023 was (0.3%) and 0.0%, respectively.

The realization of deferred tax assets is dependent upon a variety of factors, including the generation of future taxable income, the reversal of deferred tax liabilities, and tax planning strategies. During the six months ended June 30, 2024 and 2023, the Company recorded an income tax expense of $163,621 and $0, respectively, as a result of interest and dividend income from investments, which caused the quarterly and year-to-date effective tax rate (“ETR”) to increase from the Company’s historical annual ETR. The tax expense is composed of state current income taxes and is accounted for as a discrete tax item. Based upon the Company’s historical operating losses and the uncertainty of future taxable income, the Company has provided a valuation allowance against the deferred tax assets as of June 30, 2024 and 2023.

As of June 30, 2024 and 2023, the Company had no uncertain tax positions or interest and penalties accrued.

14.Commitments and Contingencies

Contract commitments

The Company enters into contracts in the normal course of business with third-party contract research organizations, contract development and manufacturing organizations and other service providers and vendors. These contracts generally provide for termination on notice and, therefore, are cancellable contracts and not considered contractual obligations and commitments.

Contingencies

From time to time, the Company may become involved in litigation matters arising in the ordinary course of business. The Company is not a party to any legal proceedings, nor is it aware of any material pending or threatened litigation. There are no contingent liabilities as of June 30, 2024.

15.Subsequent Events

Operating Lease Agreement

Effective September 1, 2024, the Company entered into an operating lease agreement for office space located in Santa Clara, California, with an expiration date of December 31, 2026, which provides for minimum lease payments totaling $1,250,719 with a payment of $115,000 made on July 3, 2024 representing a security deposit of minimum rental payments. In addition, the lease provides for additional rent for taxes and operating expenses under the terms of the underlying operating lease agreement.

Restricted Stock Units

On July 10, 2024, the Company granted (i) 808,989 restricted stock units for shares of the Company’s Class A common stock to the Company’s named executive officers, which vest with respect to one-twelfth (1/12th) of the restricted stock units granted thereunder on each quarterly anniversary of May 9, 2024, subject to the grantee’s continued service through the applicable vesting date, and (ii) 50,562 restricted stock units for shares of the Company’s Class A common stock to certain of the Company’s non-employee directors, which vest in full on May 9, 2025, subject to the grantee’s continued service through such vesting date.

On August 7, 2024, the Company granted 117,200 restricted stock units for shares of the Company’s Class A common stock to certain of the Company’s non-executive employees, which vest with respect to one-fifth (1/5th) of the restricted stock units granted thereunder on the twelve-month anniversary of the grantee’s employment start date and thereafter with respect to one-sixtieth (1/60th) on each monthly anniversary of such date, subject to the grantee’s continued employment through the applicable vesting date.

On August 12, 2024, the Company granted 248,227 restricted stock units for shares of the Company’s Class A common stock to a certain executive of the Company, which vest with respect to one-third (1/3rd) of the restricted stock units granted thereunder on the first anniversary of the grantee’s employment start date and thereafter with respect to one-twelfth (1/12th) on each quarterly anniversary of such date, subject to the grantee’s continued employment through the applicable vesting date.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Oklo Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Oklo Inc., (the “Company”) as of December 31, 2023 and 2022, the related statements of operations and comprehensive loss, redeemable convertible preferred stock and stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Explanatory Paragraph Removed

The previously issued audit report dated April 2, 2024 included an explanatory paragraph describing conditions that raised substantial doubt about the Company's ability to continue as a going concern. Management has subsequently addressed these conditions, and our opinion on the financial statements does not include a going concern uncertainty explanatory paragraph.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2023.

Los Angeles, CA

April 2, 2024, except for Notes 1, 2, 4, 5, 7, 8, 9 and 14, as to which the date is August 30, 2024

OKLO INC.

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$9,867,588	$9,653,528
Prepaid and other current assets	4,330,465	834,724
Total current assets	14,198,053	10,488,252
Property and equipment, net	577,671	177,298
Operating lease right-of-use assets	82,677	270,605
Other assets	25,361	51,270
Total assets	$14,883,762	$10,987,425
Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$2,273,823	$336,621
Other accrued expenses	835,541	87,169
Operating lease liability	93,935	210,246
Total current liabilities	3,203,299	634,036
Operating lease liability, net of current portion	—	93,935
Simple agreement for future equity	46,042,000	13,340,000
Total liabilities	49,245,299	14,067,971
Commitments and contingencies (Note 12)
Stockholders’ deficit (Notes 1 and 14):
Class A common stock, $0.0001 par value – 500,000,000 shares authorized; 69,242,940 and 68,845,564 shares issued and outstanding at December 31, 2023 and 2022, respectively	6,925	6,885
Additional paid-in capital	27,124,982	26,233,356
Accumulated deficit	(61,493,444)	(29,320,787)
Total stockholders’ deficit	(34,361,537)	(3,080,546)
Total liabilities and stockholders’ deficit	$14,883,762	$10,987,425

The accompanying notes are an integral part of these consolidated financial statements.

OKLO INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Years Ended December 31,
	2023	2022
Operating expenses
Research and development	$9,763,333	$6,024,267
General and administrative	8,872,684	4,000,544
Total operating expenses	18,636,017	10,024,811
Loss from operations	(18,636,017)	(10,024,811)
Other income (loss)
Change in fair value of simple agreement for future equity	(13,717,000)	—
Interest income	180,360	920
Total other income (loss)	(13,536,640)	920
Loss before income taxes	(32,172,657)	(10,023,891)
Income taxes	—	—
Net loss	$(32,172,657)	$(10,023,891)
Per share information
Basic and diluted net loss per Class A common share	$(0.47)	$(0.15)
Weighted average number of common shares outstanding – basic and diluted – Class A common stock	68,891,996	68,042,229

The accompanying notes are an integral part of these consolidated financial statements.

OKLO INC.

CONSOLIDATED STATEMENTS OF REDEEMABLE
CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

YEARS ENDED DECEMBER 31, 2023 AND 2022

	Redeemable Convertible						Additional		Total
	Preferred Stock		Common Stock		Class A Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares(1)	Amount (1)	Shares	Amount	Capital	Deficit	Deficit
Balance as of January 1, 2022, as previously reported	6,585,881	$25,030,520	4,626,094	$463	—	$—	$565,821	$(19,296,896)	$(18,730,612)
Retroactive application of recapitalization (Note 14)	(6,585,881)	(25,030,520)	(4,626,094)	(463)	67,966,992	6,797	25,024,186	—	25,030,520
Balance as of January 1, 2022, effect of reverse recapitalization	—	—	—	—	67,966,992	6,797	25,590,007	(19,296,896)	6,299,908
Exercise of stock options	—	—	—	—	878,572	88	355,101	—	355,189
Stock-based compensation	—	—	—	—	—	—	288,248	—	288,248
Net loss	—	—	—	—	—	—	—	(10,023,891)	(10,023,891)
Balance as of December 31, 2022	—	—	—	—	68,845,564	6,885	26,233,356	(29,320,787)	(3,080,546)
Exercise of stock options	—	—	—	—	397,376	40	114,223	—	114,263
Stock-based compensation	—	—	—	—	—	—	777,403	—	777,403
Net loss	—	—	—	—	—	—	—	(32,172,657)	(32,172,657)
Balance as of December 31, 2023	—	$—	—	$—	69,242,940	$6,925	$27,124,982	$(61,493,444)	$(34,361,537)

(1)

The shares of the Company’s common stock prior to the Business Combination have been retrospectively recast to reflect the change in the capital structure as a result of the Business Combination as described in Note 1 and Note 14.

The accompanying notes are an integral part of these consolidated financial statements.

OKLO INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2023	2022
Cash flows from operating activities
Net loss	$(32,172,657)	$(10,023,891)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	75,247	29,532
Change in fair value of simple agreement for future equity	13,717,000	—
Stock-based compensation	777,403	288,248
Change in operating assets and liabilities:
Prepaid and other current assets	(126,199)	(320,639)
Other assets	25,909	34,189
Accounts payable	1,344,013	75,834
Other accrued expenses	383,907	(59,949)
Operating lease liability	(22,318)	(15,849)
Net cash used in operating activities	(15,997,695)	(9,992,525)
Cash flows from investing activities
Purchases of property and equipment	(83,155)	(149,560)
Net cash used in investing activities	(83,155)	(149,560)
Cash flows from financing activities
Proceeds from exercise of stock options	114,263	355,189
Proceeds from simple agreement for future equity	19,325,000	9,000,000
Payment of deferred issuance costs	(3,144,353)	(3,477)
Net cash provided by financing activities	16,294,910	9,351,712
Net decrease in cash and cash equivalents	214,060	(790,373)
Cash and cash equivalents – beginning of year	9,653,528	10,443,901
Cash and cash equivalents – end of year	$9,867,588	$9,653,528
Supplemental disclosure of cash flow information
Cash paid for interest	$—	$—
Cash paid for income taxes	—	—
Supplemental noncash investing and financing activities
Deferred issuance costs included in accounts payable	$443,189	$160,881
Deferred issuance costs included in accrued expense and other	122,000	—
Purchase of computer software in accounts payable and accrued expense and other	392,465	—
Issuance of simple agreement for future equity	—	4,000,000
Subscription of simple agreement for future equity	—	340,000

The accompanying notes are an integral part of these consolidated financial statements.

OKLO INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2023 and 2022

1.	Nature of Operations and Organization

Oklo Inc. (the “Company”), formerly, UPower Technologies, Inc., was incorporated on July 3, 2013. The Company is developing advanced fission power plants to provide clean, reliable, and affordable energy at scale. The Company is pursuing two complementary tracks to address this demand: providing reliable, commercial-scale energy to customers; and selling used nuclear fuel recycling services to the U.S. market.

The Company plans to commercialize its liquid metal fast reactor technology with the Aurora powerhouse product line. The first commercial Aurora powerhouse is designed to produce up to 15 megawatts of electricity (MWe) on both recycled nuclear fuel and fresh fuel. The Company’s advanced fission technology has a history of successful operation, first demonstrated by the Experimental Breeder Reactor-II, which sold and supplied power to the grid and showed effective waste recycling capabilities for over 30 years of operation. Furthermore, the Company has achieved several significant deployment and regulatory milestones, including securing a site use permit from the U.S. Department of Energy (“DOE”) for the Idaho National Laboratory (“INL”) Site and a fuel award from INL for a commercial-scale advanced fission power plant in Idaho.

Business Combination

On May 9, 2024, the Company consummated a business combination pursuant to an Agreement and Plan of Merger and Reorganization dated July 11, 2023 (as amended, modified, supplemented or waived, the “Merger Agreement”), by and among the Company, AltC Acquisition Corp., a Delaware corporation (“AltC”) and AltC Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of AltC (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Oklo Inc., with Oklo Inc. surviving the merger as a wholly owned subsidiary of AltC (following the merger Oklo Inc. changed its name to Oklo Technologies, Inc. following the business combination referred to as “Legacy Oklo”) (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”). Upon consummation of the Business Combination (the “Closing”), AltC changed its name to Oklo Inc. Following the Business Combination Oklo Inc. conducts its operations through its subsidiary Legacy Oklo.

In connection with the Business Combination, each share of Legacy Oklo common stock issued and outstanding immediately prior to the Closing was automatically surrendered and exchanged for shares of Class A common stock pursuant to the Restated Certificate of Incorporation (as described below) and issued to the Company’s stockholders in exchange for all outstanding shares of Legacy Oklo common stock (including shares of Legacy Oklo common stock resulting from the conversion of Legacy Oklo Preferred Stock and Legacy Oklo SAFEs immediately prior to the Closing) at the exchange ratio of 6.062 (the “Exchange Ratio”) pursuant to the terms of the Merger Agreement.

The Business Combination was accounted for as a reverse recapitalization as Legacy Oklo was determined to be the accounting acquirer under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Under this method of accounting, AltC is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Legacy Oklo issuing stock for the net assets of AltC, accompanied by a recapitalization (the “recapitalization”), with the net assets of AltC stated at historical cost and no goodwill or other intangible assets recorded, along with the results of operations prior to the Business Combination presented as belonging to Legacy Oklo. The recapitalization had no effect on reported net loss, cash flows, or total assets as previously reported.

The accompanying consolidated financial statements and notes to the financial statements give effect to the Exchange Ratio for all periods presented. The shares of Class A common stock retained a par value of $0.0001 per share. Accordingly, stockholders’ deficit reflects the additional shares issued as a result of the Exchange Ratio by retroactive application of the reverse recapitalization by adjusting common stock and additional paid-in capital. In connection with the Exchange Ratio, proportionate adjustments were made to reduce the per share exercise prices and increase the number of shares of common stock issuable upon exercise of common stock options whereby approximately the same aggregate price is required to be paid for such securities upon exercise as had been payable immediately preceding the Exchange Ratio.

The Company’s Class A common stock commenced trading on the New York Stock Exchange (“NYSE”) under the symbol “OKLO” on May 10, 2024.

Refer to Note 14, under the heading Business Combination for further details regarding the Business Combination.

Liquidity and Capital Resources

As of December 31, 2023 and 2022, the Company’s cash and cash equivalents were $9,867,588 and $9,653,528, respectively. The Company continues to incur significant operating losses. For the years ended December 31, 2023 and 2022, the Company had a net loss of $32,172,657 and $10,023,891, respectively, and used cash in operating activities of $15,997,695 and $9,992,525, respectively. As of December 31, 2023 and 2022, the Company had an accumulated deficit of $61,493,444 and $29,320,787, respectively. Management expects that significant on-going operating expenditures will be necessary to successfully implement the Company’s business plan and develop its powerhouses. These circumstances (prior to the cash proceeds as described below) raised substantial doubt about the Company’s ability to continue as a going concern beyond a one-year period following the issuance date of the accompanying consolidated financial statements.

In connection with the net cash proceeds received in the Business Combination of $260,859,623, the Company believes its existing cash and cash equivalents, including its marketable securities invested from the proceeds raised in the Business Combination, will be sufficient to fund its operations for the one-year period following the issuance date of the accompanying consolidated financial statements as of and for the year ended December 31, 2023, alleviating the substantial doubt about the Company's ability to continue as a going concern.

Refer to Note 14, under the heading Business Combination for further details regarding the Business Combination.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements and accompanying notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Segments

To date, the Company has viewed its financial information on an aggregate basis for the purposes of evaluating financial performance and allocating the Company’s resources. Accordingly, the Company has determined that it operates in one segment.

Principles of Consolidation

The consolidated financial statements include the Company’s accounts and those of its wholly owned subsidiary Oklo Power LLC. All intercompany transactions and balances have been eliminated.

Use of Estimates

Preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments, and assumptions that affect the amounts reported and disclosed in the consolidated financial statements and accompanying notes. Actual results could differ materially from these estimates. On an ongoing basis, the Company evaluates its estimates, including those related to the valuation of the operating lease liabilities and operating right-of-use assets, useful lives of property and equipment, stock-based compensation expense, valuation allowance on deferred tax assets, and fair value of simple agreement for future equity. These estimates, judgments, and assumptions are based on current and expected economic conditions, historical data, and experience available at the date of the accompanying consolidated financial statements, and various other factors that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities.

Risk and Uncertainties

The Company is subject to continuing risks and uncertainties in connection with the current macroeconomic environment, including as a result of inflation, increasing interest rates, instability in the global banking system, geopolitical factors, results of a global pandemic such as the COVID-19 pandemic or otherwise, including the ongoing conflicts in Ukraine and Israel. At this point, the extent to which these effects may impact the Company’s future financial condition or results of operations is uncertain, and as of the date of issuance of these financial statements, the Company is not aware of any specific event or circumstance that would require the update of any estimates or judgments or an adjustment of the carrying value of any assets or liabilities. Given the nature of the business, the ongoing conflicts in Ukraine and Israel have not had a specific impact on the Company’s financial performance. These estimates may change as new events occur and additional information is obtained and will be recognized in the financial statements as soon as they become known.

Comprehensive Loss

Comprehensive loss is defined as the change in equity of a business during a period from transactions and other events and circumstances from non-owner sources. Comprehensive loss includes net loss as well as other changes in stockholders’ deficit which includes certain changes in equity that are excluded from net loss. To date, the Company has not had any transactions that are required to be reported in comprehensive loss other than the net loss incurred from operations.

Net Loss Per Common Share

In connection with the Business Combination that was accounted for as a reverse recapitalization, for accounting purposes, given the transaction was treated as the equivalent of Legacy Oklo issuing stock for the net assets of AltC, accompanied by a recapitalization, the basic net loss has been determined utilizing the outstanding shares of the Class A common stock as described below.

The Company’s basic net loss per share of Class A common stock is computed based on the average number of outstanding shares of Class A common stock for the period, by dividing the net loss by the weighted-average number of shares of Class A common stock outstanding for the period, without consideration for potential dilutive securities. Diluted net loss per share of Class A common stock is computed by dividing net loss by the weighted-average number of shares of Class A common stock and common share equivalents of potentially dilutive securities outstanding for the period. Potentially dilutive securities include stock options. Since the Company was in a loss position for the periods presented, basic net loss per share of Class A common stock is the same as diluted net loss per shares of Class A common stock since the effects of potentially dilutive securities are antidilutive.

The following table presents the number of anti-dilutive shares (capitalized terms are described herein) excluded from the calculation of diluted net loss per Class A common share:

	As of December 31,
	2023	2022
Legacy Oklo options	10,432,749	10,432,749
Earnout Shares	15,000,000	15,000,000
	25,432,749	25,432,749

Refer to Note 14, under the heading Business Combination for further details regarding the Business Combination.

Cash and Cash Equivalents

Cash and cash equivalents include cash and highly liquid investments with an original contractual maturity at the date of purchase of three months or less. The maximum amount placed in any one financial institution is currently limited in order to reduce risk via the use of Insured Cash Sweep accounts such that all funds are insured by the Federal Deposit Insurance Corporation (FDIC). The Company has not experienced any losses in such accounts and believes it is not exposed to significant credit risk regarding its cash and cash equivalents. As of December 31, 2023 and 2022, cash and cash equivalents were $9,867,588 and $9,653,528, respectively.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Expenditures for repairs and maintenance that do not improve or extend the life of the assets are expensed as incurred. When property and equipment are sold or otherwise disposed of, the related cost and accumulated depreciation and amortization are removed from the respective accounts, and any resulting gains or losses are included on the consolidated statement of operations.

Depreciation expense is computed using the straight-line method generally based on the following estimated useful lives of the related assets:

Furniture and fixtures	7 years
Computers	3 to 7 years
Software	3 years
Leasehold improvements	Shorter of lease term or estimated useful life of the asset

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When such events or changes in circumstances occur, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through their undiscounted expected future cash flow. If the future undiscounted cash flow is less than the carrying amount of these assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. No impairment losses were recognized on any long-lived assets during the years ended December 31, 2023 and 2022.

Leases

The Company has lease arrangements for its offices. The Company determines if an arrangement is a lease at inception by evaluating whether the arrangement conveys the right-of-use (“ROU”) to an identified asset and whether the Company obtains substantially all of the economic benefits from and has the ability to direct the use of the asset. Leases are recorded as an operating lease right-of-use assets and operating lease liability on the consolidated balance sheets. Leases with an initial term of 12 months or less are not recorded on the consolidated balance sheets.

Lease ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over the expected lease term, including options to extend the lease when it is reasonably certain that the Company will exercise that option. The Company uses the discount rate implicit in the lease unless that rate cannot be readily determined. In that case, the Company uses its incremental borrowing rate, which is the rate of interest that the Company would have to pay to borrow on a collateralized basis an amount equal to the lease payments over the expected lease term. Lease ROU assets consist of the initial measurement of lease liabilities, any lease payments made to lessor on or before the lease commencement date, adjusted for any lease incentives received, and any initial direct costs incurred by the Company.

Operating lease expense for lease payments is recognized on a straight-line basis over the expected lease term. There were no finance lease obligations.

Fair Value Measurements

The authoritative guidance with respect to fair value established a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels and requires that assets and liabilities carried at fair value be classified and disclosed in one of three categories, as presented below. There are no transfers in and out of Levels 1 and 2, and activity in Level 3 fair value measurements.

Financial instruments measured at fair value on a recurring basis were based upon a three-tier hierarchy as follows:

Level 1:   Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2:   Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly as corroborated by market data.

Level 3:   Unobservable inputs in which little or no market data exists, therefore developed using management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date.

The Company determines the level in the fair value hierarchy within which each fair value measurement falls in its entirety, based on the lowest level input that is significant to the fair value measurement in its entirety. In determining the appropriate levels, the Company performs an analysis of the assets and liabilities at each reporting period end.

The Company’s cash and cash equivalents, prepaid expenses and other current assets, accounts payable, accrued expenses and other current liabilities approximate their fair value due to the short-term nature of these assets and liabilities. The Company’s SAFE Notes (as further described in Note 5) were carried at fair value and classified as Level 3 liabilities.

Redeemable Convertible Preferred Stock

The Company had issued redeemable convertible preferred stock (the “Legacy Oklo Preferred Stock”) that converted into the Company’s Class A common stock on a one-to-one basis based on the Exchange Ratio upon consummation of the Business Combination. Given the Business Combination was treated as a reverse recapitalization, the Legacy Oklo Preferred Stock as of January 1, 2022 has been recast as Class A common stock on the consolidated statements of redeemable convertible preferred stock and stockholders’ deficit in accordance with the accounting for the reverse recapitalization.

Refer to Note 14, under the heading Business Combination for further details regarding the Business Combination.

Research and Development

Research and development represent costs incurred to develop the Company’s technology. These costs consist of personnel costs, including salaries, employee benefit costs, bonuses and stock-based compensation expenses, software costs, computing costs, hardware and experimental supplies, and expenses for outside engineering contractors for analytical work and consulting costs. The Company expenses all research and development costs in the periods in which they are incurred.

General and Administrative

General and administrative expenses consist primarily of payroll and other personnel-related costs, including stock-based compensation expense, for the Company’s employees involved in general corporate functions including finance and human resources, rent and other occupancy expenses, professional fees for legal and accounting, travel costs, promotional expenses, as well as depreciation and amortization expense for capitalized assets associated with these functions.

Cost-Share Projects

The Company has certain cost-share reimbursable projects for several research and development (“R&D”) projects related to nuclear recycling technologies awarded by the DOE’s Advanced Research Projects Agency (ARPA) (the “cost-share projects”) where the Company elected to record the reimbursements on a net presentation basis in the consolidated financial statements. During the years ended December 31, 2023 and 2022, the Company offset certain R&D expenses related to the cost-share projects totaling $232,979 and $51,000, respectively, based on the period in which the expense was incurred and reimbursable under the guidelines of the cost-share project on the consolidated statements of operations and comprehensive loss. In addition, the Company purchased $64,886 of property and equipment under the guidelines of the cost-share projects during the year ended December 31, 2023 and reflected $64,886 of the cost-share reimbursement as an offset to the cost basis of the property and equipment, resulting in no carrying value for the property and equipment on the consolidated balance sheets and no reported cash flows. In the event the property and equipment is sold upon completion of the cost-share projects, the Company may be obligated to reimburse the DOE in the event the proceeds are in excess of $5,000 per asset, which at such time, if applicable, will be reported on a net presentation basis with no gain recognized and no cash flows.

Stock-Based Compensation

The Company accounts for stock-based compensation by measuring and recognizing expense for all stock-based payments made to employees and non-employees based on the estimated grant-date fair values for all stock-based compensation arrangements. The Company recognizes compensation over each recipient’s requisite service period, which is generally the vesting period. The Company has elected to recognize actual forfeitures by reducing the stock-based compensation in the same period as the forfeitures occur. The Company estimates the fair value of stock options granted to employees and non-employees using the Black-Scholes option pricing model. The Black-Scholes option pricing model requires the input of subjective assumptions, including the Company’s common stock fair value, expected volatility, expected dividend yield, risk-free rate of return, and the expected term. The Company classifies stock-

based compensation expense in the same manner in which the award recipient’s cash compensation cost is classified on the consolidated statements of operations and comprehensive loss.

Income Taxes

Because the Company has not generated revenue and is anticipated to remain as such for the next several years, income taxes have been minimal to date. The Company follows the asset and liability method of accounting for income taxes under ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2023 and 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position.

Recently Adopted Accounting Pronouncements

In March 2022, the FASB issued Accounting Standards Update (“ASU”) ASU 2022-02, Financial Instruments-Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures, addressing areas identified by the FASB as part of its post-implementation review of its previously issued credit losses standard (ASU 2016-13) that introduced the current expected credit losses (CECL) model. ASU 2022-02 eliminates the accounting guidance for troubled debt restructurings by creditors that have adopted the CECL model and enhances disclosure requirements for certain loan refinancings and restructurings made with borrowers experiencing financial difficulty. This update requires an entity to disclose current-period gross write-offs for financing receivables and net investment in leases by year of origination in the vintage disclosures. The Company adopted the new guidance associated with ASU 2016-13 on January 1, 2023, where it requires immediate recognition of management’s estimates of current expected credit losses from the prior model where losses were recognized only as they were incurred. The adoption of ASU 2022-02 did not have a material impact on the consolidated financial statements.

Recently Issued Accounting Pronouncements Not Yet Adopted

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which will require the Company to disclose specified additional information in its income tax rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. ASU 2023-09 will also require the Company to disaggregate its income taxes paid disclosure by federal, state and foreign taxes, with further disaggregation required for significant individual jurisdictions. The provisions of ASU 2023-09 are effective for annual periods beginning after December 15, 2025; early adoption is permitted using either a prospective or retrospective transition method. The Company expects ASU 2023-09 to require additional disclosures in the notes to its consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, authoritative guidance, if currently adopted, would have a material impact on the Company’s financial statement presentation or disclosures.

3.	Balance Sheet Components

Prepaid and Other Current Assets

Prepaid and other current assets are summarized as follows:

	As of December 31,
	2023	2022
Prepaid expenses	$369,881	$279,366
Deferred issuance costs	3,709,542	164,358
Cost-share receivables	126,042	51,000
Simple agreement for future equity receivable	—	340,000
Refundable deposit	125,000	—
Total prepaid and other current assets	$4,330,465	$834,724

Prepaid expenses include prepaid consulting fees, insurance premiums, rent and other charges. The deferred issuance costs are specific incremental costs of the public company business combination. Cost-share receivables refer to the monetary assets obtained by the Company through several R&D cost-share projects related to nuclear recycling technologies awarded by the DOE’s ARPA. Simple agreement for future equity receivable represents a subscription receivable. Refundable deposit represents an advance payment for the grant of a right to purchase certain land, subject to certain conditions, located at the DOE facility in Pike County, Ohio.

Prepaid expenses are amortized over the straight-line method over the contract term. The deferred issuance costs will be charged against the proceeds of the public company business combination unless it is aborted requiring them to be expensed. Cost-share receivables are recorded as eligible costs are incurred. The refundable deposit will either be applied to the final purchase price of the land or refunded no later than December 31, 2024.

Property and Equipment, Net

Property and equipment are summarized as follows:

	As of December 31,
	2023	2022
Computers	$196,882	$113,727
Furniture and fixtures	64,912	64,912
Software	392,465	—
Leasehold improvements	30,762	30,762
Total property and equipment, gross	685,021	209,401
Less accumulated depreciation and amortization	(107,350)	(32,103)
Total property and equipment, net	$577,671	$177,298

Depreciation and amortization expense for the years ended December 31, 2023 and 2022 totaled $75,247 and $29,532, respectively.

Accrued Expenses and Other

Accrued expenses and other are summarized as follows:

	As of December 31,
	2023	2022
Accrued expenses	$482,984	$—
Accrued payroll and bonus	196,900	29,267
Credit card liabilities	155,407	57,902
Other	250	—
Total accrued expenses and other	$835,541	$87,169

4.	Leases

On September 10, 2021, the Company entered into a commercial real estate sub-lease agreement for 7,350 square feet of office space in Santa Clara, California, with an initial term of 2.75 years.

The table below presents supplemental information related to operating leases:

	Years Ended December 31,
	2023	2022
Operating lease costs during the year	$340,303	$321,238
Cash payments included in the measurement of operating lease liabilities during the year	$224,616	$218,148
Weighted-average remaining lease term (in years) as of year-end	0.42	1.42
Weighted-average discount rate during the year	6.85%	6.85%

The Company generally utilizes its incremental borrowing rate based on information available at the commencement of the lease in determining the present value of future payments since the implicit rate for the Company’s leases is not readily determinable.

Variable lease expense includes rental increases that are not fixed, such as those based on amounts paid to the lessor based on cost or consumption, such as maintenance and utilities.

The components of operating lease costs were as follows:

	Years Ended December 31,
	2023	2022
Research and development	$210,189	$190,047
General and administrative	130,114	131,191
Total operating lease costs(1)	$340,303	$321,238
(1)	Month-to-month lease arrangements for the years ended December 31, 2023 and 2022 of $138,004 and $118,939, respectively, are included in operating lease costs.

The minimum lease payments above do not include common area maintenance charges, which are contractual obligations under the Company’s lease, but are not fixed and can fluctuate from year to year and are expensed as incurred. Common area maintenance charges for the years ended December 31, 2023 and 2022 of $89,981 and $101,958, respectively, are included in operating expenses on the consolidated statements of operations and comprehensive loss.

Maturities of the operating lease liability as of December 31, 2023 are summarized as follows:

Year Ending December 31, 2024	95,550
Minimum lease payments	95,550
Less imputed interest	(1,615)
Present value of operating lease liability, representing current portion of operating lease liability	$93,935

Refer to Note 14, under the heading Operating Lease Agreement for further details regarding operating leases.

5.	Simple Agreement for Future Equity

The Company issued simple agreements for future equity (the “SAFE Notes”) to investors. The SAFE Notes allowed investors to purchase equity at a negotiated price at the time of each investor’s entry into such agreement with each investor receiving equity in the future with no set time for conversion. The SAFE Notes provided for conversion on an equity financing, as further described below, if such equity financing is consummated. The SAFE Notes generally focus on equity rounds, however, there are terms included for a liquidity event (as further described below) or dissolution event, which allow for conversion into equity or cash at the option of the holder under certain circumstances. The Company determined that the SAFE Notes are not legal form of an outstanding share or legal form debt (i.e., no creditors’ rights), therefore, the Company evaluated the SAFE Notes to determine whether they must be classified as a liability under ASC 480, Distinguishing Liabilities from Equity.

During the years December 31, 2023 and 2022, the Company issued SAFE Notes in exchange for aggregate proceeds of $18,985,000 and $13,340,000, respectively. For the year ended December 31, 2023, the Company received total cash proceeds of $19,325,000, with $18,985,000 cash from the issuance of SAFE Notes during the year and $340,000 of cash received from the subscription of a SAFE. For the year ended December 31, 2022, the Company received total cash proceeds of $13,000,000, with $9,000,000 cash from the issuance of SAFE Notes during the year and $4,000,000 from an advance from the issuance of a SAFE.

Pursuant to the terms of the SAFE Notes, upon a future equity financing involving preferred shares, SAFE Notes will be settled into a number of preferred shares equal to the greater of (i) the number of shares of standard preferred stock equal to the amount invested under the SAFE Note divided by the lowest price per share of the standard preferred stock, or (ii) the invested amount of the SAFE Note divided by a discounted price to the price investors pay to purchase the standard preferred shares in the financing (with such discounted price calculated by reference to a valuation cap). Alternatively, upon the occurrence of a change of control, a direct listing or an initial public offering (described as a “liquidity event”) (other than a qualified financing), the investors had the option to receive either (i) cash payment equal to the invested amount under such SAFE Note, or (ii) a number of shares of common stock equal to the invested amount divided by the liquidity price set forth in the applicable SAFE Note. Given the SAFE Notes included a provision allowing for the investors to receive a portion of the proceeds upon a change of control equal to the greater of their investment amount or the amount payable based upon a number of shares of common stock equal to the investment amount divided by the liquidity price, the occurrence of which is outside the control of the Company, this provision required the SAFE Notes to be classified as a liability pursuant to ASC 480 because a change in control is an event that was considered not under the sole control of the Company (see Note 6.).

Further, if a dissolution event occurred prior to the termination of the SAFE Notes, the investors would have been entitled to receive a portion of the related proceeds equal to the purchase amount (or the amount received for the SAFE Note).

In connection with and prior to the Business Combination, the Company and the SAFE investors amended the SAFE Notes to convert in connection with the consummation of the Business Combination with AltC, all of which converted at the Closing of the Business Combination.

The outstanding principal balance as of December 31, 2023 and 2022, for the SAFE Notes were $32,325,000 and $13,340,000, respectively. As of December 31, 2023, $12,130,000 and $20,195,000 have a valuation cap of $300,000,000 and $500,000,000, respectively. As of December 31, 2022, $5,336,000 and $8,004,000 have a valuation cap of $300,000,000 and $500,000,000, respectively. No SAFE Notes converted into shares of the Company’s preferred stock during the years ended December 31, 2023 and 2022.

Refer to Note 14, under the heading Safe Notes and Business Combination for further details regarding SAFE Notes and the Business Combination, respectively.

6.	Fair Value Measurements

The Company’s SAFE Notes are recorded at fair value on the consolidated balance sheets. The fair value of the Company’s SAFE Notes is based on significant inputs not observable in the market which cause the instrument to be classified as a Level 3 measurement with the fair value hierarchy. The valuation uses probabilities considering pay-offs under various scenarios as follows: (i) an equity financing where the SAFE Notes will convert into certain preferred stock; (ii) a liquidity event (change of control, and initial public offering) where the SAFE noteholders will have an option to receive either a cash payment equal to the invested amount under such SAFE Note, or a number of shares of common stock equal to the invested amount divided by the liquidity price; and (iii) dissolution event where the SAFE noteholders will be entitled to receive a portion of the related proceeds equal to the purchase amount. The Company determined the fair value of the SAFE Notes under the Monte Carlo simulation method which was used to estimate the future market value of invested capital (“MVIC”) of the Company at a liquidity event and the expected payment to the SAFE holders at each simulated MVIC value. The Company believes these assumptions would be made by a market participant in estimating the valuation of the SAFE Notes. The Company assesses these assumptions and estimates on an on-going basis as additional data impacting the assumptions and estimates are obtained. Changes in the fair value of the SAFE Notes are recognized on the consolidated statements of operations and comprehensive loss.

The key assumptions used in the Monte Carlo simulation are presented in the table below as of December 31, 2023:

Asset volatility(1)	85.8%
Risk-free rate(2)	3.8%
Expected term(3)	60	months
(1)	Asset volatility measures the uncertainty about the realization of expected future returns that was estimated based on the methodologies assuming default risk based on the implied and historical volatility of the share price of peer companies.
(2)	Risk-free rate based on the U.S. Treasury yield in effect at the time of SAFE Notes consistent with the expected term.
(3)	The simulation considers total 5-year term. If there are no events occurring within 5-years then the SAFE noteholders are expected to receive their principal amount.

The following table presents a reconciliation of the liability measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for year ended December 31, 2023:

	Years Ended December 31,
	2023	2022
Beginning balance	$13,340,000	$—
SAFE Notes issued during the year	18,985,000	13,340,000
Change in fair value during the year	13,717,000	—
Ending balance	$46,042,000	$13,340,000

As of December 31, 2023 and 2022, the estimated fair value of the SAFE Notes totaled $46,042,000 and $13,340,000, respectively. The change in fair value during the years ended, as reflected in the above table, is included in other income (loss) on the consolidated statements of operations and comprehensive loss. During the year ended December 31, 2022, the change in fair value was not material to the consolidated financial statements.

7.	Redeemable Convertible Preferred Stock

The following table presents the issuance of the Company’s Class A common stock after giving effect to the Exchange Ratio upon consummation of the Business Combination on a one-to-one basis immediately before the Closing for the issued and outstanding shares of the Legacy Oklo Preferred Stock:

	Number of
	Shares Issued
	and		Class A
	Outstanding	Exchange	Common Stock
Legacy Oklo Preferred Stock	Before Closing	Ratio	Issued at Closing
Preferred Stock Series A-1	4,526,703	6.062	27,440,874
Preferred Stock Series A-2	55,135	6.062	334,228
Preferred Stock Series A-3	2,004,043	6.062	12,148,509
Totals	6,585,881		39,923,611

Refer to Note 14, under the heading Business Combination for further details regarding the Business Combination.

8.	Common Stock

During the years ended December 31, 2023 and 2022, the Company issued 397,376 and 878,572 shares of its Class A common stock upon the exercise of stock options with an exercise price of $114,263 and $355,189, respectively, as reflected on the consolidated statements of redeemable convertible preferred stock and stockholders’ deficit.

Refer to Note 14, under the heading Common Stock and Options and Business Combination for further details regarding the issuance of common stock and the Business Combination, respectively.

9.	Stock-Based Compensation

In 2016, the Board and the stockholders of the Company approved the 2016 Stock Incentive Plan of Oklo Inc. (the “Plan”). The Plan provides for the issuance of common stock options, appreciation rights, restricted stock units and other stock-based awards to employees, officers, directors, and consultants. Since the Plan’s inception, only stock options have been awarded under it. Options with a time-based vesting schedule vest at the rate of 20% per year over a period of 5 years, beginning one year following the related grant date, and expire ten years from the date of the grant. Options with milestone-based vesting vest upon completion of milestones specific to each grant.

Compensation expense for the years ended December 31, 2023 and 2022 includes the portion of awards vested in the periods for all stock-based awards granted, based on the grant date fair value estimated using a Black-Scholes option valuation model, consistent with authoritative guidance utilizing the following assumptions:

	Years Ended December 31,
	2023	2022
Expected volatility	75.63% – 78.47%	46.50% – 47.20%
Expected dividend yield	0.00%	0.00%
Risk-free interest rate	3.64% – 4.87%	1.50% – 3.90%
Expected term	6.3 years	6.2 – 6.3 years

Expected Volatility — The Company determines volatility based on the historical volatilities of comparable publicly traded companies over a period equal to the expected term because it has no trading history for its common stock price. The comparable companies were chosen based on the similar size, stage in the life cycle, or area of specialty. The Company will continue to apply this process until a sufficient amount of historical information regarding volatility on its own stock becomes available.

Expected Dividend Yield — The Company has not, and does not, intend to pay dividends.

Risk-free Interest Rate — The Company applies the risk-free interest rate based on the U.S. Treasury yield in effect at the time of the grant consistent with the expected term of the award.

Expected Term — The Company calculated the expected term using the simplified method. This method uses the average of the contractual term of the option and the weighted-average vesting period in accordance with authoritative guidance.

Fair Value of Common Stock — The grant date fair market value of the shares of common stock underlying stock options has historically been determined by the Company’s Board. Because there has been no public market for the Company’s common stock, the Board exercises reasonable judgment and considers a number of objective and subjective factors to determine the best estimate of the fair market value, which include contemporaneous valuations performed by an independent third-party, important developments in the Company’s operations, sales of redeemable convertible preferred stock, the rights, preferences and privileges of the Company’s redeemable convertible preferred stock relative to those of its common stock, lack of marketability of its common stock, actual operating results, financial performance, the likelihood of achieving a liquidity event for the Company’s security holders, the trends, the economy in general, the stock price performance and volatility of comparable public companies.

A summary of the stock option award activity during the year ended December 31, 2023 is as follows:

			Weighted
			Average
		Weighted	Remaining
	Number of	Average	Contractual
	Shares	Exercise Price	Life (in years)
Stock option awards outstanding at January 1, 2023	7,210,610	$0.34	8.22
Exercised	(397,376)	0.29
Forfeited/cancelled	(376,450)	0.29
Granted	4,989,875	3.18
Stock option awards outstanding at December 31, 2023	11,426,659	1.59	8.47
Stock option awards exercisable at December 31, 2023	3,166,298	0.32	6.56
Stock option awards not vested at December 31, 2023	8,260,361
Stock option awards available for future grants at December 31, 2023	427,838

The aggregate grant date fair value of stock options granted during the year ended December 31, 2023 and 2022 was $11,342,727 and $1,187,258, respectively. The weighted-average grant-date fair value of stock options granted during the years ended December 31, 2023 and 2022 was $2.27 and $0.22 per share, respectively.

The total fair value of stock options vested during the years ended December 31, 2023 and 2022 was $238,750 and $220,851, respectively.

The intrinsic value for stock options exercised represents the difference between the estimate of fair value based on the valuation of the shares of common stock as of the reporting date and the exercise price of the stock option. During the years ended December 31, 2023 and 2022, the intrinsic value of the Company’s stock option exercises was $1,111,876 and $47,945, respectively.

The exercise prices of the stock option awards outstanding and exercisable are summarized as follows as of December 31, 2023:

		Vested
	Outstanding Awards	Awards
Exercise Price	(Shares)	(Shares)
$0.07	41,343	41,343
$0.29	3,686,848	2,466,791
$0.41	1,445,787	204,532
$0.47	1,262,806	453,632
$3.18	4,989,875	—
	11,426,659	3,166,298

Stock-based compensation expense charged to operations is summarized as follows:

	Years Ended December 31,
	2023	2022
Research and development	$397,909	$123,376
General and administration	379,494	164,872
Total costs charged to operations	$777,403	$288,248

As of December 31, 2023, there was approximately $11,309,000 of total unrecognized compensation expense related to outstanding unvested stock-based compensation arrangements granted under the Plan. The cost is expected to be recognized over a weighted-average period of 4.68 years.

Refer to Note 14, under the heading Business Combination for further details regarding the Business Combination.

10.	Income Taxes

There was no current or deferred income taxes for the years ended December 31, 2023 and 2022.

Significant components of the Company’s deferred tax assets are as follows:

	As of December 31,
	2023	2022
Deferred tax assets:
Net operating losses	$2,320,297	$1,909,930
R&D credit	1,423,821	819,406
Capitalized R&D expenses	2,647,013	1,115,268
Capitalized start-up expenses	4,652,045	2,899,830
Stock-based compensation	79,658	24,235
Depreciation and amortization	17,045	1,098
Accrued expenses and other	43,871	7,101
Total deferred tax assets	11,183,750	6,776,868
Valuation allowance	(11,183,750)	(6,776,868)
Net deferred taxes	$—	$—

The Company regularly assesses the ability to realize deferred tax assets recorded based upon the weight of available evidence, including such factors as recent earnings history, and expected future taxable income on a jurisdiction by jurisdiction basis. In the event that the Company changes its determination as to the amount of realizable deferred tax assets, the Company will adjust its valuation allowance with a corresponding impact to the provision for income taxes in the period in which such determination is made. Due to the uncertainty surrounding their realization, the Company has recorded a full valuation allowance against the net deferred tax assets. Accordingly, no deferred tax asset has been recorded on the consolidated balance sheets.

As of December 31, 2023 and 2022, the Company’s unamortized capitalized R&D expenses of approximately $12,490,000 and $5,310,000, respectively, will be amortized in varying amounts through 2028 for tax purposes. As of December 31, 2023 and 2022, the Company capitalized certain start-up costs of $21,950,000 and $13,710,000, respectively, that will be amortized over a 180-month period beginning with the month in which the Company is considered to be in an active trade or business for tax purposes.

As of December 31, 2023 and 2022, the Company has net operating loss carryforwards for federal income tax purposes of approximately $11,022,000 and $9,092,000, respectively, of which approximately $9,401,000 for federal purposes do not expire (limited to 80% of taxable income in a given year). As of December 31, 2023 and 2022, the Company’s state net operating loss carryforwards were not material.

As of December 31, 2023 and 2022, the Company has federal research credit carryforwards of approximately $1,420,000 and $820,000, respectively. The federal research credit carryforwards will expire at various dates beginning in the year 2035.

The Internal Revenue Code of 1986, as amended, imposes restrictions on the utilization of net operating losses in the event of an “ownership change” of a corporation. Accordingly, a Company’s ability to use net operating losses may be limited as prescribed under Internal Revenue Code Section 382 (“Section 382”). Events which may cause limitations in the amount of the net operating losses that the Company may use in any one year include, but are not limited to, a cumulative ownership change of more than 50% over a three-year period. Utilization of the federal and state net operating losses may be subject to substantial annual limitation due to the ownership change limitations provided by the Section 382 and similar state provision.

The Company files income tax returns in the U.S. federal and various state jurisdictions with varying statutes of limitations. The Company is generally no longer subject to tax examinations for years prior to 2020 for federal purposes and 2019 for state purposes, except in certain limited circumstances.

The benefit for income taxes differs from the amount obtained by applying the federal statutory income tax rate as follows:

	Years Ended December 31,
	2023	2022
Federal taxes at statutory rate	21.0%	21.0%
State and local taxes, net of federal benefit	0.2%	0.0%
Tax credit carryforward generated	1.9%	3.8%
Valuation allowance	(13.7)%	(23.8)%
Nondeductible change in fair value of SAFE	(9.0)%	(0.0)%
Permanent differences	(0.4)%	(1.0)%
Effective income tax rate	0.0%	0.0%

11.	Pension Plan

The Company has a qualified 401(k) defined contribution plan that allows eligible employees of the Company to participate in the plan, subject to limitations. The plan allows for discretionary matching contributions by the Company, up to 4% of eligible annual compensation made by participants of the plan. The Company contributions to the plan were $267,751 and $169,905 for the years ended December 31, 2023 and 2022, respectively.

12.	Commitments and Contingencies

Contract commitments

The Company enters into contracts in the normal course of business with third-party contract research organizations, contract development and manufacturing organizations and other service providers and vendors. These contracts generally provide for termination on notice and, therefore, are cancellable contracts and not considered contractual obligations and commitments.

Contingencies

From time to time, the Company may become involved in litigation matters arising in the ordinary course of business. The Company is not a party to any legal proceedings, nor is it aware of any material pending or threatened litigation. There are no contingent liabilities as of December 31, 2023 and 2022, respectively.

13.	Related Party Transactions

The Company entered into a demand note on January 30, 2017 with the Chief Operating Officer (“COO”), bearing interest at the rate of 0.66% based on Applicable Federal Rate as published by the Internal Revenue Service for January 2017. During the years ended December 31, 2023 and 2022, the Company received interest income of $15 and $159, respectively. The note was repaid in full on April 18, 2023.

In 2022, the Company issued $2,000,000 of SAFE Notes in a private financing round to Data Collective IV, L.P., an entity where one of the Company’s directors is the managing member.

14.	Subsequent Events

The Company has evaluated subsequent events through the date these financial statements were available to be issued, and determined that except for the transactions described below, there have been no events that occurred that would require adjustments to the Company’s disclosures.

SAFE Notes

From January 1, 2024 through the date these consolidated financial statements were issued, the Company executed SAFE Notes in the aggregate amount of $10,232,000 ($1,864,800 at $300 million valuation cap and $8,367,200 at $500 million valuation cap). The terms of the SAFE Notes are similar to the SAFE Notes as described in Note 5, all of which were converted as described below under the heading Business Combination.

Common Stock and Options

From January 1, 2024 through the issuance date of the accompanying consolidated financial statements, the Company granted 58,020 options for shares of the Company’s common stock subject to five year vesting, that remain outstanding.

From January 1, 2024 through issuance date of the accompanying consolidated financial statements, the Company issued 221,977 shares of its common stock upon the exercise of stock options.

Right of First Refusal Liability

On February 16, 2024, the Company entered into a letter of intent (the “LOI”) with an unrelated third party (the “third party”) for the purchase of power from the Company’s planned powerhouses to serve certain data centers in the U.S. on a 20-year timeline, and at a rate to be formally specified in one or more future Power Purchase Agreement(s) (each a “PPA”) (subject to the requirement that the price meets the market rate, discount and most favored nation terms contained in the agreement). In addition, the third party will have the right to renew and extend PPAs for additional 20-year terms.

The LOI, provides for the third party to have a continuing right of first refusal for a period of thirty-six (36) months following its execution to purchase energy output produced by certain powerhouses developed by the Company in the U.S., subject to certain provisions and excluded powerhouses, for power capacity of no less than 100 MWe of energy output and up to cumulative maximum of 500 MWe of total energy output (the “ROFR”). In exchange for the ROFR and other rights contained in the LOI, in March 2024, the third party paid the Company $25,000,000 (the “Payment”). In connection with the Payment, the Company agreed to supply power at a discount to the most favored nation pricing to the third party in a future PPA (location to be determined); provided that pricing set out in a PPA will include an additional discount if needed such that the total savings against most favored nation pricing over the course of the PPA is equivalent to the Payment. The third party can assign its rights under the LOI, in whole or in part, at any time. As of the issuance date of the accompanying consolidated financial statements, the outstanding balance under the right of first refusal liability was $25,000,000.

Business Combination

In connection with the Business Combination, the net cash proceeds received was $260,859,623, some of which was invested in marketable securities, after taking into consideration net assets received in the Business Combination and the transaction costs consisting of direct legal, consulting, audit and other fees related to the consummation of the Business Combination of $14,661,884, of which $3,709,542 were initially capitalized as incurred and recorded in prepaid and other current assets as deferred issuance costs on the consolidated balance sheets.

Earnout Awards – In connection with the Business Combination, the Company issued the following earnout awards:

Pursuant to a sponsor letter agreement (the “Sponsor Agreement”), AltC Sponsor LLC (the “Sponsor”) agreed to subject 10% of its AltC Class A common stock (received as a result of the conversion of its AltC Class B common stock (as described below under the caption Class A Common Stock) immediately prior to the Closing, such shares, the “AltC founder shares”) to vesting and forfeiture conditions relating to, among other things, volume weighted-average price targets for the Company’s Class A common stock for a time period commencing on the Closing and ending on the earlier of (i) the five-year anniversary of the Closing Date and (ii) a Change in Control (a “Change in Control” as defined in the Merger Agreement) (such period, the “Earnout Period”). All persons that held one or more shares of Legacy Oklo common stock immediately prior to the Closing, (after giving effect to the conversion of the Legacy Oklo Preferred Stock and Legacy Oklo SAFEs (as described below)) and all persons that held one or more vested Legacy Oklo options immediately prior to the Closing are eligible (the “Eligible Legacy Oklo equityholders”) to receive an aggregate of 15,000,000 additional shares of Class A common stock (the “Earnout Shares”) in three separate tranches upon the occurrence of each Earnout Trigging Event during the Earnout Period as follows:

●	Earnout Triggering Event I requires the issuance of 7,500,000 Class A common stock to Eligible Legacy Oklo equityholders at the earlier of the following: (i) the stock trading price is equal to or greater than $12.00 per share for 20 trading days within a 60 consecutive trading day period or (ii) a Change in Control of Oklo pursuant to which holders of Class A common stock have the right to receive consideration implying a value per share greater than or equal to $12.00 after (a) taking into account the dilutive effect of any Earnout Shares that have been or would be issued at Earnout Triggering Event I and (b) excluding any AltC founder shares that have been or would be forfeited pursuant to the Sponsor Agreement;

●	Earnout Triggering Event II requires the issuance of 5,000,000 Class A common stock to Eligible Legacy Oklo equityholders at the earlier of the following: (i) the stock trading price is equal to or greater than $14.00 per share for 20 trading days within a 60 consecutive trading day period or (ii) a Change in Control of Oklo pursuant to which holders of Class A common stock have the right to receive consideration implying a value per share greater than or equal to $14.00 after (a) taking into account the dilutive effect of any Earnout Shares that have been or would be issued at Earnout Triggering Event II, and, if applicable, Earnout Triggering Event I, and (b) excluding any AltC founder shares that have been or would be forfeited pursuant to the Sponsor Agreement; and;
●	Earnout Triggering Event III requires the issuance of 2,500,000 Class A common stock to Eligible Legacy Oklo equityholders at the earlier of the following: (i) the stock trading price is equal to or greater than $16.00 per share for 20 trading days within a 60 consecutive trading day period or (ii) a Change in Control of Oklo pursuant to which holders of Class A common stock have the right to receive consideration implying a value per share greater than or equal to $16.00 after (a) taking into account the dilutive effect of any Earnout Shares that have been or would be issued at Earnout Triggering Event III, and, if applicable, Earnout Triggering Event I and Earnout Triggering Event II, and (b) excluding any AltC founder shares that have ben or would be forfeited pursuant to the Sponsor Agreement.

Each Earnout Triggering Event is subject to certain conditions and other provisions. The stock trading price, as described above is based upon the closing price per share of Class A common stock, as quoted on the NYSE for any twenty trading days within any sixty consecutive trading day period within the Earnout Period (the “stock trading price”). If any of the Earnout Triggering Events, as described in the foregoing, are not achieved within the Earnout Period, the Earnout Shares that could have been issued upon the occurrence of the applicable Earnout Triggering Event will be forfeited.

At the Closing, the AltC founder shares unvested and will revest over a five-year period following the Closing (the “Vesting Period”), of up to 12,500,000 shares of Class A common stock (the “Founder Shares”), in the aggregate in four tranches upon the occurrence of the Vesting Triggering Events as follows:

●	Vesting Trigger Event I requires the vesting of 6,250,000 of the Founder Shares when the stock trading price equals or exceeds $10.00 per share for 20 trading days within a 60 consecutive trading day period or in the event of a Sale (as defined in the Sponsor Agreement) of Oklo pursuant to which holders of Class A common stock paid or implied in such Sale equals or exceeds $10.00 per share;
●	Vesting Trigger Event II requires the vesting of 3,125,000 of the Founder Shares when the stock trading price equals or exceeds $12.00 per share for 20 trading days within a 60 consecutive trading day period or in the event of a Sale of Oklo pursuant to which holders of Class A common stock paid or implied in such Sale equals or exceeds $12.00 per share;
●	Vesting Trigger Event III requires the vesting of 1,562,500 of the Founder Shares when the stock trading price equals or exceeds $14.00 per share for 20 trading days within a 60 consecutive trading day period or in the event of a Sale of Oklo pursuant to which holders of Class A common stock paid or implied in such Sale equals or exceeds $14.00 per share; and
●	Vesting Trigger Event IV requires the vesting of 1,562,500 of the Founder Shares when the stock trading price equals or exceeds $16.00 per share for 20 trading days within a 60 consecutive trading day period or in the event of a Sale of Oklo pursuant to which holders of Class A common stock paid or implied in such Sale equals or exceeds $16.00 per share.

Each Vesting Triggering Event is subject to certain conditions. In each case, the price paid or implied in such Sale, will be determined after (i) taking into account the dilutive effect of any Earnout Shares that have been or would be issued at Earnout Triggering Event I, Earnout Triggering Event II and Earnout Triggering Event III, as applicable, and (ii) excluding any Founder Shares that have been or would be forfeited pursuant to the Sponsor Agreement (i.e., the unvested Founder Shares that do not vest upon the occurrence of a Sale will be forfeited immediately prior to the closing of such Sale). If any of the Vesting Triggering Events, as described in the foregoing, are not achieved within the Vesting Period, the Founder Shares will be forfeited.

The Earnout Shares, exclusive of Earnout Shares attributable to the Legacy Oklo vested options at Closing as further described below, and Founder Shares were recorded at fair value at Closing of the Business Combination and equity classified. Upon closing of the Business Combination, the estimated fair value of the Earnout Shares and Founder Shares was $261,715,800 and $226,218,800, respectively, based on a valuation using a Monte Carlo simulation with key inputs and assumptions such as stock price at Closing of $18.23 per share, term, dividend yield, risk-free rate, and volatility. Because the Business Combination was accounted for as a reverse recapitalization, the issuance of the Earnout Shares and vesting of the Founder Shares were treated as a deemed dividend. As the

Company was in an accumulated deficit position as of the measurement date, the Company recorded the issuance of the Earnout Shares and Founder Shares in additional paid-in capital (“APIC”), with a corresponding offset recorded to APIC, resulting in a net-nil impact on the APIC balance. As of the issuance date of the accompanying consolidated financial statements there are 15,000,000 and 12,500,000 Earnout Shares and Founder Shares, respectively, unvested and remaining subject to the vesting terms.

For the Earnout Shares attributable to the Legacy Oklo vested options, where each Legacy Oklo vested option holder received a pro rata share of the Earnout Shares as if their Legacy Oklo vested options were outstanding at the Closing of the Business Combination pursuant to the applicable Earnout Triggering Event, a noncash stock-based compensation expense of $7,784,200 was recorded upon the closing of the Business Combination, representing the incremental costs of the modification of Legacy Oklo’s awards for the vested options holders’ contingent right to receive a pro rata share of the Earnout Shares recorded at the Closing.

As part of the Business Combination, in the case of holders of Legacy Oklo options, each outstanding Legacy Oklo option was converted into an option to purchase, based on the Exchange Ratio, upon the same terms and conditions as were in effect with respect to the corresponding Legacy Oklo option immediately prior to the Closing, including with respect to vesting and termination-related provisions, a number of shares of Class A common stock (rounded down to the nearest whole share) equal to the product of (x) the number of Legacy Oklo common stock underlying such option immediately prior to the Closing and (y) the number of shares of Class A common stock issued in respect of each Legacy Oklo common stock in the Business Combination pursuant to the Merger Agreement, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per Legacy Oklo common stock underlying such option immediately prior to the Closing divided by (B) the number of shares of Class A common stock issued in respect of each Legacy Oklo common stock in the Business Combination pursuant to the Merger Agreement.

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Closing, the adjustments giving effect to the Business Combination and related transactions are summarized below:

●	the Merger of Merger Sub, the wholly owned subsidiary of AltC, with and into Legacy Oklo, with Legacy Oklo as the surviving company;
●	each share of Legacy Oklo common stock, including shares of Legacy Oklo common stock issued upon the pre-Closing conversion of Legacy Oklo Preferred Stock and Legacy Oklo SAFEs, was automatically surrendered and no longer exists, and was exchanged, in the aggregate, for an amount equal to $10.00 per share of Class A common stock; and
●	the exchange of all outstanding vested and unvested Legacy Oklo stock options into stock options exercisable for shares of Class A common stock with the same terms except for the number of shares exercisable and the exercise price, each of which was adjusted using the Exchange Ratio.

As a result of the reissuance for the accompanying consolidated financial statements to reflect the change in the capital structure, the retroactive application of the recapitalization of the shares of the Company’s Class A common stock as presented on the consolidated statements of redeemable convertible preferred stock and stockholders’ deficit, consisted of 67,966,992 shares issued to Legacy Oklo stockholders, with (i) 39,923,611 shares issued to Legacy Oklo Preferred Stock holders that converted to Legacy Oklo common stock immediately before the Closing (for further details see Note 7) and 28,043,381 shares issued to Legacy Oklo common stockholders that were outstanding as of January 1, 2022 (determined by taking the 4,626,094 shares of Legacy Oklo common stock outstanding, as previously reported, multiplied by the Exchange Ratio of 6.062).

In connection with the Business Combination, at the Closing, each share of Legacy Oklo common stock issued and outstanding immediately prior to the Closing was automatically surrendered and exchanged for 78,996,459 shares of Class A common stock pursuant to the Restated Certificate of Incorporation (as described below under the caption Restated Certificate of Incorporation) and issued to the Company’s stockholders in exchange for all outstanding shares of Legacy Oklo common stock, including shares of Legacy Oklo common stock from (i) the issued and outstanding shares of Legacy Oklo common stock as of January 1, 2022 totaling 28,043,381, (ii) the conversion of Legacy Oklo Preferred Stock totaling 39,923,611, (iii) the conversion of Legacy Oklo SAFEs immediately prior to the Closing totaling 8,407,894 (as described below under the caption SAFE Notes), and (iv) the exercise of Legacy Oklo common stock options after January 1 , 2022 and through the Closing totaling 2,621,573 (878,572 and 397,376 shares issued upon the exercise of Legacy Oklo common stock options during the year ended December 31, 2022 and 2023, respectively, as presented on the consolidated statements of redeemable convertible preferred stock and stockholders’ deficit, and 1,345,625 shares issued upon the exercise of Legacy Oklo common stock options as of the issuance date of the accompanying consolidated financial statements), all at the Exchange Ratio pursuant to the terms of the Merger Agreement. Further, 1,450,000 shares of Class A common stock were issued in exchange for AltC private placement shares held by the Sponsor pursuant to the Sponsor Agreement (the “AltC private placement shares”). A reserve was established for issuance up to: (i) 10,432,749 shares of Class A common stock in respect of the Legacy Oklo options assumed pursuant to the terms of the Merger Agreement; and (ii) 15,000,000 shares of Class A common stock for the potential future issuance of the Earnout Shares, as outlined above.

The total number of shares of the Company’s Class A common stock outstanding immediately following the Closing of the Business Combination consisted of the following:

Class A
Common
Stock (1)
Legacy Oklo stockholders (2)	78,996,459
Sponsor stockholders (as defined in Note 11) (3)	13,950,000
AltC public stockholders (as defined in Note 11) (4)	29,149,811
Total Class A common stock	122,096,270
(1)	The table does not include the 15,000,000 shares underlying the Earnout Shares and 10,432,749 shares underlying the Legacy Oklo options.
(2)	The table reflects the 78,996,459 shares issued to Legacy Oklo stockholders as described above.
(3)	The table includes 12,500,000 shares issued to the Sponsor representing the Founder Shares that will vest and no longer be subject to forfeiture pursuant to the applicable Vesting Triggering Event and 1,450,000 shares issued in exchange for AltC private placement shares held by the Sponsor pursuant to the Sponsor Agreement (as described below under the caption Class A Common Stock).
(4)	The AltC public stockholders represent the Class A common stock subject to redemption held by the AltC stockholders immediately before the Closing (as described below under the caption Class A Common Stock).

SAFE Notes – In connection with and immediately prior to the Business Combination, the SAFE Notes (as described in Note 5) converted in connection with the consummation of the Business Combination at the Closing as follows:

	Outstanding
	Principal	Legacy Oklo
	Balance of	Price Per	Legacy Oklo		Class A Common
	SAFE Notes	Share Upon	Common		Stock Issued at
Legacy Oklo SAFEs	Before Closing	Conversion	Stock Issuable	Exchange Ratio	Closing
Valuation cap $300,000,000	$13,994,800	$22.445945	623,487	6.062	3,779,578
Valuation cap $500,000,000	28,562,200	37.409909	763,496	6.062	4,628,316
	$42,557,000		1,386,983		8,407,894

Restated Certificate of Incorporation – On May 9, 2024, in connection with the Business Combination, a Second Amended and Restated Certificate of Incorporation was filed with the Secretary of the State of Delaware (the “Restated Certificate of Incorporation”), authorizing the Company to issue 501,000,000 shares of all classes of capital stock consisting of (i) 500,000,000 shares of Class A common stock (as described below under the caption Class A Common Stock), par value of $0.0001 per share and (ii) 1,000,000 shares of preferred stock, par value of $0.0001 per share (as described below under the caption Preferred Stock).

Class A Common Stock – Pursuant to the terms of the Restated Certificate of Incorporation, immediately upon the effectiveness of the filing of the Restated Certificate of Incorporation, (i) each share of Class A common stock subject to redemption held by AltC stockholders (the “AltC public stockholders”) was reclassified on a one-for-one basis as one share of the Company’s Class A common stock, (ii) each share of AltC Class A common stock (i.e., the AltC private placement shares) held by the Sponsor was reclassified on a one-for-one basis as one share of the Company’s Class A common stock, and (iii) each share of AltC Class B common stock (i.e., the Founder Shares) held by the Sponsor was converted on a one-for-one basis into a share of Company’s Class A common stock (the “Sponsor stockholders”).

As of the issuance date of the accompanying consolidated financial statements, the holders of Class A common stock have one vote for each share of common stock held of record by such holder as of the applicable record date. Subject to the special rights of holders of any outstanding preferred stock to elect directors, there were seven (7) directors at the time of filing the Restated Certificate of Incorporation. Thereafter, the number of directors will be exclusively fixed from time to time by resolution of a majority of the Company’s board of directors (the “Board”). Subject to the special rights of holders of any outstanding series of preferred stock to elect directors, the Board is divided into three classes with the term of each director expiring on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected, as follows: Class I, with a term expiring at the first annual meeting, Class II, with a term expiring at the second annual meeting, and Class III, with a term expiring at the third annual meeting.

Reserve of Class A Common Stock – Effective May 9, 2024, the Company reserved the following shares of its Class A common stock: (i) 10,432,749 shares of Class A common stock issuable upon the exercise of outstanding options under the Oklo Inc. 2016 Stock Incentive Plan (the “Legacy Oklo 2016 Plan”); (ii) 15,872,516 shares of Class A common stock issuable for potential future awards, subject to certain annual increases commencing on January 1, 2025 and ending on January 1, 2034, under the Oklo Inc. 2024 Equity Incentive Plan (the “2024 Plan”), and (iii) 2,441,926 shares of Class A common stock authorized for future issuance, subject to certain annual increases commencing on January 1, 2025 and ending on January 1, 2034, under the Oklo Inc. 2024 Employee Stock Purchase Plan (the “2024 ESPP”). Further details of the Legacy Oklo 2016 Plan, the 2024 Plan and 2024 ESPP are described below.

Legacy Oklo 2016 Plan – The Legacy Oklo 2016 Plan provided for the issuance of stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to eligible employees, officers, consultants, advisors and directors. Since the Legacy Oklo 2016 Plan’s inception, only stock options have been awarded under it. Stock options under the Legacy Oklo 2016 Plan are subject to a maximum term of ten (10) years. Effective as of May 9, 2024, the Company is no longer issuing new awards under the Legacy Oklo 2016 Plan. As of the issuance dare of the accompanying consolidated financial statements options to purchase 10,432,749 shares of Class A common stock were outstanding under the Legacy Oklo 2016 Plan.

2024 Plan – The 2024 Plan provides for the issuance of stock options (which may be incentive stock options or nonqualified stock options) stock appreciation rights (“SARs”), restricted stock awards, restricted stock units and other stock-based awards to eligible employees, consultants, advisors and non-employee directors. Awards under the 2024 Plan cover shares of Class A common stock. Stock option and SARs granted pursuant to the 2024 Plan are subject to a maximum term of ten (10) years. The 2024 Plan will terminate automatically ten (10) years after its adoption by the Board. As of the issuance date of the accompanying consolidated financial statements the Company has not issued any awards under the 2024 Plan (further details are provided below under the heading Restricted Stock Units).

2024 ESPP – The 2024 ESPP provides eligible employees with an opportunity to purchase Class A common stock from the Company at a pre-determined discounted price and to pay for such purchases through payroll deductions or other approved contributions during “offering periods” under the 2024 ESPP. The 2024 ESPP will terminate automatically twenty (20) years after its adoption by the Board. As of the issuance date of the accompanying consolidated financial statements the Company has not granted any rights to purchase Class A common stock under the 2024 ESPP.

Preferred Stock – As of the issuance date of the accompanying consolidated financial statements, there are no shares of preferred stock issued and outstanding. The voting, dividend and liquidation rights of the holders of the Class A common stock are subject to and qualified by the rights of the holders of the preferred stock of any series as may be designated by the Board upon any issuance of the preferred stock of any series. Further, subject to the special rights of the holders of any outstanding series of preferred stock, the number shares of preferred stock may be increased or decreased (but not below the number of shares then outstanding) by affirmative vote of the holders of a majority of the stock of the Company entitled to vote.

Emerging Growth Company Status – The Company is an emerging growth company as defined in the Jumpstart Our Business Startups Act (“JOBS Act”). The JOBS Act provides emerging growth companies with certain exemptions from public company reporting requirements for up to five fiscal years while a company remains an emerging growth company. As part of these exemptions, the Company need only provide two fiscal years of audited financial statements instead of three, it has reduced disclosure obligations such as for executive compensation, and it is not required to comply with auditor attestation requirements from Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended, regarding its internal control over financial reporting. Additionally, the JOBS Act has allowed the Company the option to delay adoption of new or revised financial accounting standards until private companies are required to comply with new or revised financial accounting standards.

Transaction Bonuses – On August 7, 2024, our Board awarded certain executives a one-time transaction bonus totaling $325,000 in recognition of the successful completion of the Business Combination.

Restricted Stock Units

On July 10, 2024, the Company granted (i) 808,989 restricted stock units for shares of the Company’s Class A common stock to the Company’s named executive officers, which vest with respect to one-twelfth (1/12th) of the restricted stock units granted thereunder on each quarterly anniversary of May 9, 2024, subject to the grantee’s continued service through the applicable vesting date, and (ii) 50,562 restricted stock units for shares of the Company’s Class A common stock to certain of the Company’s non-employee directors, which vest in full on May 9, 2025, subject to the grantee’s continued service through such vesting date.

On August 7, 2024, the Company granted 117,200 restricted stock units for shares of the Company’s Class A common stock to certain of the Company’s non-executive employees, which vest with respect to one-fifth (1/5th) of the restricted stock units granted thereunder on the twelve-month anniversary of the grantee’s employment start date and thereafter with respect to one-sixtieth (1/60th) on each monthly anniversary of such date, subject to the grantee’s continued employment through the applicable vesting date.

On August 12, 2024, the Company granted 248,227 restricted stock units for shares of the Company’s Class A common stock to a certain executive of the Company, which vest with respect to one-third (1/3rd) of the restricted stock units granted thereunder on the first anniversary of the grantee’s employment start date and thereafter with respect to one-twelfth (1/12th) on each quarterly anniversary of such date, subject to the grantee’s continued employment through the applicable vesting date.

Operating Lease Agreement

Effective September 1, 2024, the Company entered into an operating lease agreement for office space located in Santa Clara, California, with an expiration date of December 31, 2026, which provides for minimum lease payments totaling $1,250,719 with a payment of $115,000 made on July 3, 2024 representing a security deposit of minimum rental payments. In addition, the lease provides for additional rent for taxes and operating expenses under the terms of the underlying operating lease agreement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The table below sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered. All amounts are estimated, except for the SEC registration fee. All costs and expenses are payable by us.

SEC Registration Fee		$86,724.03
FINRA Filing Fees	$	*
Legal Fees and Expenses	$	*
Accounting Fees and Expenses	$	*
Miscellaneous Expenses	$	*
Total		$86,724.03

Item 14. Indemnification of Directors and Officers.

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit such indemnification under certain circumstances and subject to certain limitations.

Our charter and bylaws, as they will be in effect upon the completion of this offering, provide that we will indemnify our directors and officers, and may indemnify our employees and agents, to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.

In addition, we intend, prior to this offering, to enter into separate indemnification agreements with our directors and executive officers which will require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors or officers. We will also maintain director and officer liability insurance.

These indemnification provisions may be sufficiently broad to permit indemnification of our officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

In addition, the employment agreements that we have entered into require the Company to indemnify any executive who is made a party or is threatened to be made a party to any action, suit or proceeding because he or she is or was a director or officer of the Company, subject to certain conditions. In such case, the Company will provide for the advancement of expenses.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding shares of capital stock issued by us within the past three years. Also included is the consideration received by us for such shares and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed.

Founder Shares

In March 2021, the Sponsor purchased 43,125,000 Founder Shares for an aggregate price of $25,000 in connection with the Company IPO. On March 9, 2021, the Sponsor forfeited 14,375,000 of such Founder Shares for no consideration, resulting in an aggregate of 28,750,000 Founder Shares outstanding. On July 7, 2021, the Sponsor surrendered an additional 16,250,000 Founder Shares for no consideration, resulting in an aggregate of 12,500,000 Founder Shares outstanding. The remaining 12,500,000 Founder Shares held by the Sponsor automatically converted into shares of Common Stock, on a one-for-one basis, upon the consummation of the Business Combination. These securities were issued pursuant to Section 4(a)(2) of the Securities Act.

Private Placement Shares

The Sponsor also purchased an aggregate of 1,450,000 Private Placement Shares at a purchase price of $10.00 per share in a private placement that occurred simultaneously with the closing of the Company IPO on July 12, 2021. As such, the Sponsor’s interest in the Company IPO was valued at $14,500,000, based on the number of Private Placement Shares purchased. The Private Placement Shares were converted on a one-for-one basis into our Common Stock immediately prior to the effective time of the Business Combination. These securities were issued pursuant to Section 4(a)(2) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

(a)	List of Exhibits. See the Exhibit Index filed as part of this Registration Statement.
Exhibit Number	Description
2.1

Agreement and Plan of Merger and Reorganization, dated as of July 11, 2023, by and among AltC Acquisition Corp., AltC Merger Sub, Inc. and Oklo Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the registrant with the SEC on July 11, 2023).

3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the registrant with the SEC on May 13, 2024).
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by the registrant with the SEC on May 13, 2024).
5.1*	Legal opinion of Latham & Watkins LLP.
10.1

Amended and Restated Registration Rights Agreement, dated as of May 9, 2024, by and among AltC Acquisition Corp., AltC Sponsor LLC and the other parties thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the registrant with the SEC on May 13, 2024).

10.2

Amended and Restated Letter Agreement, dated as of July 11, 2023, by and among AltC Acquisition Corp., AltC Sponsor LLC, Oklo Inc. and certain other parties thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the registrant with the SEC on July 11, 2023).

10.3+

Oklo Inc. 2016 Stock Incentive Plan and forms of equity agreements thereunder (incorporated by reference to Exhibit 10.9 to the Company’s Registration Statement on Form S-4, as amended, filed by the registrant with the SEC on April 2, 2024).

10.4+

Oklo Inc. 2024 Equity Incentive Plan and forms of equity agreements thereunder (incorporated by reference to Annex F to the Company’s Registration Statement on Form S-4, as amended, filed by the registrant with the SEC on April 2, 2024).

10.5+

Oklo Inc. 2024 Employee Stock Purchase Plan (incorporated by reference to Annex G to the Company’s Registration Statement on Form S-4, as amended, filed by the registrant with the SEC on April 2, 2024).

10.6+

Employment Agreement, effective May 9, 2024, by and between Oklo Inc. and Jacob DeWitte (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the registrant with the SEC on May 16, 2024).

10.7+

Employment Agreement, effective May 9, 2024, by and between Oklo Inc. and Caroline Cochran (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the registrant with the SEC on May 16, 2024).

10.8+

Employment Agreement, effective May 9, 2024, by and between Oklo Inc. and R. Craig Bealmear (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by the registrant with the SEC on May 16, 2024).

10.9	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed by the registrant with the SEC on May 13, 2024).
10.10

Confidential Letter of Intent to Purchase Power, dated as of February 16, 2024, by and between Oklo Inc. and Equinix, Inc. (incorporated by reference to Exhibit 10.19 to the Company’s Registration Statement on Form S-4, as amended, filed by the registrant with the SEC on April 15, 2024).

10.11

Sublease dated September 10, 2021, between Paxio, Inc. and Oklo Inc. (incorporated by reference to Exhibit 10.18 to the Company’s Registration Statement on Form S-4 filed by the registrant on April 15, 2024).

10.12+	Oklo Inc. Non-Employee Director Compensation Program
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Current Report on Form 8-K filed by the registrant with the SEC on May 13, 2024).
23.1*	Consent of Marcum LLP, independent registered public accounting firm to Oklo Inc.
24.1	Power of Attorney (included as part of the signature page to the initial filing of this registration statement).
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
107*	Filing Fee Table
*	Filed herewith
†

The annexes, schedules, and certain exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the SEC upon request.

+Indicates a management contract or compensatory plan.

(b)Financial Statements. The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Item 17. Undertakings.

(a)The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.
(4)That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)That, for the purpose of determining any liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Federal Securities Act of 1933, as amended and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Clara, State of California, on August 30, 2024.

OKLO INC.

By:	/s/ Jacob DeWitte
Jacob DeWitte
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jacob DeWitte	Chief Executive Officer and Director	August 30, 2024
Jacob DeWitte	(Principal Executive Officer)

*	Chief Financial Officer	August 30, 2024
R. Craig Bealmear	(Principal Financial Officer and Principal Accounting Officer)

*	Chief Operating Officer and Director	August 30, 2024
Caroline Cochran

*	Chairman	August 30, 2024
Sam Altman

*	Director	August 30, 2024
Lieutenant General (Ret.) John Jansen

*	Director	August 30, 2024
Richard W. Kinzley

*	Director	August 30, 2024
Michael Klein

*	Director	August 30, 2024
Chris Wright

*By:	/s/ Jacob DeWitte

Name: Jacob DeWitte
Title: Attorney-in-Fact